AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 10, 2004


                          REGISTRATION NO.333-110892


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              DIOMED HOLDINGS, INC.
                         (NAME OF SMALL BUSINESS ISSUER)

            DELAWARE                           3845                   84-140636
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                                 ONE DUNDEE PARK
                                ANDOVER, MA 01810
                                 (978) 475-7771
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                -----------------

                               JAMES A. WYLIE, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ONE DUNDEE PARK
                                ANDOVER, MA 01810
                                 (978) 475-7771
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:

                             WILLIAM A. NEWMAN, ESQ.
                                MCGUIREWOODS LLP
                         9 WEST 57TH STREET, SUITE 1620
                            NEW YORK, NEW YORK 10019
                                 (212) 548-2100

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. [ ]

                                               CALCULATION OF ADDITIONAL REGISTRATION FEE
====================================================================================================================================
   TITLE OF EACH CLASS OF            PROPOSED MAXIMUM       OFFERING PRICE PER      PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
SECURITIES TO BE REGISTERED      AMOUNT TO BE REGISTERED         SHARE(1)       AGGREGATE OFFERING PRICE              FEE
 ----------------------------- ------------------------ --------------------- -------------------------- ---------------------------
Shares of common stock, par            327,917,434                $0.32               $104,923,152.20             $8,488.28
value $0.001 per share, issued
to the selling stockholders on
November 25, 2003, common stock
underlying warrants issued to the
selling stockholders on
September 3, 2003 and additional
shares of common stock issued to
the selling stockholders
On December 18, 2003.
----------------------------- ------------------------ ------------------------------------------------- ---------------------------




(1) Previously paid. Estimated solely for the purpose of determining the amount of the registration fee, based upon the average of the high and low sales prices of the common stock as reported by the American Stock Exchange in accordance with Rule 457 under the Securities Act of 1933, which was $0.32 per share on November 25, 2003 and $0.30 per share on February 6, 2004.




The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.




                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2004



                                   PROSPECTUS

                       327,917,434 SHARES OF COMMON STOCK

                              DIOMED HOLDINGS, INC.

In this prospectus, unless the context requires otherwise, "we," "our," "us," "Diomed" and the "Company" refer to Diomed Holdings, Inc. and its subsidiaries.


We have prepared this prospectus to allow the selling stockholders to sell up to an aggregate of 327,917,434 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.


The selling stockholders have advised us that they will sell the shares from time to time in the open market, on the American Stock Exchange, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution." We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all of their selling commission, brokerage fees and related expenses.

The following are "underwriters" within the meaning of the Securities Act of 1933 in connection with the sale of their shares: (i) Samuel Belzberg, an affiliate of Diomed Holdings, Inc., Gibralt US, Inc. and Gibralt Capital Corp., affiliates of Mr. Belzberg, and (ii) Sunrise Securities Corp. and the transferees of securities we issued to Sunrise Securities Corp., Nathan Low, Sunrise Foundation Trust, Amnon Mandelbaum, Derek Caldwell, Paul Scharfer, David
I. Goodfriend, Jason Lyons, Richard Stone, Richard Geyser, Jay Rodin, David Bartash and Marcia Kucher. Additional selling stockholders and any participating broker-dealers may also be deemed to be "underwriters" as defined in the Securities Act. We cannot estimate at the present time the amount of commissions or discounts that will be paid to these underwriters or any other selling stockholders or broker-dealers who are deemed to be underwriters on account of their sale of shares of common stock. We have agreed to indemnify the selling stockholders, including these underwriters, against certain liabilities, including liabilities under the Securities Act, to the extent these liabilities are based on any untrue statement, or alleged untrue statement, of any material fact contained herein, or any omission, or alleged omission, of any material fact required to be stated herein, of on our violation of applicable securities law relating to any action or inaction required of us in connection with the registration of our common stock under this registration statement. As to Sunrise Securities Corp. and its related parties, we have agreed to indemnify them for certain expenses incurred in connection with our engagement of Sunrise as our placement agent for the equity financing that are not occasioned by the willful misconduct or gross negligence of the indemnified person.



Our common stock is currently traded on the American Stock Exchange under the symbol "DIO." On November 25, 2003, the closing trading price of our common stock as reported on the American Stock Exchange was $0.32 per share, and on January 30, 2004, the closing trading price of our common stock as reported on the American Stock Exchange was $0.32 per share.


SEE "RISK FACTORS," BEGINNING ON PAGE 7, FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


The date of this prospectus is February 10, 2004.



                                TABLE OF CONTENTS


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                                                                                                      PAGE
                                                                                                      ----
SUMMARY ................................................................................................1
SUMMARY FINANCIAL DATA .................................................................................2
RISK FACTORS............................................................................................3
SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS ..........................................15
CAPITALIZATION.........................................................................................19
DIVIDEND POLICY .......................................................................................19
BUSINESS ..............................................................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION ......................42
DESCRIPTION OF PROPERTY................................................................................72
CERTAIN MARKET INFORMATION ............................................................................72
DESCRIPTION OF SECURITIES .............................................................................74
MANAGEMENT.............................................................................................77
EXECUTIVE COMPENSATION.................................................................................80
RELATED TRANSACTIONS...................................................................................85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL  OWNERS AND MANAGEMENT ......................................100
SELLING STOCKHOLDERS..................................................................................103
PLAN OF DISTRIBUTION..................................................................................118
TRANSFER AGENT........................................................................................119
LEGAL MATTERS ........................................................................................119
EXPERTS ..............................................................................................119
WHERE YOU CAN FIND MORE INFORMATION...................................................................120
FINANCIAL STATEMENTS..................................................................................F-1
PART II..............................................................................................II-1
EXHIBITS AND REPORTS ON FORM 8-K.....................................................................II-14
SIGNATURES...........................................................................................II-20
INDEX TO EXHIBITS....................................................................................II-21

                                     SUMMARY

                                   THE COMPANY

We specialize in developing and commercializing laser and related disposable product technologies used in minimally and micro-invasive medical procedures. Minimally and micro-invasive medical procedures typically result in reduced pain and scarring, shorter recovery periods and increased effectiveness compared to traditional surgical procedures. Most of the pain associated with traditional surgical procedures results from the slicing of the layers of skin and muscle tissue, which can be significantly diminished or eliminated with minimally and micro-invasive procedures.

In developing and marketing our clinical solutions, we use proprietary technology and we aim to secure strong commercial advantages over our competitors by gaining governmental approvals in advance of others and through exclusive commercial arrangements. To participate in the minimally and micro-invasive medical procedure industry, we seek to develop medical applications for our laser technology, to incorporate disposable products into these applications and to market our products to physicians who perform medical procedures using our products and the techniques that we develop or acquire. To optimize our revenues, we focus on clinical procedures which generate revenue from both our laser equipment and our disposable products, such as kits and optical fibers.

Our high power semiconductor diode lasers combine clinical efficacy, operational efficiency and cost effectiveness in a versatile, compact, lightweight, easy-to-use and easy-to-maintain system. Using our proprietary technology, including our exclusive rights to U.S. Patent No. 6,398,777 and related foreign patents for the endovenous laser treatment of varicose veins, we currently focus on endovenous laser treatment (our EVLT(R) product line) for use in varicose vein treatments, photodynamic therapy (our PDT product line) for use in cancer treatments, and other clinical applications.

Our principal executive offices are located at One Dundee Park, Andover, MA 01810. Our telephone number is (978) 475-7771.

                                  THE OFFERING



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
Common stock currently outstanding(1) ..................  358,129,183 shares

Common stock currently available
      to trade publicly.................................  29,711,749 shares

Common stock offered by the
     selling stockholders...............................  327,917,434 shares

Common stock to be outstanding
      after the offering................................  358,129,183 shares

Use of proceeds.........................................  We will not receive any proceeds from the sale of the shares of common
                                                          stock offered by this prospectus.

American Stock Exchange Symbol..........................  DIO


----------


(1) Includes approximately 1,000,000 shares held by affiliates.

(2) Assumes the full exercise of all 40,879,063 warrants we issued to our placement agent in connection with the equity financing. The figure 40,879,063 represents the maximum number of shares underlying the warrants, assuming no warrants are exercised using the cashless exercise feature. As of the date of the registration statement of which this prospectus is a part, a total of 11,010,057 of these warrants had been exercised and 29,869,006 warrants were unexercised and remained outstanding. The warrant holders who exercised their warrants to date used the cashless exercise feature of these warrants. As a result of the cashless exercise, the warrant holders did not pay us in cash for the exercise price of the warrants, but we did not have to issue the full amount of shares underlying the warrants exercised. Accordingly, we issued a total of 10,997,676 shares of common stock upon exercise of the 11,010,057 warrants. Also includes 500,000 shares of common stock issued on November 25, 2003 that are unrelated to the equity financing.

                             SUMMARY FINANCIAL DATA

The following table summarizes the financial data for our business and includes our audited consolidated financial data for the years ended December 31, 2001 and 2002, and unaudited consolidated financial data for the nine months ended September 30, 2002 and 2003, on an actual basis and as adjusted to reflect the pro forma effects of shares we issued in the final closing of the equity financing on November 25, 2003 which are being offered for resale under this prospectus, the conversion in November 2003 of notes payable having a face value of $8,195,000 and the retirement of $433,000 in short term promissory notes subsequent to the completion of the equity financing. You should read the following information in conjunction with the consolidated financial statements and the related financial statement notes appearing elsewhere in this prospectus.

                             STATEMENT OF OPERATIONS DATA (IN THOUSANDS, EXCEPT PER SHARE)

                                                                                                             NINE MONTHS ENDED
                                                              YEARS ENDED              NINE MONTHS ENDED       SEPTEMBER 30,
                                                             DECEMBER 31,                SEPTEMBER 30,     PRO FORMA AS ADJUSTED
                                                            -------------               -------------      ---------------------
                                                          2001          2002          2002          2003          2003
                                                        --------      --------      --------      --------      --------

                                                                (AUDITED)                (UNAUDITED)           (UNAUDITED)
Revenues ..........................................     $  7,732      $  5,556      $  4,070      $  6,644      $  6,644
Cost of revenues ..................................        6,141         5,215         3,481         4,211         4,211
                                                        --------      --------      --------      --------      --------
      Gross profit ................................        1,591           342           589         2,433         2,433
                                                        --------      --------      --------      --------      --------

Operating expenses:
      Research and development ....................        1,216           928           664           635           635
      Selling and marketing .......................        2,520         3,264         2,096         2,892         2,892
      General and administrative ..................        2,616         3,825         2,658         2,829         2,829
                                                        --------      --------      --------      --------      --------
            Total operating expenses ..............        6,352         8,017         5,418         6,356         6,356
                                                        --------      --------      --------      --------      --------
Loss from operations ..............................       (4,761)       (7,676)       (4,829)       (3,923)       (3,923)
Interest expense, non-cash (1) ....................        2,764           225           225         2,933         2,833
Interest expense, cash (1) ........................          129           102            92           450           302
                                                        --------      --------      --------      --------      --------

Net loss (1) ......................................       (7,654)       (8,003)       (5,146)       (7,306)       (7,059)
Value ascribed to call option .....................         (423)           --            --            --            --
                                                        --------      --------      --------      --------      --------
Net loss applicable to common stockholders (1) ....     $ (8,077)     $ (8,003)     $ (5,146)     $ (7,306)     $ (7,059)
                                                        ========      ========      ========      ========      ========

Basic and diluted net loss per share (1) ..........     $  (0.96)     $  (0.59)     $  (0.38)     $  (0.29)     $   (.17)
                                                        ========      ========      ========      ========      ========

Basic and diluted weighted average number of common
shares outstanding used in per share calculations .        8,407        13,603        13,399        25,178        41,035
                                                        ========      ========      ========      ========      ========


                                                                       SEPTEMBER 30,       SEPTEMBER 30,
                                                                           2003               2003
                                                                          ACTUAL        PROFORMA AS ADJUSTED
                                                                        (UNAUDITED)        (UNAUDITED)
                                                                     -----------------  ------------------
                                                                               (IN THOUSANDS)
                                BALANCE SHEET DATA (2)
Cash and cash equivalents............................................    $      1,537   $    16,048
Working capital (deficiency).........................................          (9,574)       14,055
Total assets.........................................................          12,337        25,633
Non-current liabilities..............................................           1,292         1,292
Accumulated deficit..................................................         (46,761)      (57,369)
Total stockholders' equity (deficit).................................          (3,369)       18,996


(1) The pro forma adjusted amounts exclude $148,000 in general interest expense and $100,000 in non-cash interest expense pertaining to interest expense on notes, debt financing costs and debt discounts attributable to the May 2003 and September 2003 notes that were converted to equity at the second closing of the equity financing.

(2) The pro forma adjusted amounts include an additional $2,513,000 in general interest expense and an additional $8,095,000 in non-cash interest expense pertaining to interest expense on notes, debt financing costs and debt discounts attributable to the May 2003 and September 2003 notes that were converted into equity at the second closing of the equity financing that will be recorded in the fourth quarter of 2003 to reflect the completion of the equity financing. The profit and loss impact of these transactions has been excluded from the above pro forma statement of operations.

                                  RISK FACTORS

We develop, manufacture and sell laser-based medical devices and related disposables in the United States and elsewhere in the world. We describe below certain risk factors that are associated with our business, our focus and our mission. If any of the following risks actually occur, they may adversely affect our business, the results of our operations, our cash flows or our ability to achieve our business objectives.

WE HAVE A HISTORY OF SIGNIFICANT OPERATING LOSSES. WE MAY NOT EVER ACHIEVE OR MAINTAIN PROFITABILITY.

We have incurred significant operating losses since our inception, and as of September 30, 2003, we have accumulated deficit of approximately $46,761,000, including $5,859,000 in non-cash interest expense. We may continue to incur operating losses over the next few years, depending largely upon the commercial success of EVLT(R). We will need to generate revenues in excess of our losses to become profitable, and we may be unable to do so. If we do not become profitable, the value of our common stock may decline.

Our operating losses may increase as we continue to incur costs for research and development, regulatory, sales and marketing, manufacturing and general corporate activities. Whether we achieve and maintain profitability depends upon our ability, alone or with others, to successfully complete the development of future clinical applications, obtain required regulatory clearances and sell our products at profitable prices.

OUR REQUIRED EXPENDITURES MAY EXCEED OUR BUDGETED EXPENSES, AND WE MAY NOT BE ABLE TO PAY FOR UNANTICIPATED EXPENSES OUT OF REVENUE OR OBTAIN ADDITIONAL INVESTMENT CAPITAL TO FUND THESE EXPENSES.


We raised $23,200,000 in gross proceeds in the equity financing. The following table sets forth in approximate terms use of these proceeds from September 2003 through December 31, 2003. These figures are not audited:



GROSS PROCEEDS:                                              $23,200,000

USE OF PROCEEDS:
      EVLT(R) Patent Acquisition                              $2,250,000
      Retirement of December 2002 Notes (1)                    2,132,000
      Conversion of May 2003 Notes                             1,200,000
      Equity financing costs                                   1,160,000
      Reduction in trade payables                              1,141,000
      Retirement of short term notes                             438,000
      Augenbaum Settlement                                       150,000
      Working capital 9/1/03-12/31/03                          1,329,000
                                                        -----------------
      Total                                                   $9,800,000

NET BALANCE OF PROCEEDS

AS OF DECEMBER 31, 2003:                                     $13,400,000



(1) Includes principal and interest of approximately $1,575,000 on notes held by Samuel Belzberg, an affiliate.



We will apply the balance of these proceeds, together with our operating revenue, to pay for our general working capital needs. The additional capital which we received from our equity financing may not be sufficient to pay for all of our required expenditures if we have underestimated our expenditures or have overestimated our revenues when we prepared our business plan. We may need additional resources to fund the growth, acquisitions and working capital that our business plan envisions. The timing and amount of our future capital requirements will depend on many factors, including:



          - the scope and results of preclinical studies and clinical trials;

          - the time and costs involved in obtaining regulatory approvals;

          - the costs involved in preparing, filing, prosecuting, maintaining and enforcing our patents;

          - the costs involved in any potential litigation;

          - competing technological and market developments;

          - our ability to establish additional collaborations;

          - changes in existing collaborations;

          - our dependence on others for development of our potential products;

          - the cost of manufacturing, marketing and distribution;

          - the opportunities available for making acquisitions that would enhance our business; and

          - the effectiveness of our activities.


If we require additional funds, we cannot be certain that such funds will be available to us on reasonable terms, or at all. In particular, given our capital structure after completing the equity financing and the current market price of our common stock, we may not be able to attract further new investment capital in the near future. The inability to obtain additional financing could cause us to reduce or cease operations, sell all or a portion of our assets, seek a sale of our business or enter into a business combination with a third party.

WE MAY NEED TO EXPAND OUR EXISTING MARKETING AND SALES RESOURCES.

Our marketing and sales resources may not be adequate for the successful commercialization of our products. Currently, we rely primarily on direct sales representatives for the US market and independent distributors for the international market. Direct sales representatives are our employees. Direct sales representatives are paid a salary plus commissions on sales they make. Distributors purchase products from us and then resell our products and services to third parties. We use distributors primarily for sales in Canada and the international market. Our officers and employees develop and implement our marketing strategy, although we do periodically engage non-employee consultants, acting as independent contractors, to assist us in these efforts.


Market forces, such as increasing competition, increasing cost pressures on our customers and general economic conditions, may require us to devote more resources to our sales and marketing efforts, such as changing the composition of our sales and marketing staff and changing our marketing methods. These changes may result in additional expenses. For example, we will incur additional salary expenses if we increase our direct sales force (which we intend to do after completing the equity financing), or if we hire direct sales representatives to replace independent sales representatives or distributors that we use. Similarly, if we increase our reliance on marketing consultants to assist us, we will incur greater costs. If we decide to increase our advertising, we will also incur higher sales and marketing costs.

If we expand our sales force and increase our marketing activities, we cannot make any assurances that those efforts will result in more sales or higher revenue. Also, we cannot make any assurances that the increased costs we incur by expanding our sales and marketing resources will result in greater sales or in higher revenue. Further, even if we increase our spending on sales and marketing, we may not be able to maintain our current level of sales and revenue.

WE MAY NEED TO EXPAND OUR EXISTING MANUFACTURING AND DISTRIBUTION CAPABILITIES.

Our manufacturing and distribution capabilities, and any current or future arrangements with third parties for these activities, may not be adequate for the successful commercialization of our products.

To be successful, we must manufacture our products in commercial quantities and at acceptable costs as required by current good manufacturing practices, the FDA and the applicable standards of other regulators. We currently have the capacity to manufacture products at certain commercial levels within existing good manufacturing practices. Future regulatory clearances by the FDA and other regulatory agencies could result in the need to expand manufacturing operations. If we expand our manufacturing capabilities, we would need to spend substantial funds, hire and retain significant additional personnel and comply with extensive regulations. If we are not able to expand our manufacturing capabilities, or are unable to continue to comply with good manufacturing practices, our ability to grow and to maintain our competitiveness may be significantly hindered.

WE RELY ON OUR AGREEMENTS WITH OUR SUPPLIERS. IF WE FAIL TO MAINTAIN OR ESTABLISH THESE AGREEMENTS, WE MAY NOT BE ABLE TO OBTAIN MATERIALS THAT ARE NECESSARY TO DEVELOP OUR PRODUCTS AND THEIR APPLICATIONS.

We depend on outside suppliers for certain raw materials and other components for our products. Raw materials or components that we need may not always be available at our standards or on acceptable terms, if at all, and we may be unable to get alternative suppliers or produce needed materials or components on our own. If we cannot obtain these raw materials or components, we may be unable to make our products in sufficient quantities to meet our customers' needs. We may also be unable to develop new products and applications and conduct clinical trials. This will, in turn, hinder our ability to obtain regulatory approval of these applications, thereby impairing our ability to expand our markets or create products for new treatments.

THERE ARE SUBSTANTIAL CONCERNS REGARDING SAFETY AND HEALTH IN THE U.S. MEDICAL PRODUCTS INDUSTRY. WE MAY NOT HAVE ADEQUATE PROTECTION AGAINST PRODUCT LIABILITY OR RECALL, AND WE MAY HAVE TO PAY A SIGNIFICANT AMOUNT OF MONEY ON LIABILITY CLAIMS OR RECALLS.

Testing, manufacturing and selling medical products and applications entails significant inherent, industry-wide risks of allegations of product liability. The use of our products in clinical trials and the sale of our products may expose us to liability claims of patients or others who use our products in connection with clinical trials or sales of treatments offered by our customers. We currently carry insurance against these risks, but that insurance coverage may not be adequate to cover all our liabilities.

A successful product liability claim could materially adversely affect our cash flows and our ability to meet the costs of developing our products and their clinical applications. Defense of these claims could also entail significant expense and divert the attention of our management and personnel from other activities.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

We rely on a combination of patents, licenses, trade secrets and know-how to establish and protect our proprietary rights to our technologies and products. As of September 30, 2003, we held 22 patents in the U.S. and foreign countries. We currently have patents for the following inventions we use in our laser devices and systems:


          - endovascular laser treatment of varicose veins, used in EVLT(R);

          - solid state laser diode light source;

          - high power light source;

          - peltier-cooled apparatus; and

          - medical spacing guide.


Of the patents, five are principal patents and 17 are counterparts of the principal patents filed in different jurisdictions. These patents expire at various times from 2011 to 2018.


In addition to the foregoing patents which we own, we also license certain patented technology. Although we have an ownership interest in the EVLT(R) patent that we purchased in September 2003 from one of the inventors of this technology, we also licensed the rights in the same patent from all of the other inventors on an exclusive basis. We also sub-license technology used in our OPTIGUIDE(R) fiber optic diffuser used in photodynamic therapy applications on a non-exclusive basis from the licensee. See the risk factor captioned "The Termination of Licenses that We Now Have for Some of the Technology that We Use Could Enable Competitors to Offer Products Similar to Ours or Prevent Us from Offering Our Products" and "Description of Business - Patents, Trademarks and Proprietary Technology" for more information regarding these licenses.


We cannot guarantee that the steps that we have taken or will take to protect our proprietary rights will be adequate to deter misappropriation of our intellectual property. In addition to seeking formal patent protection whenever possible, we attempt to protect our proprietary rights and trade secrets by entering into confidentiality and non-compete agreements with employees, consultants and third parties with which we do business. However, these agreements can be breached and if they are, there may not be an adequate remedy available to us, and we may be unable to prevent the unauthorized disclosure or use of our technical knowledge, practices or procedures. If our trade secrets become known, we may lose our competitive advantage.

In addition, we may not be able to detect unauthorized use of our intellectual property and take appropriate steps to enforce our rights. If third parties infringe or misappropriate our patents or other proprietary rights, our business could be seriously harmed. We may be required to spend significant resources to monitor our intellectual property rights. We may not be able to detect infringement of these rights, and consequently we may lose our competitive advantages associated with our intellectual property rights before we do so. In addition, competitors may design around our technology or develop competing technologies that do not infringe on our proprietary rights.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY CLAIMS, WHICH COULD BE COSTLY AND TIME CONSUMING AND COULD DIVERT OUR MANAGEMENT AND KEY PERSONNEL FROM OUR BUSINESS OPERATIONS.

Although we do not believe that any of our products infringe the intellectual property of third parties, we may be unaware of intellectual property rights of others that may be used in our technology and products. Third parties may claim that we are infringing their intellectual property rights. Third parties may also claim that our patents have been improperly granted and may seek to invalidate our existing or future patents. Although we do not believe that any of our active patents should be subject to invalidation, if any claim for invalidation prevailed, the result could be greatly expanded opportunities for third parties to manufacture and sell products which compete with our products.

Litigation or other challenges regarding our patents or other intellectual property could be costly and time consuming and could divert our management and key personnel from our business operations. Claims of intellectual property infringement might also require us to enter into costly royalty or license agreements. However, we may not be able to obtain these agreements on terms acceptable to us, or at all. We also may be subject to significant damages or injunctions against development and sale of our products. Infringement claims, even if not substantiated and unsuccessful, could result in significant legal and other costs and may be a distraction to management.

THE TERMINATION OF LICENSES THAT WE NOW HAVE FOR SOME OF THE TECHNOLOGY THAT WE USE COULD ENABLE COMPETITORS TO OFFER PRODUCTS SIMILAR TO OURS OR PREVENT US FROM OFFERING OUR PRODUCTS.

We currently have two technology licenses that are material to our business. The first license relates to our EVLT(R) product line and the second relates to our OPTIGUIDE(R) fiber optic diffuser. See "Business - Patents, Trademarks and Proprietary Technology" for detailed information regarding these licenses.

We have an exclusive license to the technology we use in our EVLT(R) products and services with four of the five inventors of this technology. We also acquired directly from the fifth inventor all of his rights to the EVLT(R) patent. If we were to breach our obligations under the exclusive license, while we could still make, use or sell our EVLT(R) products and services under our own title to the EVLT(R) patent, the other inventors could license the EVLT(R) patent to our competitors, which would reduce our competitive advantage and could result in lower revenue.

The second license relates to our photodynamic therapy product line. This is a sublicense for patented technology that we currently use in our OPTIGUIDE(R) fiber optic diffuser. Our sublicense for this technology is non-exclusive. The term of this sublicense is for the term of the primary exclusive license from the patent owner to our licensor. The term of the primary exclusive license is the same as the term of the patent.

If our license for the OPTIGUIDE(R) technology is terminated, we may not have access to components that we need to manufacture our OPTIGUIDE(R) products. We may not be able to find an alternative technology source to continue manufacturing these products on reasonable terms or at all.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN KEY PERSONNEL AND CONSULTANTS. IF WE FAIL TO DO SO, WE MAY NOT BE ABLE TO DEVELOP OUR APPLICATIONS.

Our success depends in large part on our ability to attract and retain highly qualified management and other personnel. We depend upon the principal members of our management team, key employees, staff and consultants that we engage from time to time. Competition for this talent is intense, and we may not be able to continue to attract and retain this talent. If we are unable to attract and retain skilled personnel, our business would suffer.

We have limited resources to attract and retain personnel. Our ability to compensate and provide incentives to management and our employees depends on our financial resources and the availability of equity compensation. In the second quarter of 2003, the board of directors approved a new stock option plan providing for up to 40,000,000 shares of common stock to be issued to our officers, directors, employees and consultants. This new option plan required stockholder approval before we could grant any stock options or other equity compensation under the plan. We obtained stockholder approval at our annual meeting of stockholders held on November 25, 2003.

In addition, our directors and senior officers are likely to require that we maintain directors and officers insurance at levels comparable to that which we have maintained in the past. This type of coverage has become increasingly difficult to obtain, and the premiums for this coverage have increased significantly recently. Our current directors' and officers' liability insurance policies provide this coverage through February 2004. If we are unable to provide adequate compensation or are unable to obtain sufficient directors and officers insurance coverage, we may not be able to attract or retain key personnel.

Personnel changes may disrupt our operations. Hiring and training new personnel will entail costs and may divert our resources and attention from revenue-generating efforts. From time to time, we also engage consultants to assist us in our business and operations. These consultants serve as independent contractors, and we therefore do not have as much control over their activities as we do over the activities of our employees. Our consultants may be affiliated with or employed by other parties, and some may have consulting or other advisory arrangements with other entities that may conflict or compete with their obligations to us. Inventions or processes discovered by these persons will not necessarily become our property. If we are unable to find alternative talent, we will not be in a position to avoid or negotiate terms that would seek to protect us from these conditions.

WE MAY SUFFER LOSSES OR ENCOUNTER OTHER PROBLEMS AS A RESULT OF FUTURE BUSINESS COMBINATIONS AND ALLIANCES.

We may expand our operations and market presence by entering into business combinations, joint ventures, co-branding or other strategic alliances with other companies. These transactions create risks, such as:


          - difficulty in assimilating the operations, technology and personnel of the combined companies;

          - the disruption of our ongoing business, including loss of management focus on existing businesses and other market developments;

          - problems retaining key technical and managerial personnel;

          - expenses associated with the amortization of intangible assets;

          - additional operating losses and expenses of acquired businesses;

          - impairment of relationships with existing employees, customers and business partners; and

          - additional losses from any equity investments we might make or the assumption of liabilities from third parties that we combine with.


We may not succeed in addressing these risks, and we may not be able to make business combinations and strategic investments on terms that are acceptable to us. In addition, any business we may acquire may incur operating losses.

WE ARE SUBJECT TO UNCERTAINTIES REGARDING HEALTH CARE REIMBURSEMENT. IF OUR PRODUCTS AND THEIR APPLICATIONS ARE NOT ROUTINELY COVERED BY MEDICAL INSURANCE, THEN WE MAY BE UNABLE TO ACHIEVE MARKET ACCEPTANCE OR GENERATE PROJECTED REVENUES.

Various health care providers and third party payors may refuse to cover our products and/or their particular medical applications. If the patients who use our treatments do not obtain coverage, patient demand for our applications may decrease and as a result, physicians may not purchase our products. Our ability to commercialize our products successfully depends, in part, on the extent to which third parties make reimbursement available for these products and related treatments. These third parties include collaborative partners, government health administration authorities, private health insurers, managed care entities and other organizations. Increasingly, these payors are challenging the price of medical products and services and establishing protocols and formularies, which effectively limit physicians' ability to select products and procedures. Uncertainty exists as to the reimbursement status of health care products, especially innovative technologies. Additionally, reimbursement coverage, if available, may not be adequate for us to achieve market acceptance of our products or to maintain price levels sufficient for us to realize an appropriate return on our products. If payors decide not to continue covering our products, our sales may not meet our projections.

Further, our strategy depends in part on our collaborative partners, for example, a drug company that uses our lasers in connection with its drug for a photodynamic therapy application. As a result, our ability to commercialize our products may be hindered if cost control initiatives, such as reducing reimbursement rates or amounts, adversely affect our collaborators or the clinical applications they market or are seeking to develop.

FAILURE TO OBTAIN PRODUCT APPROVALS OR COMPLY WITH ONGOING GOVERNMENTAL REGULATIONS COULD ADVERSELY AFFECT OUR ABILITY TO MARKET AND SELL OUR PRODUCTS AND SERVICES AND COULD RESULT IN LOSSES.

We have been successful in receiving governmental clearances for the products listed below along with their indications for use:


                PRODUCT                                                   INDICATION FOR USE
               ---------                                                 ---------------------
EVLT(R)kit and D15 plus diode laser          Closure of the greater saphenous vein with reflux of the thigh for treatment of varicose veins

Diomed 15 plus and 30 plus                   Open and endoscopic surgical procedures in fields such as urology, gastroenterology, gynecology and neurosurgery; applications include treatment of vascular lesions and pigmented lesions

Diomed 630 PDT                               Combination pre-market approval application for Photofrin used in palliation of esophageal cancer and endobronchial non-small cell lung cancer and for treatment of Barrett's Esophagus

EVLT(R) kit and D15 plus and
D30 plus diode lasers                         Treatment of varicose veins and varicosities associated with the superficial vein reflux of the greater saphenous vein


The production and marketing of our products and our ongoing research and development, preclinical studies and clinical trial activities are subject to extensive regulation and review by numerous governmental authorities in the United States, including the FDA, and similar regulatory agencies in other countries. Before we can market them, most medical devices that we develop, and all of the drugs we use in conjunction with those devices, must undergo rigorous preclinical studies and clinical trials and clear an extensive regulatory approval process administered by the FDA and comparable foreign authorities. These processes involve substantial costs and can often take many years. As a result of the required up-front costs for regulatory approval and relatively long time between developing a product and being able to sell it and generate revenue, we may incur losses and negative cash flows. Regulations provide that failure to comply with the applicable requirements can, among other things, result in non-approval, suspensions of regulatory approvals, fines, product seizures and recalls, operating restrictions, injunctions and criminal prosecution. We have limited experience in performing regulatory activities, we have limited resources available for handling regulatory matters. We rely on our collaborative partners and outside consultants to assist us with our regulatory needs.

We must compile and submit to the FDA or other applicable regulators new indications of use as we determine new clinical applications for our products. We may also be required to seek regulatory clearance for modifications to our existing platform of lasers and disposable products, including changes to suppliers, which must satisfy the FDA's applicable criteria or the criteria of other applicable regulators. We believe that we have not reached this threshold in our program and are not now required to submit an application to the FDA for any changes we have made to our previously reviewed products. In the future, however, we may decide to alter certain disposables or lasers in a manner such that the FDA or other applicable regulators outside the United States will review and approve the change. If we are required to seek FDA approval for future indications or modifications to our existing products or services, we or our collaborative partners may be unable to satisfy the conditions imposed by the FDA (or other regulators). As a result, we may be required to abandon applications for regulatory approval we make, or we may be unable to obtain FDA clearances or other approvals we seek, and therefore we may be unable to offer products and services relating to the new indications of use or product modifications that we identify.

As to our EVLT(R) product line, in January 2002 the FDA granted clearance for using a diode laser fiber to close the greater saphenous vein to treat superficial reflux. In December 2002 the FDA granted clearance for expanded indications for use of EVLT(R) including Diomed's D15plus and D30plus diode lasers and disposable kits for the treatment of varicose veins and varicosities associated with the superficial vein reflux of the greater saphenous vein.

As to photodynamic therapy, in August 2003, a combination preliminary market application for a new photodynamic therapy treatment was cleared by the FDA. Our collaborative partner, Axcan Pharma, filed the application. The application is for a new indication for use of our existing photodynamic therapy product in combination with Axcan Pharma's drug, Photofrin(R), for the treatment of high grade dysplasia associated with Barrett's Esophagus.

We are also subject to the Radiation Control for Health and Safety Act with laser radiation safety regulations administered by the Center for Devices and Radiological Health of the FDA. We may be subject to fines or other penalties for failure to comply with these regulations. See "Description of Business--Government Approval."

WE MAY NOT BE ABLE TO KEEP UP WITH RAPID CHANGES IN THE MEDICAL DEVICES INDUSTRY. AS A RESULT, SOME OR ALL OF OUR PRODUCTS COULD BECOME OBSOLETE. COMPETING PRODUCTS AND TECHNOLOGIES MAY ALSO MAKE SOME OR ALL OF OUR PROGRAMS OR POTENTIAL PRODUCTS NONCOMPETITIVE OR OBSOLETE.

Our industry is subject to rapid, unpredictable and significant technological change. Competition is intense. Well-known pharmaceutical and medical device companies are marketing well-established therapies for the treatment of cancer and other diseases. Doctors may prefer existing methods rather than try our products. Therefore, we may be unable to meet our sales goals. Many companies are also seeking to develop new products and technologies for medical conditions for which we and our collaborative partners are developing treatments. Our competitors may succeed in developing products that are safer or more effective than ours and in obtaining regulatory approval for future products before we do. As a result, we may not be able to recoup our costs in developing these products. We anticipate that we will face increased competition as new companies enter our markets and as the scientific development of similar treatments evolves.

SINCE TECHNOLOGY IN OUR INDUSTRY IS CONSTANTLY CHANGING, WE FACE TECHNOLOGICAL UNCERTAINTY AND FACE CERTAIN COMPETITIVE DISADVANTAGES.

We are a relatively new enterprise and are engaged in the development of novel therapeutic technologies, such as EVLT(R) and photodynamic therapy. As a result, our resources are limited, and we may experience technical challenges inherent in such novel technologies. Many of our competitors have substantially greater financial, technical and human resources than we do and may also have substantially greater experience in developing products, conducting preclinical studies or clinical trials, obtaining regulatory approvals and manufacturing and marketing. Further, our competitive position could be materially adversely affected if our competitors or other third parties establish patent protection, because we may then have to pursue alternate means of developing our products. Existing competitors or other companies may succeed in developing technologies and products that are safer, more effective or more affordable than those that we develop.

SINCE A SUBSTANTIAL PORTION OF OUR REVENUES TO DATE HAVE COME FROM INTERNATIONAL SALES, EVENTS AFFECTING INTERNATIONAL COMMERCE MAY ADVERSELY AFFECT OUR FUTURE INTERNATIONAL SALES, FUTURE REVENUES AND OUR PRODUCTS' FUTURE PROFITABILITY.

International revenue accounted for approximately 51% of our total revenue in 2001, 45% of our total revenue in 2002 and 40% for the nine months ended September 30, 2003. Our key international markets are the European Union, Japan, Australia, South Korea, Peoples Republic of China and Canada. Outside of the European Union, we must obtain country-by-country approval to import our products. Fluctuations in currency exchange rates may negatively affect our ability to compete, in terms of price, against products denominated in local currencies. Our international sales are made through international distributors and their wholly-owned subsidiaries with payments to us typically denominated in the local currencies of the United Kingdom and Europe and in U.S. dollars in the rest of the world. We believe that the US is the single largest market for EVLT(R). We anticipate that the comparative portion of our total revenues derived from international sales will decrease as our sales of EVLT(R) in the US will increase, due to our emphasis on selling EVLT(R) in the US. However, we expect that international sales will continue to provide a significant portion of our total revenues.

BUSINESS INTERRUPTIONS COULD KEEP US FROM DEVELOPING OUR PRODUCTS' CLINICAL APPLICATIONS AND INCREASING OUR REVENUES.

Natural or man-made disasters, such as fires, earthquakes, power losses, telecommunications failures, terrorist attacks, military operations and other events beyond our control may interrupt our operations. We do not have a detailed disaster recovery plan. In addition, we may not carry sufficient business interruption insurance to compensate us for losses that may occur and any losses or damages we incur could have a material adverse effect on our cash flows and success as an overall business.

OUR FORMER USE OF ARTHUR ANDERSEN LLP AS OUR INDEPENDENT AUDITOR MAY POSE RISKS TO US AND WILL LIMIT YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM THEM RELATED TO THEIR WORK.

In June 15, 2002, our former independent auditor, Arthur Andersen, was convicted on a federal obstruction of justice charge. Our audited financial statements for the years ended December 31, 2000 and 2001, included in this prospectus, were audited by Arthur Andersen. While Arthur Andersen has previously consented to the inclusion of its audit report for such periods in our reports filed with the SEC, Arthur Andersen is no longer able to reissue a consent to including its audit report relating to such financial statements in our filings with the SEC as may be required under SEC rules. The SEC has provided certain regulatory relief designed to allow companies that file reports with the SEC to dispense with the requirement of filing a consent of Arthur Andersen in certain circumstances. Notwithstanding the SEC's regulatory relief, an investor's ability to seek potential recoveries from Arthur Andersen related to any claims that an investor may assert as a result of the work performed by Arthur Andersen may be limited significantly by the lack of such consent and the diminished amount of assets of Arthur Andersen that are or may be available to satisfy any such claims.


                                       ***

The following risks relate principally to our commercialization of our current and future products and their clinical applications:

SOME OF OUR PRODUCTS, SUCH AS EVLT(R), MAY NEVER BE SUCCESSFULLY COMMERCIALIZED, AND, THEREFORE, THESE PRODUCT LINES MAY NEVER BECOME PROFITABLE OR ALLOW US TO RECOUP EXPENSES INCURRED IN THEIR DEVELOPMENT.

We must be able to effectively develop, market and sell our products in order to make a profit. Commercialization depends upon:


          - successfully completing development efforts or our collaborative partners, including finding new clinical applications for our existing products;

          - obtaining the required regulatory approvals;

          - manufacturing our products at an acceptable cost and with appropriate quality;

          - favorable acceptance of any products marketed; and

          - successful marketing and sales efforts by our partner(s) and ourselves.


We may not successfully achieve some or all of these goals, and if so, our business and our financial condition would be adversely affected. The time frame necessary to achieve these goals for any individual clinical application is uncertain. Most applications will require clinical studies and clinical trials, and all applications will require regulatory approval prior to commercialization. The likelihood of our success must be considered in light of these and other problems, expenses, difficulties, complications and delays that may arise.

PHOTODYNAMIC THERAPY APPLICATIONS MAY NOT SUCCESSFULLY COMPLETE THE CLINICAL TRIALS PROCESS, AND WE MAY NOT BE ABLE TO PROVE THAT THE METHODS OF TREATMENT ARE SAFE AND EFFECTIVE.

Our principal product line is EVLT(R), and we expect that as sales of our EVLT(R) products and services increase, proportionately less of our total revenue will be derived from photodynamic therapy products and services. Some applications of our existing photodynamic therapy products have been approved by the FDA or other relevant regulators. Other clinical applications for our proposed photodynamic therapy products are also being developed by our collaborative partners, who typically are principally responsible for obtaining and maintaining regulatory approvals. Some of the photodynamic therapy drugs, optical fiber and laser devices that we and our collaborative partners are currently developing require extensive preclinical studies and clinical trials prior to regulatory approval. In addition, although we do not currently plan to do so, should we wish to expand our photodynamic therapy product line in the future, we and our collaborative partners would be required to obtain appropriate regulatory approvals. Many methods of treatment using photodynamic therapy have not completed testing for efficacy or safety in humans. We may be unable to obtain regulatory approval for these applications.

The failure to adequately demonstrate the safety and efficacy of a particular photodynamic therapy product or application could delay or prevent regulatory clearance of the potential product and would negatively impact our business in that our ability to market and sell our products for these applications would be postponed or prevented.

OUR PHOTODYNAMIC THERAPY CLINICAL APPLICATIONS MAY INDUCE ADVERSE SIDE EFFECTS THAT PREVENT THEIR WIDESPREAD ADOPTION OR THAT NECESSITATE WITHDRAWAL FROM THE MARKET AND MAY FORM A BASIS FOR PRODUCT LIABILITY CLAIMS.

Photodynamic therapy drugs, fibers and laser devices may induce undesirable and unintended side effects that may prevent or limit their commercial adoption and use. One such side effect may be a period of photosensitivity to bright light for a certain period of time after receiving photodynamic therapy treatment. This period of photosensitivity typically declines over time. Currently, this photosensitivity is being explored and evaluated in clinical trials. Even after the FDA and other regulatory authorities grant us their approvals, our products may later induce unanticipated adverse side effects that prevent widespread use or necessitate withdrawal of the products from the market. The manifestation of such side effects could cause our business to suffer because we may not be able to recover the costs we have incurred in developing these applications, and additionally, could create product liability issues for us.

MARKET ACCEPTANCE OF OUR PRODUCTS OR THEIR USES IS UNCERTAIN. FAILURE TO ACHIEVE MARKET ACCEPTANCE WILL HARM OUR BUSINESS' OVERALL CHANCES FOR PROFITABILITY.

Even if regulators approve our products for marketing, our products may not achieve market acceptance. Our revenues would suffer as a result. The degree of market acceptance will depend upon a number of factors, including:


          - the establishment and demonstration in the medical community of the safety and efficacy of our clinical applications and their potential advantages over existing applications;

          - the pricing and reimbursement policies of government and third-party payors, such as insurance companies, health maintenance organizations and other plan administrators; and

          - the general willingness of physicians, patients, payors or the medical community to accept, utilize or recommend any of our applications.


In particular, since most photodynamic therapy treatments still are in clinical trials, there is no long-term safety or efficacy data available. The medical profession may, therefore, prefer to prescribe conventional alternatives to PDT, such as surgery, chemotherapy and radiation. If our products and clinical applications are not accepted due to these or other factors, our business will not develop as planned and may be harmed.

IF WE ARE UNABLE TO SUCCESSFULLY MAINTAIN OUR RELATIONSHIPS WITH PHOTODYNAMIC THERAPY DRUG COMPANIES AND ESTABLISH COLLABORATIVE AND LICENSING ARRANGEMENTS, WE MAY BE UNABLE TO DEVELOP OUR PRODUCTS AND APPLICATIONS. BECAUSE OUR PRODUCTS MAY NEVER BECOME MARKETABLE, OUR REVENUES MAY BE ADVERSELY AFFECTED.

We enter into collaborative relationships with photodynamic therapy drug companies for research and development, preclinical studies and clinical trials, manufacturing, sales and distribution of our products and their application. Currently our most active collaborative arrangement is with Axcan Pharma. Most other collaborative agreements are at earlier stages of development or are not currently active. Our collaborative partners use our technology to activate the drug for which they are seeking FDA clearance for the drug/laser/fiber combination. As we are not in a position to influence the outcome of the medical trials involved in obtaining FDA clearance, we are wholly dependent upon our collaborative partners' success in these medical trials and in completing the FDA clearance process. Our current and future collaborations are important to us because they allow us access to research, development or testing resources that we would otherwise not have. We intend to continue to rely on these kinds of arrangements.

Some of the risks and uncertainties related to our reliance on collaborations are:


          - we may not be able to negotiate acceptable collaborative arrangements, including those based upon existing agreements;

          - we may not be able to negotiate extensions of existing collaborative agreements, or the terms of any such extensions may be less favorable to us;

          - our future or existing collaborative arrangements may not result in products that we can market and sell;

          - our collaborative relationships may restrict us;

          - our collaborative partners may be free to pursue alternative technologies or products either on their own or with others, including our competitors, for the medical problems that our applications and products target; our collaborative partners may fail to fulfill their contractual obligations to us or terminate their relationships

          - with us, in which event we may be required to seek other collaborative partners, or expend substantial resources to pursue these activities independently, and these efforts may not be successful; and

          - we may not be able to manage, interact and coordinate our timelines and objectives with our collaborative partners successfully.


                                       ***

The following risks relate principally to our common stock and its market value:

OUR COMMON STOCK COULD BE SUBJECT TO SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS DUE TO A NUMBER OF FACTORS, MANY OF WHICH WILL BE BEYOND OUR CONTROL, AND THOSE FLUCTUATIONS MAY PREVENT OUR STOCKHOLDERS FROM RESELLING OUR COMMON STOCK AT A PROFIT.


The securities markets have experienced extreme price and volume fluctuations during the past three years, and the market prices of the securities of emerging companies and technology-oriented companies have been especially volatile. In the past, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. Securities class action litigation could result in substantial costs, liabilities and a diversion of management's attention and resources. For example, as a result of the Augenbaum class action litigation commenced in July 2003, discussed in detail under "Litigation" below, we adjourned our annual stockholders meeting, made certain adjustments to our preferred stock and negotiated a settlement of this litigation, all in August 2003. This required significant attention by our management and entailed legal and other related expenses, and may have had a negative impact on the trading price of our common stock. The shares of common stock recently issued in our equity financing and this offering will likely enter the trading market, which may result in lower trading prices if there are not sufficient purchasers to absorb the common stock as it enters the trading market.


Since the February 14, 2002 merger by which we became a public company through September 30, 2003, the price and trading volume of our common stock has ranged widely. During this period, the highest closing price of our common stock was $8.80 on March 8, 2002, and the lowest closing price of our common stock was $.10 on March 24, 2003.

OUR COMMON STOCK HAS ONLY BEEN PUBLICLY TRADED SINCE FEBRUARY 22, 2002. THE PRICE OF OUR COMMON STOCK HAS FLUCTUATED WIDELY AND WE EXPECT THAT THE PRICE OF OUR COMMON STOCK COULD CONTINUE TO FLUCTUATE SUBSTANTIALLY.


Until shortly after the February 14, 2002 merger, there was not any significant public market for our common stock. On February 22, 2002, shares of our common stock became listed for trading on the American Stock Exchange. We cannot be certain that the American Stock Exchange will maintain our listing if we fall below its listing qualifications or do not comply with other applicable American Stock Exchange rules. An issuer's securities may be delisted by the American Stock Exchange if the issuer fails to meet certain financial criteria, or if a listed security trades at a low market price for a substantial period of time. We have not received notice from the American Stock Exchange threatening to delist our common stock, but if we do receive such a notice in the future, we cannot be certain that we will be able to take corrective action requested by the American Stock Exchange to avoid delisting.


If our shares are not listed on the American Stock Exchange, our shares are likely to be quoted on the Over-the-Counter Bulletin Board of the National Association of Securities Dealers, where they have previously been quoted, but where there may be less trading of our shares.

The market price for our common stock will be affected by a number of factors, including:


          - developments within our own company;

          - our announcements of new products or new clinical applications for our products;

          - our competitors' announcements of new products or new clinical applications;

          - quarterly variations in our or our competitors' results of operations;

          - changes in earnings estimates, recommendations by securities analysts or our failure to achieve analysts' earning estimates;

          - developments in our industry;

          - the number of shares of our common stock that are available for trading in the markets at any given time; and

          - general market conditions and other factors, including factors unrelated to our or our competitors' operating performance.


In addition, the stock prices of many companies in both the medical device and medical services industries have experienced wide fluctuations, often unrelated to the operating performance of those companies. These factors and industry price fluctuations may materially and adversely affect the market price of our common stock.

SALES OF OUR STOCK BY STOCKHOLDERS PRIOR TO THE FEBRUARY 14, 2002 MERGER MAY HAVE A POTENTIAL IMPACT ON US.

Prior to the February 14, 2002, there was both public and private trading in the shares of Natexco Corporation, which became Diomed Holdings, Inc. in the merger. Although no buyers or sellers in those transactions have asserted any claims against us, we cannot be certain that those buyers or sellers will not assert claims arising out of their purchases and sales of shares, and we cannot predict whether those claims will involve us. To the extent that we are involved, this may entail expense and diversion of management's attention, and if we are found to be have done something improper, then we may have financial liability, or we may be required to issue additional shares of stock or take other corrective action.


OUR NEW INVESTORS HAVE SIGNIFICANT VOTING POWER AND HAVE INFLUENCE ON THE COMPOSITION OF OUR BOARD OF DIRECTORS.


Our new investors in the equity financing (including the placement agent and those investors who formerly held preferred stock that we exchanged for common stock in connection with the equity financing) control approximately 83% of our common stock (assuming the exercise of approximately 41,000,000 warrants we issued to our placement agent as part of its compensation for the placement agent's services in connection with the equity financing).


Furthermore, investors holding approximately 80% of the shares that we issued in the equity financing (including Gibralt US, which is controlled by Samuel Belzberg, one of our directors) became parties to a stockholders' agreement to which we are also a party. The stockholders' agreement contains provisions regarding our board of directors. We agreed to use our best efforts to cause the size of the board to be increased to nine directors after completing the equity financing, and to cause to be nominated for election to the board three persons selected by those investors who are parties to the stockholders' agreement. We also agreed to use our best efforts to cause the board of directors to appoint one of the investors' designees as one of the members of the committees of the board of directors.



After we completed the equity financing, we amended our certificate of incorporation to permit us to have up to nine directors. Samuel Belzberg advised us that he intends to resign after the investors have exercised their right to select three directors, and we expected the remaining six members of the board of directors to nominate and appoint the three persons designated by the investors to fill the vacancies created by Mr. Belzberg's resignation and the increase in the size of the board. As of the date of the registration statement of which this prospectus is a part, the investors who are parties to the stockholders' agreement have designated to us two of the three persons they wished to be nominated as directors. These persons are Sidney Braginsky and Edwin Snape, Ph.D.. On January 20, 2004, the board of directors appointed Mr. Braginsky and Dr. Snape to the board. At that time, Mr. Braginsky joined the board's Audit Committee and Dr. Snape joined the board's Compensation Committee. Biographical information regarding Mr. Braginsky and Dr. Snape is included under "Management," below. The board expects the stockholders to designate one additional person for nomination to the board during the first quarter of 2004.


We and Gibralt US agreed with the investors that the size of the board of directors would remain at nine and we will use our best efforts to nominate for election to the board of directors at each annual meeting of stockholders three persons designated by those investors who are parties to the stockholders' agreement. The agreement with regard to the nomination of directors terminates when the investors who are parties to the stockholders' agreement cease to beneficially own more than 50% of the investors' shares that are subject to the agreement. Gibralt US also agreed to vote its voting securities in favor of the election of the investors' three designees during the first three years after the completion of the equity financing.



As a result of the high percentage of ownership of our outstanding shares and the right to designate three director nominees, the investors may be able to control the management and affairs of our company. These stockholders' interests may vary from yours. The concentration of ownership may also delay or prevent a change in control and might adversely affect the market price of our common stock. Therefore, concentration of ownership may not be in the best interest of our other stockholders.


WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO POTENTIAL FUTURE APPRECIATION ON THE VALUE OF OUR STOCK.

We have never paid cash dividends on our stock and do not anticipate paying cash dividends on our stock in the foreseeable future. The payment of dividends on our stock, if ever, will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our stock may be less valuable because a return on investment will only occur if and to the extent that our stock price appreciates, and if the price of our stock does not appreciate, then there will be no return on investment.

A SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE AND MAY IMPAIR OUR ABILITY TO RAISE CAPITAL IN THE FUTURE.

If our stockholders sell substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, the market price of our common stock could fall. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at times and prices that we deem reasonable or appropriate.


Of the 358,129,183 shares of our common stock currently outstanding (on a fully-diluted basis, assuming the exercise of all 40,879,063 warrants we issued in connection with the equity financing), 29,711,749 shares are available to trade publicly (including approximately 1,000,000 shares held by affiliates). We recently issued 287,038,371 shares of common stock in connection with our equity financing and have also issued warrants to purchase an additional 40,879,063 shares of common stock, of which 11,010,057 were exercised to date using their cashless exercise feature and resulting in our issuance of 10,997,676 shares of common stock and 29,869,006 warrants have not been exercised to date. All 327,917,434 shares we issued in connection with the equity financing (including the shares underlying warrants) are being registered under the registration statement of which this prospectus is a part, at which time these shares will become freely tradable in the public market by their holders. In addition, we will register up to 29,711,749 shares of common stock under a seperate offering to be made to our stockholders as of August 29, 2003. These shares will be freely tradable upon issuance because they will not be issued until the corresponding registration statement has been declared effective by the SEC.


The equity financing which closed on November 25, 2003 and the May 2003 exchange transaction are described in detail under "Management's Discussion and Analysis of Financial Condition or Plan of Operation." The number of shares issued under these transactions are as follows:


UNDERLYING BASIS FOR ISSUANCE                        NUMBER OF SHARES
------------------------------                       -----------------
Exchange of Class E Shares                                 27,117,240

Exchange of Class F Shares                                  3,021,552

Conversion of Secured Bridge Notes
Issued in First Closing of Equity Financing                87,437,500

Sale of Investors' Shares at Second Closing of
Equity Financing                                          167,000,000


Conversion of Interest on Secured Bridge Notes
at Second Closing of Equity Financing                      1,632,177

Conversion of Interest on Class D Notes at Second
Closing of Equity Financing                                  482,335

Conversion of Interest earned on investors'
Funds while in escrow pending the final closing of
Equity Financing                                             347,567

Exercise of Warrants Issued to Placement Agent
In Connection with Equity Financing                        40,879,063 (1)

TOTAL:                                                    327,917,434
-----                                                     ===========


(1) Assumes the full exercise of all 40,879,063 warrants we issued to our placement agent in connection with the equity financing. The figure 40,879,063 represents the maximum number of shares underlying the warrants, assuming no warrants are exercised using the cashless exercise feature. As of the date of the registration statement of which this prospectus is a part, a total of 11,010,057 of these warrants had been exercised and canceled and 29,869,006 warrants were unexercised and remained outstanding. The warrant holders who exercised their warrants to date used the cashless exercise feature of these warrants. As a result of the cashless exercise, the warrant holders did not pay us in cash for the exercise price of the warrants, but we did not have to issue the full amount of shares underlying the warrants exercised. Accordingly, we issued a total of 10,997,676 shares of common stock upon exercise of the 11,010,057 warrants.

As to any shares of common stock which are not covered by an effective registration statement, the SEC's Rule 144 will govern resale of these shares and, in general, stockholders will be able to sell their shares subject to the volume and manner of sale limitations of Rule 144, beginning one year after the stockholders acquired these shares.


APPROXIMATELY 54,000,000 SHARES ARE BEING REGISTERED FOR RESALE BY OUR AFFILIATES, WHICH WILL ENABLE THESE AFFILIATES TO SELL THEIR SHARES IN THE OPEN MARKET AND COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECREASE.


One of our affiliates, Samuel Belzberg, a director, beneficially owns approximately 54,650,000 shares of common stock, of which approximately 53,600,000 are being registered for resale under the registration statement of which this prospectus is a part and approximately 1,000,000 are currently registered. Another affiliate, James A. Wylie, Jr., a director and our chief executive officer, owns approximately 650,000 shares of common stock, all of which are being registered for resale under the registration statement of which this prospectus is a part. The sale of a substantial number of these shares may cause the trading price of our common stock to decrease.



WE HAVE ISSUED APPROXIMATELY 287,000,000 SHARES OF COMMON STOCK, INCLUDING APPROXIMATELY 54,000,000 SHARES ISSUED TO AFFILIATES, AND WE ISSUED WARRANTS TO PURCHASE APPROXIMATELY 41,000,000 SHARES OF COMMON STOCK AT A SUBSTANTIAL DISCOUNT TO THE TRADING PRICE OF OUR COMMON STOCK, WHICH COULD LEAD THESE STOCKHOLDERS TO SELL THEIR SHARES WHEN THEY BECOME FREELY TRADABLE IF THEY CAN REALIZE A PROFIT AT THAT TIME.


In connection with our equity financing, we issued approximately 287,000,000 shares of common stock and warrants to purchase up to approximately 41,000,000 shares of common stock. Details regarding these issuances are provided below.

         COMMON STOCK

On November 25, 2003, the date we completed our equity financing, the closing price of our common stock on the American Stock Exchange was $0.32 per share. We issued shares of common stock in connection with the equity financing at prices of $0.10 per share and less. These shares become freely tradable when registered under the registration statement of which this prospectus is a part. If when these shares become freely tradable, the trading price of our common stock is greater than the price paid by the investors in the equity financing, then the investors may seek to sell their shares to immediately realize gains on their investment. If these stockholders sell a substantial number of their shares, the market price of our common stock may decrease substantially.

We issued common stock in connection with the equity financing as follows:




BASIS FOR ISSUANCE                      NUMBER OF SHARES           PRICE PER SHARE
------------------                      ----------------           ---------------
Shares issued to investors                 256,899,579                 $0.09 (1)
in the equity financing:
(includes 31,059,890 shares
issued to affiliates)

Shares issued upon exchange of              27,117,240                 $0.08 (2)
preferred stock as a condition to
the equity financing, which
preferred stock was issued in
connection with December 2002
interim financing (includes 20,337,930
shares issued to affiliates)

Shares issued upon exchange of               3,021,552                 $0.08 (2)
preferred stock as a condition
to the equity financing, which
preferred stock was issued in
connection with May 2003 interim
financing (all of these
shares were issued to affiliates)



         (1) Weighted average price per share paid by investors. Of these shares, 89,069,677 were issued at $0.08 per share and 167,829,902 were issued at $0.10 per share.

         (2) Deemed price per share, based on the closing price of the common stock on April 22, 2003, the effective date of the agreements for the interim financing transaction pursuant to which the preferred stock initially was issued ($0.16 per share) and adjusted to $0.08 to reflect the dilutive effect of the issuance of the approximately 30,000,000 shares of common stock underlying the preferred stock.

Accordingly, if the selling stockholders were to sell their shares at prices above the price they paid for their shares, they will realize a profit. For example, on November 25, 2003, the closing price of our common stock was $0.32. If the investors were to sell all shares purchased in the equity financing at that price, then the investors would realize aggregate profits of approximately $58,000,000, of which approximately $7,000,000 would be realized by our affiliates. Further, assuming that the six holders of shares of common stock that we issued upon exchange of preferred stock as a condition to the completion of the equity financing were to sell their shares at prices above the deemed price for these shares, then they would realize a profit. For example, if selling stockholders were to sell all shares issued to them upon exchange of their preferred stock for $0.32 per share, they would realize aggregate profits of approximately $7,200,000, of which approximately $5,600,000 would be realized by our affiliates.

         WARRANTS

We also issued warrants to purchase 40,879,063 to our placement agent in the equity financing, Sunrise Securities Corp., on September 3, 2003 as partial compensation for its services to us in connection with the equity financing. The weighted average exercise price of these warrants was $0.06 per share and was substantially below the market price of our common stock when we issued the warrants, which was $0.34 on September 3, 2003.


Some of the warrants we issued on September 3, 2003 have already been exercised. Specifically, a total of 11,010,057 of the warrants with an exercise price of $0.001 per share have been exercised as of the date of the registration statement of which this prospectus is a part, and we issued a total of 10,997,676 shares of common stock in that connection. Because these holders used the cashless exercise feature of the warrants, they did not have to pay us the exercise price in cash and we issued fewer than the total number of warrants exercised.


If the holders of these warrants were to exercise their warrants and sell their shares at prices above the exercise price, they would realize a profit from the sale of these shares. Further, if the holders of the warrants having an exercise price of $0.001 per share were to exercise their warrants and sell their shares for more than approximately $0.088 per share, then the value of these securities would exceed the $1,550,000 amount that we would have paid to the placement agent if we had paid cash fees instead of issuing warrants. If the warrant holders were to sell all of the underlying shares for $0.34, which was the closing price of our common stock on September 3, 2003, the date we issued the warrants, the warrant holders would realize gross profits of $11,671,340.


POTENTIAL DILUTION CAUSED BY CURRENTLY OUTSTANDING STOCK OPTIONS, AND WARRANTS MAY REDUCE THE MARKET PRICE OF OUR COMMON STOCK.



As of September 30, 2003, there were outstanding stock options representing 3,431,838 shares of common stock, with exercise prices ranging from $0.08 to $8.23 per share. The weighted average exercise price of the stock options outstanding as of September 30, 2003 was $1.28. In addition, as of September 30, 2003, there were outstanding warrants representing 41,000,987 shares of common stock, with exercise prices varying from $0.001 to $3.50 per share. The weighted average exercise price of all warrants outstanding as of September 30, 2003 was $0.06 per share. We issued 40,879,063 of these warrants on September 3, 2003 to our placement agent in the equity financing, Sunrise Securities Corp., in partial payment of fees that we owed to the placement agent. The warrants issued to our placement agent have exercise prices ranging from $0.001 per share to $0.10 per share. The placement agent subsequently transferred the warrants to several third parties, which the placement agent advises us are nine of its employees, one former employee, a consultant and a charitable trust over whose securities Nathan Low, the president of the placement agent, exercises voting and investment distcretion. The names and numbers of warrants at each exercise price held by the placement agent's transferees are set forth under "Selling Stockholders," below. As of the date of the registration statement of which this prospectus is a part, a total of 11,010,057 of the warrants we issued on September 3, 2003 had been exercised and canceled and 29,869,006 warrants were unexercised and remained outstanding. The warrant holders who exercised their warrants to date used the cashless exercise feature of these warrants. As a result of the cashless exercise, the warrant holders did not pay us in cash for the exercise price of the warrants, but we did not have to issue the full amount of shares underlying the warrants exercised. Accordingly, we issued a total of 10,997,676 shares of common stock upon exercise of the 11,010,057 warrants.


We also recently implemented a new option plan to help incent and compensate our employees and others who assist our business. This new plan allows us to issue options to purchase up to 40,000,000 shares of common stock to employees, directors and consultants. The holders of the options and warrants have the opportunity to profit if the market price for the stock exceeds the exercise price of their respective securities, without assuming the risk of ownership. If the market price of the common stock does not exceed the exercise price of these securities, then they will likely not be exercised and may expire on their respective expiration dates.

After the exercise of options or warrants, an increase in the number of outstanding shares will occur, thus decreasing each shareholder's percentage of our total outstanding equity. When the holders exercise a significant number of these options, the market price of our stock could fall.


OUR CORPORATE CHARTER AND BYLAWS CONTAIN PROVISIONS THAT MAY PREVENT TRANSACTIONS THAT COULD BE BENEFICIAL TO STOCKHOLDERS.

Our charter and bylaws restrict certain actions by our stockholders and require greater than majority votes for certain actions. For example:


          - Only our board of directors or the chairman of the board can call special meetings of stockholders.

          - Stockholders must give advance notice to the secretary of any nominations for directors or other business to be brought by stockholders at any stockholders' meeting.

          - Our board of directors has the authority to issue up to approximately 3,000,000 additional shares of preferred stock, which are authorized under our certificate of incorporation but are currently unissued. Our board of directors can fix the price, rights, preferences and privileges of the preferred stock without any further vote or action by our stockholders. These rights, preferences and privileges attached to future preferred stock may be senior to those of the holders of our common stock.



These and other provisions of our charter, the certificates of designations setting forth the terms of our preferred stock and our bylaws, as well as certain provisions of Delaware law, could prevent changes in our management and discourage, delay or prevent a merger, tender offer or proxy contest, even if the events could be beneficial to our stockholders. These provisions could also limit the price that investors might be willing to pay for our stock because these provisions may limit their rights and, thus, make an investment in our stock appear less attractive.


Additionally, the listing requirements of the American Stock Exchange, on which our common stock is listed, provide restrictions on our ability to enter into certain types of transactions, such as the issuance of additional shares of capital stock. These restrictions may make it more difficult to issue securities having terms acceptable to investors in capital financing transactions that we may wish to enter into from time to time. If we are precluded by these requirements from issuing such securities, then our business may suffer because we will be unable to obtain additional equity capital investment.

          SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS

Some statements in this prospectus under the caption "Risk Factors" and elsewhere may constitute "forward-looking statements" within the meaning of federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are discussed in "Risk Factors" and in our filings with the SEC.

When used in our documents or presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                               RECENT DEVELOPMENTS

                                EQUITY FINANCING


On September 2, 2003, we entered into a private placement equity financing transaction with accredited investors who agreed to purchase common stock for an aggregate purchase price of $23,200,000. The terms of this transaction provided that the equity financing would occur at two closings. The first closing occurred on September 3, 2003. At that time, the investors funded $6,500,000 in cash to us in exchange for $6,500,000 principal amount of secured convertible bridge notes. The second closing occurred on November 25, 2003. At the second closing, the $6,500,000 principal amount of notes was converted into a total of 81,250,000 shares of our common stock at a conversion price of $0.08 per share. The investors invested the remaining $16,700,000 of the equity financing at the second closing in exchange for common stock at a purchase price of $0.10 per share. The registration statement, of which this prospectus forms a part, relates to those shares issued to the investors on November 25, 2003.

The investors who participated in the first closing of the equity financing included the four holders of our $2,000,000 principal amount of Class E Secured Notes due 2006, which we issued in connection with a bridge financing transaction in December 2002. At the first closing, these noteholders invested an aggregate of $2,000,000. These noteholders were (i) Gibralt US, Inc., an affiliate of one of our directors, Samuel Belzberg, which held $1,500,000 of the Class E Notes and purchased $1,500,000 of the secured bridge notes, (ii) Morris Belzberg, a cousin of Samuel Belzberg, who held $300,000 of the Class E Notes and purchased $300,000 of the secured bridge notes, (iii) Charles Diamond, who held $100,000 of the Class E Notes and purchased $100,000 of the secured bridge notes and (iv) Steven Schraiberg, who held $100,000 of the Class E Notes and purchased $100,000 of the secured bridge notes. At the time of the first closing, we repaid all of the Class E Notes.

Of the $16,700,000 invested at the second closing of the equity financing, $15,500,000 was paid by the investors in cash. We also converted our Class D Secured Notes due 2004, which we issued in connection with a bridge financing transaction in May 2003, for the remaining $1,200,000 of common stock. The holders of the Class D Notes were, at the time of the May 2003 bridge financing, directors, or affiliates of directors. These three Class D holders are Gibralt US, Inc., which is an affiliate of Samuel Belzberg (the holder of $1,100,000 in principal amount of Class D Notes); James A. Wylie, Jr. (the holder of $50,000 in principal amount of Class D Notes); and Peter Norris (the holder of $50,000 principal amount of Class D Notes). We issued a total of 256,498,012 shares of common stock to the 119 investors (including the placement agent and the holders of the Class D Notes) on November 25, 2003 at the final closing of the equity financing, including 12,482,335 shares that we issued on conversion of the Class D Notes. Subsequently, on December 18, 2003, we issued an additional 347,567 shares of common stock to those investors who paid cash for their shares at the final closing of the equity financing. We issued these shares because under the terms of the escrow agreement under which these investors deposited all funds for their investment, these investors were entitled to either receive the interest that was earned on their funds while held in escrow or to receive shares in lieu of this interest, with the interest earned being paid to the Company, as determined by the placement agent, Sunrise Securities Corp. The placement agent elected to have the interest paid to us and for us to issue additional shares accordingly. We received approximately $35,000 in interest from the escrow agent on December 18, 2003, and we then issued the additional shares to the investors at a price of $0.10 per share.

In connection with the equity financing, we engaged Sunrise Securities Corp., a registered broker-dealer, to act as our placement agent. The placement agent also participated as an investor in the equity financing by reinvesting $495,000 of its fee (that would have otherwise been paid in cash) at the first closing of the equity financing in exchange for notes which were converted into 6,187,500 shares of common stock at the second closing. These notes are in addition to the notes we issued to the investors who loaned $6,500,000 to us at the first closing of the equity financing. Accordingly, an aggregate of $6,995,000 principal amount of notes was converted into a total of 87,437,500 shares of common stock at the second closing of the equity financing on November 25, 2003. Accrued interest on the $6,995,000 in notes was also converted into common stock at the final closing of the equity financing at a conversion price of $0.08 per share, and we issued 1,632,177 shares of common stock upon conversion of this accrued interest.

The following table approximates our use of these proceeds from September 2003 through December 31, 2003:



           USE OF PROCEEDS (UNAUDITED)
GROSS PROCEEDS:                                              $23,200,000

USE OF PROCEEDS:
      EVLT(R) Patent Acquisition                              $2,250,000
      Retirement of December 2002 Notes (1)                    2,132,000
      Conversion of May 2003 Notes                             1,200,000
      Equity financing costs                                   1,160,000
      Reduction in trade payables                              1,141,000
      Retirement of short term notes                             438,000
      Augenbaum Settlement                                       150,000
      Working capital 9/1/03-12/31/03                          1,329,000
                                                        -----------------
      Total                                                   $9,800,000

NET BALANCE OF PROCEEDS
AS OF DECEMBER 31, 2003:                                     $13,400,000
                                                             ===========



(1) Includes principal and interest of approximately $1,575,000 on notes held by Samuel Belzberg, an affiliate.

In connection with the equity financing, we issued warrants to purchase 40,879,063 shares of common stock to our placement agent as part of its compensation for its services. Of the warrants issued to the placement agent, 17,150,000 are exercisable at $0.10 per share, 6,187,500 are exercisable at $0.08 per share and 17,541,563 are exercisable at $0.001 per share. The warrants expire November 25, 2008. The exercise prices of these warrants is substantially below the market price of our common stock at the time of issuance, which was $0.34 on September 3, 2003.


Some of the warrants we issued on September 3, 2003 have already been exercised. Specifically, a total of 11,010,057 of the warrants with an exercise price of $0.001 per share have been exercised as of the date of the registration statement of which this prospectus is a part, and we issued a total of 10,997,676 shares of common stock in that connection. Because these holders used the cashless exercise feature of the warrants, they did not have to pay us the exercise price in cash and we issued fewer than the total number of warrants exercised. A total of 29,869,006 of the warrants we issued to our placement agent on September 3, 2003 remain unexercised to date.


We issued those warrants with an exercise price of $0.001 instead of paying in cash fees that the placement agent earned under our agreement with the placement agent. These cash fees would have been $1,550,000, and we and the placement agent determined that the number of warrants issued at $0.001 approximated the value of this cash fee at the time the equity financing terms were finalized on September 2, 2003. We issued the warrants with exercise prices of $0.08 and $0.10 per share because our agreement with the placement agent provided that we would issue warrants equal to 10% of the investment made by the new investors in the equity financing. The exercise prices reflect the underlying amounts invested and prices paid by the investors for common stock at each of the two stages of the equity financing.

Assuming that holders of these warrants exercise their warrants and are able to sell their shares at prices above the exercise price, they will be able to realize a profit. Further, if the holders of the warrants having an exercise price of $0.001 per share were to exercise their warrants and were to sell their shares for more than approximately $0.088 per share, then the value of these securities will exceed the $1,550,000 amount that we would have paid to the placement agent had we paid cash fees instead of issuing warrants. Assuming that the warrant holders are able to sell the underlying shares for $0.34, the closing price of our common stock on the date we issued the warrants, the warrant holders will realize gross profits as follows:



NUMBER OF SHARES           EXERCISE PRICE               PROFIT PER SHARE               TOTAL PROFIT
----------------           --------------               ----------------               ------------
17,541,563                      $0.001                        $0.339                    $5,946,590

6,187,500                       $0.08                         $0.26                     $1,608,750

17,150,000                      $0.10                         $0.24                     $4,116,000



We agreed to register the common stock to be issued in the equity financing and the common stock underlying the warrants issued to the placement agent for resale to the public with the SEC. The registration statement of which this prospectus is a part is that resale registration statement. The agreement obligates us to issue additional shares ratably to the investors at the rate of three percent of the number of shares issued in the equity financing per month, subject to a limit of 12% of these shares if the SEC does not declare the registration statement effective within 70 days after the filing of the resale registration statement, which we filed on December 3, 2003.

In connection with the equity financing, we, Gibralt US, Inc. and those investors who elected to become parties to a stockholders' agreement have agreed to certain provisions regarding our board of directors. Investors holding approximately 80% of the shares we issued in the equity financing (including Gibralt US, which is controlled by Samuel Belzberg, one of our directors) opted to become parties to the stockholders' agreement. That agreement contains provisions regarding our board of directors. We agreed to use our best efforts to cause the size of the board to be increased to nine directors after completing the equity financing, and to cause to be nominated for election to the board three persons selected by those investors who are parties to the stockholders' agreement.


After completing the equity financing, we amended our certificate of incorporation to permit us to have up to nine directors. Samuel Belzberg advised us that he intends to resign after the investors have exercised their right to select three director nominees, and we expected the remaining six members of the board of directors to nominate and appoint the three persons designated by the investors to fill the vacancies created by Mr. Belzberg's resignation and the increase in the size of the board. We also agreed to use our best efforts to cause the board of directors to appoint one of the investors' designees as one of the members of the committees of the board of directors. As of the date of the registration statement of which this prospectus is a part, the investors who are parties to the stockholders' agreement have designated to us two of the three persons they wished to be nominated as directors. These persons are Sidney Braginsky and Edwin Snape, Ph.D.. On January 20, 2004, the board of directors appointed Mr. Braginsky and Dr. Snape to the board. At that time, Mr. Braginsky joined the board's Audit Committee and Dr. Snape joined the board's Compensation Committee. Biographical information regarding Mr. Braginsky and Dr. Snape is included under "Management," below. The board expects the stockholders to designate one additional person for nomination to the board during the first quarter of 2004.


Under the stockholders' agreement, we and Gibralt US also agreed with the investors that the size of the board of directors will remain at nine and we will use our best efforts to nominate for election to the board of directors at each annual meeting of stockholders three persons designated by those investors who are parties to the stockholders' agreement. The agreement with regard to the nomination of directors terminates when the investors who are parties to the stockholders' agreement cease to beneficially own more than 50% of the investors' shares that are subject to the agreement. Gibralt US also agreed to vote its voting securities in favor of the election of the investors' three designees during the first three years after the completion of the equity financing.

The terms of the equity financing also permit us to commence this offering for a total of 29,711,749 shares to the holders of record of our common stock as of August 29, 2003.

               ANNUAL MEETING OF STOCKHOLDERS ON NOVEMBER 25, 2003


On November 25, 2003, we held our annual meeting of stockholders. In addition to other matters, our stockholders approved the following:



          - an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock to 500,000,000;

          - the issuance of up to 298,500,000 shares of common stock to investors in the equity financing;

          - the issuance of 30,138,792 shares of common stock in exchange for preferred stock we issued to Gibralt US, Inc. and the other parties that provided bridge financing to us in December 2002 and May 2003;

          - an offering pursuant to which we will solicit from each holder of record of common stock as of August 29, 2003 an offer to purchase, at a price of $0.10 per share, that number of shares of common stock that is equal to the number of shares held by the holder as of August 29, 2003; and

          -an amendment to the Certificate of Incorporation increasing the maximum size of the board of directors to nine members.


                 ACQUISITION OF EXCLUSIVE EVLT(R) PATENT RIGHTS

On September 3, 2003, we acquired exclusive rights to US Patent No. 6,398,777 and related foreign patents and patent applications for endovenous laser treatment of varicose veins. These patents relate to the technology underlying our EVLT(R) procedure. This acquisition resulted from two transactions.

In the first transaction, we purchased the interest in the EVLT(R) patent owned by one of its five named inventors, Dr. Robert J. Min. This transaction was completed under a purchase agreement between us and Dr. Min entered into on July 23, 2003, after the satisfaction of the conditions precedent to the closing of the purchase agreement. On September 3, 2003, we paid the purchase price of $500,000 in cash and options to purchase 1,000,000 shares of our common stock in exchange for Dr. Min's assignment to us of his interest in the EVLT(R) patent. We have agreed to pay to Dr. Min variable payments based on our sales of EVLT(R) products. Dr. Min had previously licensed the EVLT(R) patent to us and had served as a consultant to Diomed. Dr. Min's consulting agreement with Diomed was amended to reflect the changes in the relationship between him and Diomed as a result of Diomed's acquisition of the EVLT(R) patent rights. Dr. Min will continue to act as a consultant to Diomed under the revised consulting agreement.

In the second transaction, we licensed, on an exclusive basis, the EVLT(R) patent from Endolaser Associates, LLC, the assignee of interest in the EVLT(R) patent from the other four named inventors. This transaction was completed under a license agreement between us and Endolaser Associates entered into on July 11, 2003, after the satisfaction of the conditions precedent to the taking effect of the license agreement. On September 3, 2003, we paid Endolaser Associates $1,500,000 in cash in exchange for the exclusive license granted by Endolaser Associates. We are to make additional payments totaling $2,500,000 in 10 quarterly installments of $250,000 each, commencing on the first day of the first calendar quarter after we complete the equity financing. We have agreed with Endolaser Associates that we will pay variable royalties based on our sales of EVLT(R) products.

The proceeds from the sale of secured bridge notes in the equity financing on September 3, 2003 served as the source of the funds used to pay the purchase price to Dr. Min under the purchase agreement and the initial license payments to Endolaser Associates under the license agreement. After we complete the equity financing, we will pay future quarterly payments to Endolaser Associates and future variable payments to Dr. Min and royalties to Endolaser Associates from a combination of the funds provided by investors in the equity financing and our operating revenue.

                     APPOINTMENT OF CHIEF FINANCIAL OFFICER


Effective September 1, 2003, we appointed David B. Swank as our Chief Financial Officer. Mr. Swank has since March 2003 been one of our directors and Chairman of the board's Audit Committee. Gary Brooks, previously a member of the Audit Committee, became chairman of the Audit Committee when Mr. Swank was appointed Chief Financial Officer and accordingly stepped down from the Audit Committee.


Mr. Swank earned a BS in business administration in the honors accounting program at The Ohio State University and a MBA with a concentration on Finance at the Southern Methodist University, and has over twenty years of financial control, accounting and related business experience.


                   LITIGATION AGAINST VASCULAR SOLUTIONS, INC.

On December 12, 2003, we filed a lawsuit in the United States Federal District Court for the District of Massachusetts seeking injunctive and other relief against Vascular Solutions, Inc. and one of its executives. We allege, among other things, that Vascular Solutions and the executive misappropriated our trade secrets and then improperly used that information to develop and market laser accessory products. We also seek to redress what we allege to be the willful and deceptive manner in which Vascular Solutions has been marketing its laser accessory products by, among other things:

          - infringing our registered EVLT(R) mark;

          - marketing Vascular Solutions' products in a way designed to confuse consumers as to the source and origin of its products;

          - making false and defamatory statements about us and our products;

          - tortiously interfering with our existing and prospective customer relationships; and

          - tortiously interfering with agreements previously entered into by the executive and us that prohibit the executive from disclosing our confidential information to Vascular Solutions or any other third party.


Vascular Solutions has generally denied our allegations.


                     LITIGATION AGAINST ANGIODYNAMICS, INC.


On January 6, 2004, we filed a lawsuit in the United States Federal District Court for the District of Massachusetts against AngioDynamics, Inc., a subsidiary of E-Z-EM, Inc., seeking injunctive relief and damages for infringement of our US Patent Number 6,398,777 covering the endovascular laser treatment of varicose veins which we use in our EVLT(R) product line, the exclusive rights to which we acquired on September 3, 2003. AngioDynamics has generally denied our allegations. E-Z-EM Inc., the parent company of AngioDynamics, has stated in a press release that it has obtained a written opinon of non-infringement from its outside patent counsel.



                        APPOINTMENT OF TWO NEW DIRECTORS



Pursuant to the stockholders' agreement that we entered into with certain of the investors in the equity financing, these investors have the right to designate three persons for nomination to the board of directors. In January 2004, these investors designated to us two of these persons, Sidney Braginsky and Edwin Snape, Ph.D. for nomination. On January 20, 2004, the board of directors appointed Mr. Braginsky and Dr. Snape to the board. At that time, Mr. Braginsky joined the board's Audit Committee and Dr. Snape joined the board's Compensation Committee. Biographical information regarding Mr. Braginsky and Dr. Snape is included under "Management," below. The board expects the stockholders to designate one additional person for nomination to the board during the first quarter of 2004.

                                 CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2003 on an actual basis and as adjusted to reflect the pro forma effects of the shares issued in the final closing of the equity financing on November 25, 2003 which are being offered for resale under this prospectus and the conversion in November 2003 of notes payable having a face value of $8,195,000. You should read this table in conjunction with our financial statements and the accompanying notes to our financial statements, "Summary Financial Data" and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included elsewhere in this prospectus.


                                                           SEPTEMBER 30, 2003
                                                      ------------------------------
                                                                        PRO FORMA
                                                         ACTUAL         AS ADJUSTED
                                                      ------------------------------
                                                       (UNAUDITED)     (IN THOUSANDS)
Total long-term debt ..............................      $ 1,292        $ 1,292
Stockholders' equity:
      Common stock, $0.001 par value ..............           30            316
      Preferred stock, $0.001 par value ...........        2,240              0
      Additional paid-in capital ..................       40,859         75,786
      Accumulated other comprehensive income ......          263            263
      Accumulated deficit .........................      (46,761)       (57,369)
            Total stockholders' equity (deficit)...       (3,369)        18,996
            Total Capitalization ..................       (2,077)        20,288



                                 DIVIDEND POLICY

It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                                    BUSINESS

                            OVERVIEW OF OUR BUSINESS

We carry on our business primarily through our wholly-owned subsidiaries, Diomed, Inc. and, to a lesser extent, Diomed, Ltd.

We specialize in developing and commercializing laser and related disposable product technologies used in minimally and micro-invasive medical procedures. Minimally and micro-invasive medical procedures typically result in reduced pain and scarring, shorter recovery periods and increased effectiveness compared to traditional surgical procedures. Most of the pain associated with traditional surgical procedures results from the slicing of the layers of skin and muscle tissue, which can be significantly diminished or eliminated with minimally and micro-invasive procedures.

In developing and marketing our clinical solutions, we use proprietary technology and we aim to secure strong commercial advantages over our competitors by gaining governmental approvals in advance of others and through exclusive commercial arrangements. To participate in the minimally and micro-invasive medical procedure industry, we seek to develop medical applications for our laser technology, to incorporate disposable products into these applications and to market our products to physicians who perform medical procedures using our products and the techniques that we develop and/or acquire. To optimize our revenues, we focus on clinical procedures that require the health care provider to own our equipment and to purchase our disposable products, such as kits and optical fibers.

Our high power semiconductor diode lasers combine clinical efficacy, operational efficiency and cost effectiveness in a versatile, compact, lightweight, easy-to-use and easy-to-maintain system. Using our proprietary technology, including our exclusive rights to U.S. Patent No. 6,398,777 and related foreign patents for the endovenous laser treatment of varicose veins, we currently focus on endovenous laser treatment (our EVLT(R) product line) for use in varicose vein treatments, photodynamic therapy (our PDT product line) for use in cancer treatments, and other clinical applications.

During 2002, we generated approximately 62% of our revenues from sales of laser devices and systems and approximately 38% of our revenues from disposable items, such as fibers, and other accessories and services. During the nine months ended September 30, 2003, we generated approximately 63% of our revenues from sales of laser devices and systems and 37% of our revenues from disposable items and other accessories and services. Historically, the majority of our revenues were generated from sales outside the United States (mostly in the United Kingdom and elsewhere in Europe, as well as in the Asia-Pacific region). In 2001, approximately 51% of our revenue was generated overseas, and in 2002, approximately 45% of our revenue was generated overseas. For the nine months ended September 30, 2003, approximately 40% of our revenue was generated overseas. We expect this trend to continue. This shift occurred largely because in January, 2002, we received clearance from the US Food and Drug Administration for endovenous laser treatment using EVLT(R), and we began marketing our EVLT(R) product line in the US at that time. The US represents the single largest market for EVLT(R).

Diomed, Inc. was incorporated on December 24, 1997 in the State of Delaware. On June 23, 1998, Diomed, Inc. succeeded to the business of Diomed, Ltd., a company formed under the laws of the United Kingdom in 1991. It did so by offering to issue shares of Diomed, Inc. on a one-to-one exchange basis to the holders of the shares of Diomed, Ltd. As a result of the exchange, Diomed, Inc. became the owner of 100% of the outstanding shares of Diomed, Ltd., and Diomed, Ltd. became a wholly-owned subsidiary of Diomed, Inc. Diomed, Ltd. continues to operate in the United Kingdom. Its chief activities are product development, manufacturing and international sales and marketing. Also, on June 23, 1998, we acquired the business of Laserlite LLC, a US-based distributor of aesthetic laser systems, by issuing Diomed, Inc. shares in exchange for the outstanding membership interests of Laserlite. We withdrew from the aesthetic laser market in 2001, when we abandoned our Laserlite business because this business did not prove to be successful, and we subsequently migrated to our current laser platform.

Since our inception in 1991 in Cambridge, England, we have focused on the development of medical diode lasers. Our patented technology is capable of bending light from many diodes simultaneously and concentrating them into a very small opening, such as a small optic fiber. Our proprietary diode laser technology has made it possible to simplify and minimize certain medical procedures. Utilizing our core competency in diode light sources and optical fibers, we pioneered the development of diode lasers for medical applications, first with photodynamic therapy and later with EVLT(R).

Our management team focuses on developing and marketing solutions that address serious medical problems that have significant markets. This determination is based upon the number of procedures that may be conducted in a market during a three-to-five year time period and the revenue we project we may receive for this type of procedure. Currently, EVLT(R) applications fall within this guideline, and we believe that photodynamic therapy may have the potential to do so as well at some time in the future.

In November 2000, to enter the disposable market segment of our laser business, we acquired the medical fiber business of QLT, Inc., a company based in Vancouver, British Columbia. We acquired QLT's rights to manufacture and market OPTIGUIDE(R) fibers that were developed for use in photodynamic therapy cancer treatments and the distribution rights to customers of Laserscope and Coherent, Inc., two manufacturers of medical laser devices. In the fourth quarter of 2000, we also created FibersDirect.com. FibersDirect.com is a US business unit that acts as a direct marketing conduit by providing on-line information for certain available products and an e-mail link to our sales staff. FibersDirect.com enables distribution of fibers directly from the manufacturer to the end-user. Our OPTIGUIDE(R) fibers used in photodynamic therapy cancer treatments are promoted via FibersDirect.com.

             OVERVIEW OF DIOMED HOLDINGS, INC.'S HISTORICAL BUSINESS

Diomed, Inc. is now a subsidiary of Diomed Holdings, Inc., a corporation originally formed under the laws of the State of Nevada on March 3, 1998 under the name Natexco Corporation. On February 11, 2002, we changed our name from Natexco Corporation to Diomed Holdings, Inc. On February 14, 2002, Diomed Holdings, Inc. acquired Diomed, Inc. pursuant to the terms of an Agreement and Plan of Merger, which we refer to as the "Merger Agreement." We refer to the merger that occurred on February 14, 2002 under the Merger Agreement as the "Merger." As a result of the Merger, Diomed, Inc. became a wholly-owned subsidiary of Diomed Holdings, Inc., and the business of Diomed Holdings, Inc. now is principally the business of Diomed, Inc. Accordingly, except for this section or as otherwise indicated, the discussion of our business relates to Diomed, Inc.'s business. For details, see "Diomed Merger and Private Placement of common stock - February 14, 2002" and "Description of Securities - Recent Sales of Unregistered Securities."

                                MIGRATORY MERGER

In April 2002, our board of directors determined that it was in our best interests and the best interests of the stockholders to change our state of incorporation from Nevada to Delaware. On May 13, 2002, after obtaining stockholder approval, the reincorporation was effected by a merger transaction (which we refer to as the "migratory merger"). As a result of the migratory merger, each share of common stock of Diomed Holdings, Inc. (Nevada) outstanding as of the date of the consummation of the migratory merger was converted into one share of common stock of Diomed Holdings, Inc. (Delaware) and each share of Class A Stock of Diomed Holdings, Inc. (Nevada) was converted into four shares of Class A Stock of Diomed Holdings, Inc. (Delaware). The rights and privileges of the common stock and the Class A Stock of Diomed Holdings, Inc., Inc. (Delaware) are virtually identical to those of the common stock and Class A Stock of Diomed Holdings, Inc. (Nevada), other than a one for four exchange of shares of Class A Stock of Diomed Holdings, Inc. (Nevada) for shares of Class A Stock of Diomed Holdings, Inc. (Delaware), and a reduction in the number of votes from four votes per share for Class A Stock of Diomed Holdings, Inc. (Nevada) to one vote per share for Class A Stock of Diomed Holdings, Inc. (Delaware). For details, see "Migratory Merger - May 13, 2002" and "Description of Securities - Recent Sales of Unregistered Securities."

                                BUSINESS STRATEGY

We offer an integrated clinical solution with two key components: a laser and a disposable procedure kit. In addition, we sell lasers and optical fiber for a variety of medical applications directly to physicians, distributors and on an original equipment manufacturing basis. This strategy involves the following major components:

        FULL SERVICE DIFFERENTIATION TO MAXIMIZE REVENUE AND MARKET SHARE

Our revenues are generated from the sale of products and services. In 2002, in the US, we launched our EVLT(R) product line, after receiving FDA clearance in January 2002. In mid 2002, we established a direct sales force to focus on EVLT(R) sales. In the US, our sales force concentrates on selling our EVLT(R) products and also our photodynamic therapy product line. We also selectively use a network of independent sales representatives to supplement our direct sales force. Our direct sales force is well trained and versed in selling EVLT(R) as a complete clinical solution for the treatment of varicose veins. Our clinical solution includes not only the laser and disposable procedure kits or single fiber used by physicians in patient EVLT(R) treatments, but also includes physician training and practice management tools which we provide to help physicians develop and manage the business of promoting EVLT(R) as a minimally invasive treatment option for patients suffering from varicose veins. In addition, we have developed a website, www.evlt.com, to provide patients and physicians with information about treatment options and benefits of EVLT(R) and a physician locator function. International sales are managed through a global network of third party sales agents and distributors. We also take advantage of existing professional relationships and new opportunities to sell photodynamic therapy lasers and disposable fiber for photodynamic therapy and to manufacture laser and disposable items for third parties for other clinical uses.

                STRATEGIC PARTNERSHIPS TO ENHANCE CUSTOMER REACH

We have established strategic partnerships with some of the notable photodynamic therapy drug companies, including Axcan Pharma, Inc., to bring new treatments to market. We also have ongoing relationships with other photodynamic therapy companies. However, the underlying products being developed by these companies which are used in conjunction with our products, have gained only limited regulatory approval required for commercialization, and expanded regulatory approval is not assured. Accordingly, we have focused our near-term investment in the commercialization of EVLT(R). In addition, we maintain original equipment manufacture, or original equipment manufacturing, relationships with Olympus and others. Our strategy is to create long-term and exclusive working relationships that increase laser applications and revenue potential through the sale of our lasers and disposables whenever possible.

   RESEARCH AND DEVELOPMENT TO ENHANCE EFFICIENCIES AND PRODUCT EFFECTIVENESS

We have an internal research and development staff and from time to time have used outside experts to assist us in our development program. Historically, our research and development efforts concentrated on the development of clinical applications and solutions for our lasers and related delivery systems. Through our past efforts, we have created our EVLT(R) and photodynamic therapy product lines. Although current research and development activities are directed at enhancing laser and fiber manufacturing efficiency and functional effectiveness of our EVLT(R) product line, we are continuously evaluating new clinical applications and solutions for our lasers and delivery systems.

Our research and development expenditures were approximately $1,200,000, or, 16% of sales, for the year ended December 31, 2001, approximately $900,000, or, 17% of sales, for the year ended December 31, 2002 and approximately $635,000, or 10%, for the nine months ended September 30, 2003.

                    KEY ACQUISITIONS TO ENHANCE PROFITABILITY

On September 3, 2003, we acquired exclusive rights to US Patent No. 6,398,777 and foreign counterparts regarding the endovenous laser treatment of varicose veins from the five inventors of this procedure. With this new proprietary position, we believe we have positioned ourselves to be the leader in minimally invasive varicose vein treatment. Previously, we acquired the rights to manufacture OPTIGUIDE(R) fiber from QLT, Inc. in November 2000. We continue to be interested in entertaining attractive opportunities in related fields, and we expect to expand our efforts to identify and pursue these opportunities, beginning in 2004.

Semiconductor laser diodes are used in optical disc drives, optical fiber telecommunications, printers and bar code scanners. No larger than a grain of salt, the diode chip converts electricity into laser light with such efficiency that power consumption and heat generation are reduced. They are related to the LEDs that are used as indicator lights in most electrical devices. While LEDs produce light measured in milliwatts, high power laser diodes each produce several watts of laser light. Because they are semiconductor components, the products they support have no moving parts, are highly reliable and can be run from a wall socket power supply with only limited requirements to cool the components. The outcome of this miniaturization of laser technology is a portable, lightweight, highly reliable and easy to use laser. Like electronic semiconductors, management believes that semiconductor lasers will increasingly replace most other laser technologies.

To achieve power levels beyond that of a single laser diode, light may be coupled from multiple diodes. This may be achieved by attaching an optical fiber to the end of each diode and "bundle" the fibers together. This entails a number of optical fiber joints inside the laser system to guide and couple the light. Each optical joint reduces the amount of light that passes through the system and each joint also has a finite lifetime that is usually less than the life of the diode. As one optical joint fails so the others come under greater stress and an increased likelihood of cascade failure. The result is an inefficient optical transfer where the power delivered to the working end of the fiber is a small percentage of the power put out by the diode and a system of optical joints with an excessive failure rate.

Our core technology uses an optical arrangement to manipulate and combine the laser light in "free space," focusing the beams from multiple laser diodes into the final optical fiber. The ability to combine the power from a large number of laser diodes results in a much higher efficiency of power delivered to the working site and in higher reliability than non-combined diodes because there are no optical joints to burn out. The focusing ability of this system also enables a more concentrated delivery of power as the light is focused to a smaller spot size. This increased power density enables a wider variety of medical, and other applications.

The most widely used medical diode laser emits laser energy at 810nm, producing light in the near infra-red portion of the spectrum. At powers of up to 60W and used in conjunction with a flexible optical delivery fiber, this wavelength can be used in various surgical applications to cut, close or vaporise soft tissue.

Semiconductor diode chips, including wavelengths of 630nm, 635nm, 652nm, 690nm and 730nm, are available, thereby permitting the development of practical, portable laser systems for photodynamic therapy in the treatment of certain types of cancer.

Practical and versatile, the diode laser can be used in the operating theatre, outpatient clinic and the doctor's office as well as permitting shared use between hospital departments. With healthcare providers under increasing pressure to cut costs while maintaining a high standard of treatment, diode laser technology can assist in achieving these targets.

                 PRODUCTS, COMPETENCIES AND MARKET OPPORTUNITIES

Our focus on the development and commercialization of minimally and micro-invasive medical procedures employing our laser technology and disposable products has led to an array of applications, which are described below.

Minimally and micro-invasive medical procedures in general are a growing market, as they reduce the need for general anesthesia, expensive hospital stays, and long and painful recovery periods. The medical procedures that we address with our products are those which we believe are capable of producing a recurring revenue stream through the sale of a disposable, such as a procedure kit or individual fiber, in addition to one-time revenue from the sale of the laser itself. In 2002, approximately $3,400,000, or, 62%, of our total revenues were derived from laser sales and approximately $2,100,000, or, 38%, of our total revenues were derived from sales of disposable fibers and kits, accessories and services. During the nine months ended September 30, 2003, approximately $4,206,000, or 63%, of our total revenues were derived from laser sales and approximately $2,438,000, or 37%, of our total revenues were derived from sales of disposable fibers and kits, accessories and services. With the procedures described below, we have demonstrated our skill and ability to be first to market in the US with innovative treatment options, thereby providing meaningful new treatments and the foundation for what we believe will be a profitable growing business.

1. ENDOVENOUS LASER TREATMENT.


In September 2001, we were the first company to receive the CE mark of the European Economic Union for approval for endovenous laser treatment, with respect to marketing EVLT(R) in Europe. In January 2002, we became the first company to receive FDA clearance for endovenous laser treatment, with respect to marketing EVLT(R) in the US, for the closure of the greater saphenous vein with superficial reflux. In December 2002, we received FDA clearance for expanded indications for use of EVLT(R), including our D15plus and D30plus diode lasers and disposable kits for the treatment of varicose veins and varicosities associated with the superficial vein reflux of the greater saphenous vein. On September 3, 2003, we acquired exclusive rights to the patent for endovenous laser treatment of varicose veins from the five inventors of this procedure (see "Recent Developments -- Acquisition of Exclusive EVLT(R) Patent Rights" for further details).


We commercialized EVLT(R) as an innovative minimally invasive laser procedure for the treatment of varicose veins resulting from reflux of the greater saphenous vein. The causes of varicose veins are commonly genetic. People with past vein diseases, new mothers, overweight individuals, and people with jobs or hobbies that require extended standing also are at risk. According to a 1973 report by the University of Michigan under a comprehensive study of the health characteristics of the community of Tecumseh, Michigan, approximately 25% of women in the US have varicose veins. In addition, varicose veins are more prevalent in older people. The Tecumseh study was a comprehensive longitudinal research study that tracked the health of a sample population of 7,000 to nearly 9,000 people at three intervals over the course of a decade, from the late 1950s to the late 1960s. According to the Tecumseh study, at least 42% of Americans over age 60 have varicose veins and this number is increasing as the population continues to age. The Tecumseh study also indicates that at least 72% of women over age 60 in the US have varicose veins. According to the American Association of Retired Persons, approximately 76,000,000 people in the US are 50 or older, and approximately an additional 4,000,000 people turn 50 each year. Based on this data, we estimate that between 25,000,000 and 40,000,000 Americans suffer from venous insufficiency.

We believe that as many as 1,000,000 people worldwide undergo vein-stripping operations each year, but there are many more who suffer the pain, discomfort and unattractive appearance of their legs in order to avoid having surgery to treat their condition. We believe that most patients who undergo vein-stripping procedures are candidates for endovenous laser treatment. Endovenous laser treatment has several competitive advantages over the current vein-stripping treatment. Endovenous laser treatment is a 45 minute procedure per leg that can be performed in a physician's office, usually under local anesthesia and with the procedure guided by ultrasound technology. Endovenous laser treatment also has a quick recovery period, reduced or minimal pain and no appreciable scarring. In an endovenous laser treatment, the area of the leg affected is anesthetized locally and a thin laser fiber is inserted into the effected vein to deliver the laser energy in short pulses or as a continuous application. At the end of the procedure, after the fiber is withdrawn, a compression bandage is applied and worn up to three days. In addition, a compression stocking is worn for seven days. Patients can resume their normal routine, barring vigorous physical activities, directly after receiving the laser treatment. Vein stripping is a surgical procedure that requires an overnight hospital stay, a painful recovery period of several weeks, and possibly post-op scarring from incisions and post-op infections. During clinical studies, 98% of first-time endovenous laser treatment treatments in clinical trials have been successful. A second endovenous laser treatment has successfully resolved the remaining cases.

We developed our EVLT(R) product line as a complete clinical solution and marketing model, including a laser, disposable kit and a training and marketing plan, to assist physicians, clinics and hospitals in responding to the demand for treatment of varicose veins in a minimally invasive manner. EVLT(R) is attractive to physicians because it is a rapid treatment for patients, reduces costs, is an efficient use of resources, reduces the rate of complications and we believe that patients will request this treatment. Also, EVLT(R) for treatment of greater saphenous vein reflex is considered a non-cosmetic procedure that may be reimbursable by health insurance providers if the treating physician is knowledgeable about the reimbursement system and obtains preapproval.

Due to the relative newness of the EVLT(R) procedure, currently available long term clinical data demonstrating the effectiveness of the EVLT(R) procedure in maintaining closure of the greater saphenous vein is limited to three years. The lack of longer term clinical data may affect the ability of patients undergoing this procedure to obtain reimbursement from their health insurance carriers.

Recently, a new study, co-authored by Dr. Robert Min, our paid consultant, entitled "Endovenous Laser Treatment of Saphenous Vein Reflux: Long-Term Results," was published in the August 2003 issue of the Journal of Vascular and Interventional Radiology.

This study shows what we believe to be excellent long-term results for the successful occlusion of varicose veins caused by reflux of the greater saphenous vein. The data presented in the study shows that minimally invasive laser treatment of varicose veins has a high long-term success rate, low complication rate and rapid recovery. The Cornell study included 499 limbs with varicose veins treated by EVLT(R)over a three-year period. Patients were evaluated clinically and with duplex ultrasound scans at 1 week, 1 month, 6 months, 12 months, 24 months, and 36 months to assess efficacy and adverse reactions. Successful occlusion of the greater saphenous vein after initial treatment was 98.2% and at 2 year follow-up 93.4% remain closed (113 of 121 limbs followed for 2 years). Importantly, all recurrences occurred prior to 9 months with the majority noted less than 3 months following endovenous laser treatment. In this study, there were no reports of skin burns, no abnormal nerve sensation and no deep vein clots. In comparison, traditional surgery (ligation and stripping) often requires general or spinal anesthesia and can take up to 4 weeks for full recovery. Pain, bruising and scarring are also common. The results in this study also show EVLT(R)to be comparable or superior to those reported for other options available for treating greater saphenous vein reflux, including ultrasound guided sclerotherapy, and radiofrequency ablation.

This study was co-authored by Dr. Robert Min, Director of Cornell Vascular in New York and Vice-Chairman of Radiology at Weill Medical College of Cornell University. Dr. Min is a paid consultant to Diomed, and is an inventor of the EVLT(R), who sold his rights to this patent to Diomed on September 3, 2003. Dr. Min assists Diomed in physician training and in the development of medical treatments using EVLT(R). He has been a paid consultant to us since August 2001. As of September 30, 2003, Dr. Min owned options to purchase 1,034,575 shares of common stock. See "Recent Developments - Acquisition of Exclusive EVLT(R) Patent Rights" for further details.

EVLT(R) represented a significant percentage of our total revenue in 2002, and EVLT(R)will be our primary source of revenue in 2003. We also developed our EVLT(R) product line as a complete clinical solution and marketing model, including a laser, disposable kit, clinical training and a marketing plan, to assist physicians, clinics and hospitals in responding to the demand for treatment of varicose veins in a minimally invasive manner. In addition, we have developed a website--www.evlt.com--to provide patients with education about treatment options and benefits of EVLT(R). We expect that as the volume of EVLT(R) procedures performed increases so may our disposable sales. We believe that the US represents the single largest market for EVLT(R).

2. CANCER TREATMENTS UTILIZING PHOTODYNAMIC THERAPY.

We were the first diode laser manufacturer to receive FDA clearance for use of our lasers and optical fibers in photodynamic therapy cancer treatments. Photodynamic therapy is an effective palliative treatment for late-stage lung and esophageal cancers and is under study for treatment of various other cancers throughout the body. Photodynamic therapy is based on the discovery that certain chemicals can kill one-celled organisms in the presence of light. Recent interest in photosensitizing agents stems from research showing that some of these substances have a tendency to collect in cancer cells. The photosensitizing agent injected into the body is absorbed by all cells. The agent remains in or around tumor cells for a longer time than it does in normal tissue. When treated cancer cells are exposed to red light from a laser, the

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light is absorbed by the photosensitizing agent. This light absorption causes a chemical reaction that destroys the tumor cells. Light exposure is carefully timed to coincide with the period when most of the agent has left healthy cells but still remains in cancer cells. There are several promising features of photodynamic therapy in treating cancer: (1) cancer cells can be selectively destroyed while most normal cells are spared, (2) the damaging effect of the photosensitizing agent occurs only when the substance is exposed to light, and
(3) the side effects are relatively mild. The laser light used in photodynamic therapy is directed through an optical fiber (a very thin glass strand). The optical fiber is placed close to the cancer to deliver the proper amount of light. For example, the fiberoptic can be directed through a bronchoscope into the lungs for the treatment of lung cancer or through an endoscope into the esophagus for the treatment of esophageal cancer.

Our photodynamic therapy product line of photodynamic therapy solutions uses our own proprietary technology. When used in combination with a photosensitizing drug, photodynamic therapy provides the cancer therapy. As indicated, photodynamic therapy requires three-interacting elements: (1) a photosensitive drug that is absorbed by cancerous and abnormal cells, (2) a light source (laser) of a specific wavelength that activates the drug, and (3) a delivery system, including a thin optical-fiber to guide the light source to the target area. Our photodynamic therapy line is a delivery system of laser technology, support services and fiber disposables to the global photodynamic therapy industry.

Photodynamic therapy technology is only effective when these three components are working in concert. We work jointly and early in the clinical development process with photodynamic therapy drug companies to design a laser that optimizes the most effective wavelength in combination with their photodynamic therapy drugs. We have long-term relationships with some photodynamic therapy drug companies, and have sold lasers to be used in clinical trials for photodynamic therapy applications. Currently, our relationship with Axcan Pharma is the most active, as other collaborative partners are at earlier stages of development with respect to their photodynamic therapy drugs using our products.



In the US, regulatory approval by the FDA is given for each specific treatment in response to a specific pre-market approval application. Each pre-market approval application is generally addressed to a use for the device that the pre-market approval application specifies. The FDA considers photodynamic therapy a modality that requires a combination pre-market approval application, where the photodynamic therapy drug company, laser manufacturer and fiber manufacturer work together to obtain regulatory approval for the complete medical procedure. The lengthy regulatory approval process and FDA modality factor create significant obstacles to potential competition. In addition, we have forged collaborative relationships with significant players in photodynamic therapy drug development, thus limiting our risk should one of the photodynamic therapy companies fail to receive regulatory approval or perform poorly in the marketplace.


In August 2000, we and Axcan Pharma together received regulatory approval for our 630nm laser and OPTIGUIDE(R) fiber, and Axcan Pharma's Photofrin(R)drug used in the palliative treatment for late stage lung and esophageal cancers. In November 2000, we entered into a 5-year exclusive supply contract with Axcan Pharma for lasers. Axcan Pharma is developing other clinical applications using Photofrin(R), including treatment for Barrett's Esophagus, a pre-cursor to cancer of the esophagus. Axcan Pharma has pursued an application for FDA clearance for Photofrin(R) and our lasers and fibers for use in the treatment of Barrett's Esophagus. In December 2002, the FDA issued an approvable letter in connection with Axcan Pharma's application. Axcan Pharma announced that it received FDA clearance for the photodynamic therapy for Barrett's Esophagus in August 2003.

Our understandings regarding the market for photodynamic therapy are derived from a variety of sources, and represents our best estimate of the overall market sizes presented in certain disease areas. The actual market size and our market share, depend upon a number of factors, including:


          - competitive treatments, either existing or those that may arise in the future;

          - our products' performance and subsequent labeling claims; and

          - actual patient population at and beyond product launch.


Our sales of our photodynamic therapy product line are dependent upon the clinical development process and the commercialization of photodynamic therapy drugs by photodynamic therapy drug companies. As a result, our sales may fluctuate in relation to the timing of photodynamic therapy drug companies achieving their strategic initiatives. Certain additional factors may slow the growth of a market for photodynamic therapy procedures. Like any new clinical solution, photodynamic therapy has to show long term results in order to gain acceptance. The cancers that photodynamic therapy is being developed to treat

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


are slow to develop and acceptance of the procedure requires long term follow up. As a result, there is currently a lack of long term clinical data for photodynamic therapy. Furthermore, the diversity of different cancers requires us to obtain data based on each type of cancer studied. Also, photodynamic therapy may cause a photosensitivity side effect in certain patients such that they are highly sensitive to sunlight for several days. In some patients this side effect may cause skin burns if the patient is exposed to sunlight.

We currently believe that the potential market for our EVLT(R) product line is larger than the potential market for our photodynamic therapy product line. We also expect sales of EVLT(R) products and services to account for an increasingly higher proportion of our total sales revenue as compared to photodynamic therapy products. Therefore, while we continue to pursue sales of our photodynamic therapy product line and to pursue development of new photodynamic therapy applications through the efforts of our collaborative partners, our present emphasis is on our EVLT(R) product line and we are concentrating our marketing and sales efforts towards the EVLT(R) product line.

3. FIBERS AND DISPOSABLE ITEMS.

To address medical conditions with minimally invasive techniques, we offer physicians an integrated clinical solution, including a laser and disposable procedure kits or individual fibers. Optical fiber is the necessary system that delivers the laserlight during surgical, endovenous laser treatment and photodynamic therapy procedures. These sterile fibers, typically used only once, can generate a steady stream of revenue. We sell self-contained EVLT(R) kits of disposable items, which include an optical fiber, a sheath that acts as an introduction for the fiber, a needle, a tray cloth and protective packaging. In some cases, we sell only the fiber.

The potential market for kits, fibers and other disposable items is driven by the adoption rate of the specific clinical procedure. We have and will continue to generate a disposable market by developing and promoting specific procedures, such as endovenous laser treatments. As EVLT(R) gains market share in comparison to vein-stripping and other varicose vein procedures, so will the volume of kits and fibers used in these treatments, and similarly, as the number of photodynamic therapy procedures using our products increases, the volume of fibers we sell for use in these procedures will increase. As a result, we believe that our revenue stream is likely to increase if we are able to incent physicians to purchase the fiber and disposable procedure kits that we sell.

4. OTHER CLINICAL APPLICATIONS.

Our technologies are also used in general surgical applications as well as in dental applications. While our focus is on the development of specific clinical applications, such as varicose vein treatment with EVLT(R) and cancer treatment with photodynamic therapy, other medical applications can be, and are being, performed with our lasers. Through September 30, 2003, for instance, the FDA had also cleared our diode laser technology for open and endoscopic surgical procedures, which are used to treat vascular and pigmented lesions. Potential clinical applications that we may address include:

Nasal Polypectomy: Nasal polyps are usually benign growths in the nose, which are removed with the laser with minimal bleeding and quick recovery period.

Turbinate Reduction: The turbinates are structures in the nose which can become enlarged due to conditions such as allergies and obstruct the airways. The laser can be used to reduce their size and clear the blockage. Other nasal procedures include: ethmoidectomy, meatal antrostomy, maxillary endo-sinus surgery. These various procedures involve the removal of blockages, opening up of the various airways and gaining access to various structures within the nose.

Dacryocystorhinostomy (DCR): Tear ducts take tears from the corner of the eye down into the nose. Blockage of the tear ducts results in watery eyes. The laser fiber can be used to reopen the channel from the tear duct into the nose and resolve the problem. This simple procedure can be performed under local anesthetic, is less traumatic than conventional surgery and leaves no surgical scarring.

Ontological Surgery: By carbonizing the end of the fiber, the trapped laser energy heats up the tip producing in effect a tiny "hot knife", which can be used, for cutting away tissue in a variety of conditions in the ear. The fine tip size makes it an exceptionally controllable tool. Applications include Stapedotomy and Stapedectomy (treatments involving the auditory bones in the ear to correct hearing problems), Myringotomy (incision in eardrum to relieve pressure from infection), Cholesteatoma and Acoustic neuron (benign growths in the ear which are removed).

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Uvulopalatoplasty (LAUP): Reshaping of the soft palate and uvula at the back of the mouth is done in severe cases to reduce snoring and can be performed in one session using a fine sculpted tip fiber. The coagulated area surrounding the incision ensures virtually no blood loss, faster patient recovery and minimal post-operative nursing requirements.

Vaporization of Tumors: Areas of abnormal tissue due to inflammation or infection can be destroyed or reduced in size with heat energy. The laser delivers this in a very controllable way with a known depth of effect, which avoids damage to surrounding structures.

Gastro-Intestinal Cancer: Cancer in the gullet will grow and block the tube stopping the patient from swallowing. The cancer can be reduced in size and the tube reopened using the laser. This relieves the symptoms allowing the patient to eat fairly normally, often returning home. It does not cure the cancer but produces a temporary improvement in quality of life.

Lung Tumors: Cancers in the lung will grow and obstruct the airways causing breathing problems for the patient. The cancer can be reduced in size and the airway reopened using the laser. This relieves the symptoms allowing the patient to breathe more normally. Again, it does not cure the cancer but produces a temporary improvement in quality of life.

Vascular Lesions: Although seen as primarily a cosmetic problem, vascular and pigmented lesions can have a profound effect on lifestyle especially when they occur in young people. For many years lasers have been used to deal with such lesions with a high degree of success. Such treatments are simple to perform and the nature of the laser light allows for a high degree of precision while side effects are kept to a minimum. The laser can be used by shining it through the skin (transdermally) to reduce the lesions' appearance. Delivery of the laser energy is simplified by a range of specially designed hand pieces.

Neurosurgery: There are a variety of intercranial tumors which can be treated with the laser. Those most suitable for laser assisted ablation are the benign forms especially the various meningiomas. The laser can also be useful in gaining access to lesions involving the brain stem and for removing acoustic neuromas. The hemostatic properties of the laser, its controllability and the limited collateral effects make the laser highly suitable for neurosurgical applications.

Urology: The laser can be used in the treatment of Benign Prostate Hypertrophy
(BPH) in three different ways. It can be used transurethrally to debulk the prostate by contact tissue removal or by non-contact tissue coagulation. It can also be used to shrink the prostate by interstitial therapy. In addition, the laser can be used to destroy bladder tumors and for a variety of open surgical techniques where its ability to cut and coagulate simultaneously are utilized.

Interstitial Therapy: The laser can be used to treat tumors within normal tissue by thermally destroying them in situ. This technique is applicable to liver metastases, osteoid osteomas and breast tumors. In addition, the laser can be used in a similar way on the nucleus pulposus to cause shrinkage and reduce pressure within the discs of the lower back. This latter technique is called Percutaneous Laser Disc Decompression (PLDD).



There may be one or more common pathways for the development of products for these potential clinical applications. In general, however, each of them will require extensive preclinical studies, successful clinical trials and cleared pre-market approval applications or 510(k)s before we can generate significant revenues from them. We have no pending regulatory applications or clinical studies. We may rely on third parties, including our collaborative partners, to design and conduct any required clinical trials. If, we are not able to find appropriate third parties to design and conduct clinical trials, and if we do not have the resources to administer clinical trials in-house, this process may become even more lengthy and expensive. Since we collaborate with third parties, those parties generally maintain certain rights to control aspects of the application development and clinical programs. Our business depends in part on our ability to obtain regulatory approval for expanding applications and uses of our products. Therefore, delays or other related problems may adversely affect our ability to generate future revenues.


We may rely on third parties, including our collaborative partners, to design and conduct any required clinical trials. In the future, we may not be able to find appropriate third parties to design and conduct clinical trials or we may not have the resources to administer clinical trials in-house. Therefore, this process may become even more lengthy and expensive. Moreover, our collaborative partners have certain rights to control aspects of the application development and clinical programs. As a result, these programs might not be conducted in the manner we currently contemplate. Since our business' success is

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


heavily dependent upon our ability to achieve regulatory approval for the applications and uses of our products, our revenues may be adversely affected by delays or other related problems.

Data already obtained from preclinical studies and clinical trials of our products under development does not necessarily demonstrate that favorable results will be obtained from future preclinical studies and clinical trials. A number of companies in the medical devices industry, as in the pharmaceutical industry, have suffered setbacks in advanced clinical trials, even after promising results in earlier trials.

5. ORIGINAL EQUIPMENT MANUFACTURING.

Our technology and manufacturing capability has attracted original equipment manufacturing partners. In the typical original equipment manufacturing relationship, we produce the laser and other products to the original equipment manufacturing customer's specifications, which will then be marketed under the original equipment manufacturing's label. Our most significant original equipment manufacturing relationship is with Olympus in Japan, which is using our technology for surgical and dental applications.

                                  MANUFACTURING

We manufacture our products with components and subassemblies that our subcontractors supply. We assemble and test each of our products at our Cambridge, England facility. Ensuring adequate inventory, continuous cost reduction and superior product quality are top priorities of our manufacturing operations. To achieve our goals, we work closely with our research and development, sales and marketing teams, and effectively manage a limited number of what we believe to be the most qualified suppliers.

We use a variety of materials, including mechanical, electronic, optical components and subassemblies for the lasers, plus other materials that our customers purchase for direct consumption, such as disposable items sold in kit form and fibers. With the lasers constructed in the UK, local high-quality sources of supply are utilized for metalwork components and subassemblies. We procure standard off-the-shelf-electronic components from various UK suppliers. Because of their complexity, high quality requirements and relatively low volumes we choose to procure our optical components from a single source. We also use a number of different laser diodes for our various products. The diodes are also currently single-sourced, although we are currently exploring available opportunities for dual sourcing. Currently, the majority of these suppliers are located in the U.S., Japan and Europe. In addition, we purchase the fibers contained in our clinical solution kits, and those fibers required to support our FibersDirect.com business, from suppliers in the US. During 2001, our principal supplier of diodes which we used to manufacture lasers was HPD, and our principal suppliers of materials which we used to manufacture fibers were Pioneer, Inc. and Laser Peripherals. In 2002, we changed our principal supplier of diodes to Laser Diode, Inc., although HPD remains an available alternative supplier of diodes. Pioneer and Laser Peripherals continued to be our main suppliers of fiber in 2002 and pioneer has been our main supplier of fiber in 2003. Because most of our raw materials and components are available from various sources, we are currently developing qualified backup suppliers for each of these resources.

We currently outsource most of our manufacturing of disposable fibers used in EVLT(R), photodynamic therapy and other surgical procedures. In 2002, disposable fibers represented approximately 28% of our total sales, whereas in 2001, disposable fibers represented approximately 17% of our total sales. For the nine months ended September 30, 2003, disposable fibers represented approximately 30% of our total sales. We license the right to manufacture the OPTIGUIDE(R) fibers used in photodynamic therapy procedures and subcontract the manufacturing to a third party. We own the patent applications for EVLT(R) disposable fiber technology and subcontract the manufacturing to a third party. We subcontract the production of EVLT(R) kits of disposable items, consisting principally of a fiber, a sheath used to introduce the fiber into a vein and a needle used to insert the sheath. Each of these EVLT(R) components is currently purchased from third parties. We purchase disposable fibers used in other surgical procedures directly from third parties.

Lead times for components and materials may vary significantly depending on the size of the order, specific supplier requirements and current market demand for the components. Inability of our suppliers to meet our requirements on a timely basis could interrupt our production until we obtain an alternative source of supply. To date, we have not experienced significant delays in obtaining any of our products.

We are required to manufacture our products to comply with the international standard ISO 13485:2001 and the FDA's Quality System Regulations,

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or "QSR." The ISO 13485 and QSR cover the methods and documentation of the design, testing, control, labeling, packaging, storage and shipping of our products. Our manufacturing facility is subject to periodic audits by regulators who conduct inspections which must be satisfactory for us to maintain ISO approval, and it is also auditable by the FDA. Our failure to maintain compliance with the ISO 13485 and QSR requirements could result in the shut down of our manufacturing operations and the recall of our products. If one of our suppliers were not to maintain compliance with our quality requirements, we might have to qualify a new supplier and could experience manufacturing delays as a result. In November 1999, we became certified to manufacture in the United Kingdom and upgraded to ISO 13485 in 2001. In 2002, we underwent an FDA Quality Systems Regulation Inspection and received a satisfactory letter in from the FDA as a result of this inspection.

                               SALES AND MARKETING

In the US, we sell, market and distribute our products and services directly through direct sales representatives and through "independent sales representatives." Independent sales representatives are independent contractors and not employees. Our independent sales representatives commit to achieving certain minimum sales targets, and we compensate them on a commission only basis. If an independent sales representative fails to meet its minimum sales targets, then we have the right to terminate our relationship. Internationally, we sell our products primarily through distributors.

Our primary sales focus in the US has been the commercialization of EVLT(R). We began to use independent sales representatives in the later half of 2001, before the FDA approved our EVLT(R) product line in January 2002. Subsequent to the FDA's clearance of EVLT(R) and given the dynamics of selling clinical applications, including lasers and disposable products, we made the decision at the end of the first quarter in 2002 to execute a direct sales strategy to commercialize EVLT(R) in the US. In addition, in September 2002, we engaged Sigmacon Health Products Corporation to be our distributor in the Canadian market. Since expanding our sales force, we have been engaged in training our sales representatives and in enhancing our proprietary marketing materials. We will continue to monitor sales activities and strategies and adjust the number of direct sales representatives, independent sales representatives and distributors to address market needs and opportunities in the future.

In November 2000, we formed FibersDirect.com, a US business unit that acts as a direct marketing conduit by providing on-line information for available products and access to our sales staff by e-mail. FibersDirect.com enables distribution of fibers directly from the manufacturer to the end-user. Our OPTIGUIDE(R) fibers, used in photodynamic therapy cancer treatments, are promoted via FibersDirect.com.

Internationally, we sell, market and distribute our products and services through a network of distributors in Europe, the Middle East, South America, Central America and Asia. We typically commit our distributors to minimum product purchases and we may terminate our relationships with distributors who do not meet their minimum purchase levels. We have not given our distributors price protection or product return rights. We do not remotely monitor inventory levels of our products once we sell them to distributors, but may obtain that information as needed by our contact with the distributor. We also develop and maintain strategic marketing alliances for international sales and marketing. These alliances exist under agreements with companies including Olympus ProMarketing, Inc. and Axcan Pharma. Each of these agreements relates to certain products and market segments.


We target our marketing efforts to physicians through office visits, trade shows and trade journals, and to consumers through point of service information brochures and our websites, www.evlt.com (which provides information to patients and physicians about EVLT(R)) and www.fibersdirect.com (which provides product and pricing information to prospective customers about our available optical fibers). We expect that consumer awareness will increase demand for the treatment methodologies we address and for our products. Our sales philosophy includes establishing strong collaborations with well-known people in the industry regarding our technology platforms, compiling substantive clinical data and supporting the publication of peer review articles. With respect to EVLT(R), we believe that we have collected more clinical data regarding our products and their application than any of our competitors in the endovenous laser treatment market.


In fiscal years 2000 and 2001, two of our customers each accounted for more than 10% each of our revenues. In 2000 and 2001, approximately 50% of our sales were generated domestically versus internationally. In fiscal year 2002, only one of our customers accounted for more than 10% of our revenues, and approximately 55% of our sales were generated in the US versus internationally. In the nine months ended September 30, 2003, only one of our customers accounted for more than 10% of our revenues, and approximately 60% of our sales were generated in the US versus internationally.

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Going forward, we believe that our annual dependence on any individual customer or group of customers should decrease because we expect more of our revenues to be generated from sales of EVLT(R) to individual physician practices rather than to large-scale distributors. In addition, we believe that our percentage of sales generated domestically should increase as EVLT(R) market penetration in the US increases.

We envision that by developing and marketing procedures to doctors that involve selling key components--namely lasers and their related single use disposables--we will have the potential to create recurring sales. Our plan is that each future procedure will be accompanied with a disposable component to provide recurring sales.


In 2004, while we expect to focus on the development and growth of EVLT(R) sales worldwide, we will continue to support the development and approval of new applications for photodynamic therapy products, and to continue our research and development efforts aimed at enhancing our products' effectiveness and manufacturing efficiencies.


                                   COMPETITION

The medical device industry is highly competitive and regulated, and is subject to rapid and substantial technological change. We compete primarily on the basis of performance, brand name, reputation and price. Developments by others, both public and private, may render our products under development or existing technologies noncompetitive or obsolete, or we may be unable to keep pace with technological developments and other market factors. Existing and potential competitors may develop products and clinical solutions that could prove to be more effective, safer or less costly than our products and clinical solutions. Many of these competitors have significantly greater financial and human resources than we do, and have established reputations as well as worldwide distribution channels that are more effective than ours. Such competition involves an intensive search for technological innovations and the ability to market these innovations effectively. The introduction of new products and clinical applications by competitors may result in price reductions, reduced margins, loss of market share and product replacements, even for products protected by patents. There can be no assurance that competitors, many of which may have made substantial investments in competing technologies, would not prevent, limit or interfere with our ability to make, use or sell our products either in the United States or in international markets. To compete effectively in the marketplace, we require the financial resources to effectively support our activities in the following key areas: research and development, regulatory compliance, quality control, sales and marketing, distribution and technical information and training services.

In the vein treatment market, our competitors include manufacturers and marketers of surgical and radiofrequency devices, and pharmaceutical companies that provide drugs used in sclerotherapy and other vascular diseases. Within the specific endovenous laser treatment market which our EVLT(R) products serve, Biolitec A.G., AngioDynamics, Inc. (a subsidiary of E-Z-EM, Inc.) and Dornier MedTech GmbH are our main competitors for surgical diode lasers. AngioDynamics does not manufacture lasers or optical fiber and we understand it currently has an original equipment manufacturing agreement with Biolitec for these goods. AngioDynamics received FDA clearance for its device in November 2002, approximately 10 months after Diomed. Biolitec, Lumenis and Dornier, among others, are our competitors in the general surgical laser market. AngioDynamics and Vascular Solutions currently compete with us for kits used in endovenous laser treatment.


We believe that our EVLT(R) system and comprehensive physician management tools are superior to the products offered by our direct competitors. EVLT(R) uses a laser wavelength that has been proven 98% effective in FDA trials and in peer reviewed data. As to varicose vein treatments using radiofrequency, offered by our competitor, VNUS, Diomed's EVLT(R) treatment is a faster procedure, uses substantially less expensive disposables and has clinically proven safety results that are superior to the safety results reported for VNUS. EVLT(R) offers physicians comprehensive practice management tools, including physician training and practice development. Dornier, Biolitec and AngioDynamics offer some practice management assistance, but we believe that, to the extent offered, our competitors' practice management tools are significantly less comprehensive than ours.


In the cancer treatment market, our competitors include manufacturers and

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marketers of surgical and radiation therapy devices, and all the pharmaceutical companies that provide various drugs used in chemotherapy and immunotherapy. Within the specific photodynamic therapy market, Lumenis, Laserscope and Biolitec are our main competitors. We currently have one FDA-cleared diode laser in the US for photodynamic therapy cancer applications, which is used in conjunction with Axcan Pharma's Photofrin(R)drug for late stage lung and esophagus cancers.

We also face competition from current widespread treatment practices, including surgery, chemotherapy and radiation. Since most photodynamic therapy cancer treatments are still in clinical trials, no long-term safety or efficacy data is available. As a result, cancer patients may be more likely to choose proven traditional forms of treatment.

We expect that our principal methods of competition with other photodynamic therapy support companies will be based upon such factors as:


          - the ease of administration of our partners' photodynamic therapy methodologies;

          - the degree of generalized skin sensitivity to light;

          - the number of required doses;

          - the safety and efficacy profile;

          - the selectivity of photodynamic therapy drug for the target lesion or tissue of interest;

          - the type and cost of our light systems; and

          - the cost of our partners' drug.


Increased competition could result in:


          - price reductions;

          - lower levels of third-party reimbursements;

          - failure to achieve market acceptance for our photodynamic therapy product line, and loss of market share.


                 PATENTS, TRADEMARKS AND PROPRIETARY TECHNOLOGY

We hold US and international patents for inventions in the following areas: endovenous laser treatment of varicose veins, solid state laser diode light source, high power light source, peltier-cooled and medical spacing guide. These patents expire from 2011 to 2018.

In June 2002, the US Patent and Trademark Office issued Patent No. 6,398,777 ("Endovascular laser device and the treatment of varicose veins") regarding this technology. The technology is for the process of using lasers and fibers to perform endovenous laser treatment procedures. We formerly licensed technology for the EVLT(R) process from one of its inventors, Dr. Robert Min, on a non-exclusive basis, although Dr. Min had agreed not to license the process technology to any third party so long as we were not in breach of our obligations under our agreement with him. On September 3, 2003, Diomed acquired exclusive rights to US Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins. These patents relate to the technology underlying our EVLT(R) product. This acquisition resulted from two transactions.

In the first transaction, Diomed purchased the interest in the EVLT(R) patent owned by one of its five named inventors, Dr. Robert J. Min. This transaction was completed under a purchase agreement between Diomed and Dr. Min entered into on July 23, 2003. On September 3, 2003, Diomed paid the purchase price set forth in the Purchase Agreement (consisting of $500,000 in cash and options to purchase 1,000,000 shares of our common stock) in exchange for Dr. Min's assignment to Diomed of his interest in the EVLT(R) patent. Diomed has agreed to pay to Dr. Min variable payments based on Diomed's sales of products using the EVLT(R) patent. Dr. Min had previously licensed the EVLT(R) patent to Diomed and had served as a consultant to Diomed. Dr. Min's consulting agreement with Diomed was amended to reflect the changes in the relationship between him and Diomed as a result of Diomed's acquisition of the EVLT(R) patent rights. Dr. Min will continue to act as a consultant to Diomed under the revised consulting agreement.

In the second transaction, Diomed licensed, on an exclusive basis, the EVLT(R) patent from Endolaser Associates, LLC, the assignee of interest in the EVLT(R) patent from the other four named inventors. This transaction was completed under a license agreement between Diomed and Endolaser Associates entered into on July 11, 2003. On September 3, 2003, Diomed paid Endolaser Associates $1,500,000 in cash in exchange for the exclusive license granted by Endolaser Associates on behalf of the four inventors who had assigned their

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interest in the EVLT(R) patent to Endolaser Associates. Diomed is to make additional payments totaling $2,500,000 in 10 quarterly installments of $250,000 each, commencing October 1, 2003. Diomed has agreed with Endolaser Associates that Diomed will pay variable royalties based on Diomed's sales of products using the EVLT(R) patent.

Together with Dr. Min and his associate, Dr. Stephen Zimmet, we also invented fiber technology that we use with our EVLT(R) products. Drs. Min and Zimmet assigned to us their rights to a patent application regarding this technology. As of November 1, 2003, this patent application was still pending before the US Patent and Trademark Office. We pay a fee for our sale of fibers incorporating this technology. Doctors Min and Zimmet are also our consultants. They provide services to us on an ongoing basis to educate physicians on the use of our EVLT(R) products, and we pay them fees for these services.

We license technology that we currently use in our OPTIGUIDE(R) fiber optic diffuser. Health Research, Inc. owns this patented technology, and exclusively licenses it to QLT, Inc. In turn, QLT sublicenses it to us on a non-exclusive basis. The sublicense continues until the licensed patent rights expire or the license from Health Research to QLT is terminated, whichever comes first. Health Research may terminate its license to QLT if QLT breaches its obligations under the license and does not cure the breach within 90 days, or if QLT becomes insolvent. QLT may terminate our sublicense if we breach our obligations under the sublicense, such as failing to pay royalties, and do not cure the breach within 90 days, or if we become insolvent.


We have received trademark registrations from the US Patent and Trademark Office for the trademarks "Diomed," "OPTIGUIDE" and "EVLT." We have initiated trademark registrations "Summer Legs" as a trademark and/or service mark, but we have not yet received registrations for this particular mark. We registered various domain names, including diomedinc.com, diomed-lasers.com, fibersdirect.com, fibresdirect.com, summerlegs.com and evlt.com.


Our proprietary technology includes:


          - a device for scanning laser beams in a pre-defined pattern across the patient's skin;

          - an enclosure for protecting laser diodes and modules;

          - a low cost method for measuring the light from optical fibers of differing geometry (under development);

          - a common platform for laser diodes of different wavelengths;

          - a user interface that is appropriate to the clinical setting;

          - a monolithic optical geometry for implementing the patented technology;

          - a means for driving the laser diodes that provides a wide dynamic range; and

          - a means for efficiently removing heat from the diodes thereby allowing the instrument to operate with standard line power as the only service.


The patent position of medical device companies generally is highly uncertain. Some of the risks and uncertainties include:


          - the patent applications owned by or licensed to us may not result in issued patents;

          - our issued patents may not provide us with proprietary protection or competitive advantages;

          - our issued patents may be infringed upon or designed around by others;

          - our issued patents may be challenged by others and held to be invalid or unenforceable;

          - the patents of others may have a material adverse effect on us; and

          - significant time and funds may be necessary to defend our patents.


We are aware that our competitors and others have been issued patents relating to optical fibers and laser devices. In addition, our competitors and others may have been issued patents or filed patent applications relating to other potentially competitive products of which we are not aware. Further, in the future our competitors and others may file applications for patents, or otherwise obtain proprietary rights to technology that can be used for such products. These existing or future patents, applications or rights may conflict with our patents or applications. These conflicts could result in a rejection of our or our licensors' patent applications or the invalidation of issued patents, any of which could have a material adverse effect on our ability to focus on the development or marketing of these applications. If conflicts occur, or if we believe that other products may infringe on our proprietary rights, we may

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pursue litigation or other legal remedies, or may be required to defend against litigation. Legal proceedings may materially adversely affect our competitive position, and we may not be successful in any such proceeding. Litigation and other proceedings can be expensive and time consuming, regardless of whether we prevail. This can result in the diversion of substantial financial, managerial and other resources from other activities. An adverse outcome could subject us to significant liabilities to third parties or require us to cease any related research and development activities or product sales. Some of the risks and uncertainties include:


          - we may be required to obtain licenses under dominating or conflicting patents or other proprietary rights of others;

          - these licenses may not be made available on terms acceptable to us, if at all; and

          - if we do not obtain such licenses, we could encounter delays or could find that the development, manufacture or sale of products requiring such licenses is foreclosed.


We also seek to protect our proprietary technology and processes in part by confidentiality agreements with our collaborative partners, employees and consultants. These third parties may breach their agreements with us, and we may not have adequate remedies for their breach. Also, competitors may independently learn or discover our trade secrets.

                               GOVERNMENT APPROVAL

The FDA and comparable international regulatory bodies regulate our medical device products and their applications. The FDA governs, among other things, the following activities that we or our partners perform:


          - product design and development;

          - product testing;

          - product manufacturing;

          - product labeling;

          - product storage;


          - pre-market clearance or approval;


          - advertising and promotion; and

          - product sales and distribution.



Unless an exemption applies, each medical device we wish to commercially distribute in the US will require either prior clearance by the FDA on the basis of what is called a "510(k) application," or a pre-market approval application. The FDA classifies medical devices that are manufactured or sold in the US into one of three classes. Devices deemed to pose lower risks are placed in either class I or II, which requires the manufacturer to submit to the FDA a pre-market notification requesting permission to commercially distribute the device. This process is generally known as 510(k) pre-market notification. Some low risk devices are exempted from this requirement. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in class III, requiring pre-market approval upon a pre-market approval application submitted by the applicant.

Our laser devices require either 510(k) or pre-market approval application approval, depending on the clinical application. These devices generally qualify for clearance under 510(k) procedures. To obtain 510(k) clearance, we must submit a pre-market notification demonstrating that our proposed device is substantially equivalent to a previously cleared 510(k) device or a device that was in commercial distribution before May 28, 1976 (the date that the FDA called for the submission of pre-market approval applications). The FDA's 510(k) clearance review has recently taken from three to twelve months from the date the application is submitted, but it can take significantly longer.

After a device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, requires a new 510(k) clearance or, alternatively, could require pre-market approval. The FDA requires each manufacturer to make this determination initially, but the FDA can review any such decision and can disagree with a manufacturer's determination. If the FDA disagrees with a manufacturer's determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or obtain pre-market approval. If the FDA requires us to seek 510(k) clearance or pre-market approval for any modifications to a previously cleared


                                       33

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product, we may be required to cease marketing or recall the modified device for the unapproved, or so called "offlabel," use until we obtain this clearance or approval. Also, under these circumstances, we may be subject to significant regulatory fines or penalties.

We must submit a pre-market approval application to the FDA if we are not permitted to clear the device through the 510(k) process. We must support our pre-market approval application with extensive data, including technical, preclinical studies, clinical trials, manufacturing and labeling, to demonstrate the safety and efficacy of the device, to the FDA's satisfaction.

After we file a pre-market approval application, the FDA conducts an in-depth review of the submitted information. This review generally takes one to three years, but may take significantly longer. During this review period, the FDA may request additional information or clarification of information provided. Also during the review period, in many cases an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device. In addition, the FDA will conduct a pre-approval inspection of our manufacturing facility to insure compliance with its quality system regulations (known as "good manufacturing practices"). The FDA requires new pre-market approval applications or application supplements for significant modifications to the manufacturing process, labeling and design of a device that is approved through the pre-market approval process. Premarket approval supplements often require submission of the same type of information as a pre-market approval application, except that the supplement may be limited to information needed to support any changes from the device covered by the original pre-market approval application, and may not require as extensive clinical data or the convening of an advisory panel.

We expect that any additional applications that we may seek for our existing laser products will require pre-market approval. The FDA requires pre-market approval for each specific clinical procedure.

The FDA generally requires at least one clinical trial to support a pre-market approval application, and occasionally requires clinical trials to support a 510(k) pre-market notification. These trials generally require submission to the FDA of an application for investigational device exemption, or "IDE." We must support the IDE application with appropriate data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The FDA must approve the application in advance for a specified number of patients, unless the FDA deems the product to be a non-significant risk device and eligible for more abbreviated IDE requirements. Clinical trials for a significant risk device may begin once the FDA and the appropriate institutional review boards at the clinical trial sites clear the application. Future clinical trials of our products may require that we submit and obtain clearance of an IDE from the FDA prior to commencing clinical trials. The results of clinical testing may not be sufficient to obtain clearance or approval of a new intended use of our device.

We are the first company to receive FDA clearance for use of lasers and related applications in endovenous laser treatment and first diode laser manufacturer to receive FDA clearance for use of lasers in photodynamic therapy cancer treatments. In January 2002, we received FDA clearance for use of endovenous laser treatment in the US, in respect of our EVLT(R) product line, making us the first company to receive FDA clearance for this modality and use. Specifically, the FDA approved our EVLT(R) surgical laser and procedure kit as intended for use in coagulation of the greater saphenous vein of the thigh in patients with varicose veins, and the FDA specifically found that the FDA would not require us to submit a pre-market approval application for this use. In December 2002, the FDA granted clearance for the use of EVLT(R) for expanded indications, namely, the use of our D15plus and D30plus diode lasers and disposable kits for the treatment of varicose veins and varicosities associated with the superficial vein reflux of the greater saphenous vein. In August 2000, we and Axcan Pharma received regulatory approval for our 630nm laser and OPTIGUIDE(R) fiber, and Axcan Pharma's Photofrin(R) drug used in the cancer treatment for late stage lung and esophageal cancers. In August 2003, Axcan Pharma announced that it received FDA clearance in connection with an application it had made for expanded indications of the use of Photofrin(R) in conjunction with our photodynamic therapy laser products for the treatment of Barrett's Esophagus.


After a device is placed on the market, numerous regulatory requirements apply. These include:

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


          - quality system regulations, which require manufacturers to follow design, testing, control, documentation and other quality assurance procedures during the manufacturing process;

          - labeling regulations, which prohibit the promotion of products for uncleared or unapproved (off label); and

          - medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.


Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include one or more of the following sanctions:


          - fines, injunctions and civil penalties;

          - recall or seizure of our products;

          - operating restrictions, partial suspension or total shutdown of production;


          - refusing our requests for 510(k) clearance or pre-market approval of new products or new intended uses;

          - withdrawing 510(k) clearance or pre-market approvals that are already granted; and


          - criminal prosecution.


We are also regulated under the Radiation Control for Health and Safety Act, which requires laser products to comply with performance standards, including design and operation requirements, and manufacturers to certify in product labeling and in reports to the FDA that their products comply with all such standards. The law also requires laser manufacturers to file new product reports and annual reports, maintain manufacturing, testing and sales records, and report product defects. We must affix various warning labels and install certain protective devices, depending on the class of the product.

The Radiation Control for Health and Safety Act sets labeling and reporting requirements. Our failure to comply would initially result in a warning letter from FDA informing the company of the noncompliance. Action to correct the non-compliance range from a field correction, such as new labeling being sent to existing customers by mail, to a formal recall of the labeling and replacement with compliant material.

As compliance to existing regulations is included in our new product development protocol, it is unlikely a non-compliance will occur. Labeling and new product compliance are reviewed at discrete intervals during new product development by regulatory and compliance departments prior to the release of any new products.

Foreign governmental regulations, which vary substantially from country to country, govern international sales of medical devices. The time required to obtain clearance or approval by a foreign country may be longer or shorter than that required for FDA clearance or approval, and the requirements may be different.

Some of the risks and uncertainties of international governmental regulation include:


          - foreign regulatory requirements governing testing, development, marketing, licensing, pricing and/or distribution of drugs and devices in other countries;

          - our products may not qualify for the centralized review procedure or we may not be able to obtain a national market application that would be accepted by other European Union member states;

          - our devices must also meet the new Medical Device Directive that became effective in Europe in 1998. The Directive requires that our manufacturing quality assurance systems and compliance with technical essential requirements be certified with a "CE Mark" authorized by a registered notified body of an European Union member state prior to free sale in the European Union; and

          - registration and approval of a photodynamic therapy products in other countries, such as Japan, may include additional procedures and requirements, nonclinical and clinical studies, and may require the assistance of native corporate partners.


These uncertainties could cause delays in our products entering the international market or cause our expenses to increase significantly.

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


The primary regulatory environment in Europe is that of the European Union, which consists of fifteen countries encompassing most of the major countries in Europe. Other countries, such as Switzerland, have voluntarily adopted laws and regulations that mirror those of the European Union with respect to medical devices. The European Union has adopted numerous directives and standards regulating the design, manufacture, clinical trials, labeling and adverse event reporting for medical devices. Devices that comply with the requirements of a relevant directive will be entitled to bear CE conformity marking, such as that issued by the British Standards Institute, indicating that the device conforms with the essential requirements of the applicable directives and, accordingly, can be commercially distributed throughout Europe. The method of assessing conformity varies depending on the class of the product, but normally involves a combination of self-assessment by the manufacturer and a third-party assessment by an official body. This third-party assessment may consist of an audit of the manufacturer's quality system and specific testing of the manufacturer's device. An assessment in one country within the European Union is required in order for a manufacturer to commercially distribute the product throughout the European Union. ISO 9001 certification is one of the CE Mark certification requirements. In November 1999, our facility was awarded ISO 9001 and EN 46001 certification, thereby allowing us to apply the CE mark to our products and market them throughout the European Union. In September 2001, we were the first company to receive the CE mark of approval for marketing endovenous laser therapy products in Europe.

                            THIRD-PARTY REIMBURSEMENT

A patient's ability to secure reimbursement for our existing and future products is critical to our success. In the US, health care providers generally rely on third-party payors, principally private health insurance plans, Medicare and Medicaid, to reimburse all or part of the cost of procedures in which medical devices are used. However, we cannot assure that EVLT(R) and photodynamic therapy, and future products that we develop in connection with photodynamic therapy, endovenous or other medical and clinical procedures, will be reimbursed, or that the amounts reimbursed to physicians would be adequate.

The current cost reduction orientation of the third-party payor community makes it exceedingly difficult for new medical devices and surgical procedures to obtain reimbursement. Often, it is necessary to convince payors that the new devices or procedures will establish an overall cost savings compared to currently reimbursed devices and procedures. We believe that EVLT(R) may offer an opportunity for payors to reduce the costs of treating varicose vein patients by possibly reducing significantly the number of vein stripping procedures performed. We estimate that the cost of varicose vein treatment using EVLT(R)is approximately 25% of the cost of vein stripping procedures. While we believe that EVLT(R) possesses economic advantages that will be attractive to payors, we cannot assure that they will make reimbursement decisions based upon these advantages.

Reimbursement by third-party payors is often positively influenced by the existence of peer-reviewed publications of safety and efficacy data and recommendations by knowledgeable physicians. In regards to EVLT(R), we currently exceed the competition in the magnitude of clinical data we have compiled, and we are currently the only company to have peer-reviewed articles published in scientific journals addressing endovenous laser treatment. Most recently, a new study, entitled "Endovenous Laser Treatment of Saphenous Vein Reflux: Long-Term Results," was published in the August 2003 issue of the Journal of Vascular and Interventional Radiology. This study shows what we believe to be excellent long-term results for the removal of varicose veins caused by reflux of the greater saphenous vein. The study was co-authored by Dr. Robert Min, Director of Cornell Vascular in New York and Vice-Chairman of Radiology at Weill Medical College of Cornell University. Dr. Min is a paid consultant to Diomed, and is an inventor of the EVLT(R), who sold his rights to this patented technology to Diomed on September 3, 2003. Dr. Min assists Diomed in physician training and in the development of medical treatments using EVLT(R). This study is discussed in more detail under "Products, Competencies and Market Opportunities," above.

Reimbursement systems in international markets vary significantly by country and, within some countries, by region. Reimbursement approvals must be obtained on a country-by-country basis or a region-by-region basis. In addition, reimbursement systems in international markets may include both private and government-sponsored insurance. We cannot be certain that we will be able to continue to obtain such approvals in a timely manner, if at all. If we fail to receive acceptable levels of international reimbursement approvals, market acceptance of our products in those countries is likely to be adversely affected.

Nevertheless, the efforts of governments and third-party payors to contain or reduce the cost of healthcare will continue to affect our business and financial condition as a medical device company. In foreign markets, pricing or profitability of medical products and services may be subject to government

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


control. In the US, we expect that there will continue to be federal and state proposals for government control of pricing and profitability. In addition, increasing emphasis on managed healthcare has increased pressure on pricing of medical products and will continue to do so. These cost controls may have a material adverse effect on our revenues and profitability, and may affect our ability to raise additional capital.

In addition, cost control initiatives could adversely affect our business in a number of ways, including:



          - decreasing the price we, or any of our partners or licensees, receive for any of our products;

          - preventing the recovery of development costs, which could be substantial; and

          - limiting profit margins.


                             PRODUCT LIABILITY RISK

Our development of clinical solutions exposes us to significant inherent, industry-wide risks of allegations of product liability. Patients or others who use or sell our products may make these claims.

The following are some of the risks related to liability and recall:


          - we are subject to the inherent risk that a governmental authority or third party may require the recall of one or more of our products;

          - if we obtain insurance coverage in the future, this coverage may not be available at a reasonable cost if at all, or in amounts sufficient to protect us against claims that may be made; and

          - liability claims relating to our products or a product recall could adversely affect our ability to obtain or maintain regulatory approval for our products and their applications.


                               NUMBER OF EMPLOYEES

As of September 30, 2003, we employed a total of 63 full-time employees, 23 of whom are based in the US and 40 of whom are based at Diomed Ltd., our wholly-owned subsidiary in Cambridge, England, where manufacturing and certain international sales are conducted. We believe that our future success will depend in part on our continued ability to attract, hire and retain qualified personnel. None of our employees is represented by a labor union. We believe our employee relations are good.

     DIOMED MERGER AND PRIVATE PLACEMENT OF COMMON STOCK - FEBRUARY 14, 2002

Diomed, Inc. became a wholly-owned subsidiary of the Diomed Holdings, Inc. by way of the February 14, 2002 Merger. The principal purpose of the Merger was to enhance our ability to raise capital for our business by creating a public trading market for shares of our common stock and help us when we negotiate future acquisitions. To facilitate this process, we originally entered into the Merger Agreement with Pashleth Investment Ltd., a Delaware corporation, and granted Pashleth the right, subject to our consent, to assign its rights to a merger partner that would be suitable to our need to raise capital. When Pashleth selected Natexco Corporation, Pashleth assigned all of its rights and obligations under the Merger Agreement to Natexco. As a result, Pashleth had no continuing relationship with the Merger, other than as escrow agent for the proceeds of the contemporaneous private placement. Because Natexco was a public company that had ceased its previous business operations, we believed that this entity could provide us with a better opportunity to access capital and negotiate future acquisitions due to the liquidity afforded by a public trading market.

For financial statement purposes, the Merger was treated as a recapitalization of Diomed, Inc. For tax purposes, we believe the Merger qualifies as a tax-free exchange of equity securities. We have not, however, requested any ruling from the Internal Revenue Service in respect of the tax treatment of the Merger.

Natexco's initial business plan was to provide promotional advertising and public relations services in the United States to Canadian companies lacking the personnel and facilities to conduct these activities outside Canada. This business plan was, however, unsuccessful. On July 30, 2000, Natexco acquired all of the issued and outstanding shares of common stock of Security Software Systems, Inc., a Florida corporation incorporated on October 17, 1996. As a result of the acquisition of Security Software, Natexco was in the sole business of developing, manufacturing, marketing and selling security computer software designed for access control for use by guarded communities, office buildings, high rise condominiums, private estates, country clubs and other secure facilities. Diomed Holdings, Inc.'s sole business activity until the Merger was the operation of Security Software. We abandoned the business of Security Software after the Merger.

On February 14, 2002, pursuant to the Merger Agreement, Diomed Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Diomed Holdings, Inc., merged with and into Diomed, Inc.

Pursuant to the Merger Agreement, Diomed Holdings, Inc. issued:


          - 2,328,922.50 shares of its Class A convertible preferred stock, known as "Class A Stock," to the former holders of Diomed, Inc. common stock in exchange for 9,315,690 shares of common stock of Diomed, Inc. issued and outstanding as of the effective time of the Merger. The 2,328,922.50 shares of Class A Stock were convertible into 9,315,690 shares of Diomed Holdings, Inc.'s common stock, and

          - 1,362,500 shares of its Class A Stock to the former holders of 2,725,000 shares of Diomed, Inc. Series A Preferred Stock issued and outstanding as of the effective time of the Merger. The 1,362,500 shares of Class A Stock were convertible into 5,450,000 shares of Diomed Holdings, Inc.'s common stock.


Immediately prior to the Merger, we consummated a private placement transaction, wherein Diomed, Inc. issued 5,000,000 shares of common stock, at a purchase price of $2.00 per share, and received aggregate gross proceeds of $10,000,000. As a result of the Merger, these shares were exchanged for an equal number of shares of common stock of Diomed Holdings, Inc. The proceeds of the private placement were used to pay $700,000 of bridge loans that Diomed, Inc. had obtained to fund operations prior to the Merger, to pay merger-related fees and expenses, and to provide funds for ongoing corporate needs.

In connection with the Merger, Diomed Holdings, Inc. assumed the obligations of Diomed, Inc. with respect to Diomed, Inc.'s outstanding stock options and warrants. During 2002, Diomed, Inc. issued options representing 450,200 shares of common stock and cancelled 620,655 options held by former employees who departed from Diomed, Inc. or Diomed Holdings, Inc. prior to the options vesting and/or who did not exercise their options within the required post-employment exercise period. As of September 30, 2003, options representing 3,431,838 shares of common stock were outstanding , of which 2,510,758 were exercisable.

As of December 31, 2001, Diomed, Inc. had issued warrants representing 121,924 shares of common stock. On January 1, 2002, Diomed, Inc. issued warrants representing a total of 10,000 shares of common stock to two affiliated investors, Winton Capital Holdings Ltd. and Verus International Group Limited, that provided $700,000 of bridge financing to Diomed, Inc. in October, 2001. See Note (8) of the Notes to December 31, 2002 Audited Consolidated Financial Statements for a description of the terms of this bridge financing. On December 27, 2002, Diomed Holdings, Inc. issued warrants to purchase 8,333,333 shares of common stock to an affiliated investor, Gibralt US, Inc., that provided $2,000,000 of bridge financing to Diomed Holdings, Inc. on that date. See Note
(8) of the Notes to December 31, 2002 Audited Consolidated Financial Statements for a description of the terms of this bridge financing. Accordingly, as of December 31, 2002, warrants to purchase 8,455,257 shares of common stock were outstanding.



On May 7, 2003, we entered into an exchange agreement with the holders of the 8,333,333 warrants we issued on December 27, 2002, wherein the holders of these warrants surrendered all of the warrants to us in exchange for preferred stock that became exchangeable for a total 9,024,391 shares of common stock after we obtained stockholder approval of the issuance of these shares of common stock and listed these shares of common stock with the American Stock Exchange. On September 3, 2003, in connection with the equity financing, we issued warrants to purchase 40,879,063 shares of common stock to our placement agent. Of the warrants issued to the placement agent, 17,150,000 are exercisable at $0.10 per share, 6,187,500 are exercisable at $0.08 per share and 17,541,563 are exercisable at $0.001 per share. All of these warrants expire November 25, 2008. On October 5, 2003, 50,000 warrants that were issued in 2001 expired without having been exercised. On December 21, 2003, an additional 20,000 warrants issued in 2001 expired without having been exercised. During December 2003, a total of 11,010,057 of the warrants we issued to our placement agent on September 3, 2003 were exercised. Accordingly, as of December 31, 2003 there were warrants to purchase 29,920,930 shares of common stock outstanding.


The shares issued to the former Diomed, Inc. stockholders in the Merger represented approximately 51% of Diomed Holdings, Inc. voting securities following the Merger, before giving effect to options and warrants. Assuming that the holders of the options and warrants outstanding at the time of the merger had fully exercised their purchase rights, the shares issued to the former Diomed, Inc. stockholders in the Merger would represent approximately 47.8% of the issued and outstanding voting securities following the Merger, the

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shares issued to the option holders would represent approximately 5.8% of the issued and outstanding voting securities following the Merger and the shares issued to the warrant holders would represent approximately 0.4% of the issued and outstanding voting securities following the Merger.

We believe that each stockholder of Diomed, Inc. that was a US resident at the time of the Merger also was an accredited investor, as the term is defined in Regulation D under the Securities Act, and that the offering by means of the Merger was exempt from the registration requirements of the Securities Act under
Section 4(2) of the Securities Act. The shares that we issued to those persons are subject to restrictions on transfer. Each other stockholder of Diomed, Inc. was not a US resident at the time of the Merger and, as to those stockholders, the Merger was structured to comply with the exemption from registration provided by Regulation S under the Securities Act. The shares issued to non-US residents also are subject to restrictions on transfer. Accordingly, the issue of shares to non-US residents did not require registration under the Securities Act.

Before the Merger, the directors of Diomed, Inc. appointed Peter Norris as a director to fill a vacancy on the board of directors, and to serve in such capacity until the next annual meeting of shareholders or until his earlier resignation or removal. The directors also appointed Peter Klein, then the chief executive officer and president of Diomed, Inc., as chief executive officer and president of Diomed Holdings, Inc. After the Merger, except for Mr. Norris, the pre-Merger directors resigned, Mr. Norris appointed the remaining Diomed, Inc. directors as directors of Diomed Holdings, Inc., and additionally, in consultation with the remaining Diomed, Inc. directors, appointed Kim Campbell as a director of Diomed Holdings, Inc.

Under the terms of the Merger, Diomed Holdings, Inc. was required to file a registration statement with the SEC within 120 days after the Merger and to have the registration statement declared effective within 240 days after the Merger. The registration statement was to cover (i) 5,000,000 shares of Diomed Holdings Inc. common stock issued in the private placement related to the Merger, (ii) 14,765,690 shares of common stock into which the Class A Stock issued in the Merger to the former Diomed, Inc. stockholders convert over a period of approximately two years after the Merger and (iii) 121,924 shares of common stock issuable upon conversion of the shares of Class A Stock that are issuable upon the exercise of Diomed, Inc. warrants that Diomed Holdings, Inc. assumed as part of the Merger. The terms also provided that since Diomed Holdings, Inc. did not meet the requirement of effectiveness within 240 days after the Mergers, it was required to issue a total of 50,000 shares of common stock as a penalty to the stockholders who purchased common stock under Diomed Holdings, Inc.'s agreement with the purchasers of its common stock in the February 14, 2002 private placement.

Diomed Holdings, Inc. filed such registration statement with the SEC within 120 days of the Merger, but this registration statement was not declared effective by the SEC within 240 days after the Merger. This registration statement was declared effective by the SEC on October 24, 2002. Accordingly, Diomed Holdings, Inc. was required to issue a total of an additional 50,000 shares of common stock to the stockholders who purchased shares of common stock in the February 14, 2002 private placement. Diomed Holdings, Inc. filed another registration statement on November 1, 2002 registering for resale these additional 50,000 shares of common stock.

Diomed Holdings, Inc. also agreed to file, 45 days after the effective date of the first registration statement, a second registration statement that would cover the 1,789,370 shares of its common stock issuable upon conversion of all shares of Class A Stock that are issuable upon the exercise of Diomed, Inc. options that Diomed Holdings, Inc. assumed as part of the Merger. According to that agreement, Diomed Holdings, Inc. was required to have filed such a registration statement by December 8, 2002. However, Diomed Holdings, Inc. has not yet filed such a registration statement. The exercise prices of these options were less than the market price of our common stock at the time the second registration statement was required to be filed. Accordingly, Diomed Holdings, Inc. did not file such registration statement to defer the cost of doing so. There is no contractual penalty associated with the failure to file this second registration statement. Diomed Holdings, Inc. expects to file this particular registration statement before the end of 2003.

To the extent not covered by an effective registration statement, shares of common stock issued on the exercise of options or warrants will generally become tradable in the public markets one year after exercise, subject to the volume limitations, manner of sale and notice of sale limitations of the SEC's Rule 144.

                         MIGRATORY MERGER - MAY 13, 2002

At the time of the Merger, Diomed Holdings, Inc. was incorporated in the State of Nevada. In April 2002, our board of directors determined that it was in our best interests and the best interests of our stockholders to change our state of incorporation from Nevada to Delaware by way of the migratory merger. On May 13, 2002, after obtaining stockholder approval, the migratory merger was

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completed by merging Diomed Holdings, Inc. (Nevada) with and into a newly organized Delaware subsidiary, Diomed Holdings, Inc. (Delaware). As a result of the migratory merger, each share of common stock of Diomed Holdings, Inc. (Nevada) outstanding as of the date of the consummation of the migratory merger was converted into one share of common stock of Diomed Holdings, Inc. (Delaware) and each share of Class A Stock of Diomed Holdings, Inc. (Nevada) was converted into four shares of Class A Stock of Diomed Holdings, Inc. (Delaware). The rights and privileges of the common stock and the Class A Stock of Diomed Holdings, Inc. (Delaware) are virtually identical to those of the common stock and Class A Stock of Diomed Holdings, Inc. (Nevada), other than a one for four exchange of shares of Class A Stock of Diomed Holdings, Inc. (Nevada) for shares of Class A Stock of Diomed Holdings, Inc. (Delaware), and a reduction in the number of votes from four votes per share for Class A Stock of Diomed Holdings, Inc. (Nevada) to one vote per share for Class A Stock of Diomed Holdings, Inc. (Delaware).

In connection with the migratory merger, we assumed the obligations of Diomed Holdings, Inc. (Nevada) with respect to Diomed Holdings, Inc. (Nevada)'s outstanding stock options and warrants (formerly the Diomed, Inc. stock options and warrants described above). As a result of the migratory merger, the directors and officers of Diomed Holdings, Inc. (Nevada) became our directors and officers.

Since we have become a Delaware corporation, we and our stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within the prior three years, did own) 15% or more of the corporation's voting stock.

In the migratory merger, the common stock, Class A Stock, warrants and options of Diomed Holdings, Inc. (Nevada) were exchanged with the security holders thereof for common stock, Class A Stock, warrants and options of Diomed Holdings, Inc. (Delaware) and no commission or other remuneration was paid or given for soliciting the exchange. We therefore believe that the securities issued by Diomed Holdings, Inc. (Delaware) in the migratory merger are exempt securities under Section 3(a)(9) of the Securities Act.

                                LEGAL PROCEEDINGS

On October 22, 2001, MBG Technologies, Inc. and its United Kingdom subsidiary Ci-Tec UK Ltd. filed an action, entitled MBG Technologies, Inc. et al. v. Diomed, Inc., et al, Superior Court of the State of California, County of Orange, Case No. 01CC 13525, against us and our UK subsidiary, Diomed Ltd. MBG alleges we disclosed trade-secret information. The trade secrets relate to "the development and distribution of information for non-coherent light sources..." and MBG alleges that we disclosed this information to MBG's competitor, Efos. We deny these allegations. MBG seeks compensatory and punitive damages in an unspecified amount, but apparently at least $80,000, and an injunction against further disclosures by us of MBG's trade secrets. On December 11, 2001, we removed the State Action to the United District Court for the Central District of California, Southern Division, where it is now pending as Case No. SA 01-1190 GLT. We have moved to dismiss the action and compel arbitration to address MBG's allegations. MBG has opposed this motion.

On July 28, 2003, Murray Augenbaum filed an action, entitled Augenbaum v. Diomed Holdings, Inc., in the Delaware Chancery Court (C.A. No. 20454). The complaint and accompanying motion for permanent injunction sought class certification and challenged one of the amendments to our Certificate of Incorporation that was to have been voted upon at the July 2003 Meeting. The amendment in question would have increased the number of authorized shares of our common stock to 500,000,000 shares. The plaintiff challenged the propriety of the record date set for the July 2003 meeting, the voting of all outstanding classes of our capital stock as one class, and the rights of the holders of our Class C Stock and Class D Convertible Preferred Stock to convert their shares and vote their shares as if they had been converted.

On August 6, 2003, we entered into a stipulation of settlement to resolve this case. The terms of the stipulation of settlement required the adjournment of the July 2003 meeting and the reconvening of an annual meeting during the remainder of 2003. Under the stipulation of settlement, at the reconvened annual meeting, we are permitted to submit to the stockholders for their approval each of the matters that had been proposed for the July 2003 meeting. In addition, the stipulation of settlement requires us to pay up to $150,000 to cover the plaintiff's legal fees. A hearing before the Delaware Chancery Court for the settlement of this matter was held on September 15, 2003. After this hearing, the court entered an order that approved the stipulation of settlement as submitted. The stipulation of settlement became final on October 15, 2003 on the

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expiration of the applicable appeal period for the appeal of the Chancery
Court's order and final judgment without an appeal having been filed.

We disclaim any liability relating to any of the settled claims, deny having engaged in any wrongful or illegal activity or having violated any law, regulation or duty, deny that any person or entity has suffered any harm or damages as a result of the settled claims and have made the settlement to avoid the distraction, burden and expense occasioned by continued litigation. The court has made no finding that we engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law, regulation or duty in any respect.

In connection with the stipulation of settlement, on August 22, 2003, we entered into an agreement with the holders of the Class C Stock by which the holders tendered all 20 shares of Class C Stock in exchange for an equal number of shares of Class E Stock, and we entered into an agreement with the holders of the Class D Stock by which the holders tendered all 24 shares of Class D Stock for an equal number of shares of Class F Stock. The Class E Stock and the Class F Stock entitle the holders to one vote per share. Following the exchange of Class C Stock for Class E Stock and Class D Stock for Class F Stock, both the Class C Stock and Class D Stock were eliminated.

Following stockholder approval of the issuance of shares of common stock to be issued in exchange for the Class E Stock and Class F Stock, we had the right to purchase from the holders of the Class E Stock, and the holders of the Class E Stock were obligated to sell, all 20 shares of Class E Stock in exchange for 27,117,240 shares of common stock, and we had the right to purchase from the holders of the Class F Stock, and the holders of the Class F Stock were obligated to sell, all 24 shares of Class F Stock in exchange for 3,021,552 shares of common stock. Upon a sale, lease, exchange or other disposition of all or substantially all of our assets, the holders of the Class E Stock and Class F Stock had the right to tender all shares of their preferred stock in exchange for the corresponding numbers of shares of common stock noted above.

Shares of Class E Stock and Class F Stock were preferred in liquidation to the extent that before any distribution was made to the holders of common stock, there must be a distribution to the holders of the Class E Stock in the amount of $108,469 per share of Class E Stock and a distribution to the holders of the Class F Stock in the amount of $10,072 per share of Class F Stock. The holders of common stock were to share pro rata in the remainder of the net liquidation proceeds.

In connection with the equity financing, on November 25, 2003, we exchanged all of the 20 outstanding shares of Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding shares of Class F Stock for 3,021,552 shares of common stock, and no Class E or Class F Stock is outstanding.


On December 12, 2003, we filed a lawsuit in the United States Federal District Court for the District of Massachusetts seeking injunctive and other relief against Vascular Solutions, Inc. and one of its executives. We allege, among other things, that Vascular Solutions and the executive misappropriated our trade secrets and then improperly used that information to develop and market laser accessory products. We also seek to redress what we allege to be the willful and deceptive manner in which Vascular Solutions has been marketing its laser accessory products by, among other things:

          - infringing our registered EVLT(R) mark;

          - marketing Vascular Solutions' products in a way designed to confuse consumers as to the source and origin of its products;

          - making false and defamatory statements about us and our products;

          - tortuously interfering with our existing and prospective customer relationships; and

          - tortuously interfering with agreements previously entered into by the executive and us that prohibit the executive from disclosing our confidential information to Vascular Solutions or any other third party.

Vascular Solutions has generally denied our allegations.

On January 6, 2004, we filed a lawsuit in the United States Federal District Court for the District of Massachusetts against AngioDynamics, Inc., a subsidiary of E-Z-EM, Inc., seeking injunctive relief and damages for infringement of our US Patent Number 6,398,777 covering the endovascular laser treatment of varicose veins which we use in our EVLT(R) product line, the exclusive rights to which we acquired on September 3, 2003. AngioDynamics has generally denied our allegations. E-Z-EM has stated in a press release that it has obtained a written opinion of non-infringement from its patent counsel.

We are involved in other legal proceedings and claims of various types. While any litigation contains an element of uncertainty, management believes that the outcome of each such other proceeding or claim which is pending or known to be threatened, will not have a material adverse effect on us.

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                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                   OF FINANCIAL CONDITION OR PLAN OF OPERATION


You should read the following discussion of our financial condition and results of operations together with the audited consolidated financial statements and notes to the financial statements and unaudited consolidated financial statements and notes to the financial statements included elsewhere in this prospectus.



In view of our relatively limited operating history, we have limited experience forecasting our revenues and operating costs. Therefore, we believe that period-to-period comparisons of financial results are not necessarily meaningful and should not be relied upon as an indication of future performance. To date, we have incurred substantial costs to create our products. As of September 30, 2003, we had an accumulated deficit of approximately $46,761,000, including $5,859,000 in non-cash interest expense. We may continue to incur operating losses due to spending on research and development programs, clinical trials, regulatory activities, marketing and administrative activities. This spending may not correspond with any meaningful increases in revenues in the near term, if at all. As such, these costs may result in losses until such time as we generate sufficient revenue to offset such costs.


                                    OVERVIEW

We specialize in developing and commercializing laser and related disposable product technologies used in minimally and micro-invasive medical procedures. Minimally and micro-invasive medical procedures typically result in reduced pain and scarring, shorter recovery periods and increased effectiveness compared to traditional surgical procedures. Most of the pain associated with traditional surgical procedures results from the slicing of the layers of skin and muscle tissue, which can be significantly diminished with minimally and micro-invasive procedures.

In developing and marketing our clinical solutions, we use proprietary technology and we aim to secure strong commercial advantages over our competitors by gaining governmental approvals in advance of others and through exclusive commercial arrangements. To participate in the minimally and micro-invasive medical procedure industry, we seek to develop medical applications for our laser technology, to incorporate disposable products into these applications and to market our products to physicians who perform medical procedures using our products and the techniques that we develop. To optimize our revenues, we focus on clinical procedures which generate revenue from both our laser equipment and our disposable products, such as kits and optical fibers.

Using our proprietary technology, including our exclusive rights to U.S. Patent No. 6,398,777 and related foreign patents for the endovenous laser treatment of varicose veins, we currently focus on endovenous laser treatment (our EVLT(R) product line) for use in varicose vein treatments, photodynamic therapy (our PDT product line) for use in cancer treatments, and other clinical applications. Using high power semiconductor diodes as their energy source, our diode lasers combine clinical efficacy, operational efficiency and cost effectiveness in a versatile, compact, lightweight, easy-to-use and easy-to-maintain system.

Since the beginning of 2001, the composition of our product line has undergone significant changes. In the first half of 2001, we abandoned our Laserlite business when we withdrew from the aesthetic laser market. We had acquired Laserlite LLC, the distributor of our cosmetic laser systems, in May 1998. We subsequently migrated to our exising laser platform, and this led to a decision to discontinue the sale of the Laserlite product line.

In 2001, we developed endovenous laser treatment (EVLT(R)), an innovative minimally invasive laser procedure for the treatment of varicose veins caused by greater saphenous vein reflux. In September 2001, we were the first company to receive the CE mark of the European Economic Union for approval for endovenous laser treatment with respect to marketing EVLT(R) in Europe. On January 22, 2002, we were the first company to receive FDA clearance for endovenous laser treatment, with respect to marketing EVLT(R) in the US.

EVLT(R) was a primary source of revenue in 2002 and has continued to be a primary source of revenue in 2003. We believe that EVLT(R) will achieve a high level of commercial acceptance due to its related short recovery period, immediate return to one's normal routine barring vigorous physical activities, reduced pain and minimal scarring, and reduced costs compared to other vein treatments for varicose veins. We developed our EVLT(R) product line as a complete clinical solution and marketing model, including a laser, disposable kit, clinical training and marketing plan, to assist office-based and hospital-based physicians in responding to the demand for treatment of varicose veins in a minimally invasive manner. We have also published a health insurance reimbursement guide to assist physicians in the reimbursement submission process. We believe that these attributes, in addition to EVLT(R)'s superior clinical trial results, favorable peer reviews, and comparatively larger and longer follow-up data reports provide EVLT(R) with a competitive advantage over competing traditional and minimally invasive varicose vein treatment products.

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We expect that as the number of EVLT(R) procedures increases, so will its sales of associated disposable items. We believe that the U.S. represents the single largest market for EVLT(R). We are targeting our sales and marketing efforts at hospitals, private physician practices and clinics. We sell our products to hospital and office-based physicians in major population centers throughout the U.S., including specialists in vascular surgery, interventional-radiology, general surgery, phlebology, gynecology and dermatology.


We have developed and maintain a website - www.EVLT.com - to implement both the "push" and "pull" components of our marketing strategy to attract the interest of both patients and physicians. EVLT.com provides patients with education about treatment options and benefits of EVLT(R) and provides physicians with education about the EVLT(R) procedure. At www.EVLT.com, patients can also locate the nearest physician performing EVLT(R) by inputting their city and state.


The sales cycle for selling capital equipment, such as medical lasers, can be affected by several factors, including:


          - the customer's internal approval process,

          - hospital determinations as to the specialty of physician performing the EVLT(R) procedure and the facility where these procedures will be performed,

          - the physician's desire to observe an EVLT(R) procedure prior to making a purchase decision, and

          - budget constraints for capital equipment.


The length of the sales cycle may vary according to the type of customer. For example, a sale to a private physician may take as little as two to three months, whereas a sale to a hospital may take six months or longer. Diomed provides both hospital-based and office-based physicians with marketing guidance as to how they can build an EVLT(R) business, facilitating the sales closing process and reducing the sales cycle.

Prior to 2002, we sold our products through independent sales representatives in the US and through distributors internationally. In March 2002, we made the decision to execute a direct sales strategy to commercialize EVLT(R)in the US. In addition, in September 2002, we engaged Sigmacon Health Products Corporation of Toronto, Ontario as our distributor in the Canadian market. We will continue to monitor sales activities and strategies, and adjust the number of direct sales representatives, indirect sales representatives and distributors to address market needs and opportunities in the future.

We work jointly and early on in the development cycle with photodynamic therapy drug (PDT) companies in their clinical development process in order to design a laser that optimizes wavelength with their PDT drugs. We have long-term relationships with some of the world's leading PDT drug companies, including Axcan Pharma, and have sold them lasers in support of their clinical trials for PDT applications.

Our sales of our PDT product line are dependent to an extent upon the clinical development process and the commercialization of PDT drugs by PDT drug companies. In 2001, our collaborative partner, Axcan Pharma, lead the sales effort for PDT in conjunction with Axcan Pharma's drug, Photofrin. We are unable to reliably predict our revenues from PDT because EVLT(R) and not PDT is our primary source of revenue for 2003 because Photofrin is the first PDT drug brought to market by Axcan Pharma, and there is not sufficient relevant historical data on which to base sales assumptions.


In the US, regulatory approval by the FDA is given for each specific treatment in response to a specific pre-market approval application, or "PMA." Each PMA is generally addressed to a use for the device that the PMA specifies. Our PDT line is a delivery system of laser technology, services and fiber disposables to the global PDT industry. The FDA considers PDT a modality that requires a combination PMA approval, where the PDT drug company, laser manufacturer and fiber manufacturer work together to obtain regulatory approval for the complete medical procedure.



Our technology and manufacturing capability has attracted original equipment manufacturing (OEM) partners. In a

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


typical OEM relationship, we produce the laser and other products to the OEM's specifications, which will then be marketed under the OEM's label. As a result, sales of our products to OEM partners may fluctuate in relation to the achievement of their strategic initiatives. Our most prominent OEM relationship is with Olympus in Japan, which uses our technology for surgical and dental applications. In addition we have a long-term partnership with Dentek Lasersystems Vertriebs GmbH, which uses our laser module for dental applications.

In 2002, approximately 55% of our sales were generated in the U.S. and 45% in other markets around the world. We believe that our percentage of sales generated domestically will increase as we grow the EVLT(R) market in the US. In the first nine months of 2003, the percent of sales generated domestically increased to 60%.


In 2003, we have focused, and in 2004 we expect to continue to focus, on the development and growth of EVLT(R) sales in the US while simultaneously pursuing channels for future sales worldwide, to support the development and approval of new applications for PDT products, and to continue the development of enhancements to our products in order to further improve their effectiveness and manufacturing efficiency.


                              RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER 30, 2002.

                                     REVENUE

Revenue for the nine months ended September 30, 2003 were $6,644,000, increasing approximately $2,574,000, or 63%, from $4,070,000 for the same period in 2002. In the nine months ended September 30, 2003, approximately $4,206,000, or 63%, of our total revenues were derived from laser sales, as compared to approximately $2,540,000, or 62%, in the same period in 2002. In the nine months ended September 30, 2003, approximately $2,438,000, or 37%, of our total revenues were derived from sales of disposable fibers and kits, accessories and service, as compared to approximately $1,530,000, or 38%, in the same period in 2002.

The increase in revenue is attributable primarily to:


          - increased penetration in the EVLT(R) market,

          - the compounding impact of the recurring revenue stream from disposable sales to both new and existing customers, and

          - the impact of new sales management and development of our sales team.


                        COST OF REVENUE AND GROSS PROFIT

Cost of Revenue for the nine months ended September 30, 2003 was $4,211,000, increasing approximately $731,000, or 21%, from $3,480,000 for the same period in 2002. Cost of Revenue, as a percentage of sales, decreased from 86% to 63% on a year-to-year basis.

Gross profit for the nine months ended September 30, 2003 was $2,433,000, increasing approximately $1,843,000, or 312%, from $590,000 for the same period in 2002. On a percent-of-sales-basis, the gross margin increased 23 percentage points from 14% to 37%.

The increase in Cost of Revenue was driven by:


          - new royalties from the EVLT(R) patent acquisition, and

          - the corresponding increase in the number of lasers and disposable products sold, offset, on a percentage of sales basis, by the leverage of fixed manufacturing costs across a greater number of units.


                               OPERATING EXPENSES

         RESEARCH AND DEVELOPMENT EXPENSES for the nine months ended September 30, 2003 remained largely unchanged at $635,000, a $29,000, or 4%, decrease from $664,000 for the same period in 2002. This slight downward trend is expected to be reversed in 2004 after the completion of our equity financing.

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


         SELLING AND MARKETING EXPENSES for the nine months ended September 30, 2003 were $2,892,000, increasing approximately $796,000, or 38%, from $2,096,000 for the same period in 2002. In 2003, the increased selling and marketing expenses resulted primarily from incremental commissions on a higher sales base (offset somewhat by a lower commission rate) and from a higher level of marketing spending during the first two quarters of 2003. We anticipate an increased spending in sales and marketing programs to support the continued commercialization of EVLT(R) after the completion of the equity financing.

         GENERAL AND ADMINISTRATIVE EXPENSES for the nine months ended September 30, 2003 remained largely unchanged at $2,829,000, increasing approximately $171,000, or 6%, from $2,658,000 for the same period in 2002. In the third quarter of 2003, we recognized additional expense in the amount of $150,000 in legal fees paid for the settlement of the Augenbaum litigation.

                              LOSS FROM OPERATIONS

As a result of the above, the loss from operations for the nine months ended September 30, 2003 was $3,924,000, decreasing approximately $904,000, or 19%, from $4,828,000 for the same period in 2002.

                              INTEREST EXPENSE, NET

Interest expense for the nine months ended September 30, 2003 was $3,383,000, compared to $317,000 for the same period in 2002. Interest expense in the nine months ended September 30, 2003 included non-cash charges totaling approximately $2,933,000 and amortization of deferred financing costs totaling $154,000 related to the December 2002 and May 2003 debt financings.

Two million dollars of non-cash interest charges resulted from the accelerated amortization of the balance of the discount associated with the notes we issued in the December 2002 debt financing upon the retirement of those notes at the first closing of the equity financing. An additional $833,000 in non-cash interest expense resulted from the amortization of the discount on Class A Secured Notes and Class B Unsecured Notes we issued in the December 2002 financing prior to their exchange for Class C notes contemporaneously with the May 2003 debt financing.

In the fourth quarter of 2003, the contingent discount associated with the $6,995,000 in secured bridge notes will be fully amortized to non-cash interest expense with an offsetting increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when net loss including the discount is fully reflected in the accumulate deficit.

In the fourth quarter of 2003, in connection with the first closing of the equity financing, we will recognize approximately $580,000 in general interest expense related to the corresponding legal and placement agent fees upon stockholder approval of the equity financing. Otherwise, these unamortized costs will continue to be amortized over the life of the notes.

In the fourth quarter of 2003, in connection with the first closing of the equity financing, we will recognize an additional placement agent fee, in the amount of approximately $1,800,000, for 6,187,500 warrants issued to the placement agent. The warrant fee will be recorded as a deferred financing cost. This contingent cost will be fully amortized to general interest expense in the period in which the secured bridge notes converted to equity, with a corresponding increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when the net loss, including the deferred financing cost, is fully reflected in the accumulated deficit.

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


In the fourth quarter of 2003, in accordance with Emerging Issues Task Force
(EITF) 00-27, "Application of EITF No. 98-05 to Certain Convertible Instruments," we will recognize a beneficial conversion feature related to the Class D notes, in the amount of $960,000, which will be recorded as a discount to the notes. This contingent discount will be fully amortized to non-cash interest expense in the period in which the Class D notes converted to equity, with a corresponding increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when the net loss, including the discount, is fully reflected in the accumulated deficit.

                   NET LOSS APPLICABLE TO COMMON STOCKHOLDERS

As a result of the above, the net loss applicable to common stockholders for the nine months ended September 30, 2003, including $2,933,000 in non-cash interest expense, was $7,307,000, or $0.29 per share, increasing approximately $2,162,000, or 42%, from $5,145,000, or $0.38 per share, in the same period in 2002.

FISCAL YEAR ENDED DECEMBER 31, 2002 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2001.

                                    REVENUES

Revenues for the year ended December 31, 2002 were approximately $5,500,000, a $2,200,000, or 28%, decrease from approximately $7,700,000 for the year ended December 31, 2001.

In 2002, approximately $3,400,000, or, 62%, of our total revenues were derived from laser sales, as compared to approximately $5,900,000, or 76%, of total revenues in 2001. In 2002, approximately $2,100,000 or, 38%, of total revenues were derived from sales of disposable fibers and kits, accessories and services, as compared to approximately $1,800,000, or, 24%, of total revenues in 2001.

The decrease in revenues is principally due to decreased sales in the photodynamic therapy and original equipment manufacturing product lines in 2002 as compared to 2001, which resulted from slower than anticipated commercialization initiatives of our collaborative partners, Axcan Pharma and Olympus, and due to our withdrawal from the aesthetic laser market in 2001. These decreases were partially offset by revenues derived as a result of the launch of our new EVLT(R) clinical solution following FDA clearance in the US in January 2002.

                                COST OF REVENUES

Cost of revenues for the year ended December 31, 2002 was $5,200,000, a $900.000, or 15%, decrease from $6,100,000 for the year ended December 31, 2001. This decrease was principally due to the decreased sales volume and a headcount reduction in manufacturing resulting from the restructuring in December 2001 of our subsidiary operations in the UK, partially offset by regulatory costs incurred in the US in 2002 that were not incurred in 2001.

                                  GROSS PROFIT

Gross profit for the year ended December 31, 2002 was $300,000, a $1,300,000, or 79%, decrease from $1,600,000 in gross profit for the year ended December 31, 2001. This decrease was principally due to the decreased sales volume, and as a result, we absorbed fixed costs for production quality, regulatory and service that otherwise would have been covered.

                        RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses for the year ended December 31, 2002 were $900,000, a $300,000, or, 24%, decrease from $1,200,000 for the year ended
December 31, 2001. The decrease was principally due to a headcount reduction resulting from the restructuring in December 2001 of our subsidiary operations in the UK, partially offset by costs incurred in the first half of 2001 to wind-down the aesthetic laser business, which was acquired from Laserlite LLC, that was subsequently abandoned in the first half of 2001.

                         SELLING AND MARKETING EXPENSES

Selling and marketing expenses for the year ended December 31, 2002 were $3,300,000, a $700,000, or, 29%, increase from $2,500,000 for the year ended
December 31, 2001. The increase was principally due to staff and recruiting costs for sales and marketing resources in the US including the hiring of a direct sales force, and costs associated with participation in industry trade shows and other external marketing initiatives, to support the commercialization of EVLT(R) post FDA clearance in January 2002. In addition, this increase was partially offset by a headcount reduction resulting from the restructuring in December 2001 of our subsidiary operations in the UK.

                       GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses for the year ended December 31, 2002 were $3,800,000, a $1,200,000, or, 46%, increase from $2,600,000 for the year ended
December 31, 2001. The increase was principally due to approximately $1,000,000 in incremental legal, investor relations, financial advisory, accounting and other professional fees associated with becoming a public company in the first quarter of 2002, as well as staffing costs in the US that were not incurred in 2001. These increased expenses were partially offset by a headcount reduction resulting from a restructuring in December 2001 of our subsidiary in the UK.

                              INTEREST EXPENSE, NET

Interest expense for the year ended December 31, 2002 was $300,000, a $2,600,000, or 89%, decrease from $2,900,000 in the year ended December 31, 2001.

Interest expense in the year ended December 31, 2002 includes non-cash charges totaling approximately $225,000. In 2001, we issued Promissory Notes, in the aggregate principal amount of $700,000, to two of our stockholders in exchange for bridge loans and granted these two stockholders fully exercisable warrants to purchase an aggregate of 80,000 shares of common stock. We recorded the value of such warrants, calculated using the Black-Scholes option pricing model, as a debt discount that would be amortized to interest expense over the life of the notes. In addition, we recorded the beneficial conversion feature attributable to the warrants as interest expense upon the closing of the Merger, which triggered the right to convert the notes.

Interest expense in the year ended December 31, 2001 reflects a noncash charge totaling $2,700,000. In March 2001, holders of our 9% convertible subordinated notes, with a conversion price of $3.50 per share, agreed to convert $2,500,000 in principal amount of those notes into common stock. The conversion rate was subject to adjustment in the event of certain circumstances, including certain issues of common stock at a price below $3.50 per share. Pursuant to our March 5, 2001 Stock Purchase and Recapitalization Agreement, which provided certain shareholders with additional shares of common stock at a purchase price of $1.00 per share, we adjusted the conversion price of the notes from $3.50 per share to $1.00 per share. At the same time, the holders of the notes converted $2,475,000 of the notes into 2,475,000 shares of common stock. We repaid the remaining $225,000 of notes in cash. In accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments, we recorded a non-cash interest expense charge of $2,700,000 due to the adjustment of the conversion price.

                                  INCOME TAXES

For the years ended December 31, 2001 and December 31, 2002, we recorded no provision for foreign, federal and state income taxes, as we incurred net operating losses.

                   NET LOSS APPLICABLE TO COMMON STOCKHOLDERS

As a result of the above, the net loss applicable to common stockholders for the year ended December 31, 2002 was $8,000,000, a $100,000, or 1%, decrease from the year ended December 31, 2001.

RESULTS OF OPERATIONS

FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000.

                                    REVENUES

Revenues for the year ended December 31, 2001 were $7,700,000, a $1,700,000, or 18%, decrease from $9,400,000 for the year ended December 31, 2000. This decrease was due to an approximately $3,300,000 decrease in laser sales, offset by increases in fiber sales ($1,300,000) and sales of our new product line, EVLT(R)($300,000). The decrease in laser sales was primarily attributed to three factors: (1) a 50% decrease (or, $800,000) in sales of photodynamic therapy lasers, (2) a 56% decrease (or, $1,600,000) in original equipment manufacturing sales, and (3) our withdrawal from the aesthetic laser market (sales of which decreased by $900,000 in 2001 over 2000).

The principal reason for the reduction in laser sales is that orders in 2000 were largely by customers who ordered our lasers in connection with clinical trials they were conducting. The lasers purchased in 2000 were sufficient for these customers to continue their trials in 2001. The reduced laser orders by these customers were offset in part by the development of new customers and increased laser sales to Axcan Pharma, Inc. under our exclusive supply agreement (Axcan Pharma, Inc. uses our products (specifically, photodynamic therapy and OPTIGUIDE(R) fibers) in connection with its product, Photofrin(R), which is a drug used to treat late stage lung and esophageal cancer). Our original equipment manufacturing sales decreased primarily because we shipped fewer units to certain distributors, who did not need to replenish stock because they experienced delays in obtaining necessary regulatory approvals. We withdrew from the aesthetic laser market when we abandoned our Laserlite business. We acquired Laserlite on May 31, 1998. We subsequently migrated to our current laser platform, and this led to the discontinuation of the sale of the Laserlite product line.

The increase in fiber sales was primarily due to the acquisition of manufacturing rights from QLT, Inc. for OPTIGUIDE(R) fibers, and the formation of FibersDirect.com, our direct marketing Internet portal for fibers, both of which we completed in fiscal year 2001.

                                COST OF REVENUES

Cost of revenues for the year ended December 31, 2001 was $6,100,000, a $1,300,000, or 18% decrease from $7,400,000 for the year ended December 31, 2000. This decrease was primarily due to the decreased sales volume of our products.

                                  GROSS PROFIT

Gross profit for year ended December 31, 2001 was $1,600,000, a $400,000, or 20%, decrease from $2,000,000 for the year ended December 31, 2000. This decrease was primarily due to the increased strategic investment in our marketing infrastructure, product quality and customer service tools. We anticipate that this internal investment will result in better financial performance in the future. As a percentage of revenue, gross profit was 21% for both of the years ended December 31, 2001 and 2000, respectively.

                        RESEARCH AND DEVELOPMENT EXPENSES

Research and development expenses for the year ended December 31, 2001 were $1,220,000, a $50,000, or 4%, decrease from $1,270,000 for the year ended
December 31, 2000.

                         SELLING AND MARKETING EXPENSES

Selling and marketing expenses for the year ended December 31, 2001 were $2,500,000, a $900,000, or 56%, increase from $1,600,000 for the year ended
December 31, 2000. This increase reflects an expansion of staffing in sales and marketing, trade show and promotional expenses, and other expenses related to the expansion of our sales and marketing infrastructure to support growth. Additionally, we invested in marketing programs to support EVLT(R) and other applications.

                       GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses for the year ended December 31, 2001 were $2,600,000, a $400,000, or 18%, increase from $2,200,000 for the year ended
December 31, 2000. The increase was primarily due to an expansion of staffing in management, finance and information technology to support company operations and growth.

                              INTEREST EXPENSE, NET

For the year ended December 31, 2001, interest expense increased from $300,000 in 2000 to $2,900,000 in 2001. The increase in interest expense reflects a noncash charge totaling approximately $2,700,000. In March 2001, holders of our 9% convertible subordinated notes, with a conversion price of $3.50 per share, agreed to convert $2,500,000 in principal amount of those notes into common stock. The conversion rate was subject to adjustment in the event of certain circumstances, including certain issues of common stock at a price below

$3.50 per share. Pursuant to our March 5, 2001 Stock Purchase and Recapitalization Agreement, which provided certain stockholders with additional shares of common stock at a purchase price of $1.00 per share, we adjusted the conversion price of the notes from $3.50 per share to $1.00 per share. At the same time, the noteholders converted $2,475,000 of the notes into 2,475,000 shares of common stock. We repaid the remaining $225,000 of notes in cash. In accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF Issue No.98-5 to certain Convertible Instruments, we recorded a non-cash interest expense charge of $2,700,000 due to the adjustment of the conversion price.

         VALUE ASCRIBED TO CALL OPTION AND BENEFICIAL CONVERSION FEATURE
                           RELATED TO PREFERRED STOCK

Pursuant to our Series A Preferred Stock financing in March 2001, two holders of our Series A Preferred Stock were issued a call option requiring us to sell up to an additional 1,000,000 shares of our Series A Preferred Stock at a price per share equal to $1.00. We recorded the fair value of the call option and related beneficial conversion feature, totaling an aggregate of $400,000 in the accompanying statement of stockholders' equity (deficit).

                                  INCOME TAXES

For the year ended December 31, 2001, we recorded no provision for foreign, federal and state income taxes for the periods 2000 and 2001, as we incurred net operating losses.

                   NET LOSS APPLICABLE TO COMMON STOCKHOLDERS

As a result of the above, the net loss applicable to common stockholders for the year ended December 31, 2001 was $8,100,000, a $4,600,000, or 132%, increase from the year ended December 31, 2000.

                         LIQUIDITY AND CAPITAL RESOURCES

                                     SUMMARY

Since our inception through September 30, 2003, we had an accumulated deficit of approximately $46,761,000, including $5,859,000 in non-cash interest expense. We may continue to incur operating losses due to spending on research and development programs, clinical trials, regulatory activities, marketing and administrative activities. This spending may not correspond with any meaningful increases in revenues in the near term, if at all. As such, these costs may result in losses until such time as we generate sufficient revenue to offset such costs. We financed our operations primarily through private placements of common stock and preferred stock, private placements of convertible notes and short term notes and through credit arrangements.

At the end of 2002, we completed a $2,000,000 bridge financing in the form of convertible notes. The investor in this bridge financing was Gibralt US, Inc., an affiliate of Samuel Belzberg, one of our directors and a significant stockholder. The proceeds of this bridge financing were used to fund our operations while management assessed our business plan, capital needs and the availability of investment capital.

We recognized that to fund our operations through 2003 and to support the commercialization of EVLT(R), we needed to complete an additional debt or equity financing or put in place a credit facility. We anticipated that we would have access to additional funding sources from affiliated stockholders and new private and institutional investors. We required the proceeds of any such financing, together with our current cash resources, to continue as a going concern, and to use these proceeds to fund our operations and commercialize our products in 2003. However, at the time we recognized that additional financing may not be available on acceptable terms or at all. The inability to obtain additional financing would have caused us to reduce or cease operations, sell all or a portion of our assets, or enter into a business combination with a third party. As a result of additional financing needed to support operations in 2003, the report of our independent certified public accountants, relating to our 2002 financial statements, contains an explanatory paragraph stating substantial doubt about our ability to continue as a going concern. In April 2003, we appointed an investment banking firm (with which we had no prior relationship) as our exclusive financial advisor to provide advice relating to our capital structure and to explore raising additional capital through an equity financing in which the advisor would act as our placement agent.

In May 2003, we obtained $1,200,000 of bridge financing from three directors, Samuel Belzberg (investing through his affiliate, Gibralt US), James A. Wylie, Jr. and Peter Norris. In order to fund our operations while we pursued an equity financing transaction that would provide us with sufficient capital to pursue our business plan, based on the assumptions in that business plan. When we obtained bridge financing in May 2003, we also restructured the terms of the December 2002 bridge financing to change our capital structure by eliminating warrants and conversion rights granted in the December 2002 financing, which our board of directors believed, based on their experience and their assessment of the then-current availability for companies similarly situated with us to attract investors, would increase our opportunity to obtain long term equity financing.

In September 2003, we entered into an equity financing transaction pursuant to which we raised gross proceeds of $22,000,000 and satisfied the $1,200,000 in debt we issued in the May 2003 bridge financing. This equity financing is discussed in detail under "September 2003 Equity Financing," below. We received gross proceeds of $6,500,000 in this transaction on September 3, 2003 and received the balance of $15,500,000 and satisfied the $1,200,000 in debt issued in the May 2003 bridge financing at the final closing on November 25, 2003.


We had cash balances of approximately $1,500,000 as of September 30, 2003, approximately $1,900,000 as of December 31, 2002 and approximately $323,000 as of December 31, 2001.


DESCRIPTION OF INTERIM FINANCING TRANSACTIONS FROM DECEMBER 2002 TO SEPTEMBER 30, 2003


From December 2002 until September 2003, we entered into three interim (or "bridge") financing transactions, each of which was with a related party. Highlights of these three transactions are as follows:


          - December 2002 Interim Financing. At the end of December 2002, we borrowed $2,000,000 from Gibralt US in the form of one-year Class A Secured Convertible Notes (the "Class A Notes") and Class B Unsecured Convertible Notes (the "Class B Notes"). In connection with this loan, we also issued warrants to purchase 8,333,333 shares of common stock at an exercise price of $0.26 per share. These funds were used to provide working capital while new management and new independent directors completed their assessments of our prospects and operations.

          - May 2003 Interim Financing. In April 2003, we secured loan commitments for up to $1,200,000 as interim financing from Gibralt US and two directors. Gibralt US committed to lend up to $1,100,000, and Mr. Wylie and Peter Norris committed to lend the remaining $100,000 in exchange for one-year Class D Secured Notes (the "Class D Notes"). This transaction closed on May 7, 2003. These funds were used to provide working capital while we pursued our plan to raise long-term equity financing. We issued preferred shares convertible into a total of 3,021,552 shares of common stock to these lenders in connection with their loan commitments.

          - May 2003 Exchange Transaction. Simultaneously with obtaining the $1,200,000 of loan commitments, we modified several terms and conditions of the Class A and Class B Notes that we believed might impede the completion of a permanent equity financing with institutions and accredited investors. First, we issued Class C Stock, which was convertible into 27,117,240 shares of common stock, in exchange for the redelivery to us of 8,333,333 warrants and modification of the Class A and Class B Notes to make them non-convertible. Second, we issued Class D Stock, which was convertible into 3,021,552 shares of common stock, as a discount for the $1,200,000 in committed secured bridge loans. The 30,138,792 shares of common stock underlying the Class C Stock and Class D Stock represented in the aggregate approximately 50.36% of our common stock and common stock equivalents outstanding after the transactions.

          - May 2003 Modification Transaction. On May 28, 2003, we and the holders of the Class A and Class B Convertible Notes made further modifications to the notes to accommodate the plan for permanent equity financing. We did not issue any additional shares or pay any amounts to obtain these changes.

          - August 2003 Exchange of Preferred Shares. As part of our settlement of the Augenbaum lawsuit, we exchanged the convertible preferred stock we issued on May 7, 2003 for an equal number of shares of new classes of preferred stock. The new classes of preferred stock are not by their terms convertible into common stock, but under a written agreement with the stockholders, these shares will be exchanged for an equal number of shares of common stock into which the number the former classes of common stock were convertible. This exchange was made to address a claim in the Augenbaum complaint that the preferred stock we issued in May 2003 could be convertible by its terms. The plaintiff in Augenbaum agreed that we could issue the same number of shares of common stock into which the May 2003 preferred stock would have been convertible, but that the mechanism should be through an exchange of preferred stock for common stock, not a conversion of the preferred stock into common stock. Accordingly, the August 2003 exchange agreements with the holders of the preferred stock provide that after our stockholders approve the issuance of the underlying shares of common stock, then either we or the holders of the preferred stock may request the exchange of the preferred stock for that number of shares of common stock into which the May 2003 preferred stock was convertible.



           - Repayment of $2 Million Debt Incurred in December 2002 Interim Financing.


On September 3, 2003, we repaid all of the $2,000,000 in principal and accrued interest on the notes we issued in connection with the December 2002 interim financing, using a portion of the $6,500,000 gross proceeds of the sale of Secured Bridge Notes in the equity financing.



          - Conversion of $1.2 Million Debt Incurred in May 2003 Interim Financing. On November 25, 2003, (including accrued interest) the $1,200,000 in notes we issued in our May 2003 interim financing converted into common stock at $0.10 per share. Accordingly, we issued 12,482,335 shares of common stock to these noteholders.

          - Conversion of Secured Bridge Notes. On November 25, 2003, the $6,995,000 in Secured Bridge Notes we issued at the first closing of the equity financing in September 3, 2003 (including accrued interest) converted into common stock at $0.08 per share. Accordingly, we issued 89,069,677 shares of common stock to these noteholders.


          - Exchange of Class E and Class F Stock. On November 25, 2003, in connection with the final closing of our equity financing and pursuant to our agreement with the holders of our Class E and Class F Stock, we exchanged all outstanding shares of Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding shares of Class F Stock for a total of 3,021,552 shares of common stock.


We summarize in the tables below the material terms of the Class A and Class B Convertible Notes and warrants that we issued in the December 2002 Interim Financing, the Class C Notes that we issued in the May 2003 Exchange Transaction, the Class D Notes that we issued in the May 2003 Interim Financing Transaction and the Class E Notes that we issued in exchange for the Class C Notes and the amendments that we made to the Class D Notes in the May 2003 Modification Transaction. Following these tables, we describe the material terms of these securities in greater detail.

TABLE SUMMARIZING THE DECEMBER 2002 INTERIM FINANCING AND SUBSEQUENT
MODIFICATIONS

The following table summarizes the original terms of the $2,000,000 interim financing that we completed in December 2002, the terms of that $2,000,000 interim financing after giving effect to the exchange transaction that we completed on May 7, 2003 and the subsequent modification on May 28, 2003:


        ORIGINAL TERMS OF                         TERMS OF DECEMBER 2002                  TERMS OF DECEMBER 2002
          DECEMBER 2002                            INTERIM FINANCING AS                    INTERIM FINANCING AS
        INTERIM FINANCING                         MODIFIED MAY 7, 2003                     MODIFIED MAY 28, 2003

Indebtedness:                                Indebtedness:                              Indebtedness:
-------------                                -------------                              -------------
-     $2,000,000 principal amount            -     $2,000,000 principal amount          -     $2,000,000 aggregate
-     interest rate  8% per annum            -     interest rate 8% per annum                  principal amount
-     principal and accrued interest         -     principal and accrued                -     interest rate 12.5% per annum
      payable at maturity                          interest payable at maturity               starting 5/28/03
-     maturity date 1/1/04                   -     maturity date 1/1/04                 -     interest accrued through
                                                                                              5/27/03 added to principal
                                                                                              and becomes payable quarterly
                                                                                              commencing 3/31/04 to the extent
                                                                                              of 50% excess quarterly cash flow
                                                                                        -     interest accrued from 5/28/03
                                                                                              payable quarterly commencing
                                                                                              9/30/03
                                                                                        -     maturity date 1/1/06

Conversion of Indebtedness:                  Conversion of Indebtedness:                Conversion of Indebtedness:
---------------------------                  ---------------------------                ---------------------------
-     convertible into common stock          -     no conversion rights                 -     no conversion rights
      at noteholder's option
-     number of shares of common
      stock into which convertible
      equals principal and interest
      divided by conversion price
-     conversion price determined at
      time of conversion
-     conversion price is 80% of the
      then-prevailing price of common
      stock (determined on basis of
      market price, price in financing
      transaction or liquidation,
      as applicable)


Other Rights of Noteholders:                 Other Rights of Noteholders:               Other Rights of Noteholders:
----------------------------                 ----------------------------               ----------------------------
-     right to approve future                -     no right to approve future           -     no right to approve future
      financings prior to 1/1/2004                 financings                                 financings
-     right to participate in future         -     no right to participate in           -     no right to participate in
      financings at a 20% discount to the          future financings                          future financings
      price paid by investors in the         -     right to rescind 5/7/03 exchange     -     right to rescind 5/28/03 exchange
      future financing                             transaction if (1) no stockholder          transaction if (1) no stockholder
                                                   approval of issuance of
                                                   common approval of issuance
                                                   of common stock upon
                                                   conversion of preferred stock
                                                   upon conversion of preferred
                                                   shares issued in
                                                   consideration of shares
                                                   issued in consideration of
                                                   exchange transaction, or (2)
                                                   exchange transaction, or (2)
                                                   financing is not entered into
                                                   prior financing is not
                                                   entered into prior to 6/30/03
                                                   to 7/31/03

Security:                                    Security:                                  Security:
---------                                    ---------                                  ---------
-     $1,000,000 principal amount of         -     entire $2,000,000 principal          -     entire $2,000,000 principal
      notes secured, $1,000,000 principal          amount plus accrued interest               amount plus accrued interest on
      amount unsecured                             secured                                    notes secured
-     security interest granted in           -     security interest is lien on         -     security interest is lien on
      all of our personal property, subject        all of our personal property,              all of our personal property,
      to priority of prior security                subject to priority of prior               excluding intellectual property
      interest in accounts receivable              security interest in accounts              acquired after 12/31/02 and
-     pledge of stock of subsidiary                receivable                                 inventory and fixed assets in
      owning the photodynamic therapy        -     pledge of stock of subsidiary              excess of the stipulated 12/31/02
      business                                     owning the photodynamic therapy            value
                                                   business                             -     security interest in accounts
                                                                                              receivable subject to subrogation
                                                                                              to future creditors if we enter
                                                                                              into receivables financing
                                                                                              transaction
                                                                                        -     pledge of stock of subsidiary
                                                                                              owning the  photodynamic therapy
                                                                                              business

Warrants:                                    Warrants:                                  Warrants:
---------                                    ---------                                  ---------
-     warrants to purchase  8,333,333        -     December 2002 warrants               -     December 2002 warrants
      shares of common stock at exercise           surrendered, subject to the                surrendered, subject to the
      price of $0.26 per share                     December 2002 warrants being               December 2002 warrants being
-     number of warrant shares                     reissued upon the note-holders'            reissued upon the noteholders'
      subject to increase if shares of             exercise of their rescission rights        exercise of their rescission rights
      common stock or common stock
      equivalents are issued at a price
      less than the warrant exercise price
-     warrant exercise price subject to
      downward adjustment if common stock
      or common stock equivalents issued
      in a financing at less than the
      warrant exercise price


  TABLE SUMMARIZING THE MAY 2003 INTERIM FINANCING AND SUBSEQUENT MODIFICATIONS

The following table summarizes the original terms of the $1,200,000 interim financing that we completed on May 7, 2003 and the subsequent modification to certain of the terms and conditions of that financing on May 28, 2003:


        ORIGINAL TERMS OF                           TERMS OF MAY 7, 2003
           MAY 7, 2003                         INTERIM FINANCING TRANSACTION
  INTERIM FINANCING TRANSACTION                   AS MODIFIED MAY 28, 2003

Indebtedness:                                Indebtedness:
-------------                                -------------
-    up to $1,200,000 aggregate              -    up to $1,200,000 aggregate
     principal amount                             principal amount
-    interest rate 8% per annum              -    interest rate 8% per annum
-    principal and accrued interest          -    principal and accrued interest
     payable 5/6/2004                             payable 5/6/2004


Conversion of Indebtedness:                  Conversion of Indebtedness:
---------------------------                  ---------------------------
-    no conversion rights                    -    no conversion rights


Other Rights of Noteholders:                 Other Rights of Noteholders:
----------------------------                 ----------------------------
-    no right to approve future              -    no right to approve future
     financings                                   financings
-    right to participate at the             -    mandatory participation in future
     noteholder's option in future                financings at the same price paid
     financings at the same price paid            by investors in the future
     by investors in the future                   financing and otherwise on the same
     financing and otherwise on the same          terms as applicable to those
     terms as applicable to those                 investors
     investors                               -    no right to redeem indebtedness for
-    right to redeem indebtedness for             cash upon completion of future
     cash upon completion of future               financing
     financing                               -    right to accelerate due date of
-    right to accelerate due date of              indebtedness if financing not
     indebtedness if financing not                completed prior to 7/31/2003
     completed prior to 7/1/2003


Security:                                    Security:
---------                                    ---------
-    $1,200,000 principal amount and         -    $1,200,000 principal amount and
     accrued interest on notes secured            accrued interest on notes secured
-    security interest granted in all of     -    security interest granted in all of
     our personal property, subject to            our personal property, excluding
     priority of existing lien in                 accounts receivable, intellectual
     accounts receivable                          property acquired after 12/31/02
-    pledge of stock of subsidiary                and inventory and fixed assets in
     owning the photodynamic therapy              excess of value as of 12/31/02
     business                                -    pledge of stock of subsidiary
                                                  owning the photodynamic therapy
                                                  business

Warrants:                                    Warrants:
---------                                    ---------
-    no warrants issued                      -    no warrants issued



           DESCRIPTION OF DECEMBER 2002 INTERIM FINANCING TRANSACTION

The principal terms of the $2,000,000 bridge financing that we completed on December 27, 2002 were:


          - We borrowed $2,000,000 from Gibralt US, whose principal, Samuel Belzberg, is a member of our board of directors.

          - To evidence the loan, we issued $1,000,000 in Class A Notes that were secured and $1,000,000 in Class B Notes that were unsecured.

          - The maturity date of the notes was January 1, 2004.

          - The notes bore interest at 8% per annum, and accrued interest was payable at maturity.

          - The Class A and the Class B Notes, including principal and accrued interest, were convertible into common stock at 80% of the common stock price determined as follows: (i) if we were to complete a financing transaction in which we issued common stock or common stock equivalents, the price per share of common stock or common stock equivalent (the weighted average if multiple financing transactions occur in a rolling 30-day period), (ii) if we were to complete a financing transaction in which we did not issue common stock or common stock equivalents, the lower of the average of the closing price of the common stock for the 15 business days preceding the public announcement of the financing transaction or the average of the closing price of the common stock for the 15 business days following the public announcement of the financing transaction, (iii) if a liquidity event were to occur in which any person or group other than a stockholder on December 27, 2002 becomes the beneficial owner of at least 51% of voting control of us, the price per share allocated to each share of common stock or common stock equivalent, or (iv) if any other liquidity event were to occur, the lower of the average of the closing price of the common stock for the 15 business days preceding the public announcement of the liquidity event or the average of the closing price of the common stock for the 15 business days following the public announcement of the liquidity event.

          - If a merger or reorganization were to occur, the Class A and Class B Notes were convertible into the kind and number of shares of common stock, other securities or property into which the notes would have been converted into if the notes had been converted into common stock on the business day preceding the merger or reorganization.

          - We agreed not to consummate any financing transaction until January 1, 2004 while any Class A or Class B Notes were outstanding unless we had first received the approval of the holders of at least 66-2/3% of the outstanding principal amount of the notes.

          - We also issued to the noteholder warrants to purchase up to 8,333,333 shares of common stock. The warrants were exercisable for a period of five years, beginning June 27, 2003, at an exercise price of $0.26 per share, which was 110% of the market price of the common stock on December 26, 2002. If we, during the life of the warrants, were to issue common stock or common stock equivalents at a price per share less than $0.26, the number of warrants would be increased and the exercise price of the warrants would be decreased to the lower price per share. If a merger or reorganization were to occur, the warrants would become convertible into the kind and number of shares of common stock, other securities or property into which the common stock, other securities or property issuable upon exercise of the warrants would have been converted if the warrants had been exercised prior to the merger or reorganization.

          - We and the noteholder entered into an agreement for the registration of the shares of common stock issuable upon the conversion of the notes and upon the exercise of the warrants. Under that agreement, we agreed to notify the noteholder if we were to propose to file certain future registration statements. We agreed to use our best efforts to register any shares of common stock issuable to the noteholder in the registration statement, subject to certain defined limitations, if so requested by the noteholder within 30 days of receipt of our notice. The noteholder agreed to become subject to a "holdback period," by which the noteholder could not effect a public sale of common stock for a period of up to 180 days following the effective date of the registration statement, if so requested by a managing underwriter of the offering.

          - The notes and the warrants, pro rata to the notes, were transferable in part or in whole by the noteholder to one or more third parties, in accordance with all of the same terms agreed to by the noteholder.


On March 18, 2003, Gibralt US sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of the notes ($250,000 of which were Class A Notes and $250,000 of which were Class B Notes), and (ii) 2,083,334 warrants. None of these transferees was an affiliate of Gibralt US, although one of them is Morris Belzberg, a cousin of Samuel Belzberg. Samuel Belzberg does not beneficially own, or have investment discretion over, the securities purchased from him by Morris Belzberg. Accordingly, after this transfer, Mr. Belzberg beneficially owned 6,249,999 warrants and $1,500,000 aggregate principal amount of notes ($750,000 of which are Class A Notes and $750,000 of which are Class B Notes).

                 DESCRIPTION OF MAY 7, 2003 EXCHANGE TRANSACTION

During the first quarter of 2003, our board of directors and management determined that we should seek permanent financing and continue our efforts to achieve our business plan. Accordingly, the board of directors approved a plan to raise long-term equity financing.

To address certain issues presented by our capital structure, the board of directors created a special committee comprised of independent directors, (the "Independent Committee"). The Independent Committee is comprised of Messrs.

Jenkins, Swank and Brooks. Based on information provided by Mr. Wylie and an investment banker engaged by us in April 2003, the Independent Committee found that under prevailing market conditions in the second quarter of 2003, prospective investors were likely to be reluctant to invest in us because of certain features of the December 2002 Interim Financing. Specifically, the Independent Committee found that the future dilution represented by the 8,333,333 warrants to purchase our common stock and the potential conversion of the $2,000,000 principal amount of the Class A and Class B Notes were unlikely to be acceptable to new investors. In addition, the Independent Committee found that the December 2002 noteholders' right to participate in any future financing at a 20% discount to the price that new investors would be paying and their right to approve future financing were likely to be obstacles to a completed financing. The Independent Committee also determined that issuing additional shares in exchange for modifications to the notes issued in the December 2002 Interim Financing was, from the perspective of our stockholders, preferable to the alternative of ceasing operations due to our inability to raise additional funding.

The Independent Committee began negotiations in April 2003 to modify the terms of the December 2002 Interim Financing to eliminate the potential obstacles to obtaining permanent financing. The Independent Committee and the December 2002 noteholders agreed to the proposed terms of the exchange transaction on April 22, 2003 and the transaction closed on May 7, 2003. The principal terms of the May 7, 2003 exchange transaction were:


          - the noteholders delivered to us the 8,333,333 warrants held by them;

          - the noteholders returned the Class A secured notes and Class B unsecured notes held by them to us for cancellation;

          - to compensate the December 2002 noteholders for surrendering the conversion rights under the notes and the warrants, we issued a total of 20 shares of Class C Stock (the "Class C Stock") to the December 2002 noteholders, which were convertible into an aggregate of 27,117,240 shares of common stock;

          - we issued Class C secured notes to the noteholders in principal amounts equal to the Class A and Class B notes that were cancelled (the "Class C Notes");

          - the Class C Notes were redeemable for cash at the holder's option if we were to complete our anticipated permanent financing;

          - the Class C Notes were not convertible into our capital stock;

          - the noteholders surrendered their rights to approve future financing transactions;

          - the Class C Notes were secured by a security interest in our property identical to the security interest created in the December 2002 Interim Financing, and otherwise had terms substantially similar to the Class A Notes; and

          - we expanded our obligation under the registration rights agreement entered into in December 2002 by granting demand registration rights to the noteholders regarding the underlying shares of stock.


We also agreed to unwind the May 2003 Exchange Transaction and restore the original terms of the December 2002 Interim Financing if: (1) our stockholders did not approve the issuance of the common stock underlying the capital stock issued to the noteholders in the May 2003 Exchange Transaction, or (2) we did not complete our contemplated financing transaction by June 30, 2003 (this date was subsequently extended to July 31, 2003 under the modifications which were agreed to on May 28, 2003 and again to November 15, 2003 or any later day that is one business day following the date agreed by us and the investors for the second closing of the equity financing).

If the May 2003 Exchange Transaction had been rescinded, then the original terms of the December 2002 Interim Financing would have been reinstated (except that all of the notes will be secured). The original terms of the December 2002 notes provided for conversion of the notes at a variable conversion rate. The original terms of the Class A and Class B Notes provided for conversion at the noteholder's option of principal and accrued interest into common stock at a conversion price equal to 80% of the common stock price, with the common stock price being determined at the time of conversion. In addition, if the May 7, 2003 exchange transaction had been rescinded, we would have been required to redeliver the warrants to purchase 8,333,333 shares of common stock to the December 2002 noteholders.

To allow for the issuance of the preferred shares associated with the exchange transaction, on May 5, 2003, we created a new class of preferred stock, consisting of 20 shares of preferred stock designated as "Class C Stock," each share of which was to automatically convert into 1,355,862 shares of common stock at the time when our stockholders approve the issuance of common stock underlying the Class C Stock. This would have resulted in an additional 27,117,240 shares of common stock being issued and outstanding after the conversion occurs. Under the terms of the Class C Stock, the holders of the Class C Stock held the right to vote that number of shares into which the Class C Stock is convertible, voting as one class with the holders of common stock and other capital stock convertible into common stock.

In the May 7, 2003 exchange transaction, Gibralt US and the three other securityholders received (1) Class C Notes in the principal amount equal to the aggregate principal amount of the Class A and Class B Notes surrendered by them and (2) shares of Class C Stock, all in exchange for surrendering the conversion rights of the Class A and Class B Notes (Class C Stock convertible into a total of 18,092,849 shares of common stock, or, approximately 904,642.45 shares of common stock per $100,000 principal amount of notes exchanged for non-convertible notes) and the warrants (Class C Stock, convertible into a total of 9,024,391 shares of common stock, or, approximately 108,292.73 shares of common stock per 100,000 warrants surrendered). On April 22, 2003, the effective date of the May 7, 2003 exchange transaction, the closing price of the common stock on the American Stock Exchange was $0.16 per share.

The number of shares of Class C Stock issued in the exchange transaction and the value of the Class C Stock issued to the December 2002 securityholders in the exchange transaction, using the closing price of the common stock of $0.16 on April 22, 2003, is as follows:

Gibralt US
Principal Amount of Notes Exchanged:                              $1,500,000
Number of Warrants Surrendered:                                    6,249,999
Shares of Class C Stock Issued:                                           15
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 20,337,930
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                      $3,254,069

Morris Belzberg
Principal Amount of Notes Exchanged:                                $300,000
Number of Warrants Surrendered:                                    1,250,000
Shares of Class C Stock Issued:                                            3
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                  4,067,586
Shares of Common Stock Issuable upon Conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                        $650,814

Steven Shraiberg
Principal Amount of Notes Exchanged:                                $100,000
Number of Warrants Surrendered:                                      416,667
Shares of Class C Stock Issued:                                            1
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                  1,355,862
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                        $216,938

Charles Diamond
Principal Amount of Notes Exchanged:                                $100,000
Number of Warrants Surrendered:                                      416,667
Shares of Class C Stock Issued:                                            1
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                  1,355,862
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                        $216,938


After the May 2003 Exchange Transaction and Interim Financing were completed and in light of discussions with our investment banker, the Independent Committee determined that further modifications to the terms of the securities issued in the May 2003 transactions would be necessary to assist us in completing the permanent financing. The material terms of these modifications are described under "Description of Modifications to Terms of May 2003 Exchange Transaction and Interim Financing."

              DESCRIPTION OF MAY 2003 INTERIM FINANCING TRANSACTION

In March 2003, the board of directors also determined that we had an immediate need for capital to support our operations until we completed the contemplated permanent financing. In April 2003, the board of directors approved a plan to raise up to $1,200,000 of interim financing prior to May 15, 2003. The board further determined that, because of our history of operating losses and cash position at the time, the contemplated permanent financing was likely to involve the issuance of substantial amounts of equity.

The Independent Committee negotiated with Samuel Belzberg, a principal investor and a director, to obtain the needed $1,200,000 interim financing. Mr. Belzberg committed to lend (through his affiliate, Gibralt US) up to $1,100,000 to us, and two other directors, James A. Wylie, Jr. and Peter Norris, each agreed to lend $50,000 to us, to demonstrate their commitment to and support of us. The board did not believe there were other prospective investors available to us to provide the interim financing on terms and within a time period acceptable to us. The Independent Committee and these directors agreed to the proposed terms of the interim financing on April 22, 2003, and the transaction closed on May 7, 2003.

The material terms of the May 7, 2003 interim financing transaction are as follows:


          - Gibralt US committed to lend up to $1,100,000 to us ($1,000,000 of which was to be funded according to a predetermined funding schedule and the other $100,000 of which was to be funded upon completion of a certain third party transaction), and Messrs. Wylie and Norris loaned $50,000 to us. Gibralt US funded all of its commitment.

          - We issued Class D secured notes in a principal amount equal to the amount loaned to us (secured on an equal basis with the indebtedness incurred in the December 2002 Interim Financing and having substantially similar terms as the Class C notes issued in the May 7, 2003 exchange transaction, except that they would mature one year from the date of issuance).

          - To compensate the lenders for the risk attendant to their investment and based on our financial condition, need for additional funding and lack of definitive terms for a future permanent financing or commitment from any investor to provide such permanent financing, we issued shares of capital stock equal to 20% of the amount of the loan commitment of the interim financing lenders (or, $240,000), in the form of a total of 24 shares of Class D Convertible Preferred Stock, which were convertible into an aggregate of 3,021,552 shares of common stock.

          - The Class D noteholders held rights (but not the obligation) to redeem their notes for the securities issued by us in the permanent financing on the same terms and conditions as the investors in the permanent financing.

          - The Class D noteholders held rights to redeem their notes for cash if we consummated our permanent financing.

          - The Class D noteholders held registration rights identical to those granted to the holders of the Class C Notes issued in the May 7, 2003 exchange transaction.


During the negotiation process, the lenders required that if the contemplated financing did not occur prior to June 30, 2003 (subsequently extended to July 31, 2003 in the May 28, 2003 modifications, described below and thereafter extended to November 15, 2003 and again to a day after November 15, 2003 that we and the investors agree as the date for the second closing of the equity financing), then the lenders could accelerate the maturity date of their notes.

We created a new class of preferred stock from its authorized preferred stock, consisting of 24 shares of preferred stock designated as "Class D Convertible Preferred Stock," each share of which would have been automatically converted into 125,898 shares of common stock when our stockholders approved the issuance of these shares of common stock underlying the Class D Convertible Preferred Stock. This would have resulted in an additional 3,021,552 shares of common stock being issued and outstanding after the conversion occurs. Under the terms of the Class D Stock, the holders of the Class D Stock hold the right to vote that number of shares into which the Class D Stock is convertible, voting as one class with the holders of common stock and other capital stock convertible into common stock.

The loan commitments of the lenders in the May 7, 2003 interim financing and the principal amount of Class D Notes, the number of shares of Class D Convertible Preferred Stock (and the number of shares of common stock into which the Class D Stock is convertible) the lenders received, as well as the value of the Class C Stock issued to the lenders in the interim financing using the closing price of the common stock of $0.16 on April 22, 2003, and after giving effect to the issuance of the shares to be issued upon conversion of the Class C Stock and the Class D Stock, is as follows:

Gibralt US

Loan Commitment:                                            Up to $1,100,000
Principal Amount of Notes Issued:                           Up to $1,100,000
Shares of Class D Convertible Preferred Stock Issued:                     22
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:            2,769,756
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                       $ 221,580

James A. Wylie, Jr.
Loan Commitment:                                                      $50,000
Principal Amount of Notes Issued:                                     $50,000
Shares of Class D Convertible Preferred Stock Issued:                       1
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:               125,898
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                          $10,072

Peter Norris
Loan Commitment:                                                      $50,000
Principal Amount of Notes Issued:                                     $50,000
Shares of Class D Convertible Preferred Stock Issued:                       1
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:               125,898
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                          $10,072

Gibralt US, Mr. Norris and Mr. Wylie loaned a total of $1,200,000 to us, representing their entire loan commitments.


  DESCRIPTION OF MAY 28, 2003 MODIFICATIONS TO MAY 7, 2003 EXCHANGE TRANSACTION
                              AND INTERIM FINANCING


As we proceeded to seek our permanent financing during May 2003, we assessed the availability of investment capital for development stage companies. The Independent Committee determined that it was essential to extend the maturity date of the Class C Notes beyond January 1, 2004, to eliminate the right of the holders of the Class C Notes to redeem those notes for cash upon the completion of the future permanent financing and to limit in certain respects the collateral securing our obligations under the Class C and Class D Notes. The Independent Committee determined that these modifications were necessary because the terms of the Class C and Class D Notes would likely, unless modified, deter investors from investing in us. The Independent Committee found that prospective investors would presumably expect that we would use the proceeds of their investment as working capital rather than apply the proceeds to the satisfaction of existing debt. Accordingly, the Independent Committee negotiated further modifications to the May 7, 2003 exchange transaction, as well as modifications to the May 2003 interim financing transaction, as described below in this section.

The Independent Committee determined that the maturity date of the Class C Notes should be extended to January 1, 2006. In addition, the Independent Committee determined that the security interest granted to the Class C noteholders should be limited to certain collateral that was owned at December 31, 2002 and that the note collateral should not include our after-acquired property, thereby making that property available as security to our future investors. The Independent Committee further determined that the Class D Notes should not be redeemable for cash upon the closing of the future financing transaction. Instead, the Class D Notes should be converted into the securities issued in the future financing on the same terms and conditions offered to the other investors. With these objectives, the Independent Committee commenced negotiations with the holders of the Class C Notes and the Class D Notes.

The Class C noteholders required that, in exchange for the modifications we sought, the terms of their notes be revised to increase the interest rate from 8% to 12.5% per annum, and to require that we commence making payments of interest accrued from December 27, 2002 through May 27, 2003 and principal on a quarterly basis beginning the first quarter of 2004, but only to the extent of 50% of our excess quarterly cash flow.

The Class C noteholders also agreed to modify the security for the notes, the change to become effective when we raised at least $6,000,000 in our permanent financing. The Class C noteholders agreed that their security interest in accounts receivable would be subordinated to a future security interest granted by us in a receivables financing transaction and that their security interest in intellectual property would be limited to that owned as of December 31, 2002.

The Class C noteholders required that we maintain minimum inventory and fixed asset levels, determined quarterly, of not less than $2,000,000. In addition, our combined cash, inventory and fixed assets must be at least $3,271,400. A failure to comply with these covenants is an event of default. The notes have other events of default for matters such as non-payment of interest or principal, breach of representations and warranties, failure to satisfy any agreement or condition under the agreements with the investor which is not cured within 30 days, a "cross-default" for our other institutional indebtedness and our voluntary or judicial dissolution or bankruptcy. We and the Class C noteholders exchanged the Class C Notes for an equal principal amount of Class E Notes with these modified terms.

The covenant relating to minimum inventory, net book assets and cash levels does not apply unless and until we raise at least $6,000,000 in gross proceeds in a future financing. We do not expect an event of default relating to this requirement to occur if we complete our contemplated permanent financing. To date, no events of default have occurred. If any event of default occurs and is not cured within the applicable cure period, then, unless the default is waived by a majority in interest of the noteholders, at the option and in the discretion of the holders of at least 66 2/3% of the principal amount of the Class E Notes, the noteholders may declare the notes and all accrued interest to be immediately due and payable, and may immediately enforce any and all of the noteholder's rights and remedies provided in the agreements with the investors and any other rights or remedies afforded by law.

The Class D noteholders agreed to redeem their Class D Notes in exchange for the securities issued in the contemplated permanent financing on the same terms and conditions offered to the other investors and to forego the option of redeeming their notes for cash after the permanent financing occurred.

The noteholders also agreed to extend the date by which we would be required to raise $6,000,000 in our permanent financing (to avoid triggering the December 2002 securityholders' right to rescind the May 7, 2003 exchange transaction) from June 30, 2003 to July 31, 2003 (and subsequently, to November 15, 2003 and again to a day after November 15, 2003 that we and the investors agree as the date for the second closing of the of the equity financing), and to defer our obligation to seek stockholder approval of the conversion of the Class C Stock and Class D Stock into shares of common stock until a future meeting of the stockholders, at which we would also seek approval of the issuance of common stock underlying securities that may be issued by it in the permanent financing. The rescission right is not available unless the meeting has been held and the issuance has not been approved.

On September 3, 2003, we redeemed all of our outstanding Class E Notes (principal of $2,000,000 plus accrued interest of approximately $132,000), and no Class E Notes remain outstanding. We used a portion of the proceeds of the first closing of the equity financing to pay for the redemption of the Class E Notes.

                    AUGUST 2003 EXCHANGES OF PREFERRED SHARES

As a result of the stipulation of settlement that we reached in the Augenbaum litigation, we entered into exchange agreements with the holders of the outstanding shares of our Class C Stock and Class D Convertible Preferred Stock. Upon entering into the exchange agreements, on August 22, 2003 the holders of the Class C Stock exchanged their Class C Stock for 20 Class E Shares, on a share-for-share basis. Similarly, upon execution of the exchange agreements, the holders of the 24 outstanding Class D Stock exchanged their Class D Stock for Class F Shares, on a share-for-share basis. Following these exchanges, we eliminated all Class C Stock and all Class D Stock.

Shares of the Class E Stock are preferred in liquidation to the extent that, before any distribution of assets can be made to the holders of our common stock, there will be distributed pro rata to the holders of the issued and outstanding Class E Shares and Class F Shares the amount of $108,469 as to each outstanding Class E Share and $10,072 per share as to each outstanding Class F Share. The holders of the common stock then share in the remainder of net liquidation of proceeds. The term liquidation means our liquidation, dissolution or winding up, as well as any sale, lease, exchange or other disposition of all or substantially all of our assets. The aggregate liquidation preference of the Class E Shares is $2,169,380 and the aggregate liquidation preference of the Class F Shares is $241,728. The aggregate liquidation preference was determined to be equal to the dollar value that the board of directors allocated to the conversion rights, warrants and other rights that we agreed to pay to the holders of the Class C Stock and the discount that we agreed to pay to the holders of the Class D Stock in the May 7, 2003, transactions.

The holders of the Class E Shares and Class F Shares have the right to one vote per share, respectively, for each outstanding Class E Share and each outstanding Class F Share.

The holders of the Class E Shares are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each Class E Share being 1,355,862 times the dividend or distribution to be paid on each share of common stock. The holders of the Class F Shares are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each Class F Share being 125,898 times the dividend or distribution to be paid on each share of common stock.


The exchange agreements also gave both us and the holders of the Class E Shares and the Class F Shares rights to exchange those preferred shares for shares of our common stock, as long as our stockholders approve the issuance of the shares of our common stock underlying the preferred shares and the American Stock Exchange approves the listing of these shares of common stock. Specifically, the agreement provided that if the stockholders approve the common stock issuance and the American Stock Exchange lists these the shares of common stock, then the holders of the Class E Share have the right to sell to us, and we have the right to purchase from them, each outstanding Class E Share in exchange for 1,355,862 shares of our common stock per Class E Share. Similarly, the holders of the Class F Shares have the right to sell to us, and we have the right to purchase from them, each outstanding Class F Share in exchange for 125,898 shares of our common stock per Class F Share. The exchange agreements also provided that, should any sale, lease, exchange or other disposition of all or substantially all of our assets occur while the Class E Shares and the Class F Shares are outstanding, each holder of the Class E Shares has the right to sell to us all Class E Shares in exchange for 1,355,862 shares of common stock per Class E Share. Similarly, each holder of Class F Share has the right to sell to us all Class F Shares in exchange for 125,898 shares of common stock per Class F Share.

The board of directors determined that the terms of the exchange agreements were appropriate in order to provide the former holders of the Class C Stock and the Class D Stock with the economic equivalence of the conversion rights they held in conjunction with the Class C Stock and Class D Stock. Upon exchange of all Class E Stock, the former holders of the Class C Stock will receive 27,117,240 shares of our common stock, or the same number of shares of our common stock we were obligated to issue to them upon conversion of the Class C Stock Stock. In connection with the final closing of our equity financing, we exchanged the Class E and Class F Stock as provided by our August 2003 exchange agreement with the holders of the Class E and Class F Stock. Upon exchange of all shares of the Class F Stock, the former holders of the Class D Stock will receive 3,021,552 shares of common stock, or the same number of shares of our common stock that we were obligated to issue to them upon conversion of the Class D Stock. In the stipulation of settlement for the Augenbaum litigation, the parties agreed on the exchange of shares of our common stock in these specific amounts for the Class E Stock and Class F Stock, as well as the exchange of the Class E Stock for the Class C Stock and the exchange of the Class F Stock for the Class D Stock. A hearing before the Delaware Chancery Court for approval of the stipulation of settlement was held on September 15, 2003. After this hearing, the court entered an order approving the stipulation of settlement as submitted. The stipulation of settlement became final on October 15, 2003 when the appeal period terminated with no appeal having been filed.

At the request of the investors in our equity financing, we and Gibralt US, on behalf of itself and the other holders of the Class E Stock and Class F Stock, agreed not to exchange the Class E Stock or Class F Stock for common stock until the second closing of the equity financing. Gibralt US also acknowledged that the common stock to be issued upon the exchange of the Class E Stock and Class F Stock will not be eligible to participate in the offering to stockholders we plan to make to the holders of common stock as of August 29, 2003, and that only those shares of common stock held by Gibralt US and the other holders of Class E Stock and Class F Stock as of August 29, 2003 will be eligible to participate in that offering.

            PARTICIPATION BY RELATED PARTIES IN THE EQUITY FINANCING

Investment by the Holders of the Class E Notes at the First Closing. As part of the negotiation of the equity financing, the investors indicated that, were they to purchase notes that would be convertible into shares of our common stock, the notes would be required to be secured by all of our assets, including the patent rights acquired by us with the proceeds of the first closing and also by those assets that, prior to the first closing, were encumbered by security interests in favor of the then-outstanding Class E Notes. As a result, we offered to Gibralt US and to the other three holders of the Class E Notes the opportunity to purchase $2,000,000 of the Secured Bridge Notes, which was the outstanding principal amount of the Class E Notes, and to use part of the proceeds of the first closing to retire the Class E Notes in full, making the collateral securing the Class E Notes available to all holders of the Secured Bridge Notes. The board of directors unanimously, with the abstention of Samuel Belzberg, approved the terms on which the holders of the Class E Notes would participate in the equity financing at the first closing. Under those terms, the full $2,000,000 new investment made by the holders of the Class E Notes would be allocated to the purchase of Secured Bridge Notes and the holders of the Class E Notes would, in exchange, terminate the security interest encumbering our assets and make those assets available as collateral for all holders of the Class E Notes. The former holders of the Class E Notes received as security for the repayment of the Secured Bridge Notes held by them, a pro rata interest in the same collateral securing all of the other Secured Bridge Notes. As is the case with all Secured Bridge Notes, on November 25, 2003, the Secured Bridge Notes held by Gibralt US and the other former holders of the Class E Notes converted into common stock at a purchase price of $0.08 per share.


Conversion of Class D Notes at Second Closing. The terms and conditions under which we issued our outstanding Class D Notes to Gibralt US, Peter Norris and James A. Wylie, Jr. in May 2003 included a requirement that the Class D Notes be converted into equity on the same terms and conditions on which all other investors participate in an equity financing. Therefore, on November 25, 2003, the $1,200,000 principal amount plus accrued interest on the Class D Notes converted into our common stock at a price of $0.10 per share.


                   SEPTEMBER 2003 EQUITY FINANCING TRANSACTION


On September 2, 2003, we entered into an equity financing transaction in which 119 accredited investors agreed to purchase 254,437,500 shares of common stock for an aggregate purchase price of $23,200,000. Under the terms of the equity financing, $22,000,000 of the aggregate purchase price was payable in cash, and $1,200,000 was payable by conversion of certain of our outstanding debt, previously issued in connection with our May 2003 bridge financing.


The first closing of the equity financing occurred on September 3, 2003. At that time, the investors funded $6,500,000 of the equity financing in the form of a secured bridge loan. The second closing of the equity occurred on November 25, 2003. The notes that we issued in connection with the secured bridge loans at the first closing converted into common stock at the second

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


closing at a price of $0.08 per share. Also at the second closing, the remaining $16,700,000 of the equity financing was provided to us by the investors for the purchase of common stock at a price of $0.10 per share. Of the $16,700,000 provided by the investors at the second closing, $15,500,000 was paid by the investors in cash and $1,200,000 was paid by conversion of our outstanding Class D Notes due 2004, which we issued in connection with loans made in our May 2003 interim financing transaction.

Three of the investors in the equity financing are related to us. These are:
Gibralt US, Inc., an affiliate of Samuel Belzberg, a director and significant stockholder of us, James A. Wylie, Jr., a director and our chief executive officer and Peter Norris, a former director and a stockholder of us. Gibralt US loaned $1,500,000 to us at the first closing and accordingly, we issued $1,500,000 in secured bridge notes to him. Gibralt US also owned $1,100,000 of Class D Notes that were converted into common stock at the second closing, and Mr. Wylie and Mr. Norris each own $50,000 of Class D Notes that were converted into common stock at the second closing.

                          PLACEMENT AGENT COMPENSATION

In connection with the equity financing, we issued warrants to purchase up to 40,879,063 shares of common stock to our placement agent, Sunrise Securities Corp., a New York corporation and a registered broker-dealer (the "Placement Agent"). The warrants issued to the Placement Agent are exercisable for five years at per share prices of $0.001, $0.08 and $0.10. The Placement Agent also participated as an investor in the equity financing by reinvesting $495,000 of its fee in exchange for Secured Bridge Notes which were converted into 6,187,500 shares of common stock.

                          REGISTRATION RIGHTS AGREEMENT

We have entered into a registration rights agreement providing for us to register with the SEC the investors' common stock and the shares underlying the warrants issued to the Placement Agent for resale to the public. We are obligated to issue additional shares ratably to the investors at the rate of 3% of the investors' Shares per month, subject to a limit of 12%, if the SEC does not declare the registration statement effective within 70 days after the filing of the registration statement.

                        INVESTORS' SELECTION OF DIRECTORS

In connection with the equity financing, we agreed to use our best efforts to cause the board of directors to be increased to nine directors within 12 days of the closing of the equity financing, and to cause to be elected to the board three persons selected by the investors who have opted to become parties to the stockholders' agreement. One member of the board of directors, Samuel Belzberg, has indicated that he intends to resign after the investors have exercised their right to select three directors, and the remaining six members of the board of directors are expected to elect three persons to fill the vacancies created by Mr. Belzberg's resignation and the increase in the size of the board. We also agreed to use our best efforts to cause the board of directors to appoint one nominee that the investors have so designated as one of the members of the committees of the board of directors. On November 25, 2003, our stockholders approved an amendment to the Certificate of Incorporation that will permit the board of directors to be increased to nine directors.

We and Gibralt US agreed with the investors that the size of the board of directors will remain at nine and we will use our best efforts to nominate for election to the board of directors at each annual meeting of stockholders three persons designated by the investors who have opted to become parties to the stockholders' agreement. The agreement with regard to the nomination of directors terminates when the investors who are parties to the stockholders' agreement cease to beneficially own more than 50% of the investors' shares that are subject to this agreement.

                        INVESTORS' CONTROL OF THE COMPANY

In addition to our agreement to use the proceeds of the equity financing in the manner agreed with the investors and to use our best efforts to appoint three directors that the investors have selected to become members of the board of directors after the equity financing is completed, we have made other agreements with the investors. These agreements relate to actions that we are obligated to take in the future. We agreed to use our best efforts to follow the direction of the majority in interest of the investors in whether to pursue a reverse stock split that we had considered implementing shortly after the completion of the equity financing. A majority in interest of the investors recommended that we not pursue the proposed reverse split, and the board of directors determined not to pursue the reverse split at this time. In addition to our agreement regarding the use of proceeds and our agreement regarding the director designees of the investors, both as discussed above, we agreed to

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


register the common stock that the investors purchased in the equity financing (including the shares of common stock underlying the warrants issued to the Placement Agent) and to list these shares with the American Stock Exchange for sale. The board of directors believes these agreements were reasonable when it negotiated the final terms of the equity financing.

The common stock issued to the investors and the placement agent (assuming the exercise of all of the warrants we issued to the placement agent) represents approximately 83% of our outstanding capital stock (without giving effect to any shares which may be issued pursuant to the offering to Stockholders as of August 29, 2003). As a result, the investors are able to control any matters submitted to our stockholders for approval. Except for the investors' agreements concerning the selection and election of directors described above, we are not aware of any agreements among the investors to vote collectively in respect of matters affecting our operations. However, the investors may have made, or may in the future may make, formal or informal agreements regarding voting of our common stock or other actions affecting us.

            OFFERING TO STOCKHOLDERS OF RECORD AS OF AUGUST 29, 2003


The terms of the equity financing also contemplate that we would commence an offering of up to 29,711,749 shares of common stock to the holders of our common stock as of August 29, 2003. We filed a registration statement to register the shares to be offered to the stockholders as of August 29, 2003 shortly after we filed the resale registration statement of which this prospectus is a part.


                                 USE OF PROCEEDS

We applied a portion of the proceeds from the first closing of the equity financing to repay in full all outstanding Class E Notes (approximately $2,100,000 of principal and interest, including approximately $1,575,000 repaid to Gibralt US, Inc., an affiliate of Samuel Belzberg, one of our directors) and to acquire additional intellectual property rights related to our EVLT(R) product line ($2,000,000). We also paid fees incurred by legal counsel to the investors (approximately $100,000) and reimbursable expenses incurred by our placement agent (approximately $14,000). We intend to use the balance of these proceeds, together with the proceeds from the November 25, 2003 closing of the equity financing and our operating revenue, for general working capital purposes, including 10 quarterly payments of $250,000 each to be paid for our exclusive license to the EVLT(R) patent to support our sales and marketing initiatives, and to effect our intellectual property strategy.

           SEPTEMBER 2003 ACQUISITION OF EXCLUSIVE EVLT(R) TECHNOLOGY

On September 3, 2003, we acquired rights to U.S. Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins. The EVLT Patent relates to the technology underlying our EVLT(R) product line. This acquisition resulted from two transactions.



In the first transaction, we purchased the interest in the EVLT Patent owned by Dr. Robert J. Min, one of the five named inventors of the EVLT Patent. This transaction was completed under a purchase agreement with Dr. Min entered into on July 23, 2003. Pursuant to the agreement, on September 3, 2003, we paid $500,000 in cash and issued options to purchase 1,000,000 shares of common stock in exchange for Dr. Min's assignment to us of his interest in the EVLT Patent. The stock options are fully vested, have an exercise price of $0.08 per share (the price per share paid by the investors in the first closing of the equity financing), and are exercisable for ten years. We also agreed to pay to Dr. Min variable payments based on our sales of products using the EVLT Patent over the remaining 16-year life of the EVLT Patent. Dr. Min previously licensed the EVLT Patent to us and had served as a consultant to us. Dr. Min's consulting agreement with us was amended to reflect the changes in the relationship with him as a result of the acquisition of his EVLT Patent rights. Dr. Min will continue to act as a consultant to us under the revised consulting agreement.


In the second transaction, we licensed, on an exclusive basis (except for Spain), the EVLT Patent from Endolaser Associates, LLC, the assignee of interest in the EVLT Patent from the other four named inventors of the EVLT Patent. This transaction was completed under a license agreement between us and Endolaser Associates entered into on July 11, 2003. On September 3, 2003, we paid Endolaser Associates $1,500,000 for the exclusive license granted by Endolaser Associates on behalf of the four inventors who had assigned their interest in the EVLT Patent to Endolaser Associates. We agreed to make additional payments totaling $2,500,000 in 10 quarterly installments of $250,000 each, commencing upon the second closing of the equity financing. We have agreed to pay Endolaser Associates variable royalties based on our sales of products using the EVLT Patent over the remaining 16-year life of the EVLT Patent.

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


We recorded an intangible technology asset in the amount of $4,702,000 to record the acquisition of the EVLT Patent. The intangible asset will be amortized over the remaining 16 year life of the EVLT Patent.

                           CASH POSITION AND CASH FLOW

We have cash balances of approximately $1,500,000 and $1,900,000 at September 30, 2003 and December 31, 2002, respectively.

Cash used in operations for the nine months ended September 30, 2003 was approximately $2,300,000. This principally results from the approximate $3,900,000 loss from operations, offset by changes in working capital and (non-cash) depreciation expense, and reflects the external marketing initiatives and the costs of a direct sales force in support of the commercialization of EVLT(R).

Cash used in investing activities for the nine months ended September 30, 2003 was approximately $2,300,000. On September 3, 2003, we acquired rights to U.S. Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins, which patents relate to the technology underlying our EVLT(R) product line. In connection with this technology acquisition, we paid an aggregate of $2,000,000 to Dr. Robert Min and Endolaser Associates, LLC, and $144,000 in other costs. Net cash used by investing activities also includes $200,000 in property, plant and equipment, principally for demonstration equipment for customer trial programs and for use by the direct sales force in the field.

Cash provided by financing activities for the nine months ended September 30, 2003 was approximately $4,500,000. This includes the $1,200,000 proceeds from the May interim financing and the $6,500,000 proceeds from the first closing of September 2003 equity financing, offset by $1,290,000 in financing costs, and the retirement of the December 2002 notes in the aggregate principal amount of $2,000,000.

Cash used in operations for the year ended December 31, 2002 was approximately $6,900,000. This is principally attributable to the $7,700,000 loss from operations, the paydown of trade payables of approximately $800,000 and repayment of a customer advance of approximately $300,000 subsequent to completing the private placement offering in connection with the Merger. In February 2002, we became a public company via a reverse merger and accordingly incurred incremental legal, audit, investor relations, financial advisory and other professional fees related to being a public company. Also, in the second half of 2002, we hired and trained a direct sales force in the U.S. to support the commercialization of EVLT(R) post FDA clearance in January 2002, and accordingly incurred costs associated with recruiting, salaries, commissions, benefits, taxes and travel. In addition, the decreased sales volume in 2002 as compared to 2001 put a drain on our financial resources, and we had to cover other fixed overhead and production costs.

For 2000 and 2001, we required cash for operations of $5,800,000, and $869,000, respectively. The decrease in net cash used in operating activities in 2001 compared to 2000 is primarily attributed to a decrease in accounts receivable ($2,900,000), an increase in accounts payable ($900,000) and an advance received by a customer as a result of a duplicate payment ($300,000), offset by a decrease in accrued expenses ($700,000).

Cash used in investing activities for the six months ended June 30, 2003 was $185,000. The net cash used by investing activities was principally related to demo equipment included in property, plant and equipment, for customer trial programs and for use by the direct sales force in the field.

Cash used in investing activities for the year ended December 31, 2002 was approximately $482,000. The net cash used in investing activities was principally related to the purchase of demonstration laser equipment to support sales efforts by the direct sales force, a customer trial program and a loaner program ($282,000). In addition, we invested in office equipment, furnishings and fixtures, and leasehold improvements.

For 2000 and 2001, net cash used in investing activities was $272,000 and $489,000, respectively. The net cash used in 2000 and 2001 for investing was directly related to the purchases of computer and manufacturing equipment, furnishings and fixtures, leasehold improvements for operating activities.

Cash provided by financing activities for the six months ended June 30, 2003 was $665,000. This is principally attributable to the proceeds, in the amount of $1,100,000, from the May interim financing offset by the financing

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


costs associated with the May interim financing ($51,000), the deferred offering costs associated with the contemplated subsequent financing ($199,000), and a reduction in the Barclays bank line of credit ($161,000).


Cash provided by financing activities for the year ended December 31, 2002, was approximately $8,700,000. Cash provided by financing activities is attributable to approximately $8,300,000 in net proceeds from the sale of our common stock sold in the private placement offering in connection with the Diomed Merger, and approximately $1,900,000 in net proceeds from the issuance of $2,000,000 in secured Class A Notes and unsecured Class B Notes issued in connection with a bridge financing in December 2002. Subsequent to closing the Diomed Merger, we repaid the Promissory Notes issued to two stockholders in October and December 2001 in exchange for bridge loans ($700,000). In addition, we paid down the Barclays bank line of credit ($658,000) and paid down promissory notes issued to service providers subsequent to completing our December 2002 bridge financing ($154,000).



For 2000 and 2001, net cash provided by financing activities was $6,200,000 and $1,800,000, respectively. Cash provided by financing activities in 2000 was primarily attributed to the $2,700,000 provided under the convertible subordinated notes issued between March and June, the $2,800,000 in common stock sold in August and November, and the $936,000 customer loan, all described below. Cash provided by financing activities in 2001 was primarily attributed to $2,500,000 in net proceeds from sales of our Series A Preferred Stock between March and May and $700,000 in bridge financing during the fourth quarter, all described below, offset by payments of accounts receivable and the Barclays bank line of credit (approximately $800,000) and repayment of a portion of the convertible notes in the course of the March 2001 recapitalization ($225,000), and deferred costs related to the private placement and the Diomed Merger which were consummated on February 14, 2002 ($387,000).


Future minimum commitments, including capital equipment and operating leases, promissory notes and convertible debt, as of December 31, 2002 are as follows:

                                                                      OPERATING
                                                  CAPITAL LEASES        LEASES            DEBT
                                                  --------------        ------            ----
2003                                              $      44,190    $     533,461     $     445,208
2004                                                     12,520          510,067         2,936,000
2005                                                          -          486,673                 -
2006                                                                     486,673     -
2007                                                          -          486,673     -
Thereafter                                                    -        3,082,260     -
                                                  -------------    -------------     -------------

       Total future minimum lease payments               56,710    $   5,585,807     $   3,381,208
                                                                   =============     =============

Less--Amount representing interest                      (12,700)
                                                  -------------

       Present value of future minimum lease
       payments                                          44,010

Less--Current portion of capital lease
obligations                                              33,993
                                                  -------------

       Capital lease obligations, net of
       current portion                            $      10,018
                                                  =============

                  PROMISSORY NOTES ISSUED TO SERVICE PROVIDERS


In December 2002, we converted fees for legal services, in the amount of $416,102, into a promissory note. Payment terms include a $100,000 payment due upon completing the $2,000,000 bridge financing on December 27, 2002 and the balance due upon completion of a longer-term capital financing in fiscal 2003. The promissory note bears interest, at an annual rate of 6%, which accrues over the life of the promissory note and is payable upon maturity. The promissory note does not provide for conversion rights into equity. As of December 31, 2002 and September 30, 2003, the principal balance outstanding under this promissory note was $316,102, and accrued interest was $1,611 and $15,796, respectively. On November 26, 2003, we repaid this note, including accured interest, in full.


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


In December 2002, we converted fees due a professional service provider for external marketing initiatives, in the amount of $183,016, into a promissory note. Payment terms include a $50,000 payment due upon completing the $2,000,000 bridge financing on December 27, 2002, a 20% surcharge of monthly services until the promissory note is paid, and the balance due upon completion of a longer-term financing in fiscal 2003. The promissory note does not bear any interest and does not provide for conversion rights into equity. As of December 31, 2002 and September 30, 2003, the principal balance outstanding under this promissory note was $129,106 and $117,442, respectively. After the final closing of the equity financing on November 25, 2003, we repaid this note in full.


                       PROMISSORY NOTE ISSUED TO CUSTOMER


In October 2000, Axcan Pharma advanced us $936,000 to secure certain key materials. In September 2001, we issued a promissory note to this customer in the amount of the advance. The promissory note bears interest, at an annual rate of 8.5%, which is payable quarterly in arrears. The promissory note matured on January 1, 2004 and does not provide for conversion rights into equity. As of September 30, 2003 and December 31, 2002, the principal balance outstanding under this promissory note was $936,000 and accrued interest was $20,053 on each such date. On January 2, 2004, we repaid this note in full.


                            CAPITAL EQUIPMENT LEASES

The leased assets included in property and equipment primarily include manufacturing equipment. We did not enter into any new capital equipment leases in the years ended December 31, 2001 and 2002. Depreciation expense for leased equipment in the years ended December 31, 2000, 2001 and 2002, was $67,160, $54,199, and $56,226, respectively.

                          CAPITAL TRANSACTIONS IN 2001

In March 2001, we completed a recapitalization and financing transaction in connection with which we did the following:


     - issued and sold 2,000,000 shares of our Series A Preferred Stock at a purchase price of $1.00 per share;

     - committed to issue and sell an additional 500,000 shares of our Series A Preferred Stock to certain investors at a purchase price of $1.00 per share by April 30, 2001;

     - issued a put/call option under which certain investors could elect to purchase, and we could elect to require such investors to purchase, up to an additional 1,000,000 shares of our Series A Preferred Stock at a purchase price of

     - $1.00 per share, which we exercised to the extent of 225,000 shares in May 2001; the balance of the put/call option expired on May 31, 2001 (as to the put option) and October 31, 2001 (as to the call option);

     - converted $2,475,000 of the 9% convertible subordinated notes into 2,475,000 shares of common stock at $1.00 per share (and repaid the remaining $225,000 of notes in cash to certain noteholders);

     - exchanged 571,429 shares of common stock issued in August 2000 at a purchase price of $3.50 per share into 2,000,001 shares of common stock (for an effective purchase price of $1.00 per share) and cancelled 1,142,858 warrants issued in August 2000; and

     - exchanged 202,512 shares of common stock issued in October 2000 at a purchase price of $3.50 per share for 708,792 shares of common stock (for an effective purchase price of $1.00 per share) and cancelled 202,512 warrants issued in October 2000.


The investors who acquired approximately 81 percent of the shares of Series A Preferred Stock were either our existing stockholders or affiliates of existing stockholders. All of the investors who acquired shares of our common stock in the transaction were existing security holders.

In March 2001, we recorded a noncash interest expense totaling approximately $2,700,000 due to the adjustment of the original conversion price of the 9% convertible subordinated notes from $3.50 per share to $1.00 per share.

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


Effective March 15, 2001, we increased our authorized capital stock to 43,500,000 shares, consisting of 40,000,000 shares of common stock, $0.001 par value per share and 3,500,000 shares of preferred stock, $0.01 par value per share, all of which are designated as Series A Preferred Stock.

Between March and May 2001, we sold 2,725,000 shares of Series A Preferred Stock for $1.00 per share, which resulted in gross proceeds of $2,725,000 and net proceeds of $2,533,000.

In September 2001, we issued a promissory note to Axcan Pharma, Inc., a customer, in the principal amount of $936,000. The note matures on January 1, 2004 and bears interest at a rate of 8.5% per year. Interest is paid quarterly in arrears and the cumulative interest paid through December 31, 2002 is $80,868. The note does not provide for conversion rights.


In October and December 2001, we issued secured convertible promissory notes in the aggregate principal amounts of $500,000 and $200,000, respectively, to two of our stockholders in exchange for their providing bridge financing to us. We also issued 50,000 and 20,000 warrants to purchase shares of our common stock, respectively, to these stockholders, with a maximum exercise price of $2.00 per share. These notes were repaid in full after the Merger. As of January 1, 2004, all of these warrants (plus an additional 10,000 warrants issued in January 2002 in a related transaction, as described below) had expired, without having been exercised.


                          CAPITAL TRANSACTIONS IN 2002


On January 1, 2002, in accordance with the terms of the bridge financing provided to us in October 2001, we issued warrants to purchase an additional 10,000 (in the aggregate) shares of common stock to the two stockholders who provided that bridge financing. The reason for this was that the underlying agreement required us to issue an additional 10,000 warrants to the stockholders in that bridge financing for each month after December 31, 2001 where we did not consummate a reverse-merger. Because the Merger satisfied that requirement, no additional warrants are issuable in respect of that financing. As of January 1, 2004, all of these 10,000 warrants had expired, without having been exercised.


In January and August 2002, we issued a total of 831,794 shares of Class A Stock to QLT, Inc. upon the conversion of promissory notes held by QLT (issued in connection with our purchase in October 2000 of QLT's manufacturing rights related to OPTIGUIDE(R) fibers) in the aggregate principal and interest amount of $1,247,691, which QLT converted into common stock at a conversion price of $1.50 per share.

On February 14, 2002, in connection with the Merger, we conducted a private placement offering of common stock. In the private placement, investors subscribed to purchase from Diomed, Inc. an aggregate of 5,000,000 shares of its common stock at a price per share of $2.00, which resulted in gross proceeds of $10,000,000 and net proceeds of $8,100,000. As a result of the Merger, the shares of Diomed, Inc. common stock issued in the private placement were exchanged for an equal number of shares of Diomed Holdings, Inc.'s common stock. Subsequent to completion of the Merger, we paid back the $700,000 in convertible promissory notes issued to two of our stockholders in October and December 2001, including cumulative interest.

On December 27, 2002, we issued Class A secured notes and Class B unsecured notes in the aggregate principal amount of $2,000,000 to Gibralt US, Inc. (an affiliate of a director, Samuel Belzberg) in exchange for providing bridge financing to us. In connection with the bridge financing, we issued Gibralt US, Inc. 8,333,333 warrants to purchase shares of our common stock at an exercise price of $0.26 per share. The Class A and Class B notes were convertible into common stock. The warrants were cancelled in May 2003. Certain terms of the Notes were also modified in May 2003, and the notes were satisfied in full in September 2003.


                           AS TO NATEXCO CORPORATION:


On January 23, 2002, Natexco purchased 400,000 shares of common stock owned by Anthony Mulhall, a former director of Natexco.

On February 5, 2002 Natexco redeemed all of the shares of preferred stock owned by R.H. Consulting Group, Inc. and Desert Bloom Investments, Inc., which represented all of Natexco's then outstanding preferred stock. All of such shares of preferred stock were then canceled.

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


                          CAPITAL TRANSACTIONS IN 2003

On May 7, 2003, we issued Class C Preferred Stock to the holders of the notes and warrants we had issued in December 2003 in exchange for certain modifications we made to those notes and warrants. These shares of Class C Stock were convertible into 27,117,240 shares of common stock upon satisfaction of certain conditions. The modifications to the notes included eliminating the convertibility feature of the notes and eliminating the noteholders' right to approve a future financing transaction. We issued Class C notes in exchange for the December 2002 notes to reflect these modified terms. The modification to the warrants was the redelivery of the warrants to us for cancellation.

On May 7, 2003, we also issued $1,200,000 in Class D notes to Gibralt US (an affiliate of a director, Samuel Belzberg, to which we issued $1,100,000 principal amount notes) and to two directors (James A. Wylie, Jr. and Peter Norris, to each of whom we issued $50,000 principal amount of notes). We issued these notes in exchange for loan commitments made by these noteholders. We also issued to these noteholders Class D Preferred Stock as a prepaid discount to recognize that the loan commitments were expected to be converted into equity in a future equity financing transaction that we then contemplated, and to reflect the risk that the equity financing transaction might not occur. These shares of Class D Stock were convertible into a total of 3,021,552 shares of common stock upon satisfaction of certain conditions. The notes were convertible into the securities to be issued in the contemplated equity financing on the same terms as applied to the other investors in the equity financing.

On August 22, 2003, we exchanged the Class C Stock for an equal number of shares of Class E Preferred Stock,, and we exchanged the Class D Stock for an equal number of shares of Class F Preferred Stock. We exchanged these shares of preferred stock in accordance with the stipulation of settlement we entered into to settle the Augenbaum class action lawsuit that was filed in late July 2003. That lawsuit claimed, among other things, that the Class C Stock and Class D Stock was not permitted to be, by its terms, convertible into common stock. Accordingly, although we denied the allegations in the lawsuit, to reach a settlement amicably, we created the Class E and Class F Stock and performed the preferred stock exchange. The Class E and F Stock is not by its terms convertible into common stock. However, by a separate agreement between us and the holders of the Class E and F Stock, upon the satisfaction of certain conditions, we will issue 27,117,240 shares of common stock in exchange for the Class E Stock and we will issue 3,021,552 shares of common stock in exchange for the Class F Stock.

On September 2, 2003, we entered into definitive agreements for the equity financing that we had been pursuing since the second quarter of 2003. Pursuant to these agreements, on September 3, 2003, the investors in the equity financing funded to us $6,500,000 in the form of secured bridge loans, and we issued secured bridge notes to these investors. The $1,200,000 principal amount of Class D notes we issued in May 2003 converted into common stock at the final closing of the equity financing on November 25, 2003. We applied part of the proceeds of the secured bridge loans to repay all of the notes that we originally issued in connection with our $2,000,000 December 2002 bridge financing. The secured bridge notes converted into common stock at $0.08 per share at the final closing, the investors purchased $15,500,000 of common stock for $0.10 per shares and the $1,200,000 in Class D notes and accrued interest on these notes were purchased for common stock for $0.10 per share.


On September 3, 2003, in connection with the equity financing, we issued securities to pay the fees of the placement agent that we engaged in April 2003 to assist us in obtaining the financing that we needed. In lieu of paying this fee in cash, we issued to the placement agent $495,000 in secured bridge notes plus warrants to purchase up to 40,879,063 shares of common stock. Of these warrants, 17,541,563 warrants have an exercise price of $0.001 per share, 6,187,500 warrants have an exercise price of $0.08 per share and 17,150,000 warrants have an exercise price of $0.10 per share. These warrants are exercisable for five years.



On November 25, 2003, we had the final closing of our equity financing, pursuant to which we issued a total of 256,552,012 shares of common stock to the investors in the equity financing.


On November 25, 2003, in connection with the final closing of the equity financing, we exchanged all outstanding Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding Class F Stock for a total of 3,021,552 shares of common stock, as provided by the August 2003 exchange agreement.


On November 25, 2003, we issued 500,000 shares of common stock to Verus Support Services, Inc. in connection with an agreement we made on September 30, 2003 to issue these shares in lieu of accrued cash payments due under our December 2001 agreement with Verus that we ceased paying in August 2002.


On December 3, 2003 and December 8, 2003, some of the warrants we issued on September 3, 2003 were exercised. Specifically, a total of 11,010,057 of the warrants with an exercise price of $0.001 per share were exercised, and we issued a total of 10,997,676 shares of common stock in that connection. Because these holders used the cashless exercise feature of the warrants, they did not have to pay us the exercise price in cash and we issued fewer than the total number of warrants exercised. The following table details these warrant exercises:




-------------------------------- ------------------------ ------------------------------ -----------------------
Name of Holder                   Date of Exercise         No. Warrants Exercised         No. Shares Issued
-------------------------------- ------------------------ ------------------------------ -----------------------
Nathan Low                                       12/3/03                      8,508,729               8,483,704
-------------------------------- ------------------------ ------------------------------ -----------------------
Sunrise Foundation Trust                         12/3/03                      2,163,106               2,156,744
-------------------------------- ------------------------ ------------------------------ -----------------------
Richard Stone                                    12/8/03                        335,427                 334,441
-------------------------------- ------------------------ ------------------------------ -----------------------
Marcia Kucher                                    12/8/03                          2,795                   2,787
-------------------------------- ------------------------ ------------------------------ -----------------------
TOTAL                                                                        11,010,057              10,977,676
-------------------------------- ------------------------ ------------------------------ -----------------------


On December 18, 2003, in connection with the equity financing, we issued an additional 347,567 shares of common stock to those investors who paid cash for their shares at the final closing of the equity financing. We issued these shares because under the terms of the escrow agreement under which these investors deposited all funds for their investment, these investors were entitled to either receive the interest that was earned on their funds while held in escrow or to receive shares in lieu of this interest, with the interest earned being paid to us, as determined by the placement agent. The placement agent elected to have the interest paid to us and for us to issue additional shares to the investors. We received approximately $35,000 in interest from the escrow agent on December 18, 2003, and we then issued the additional shares to the investors (at a price of $0.10 per share).


                               BANK LINE OF CREDIT

As of September 30, 2003, Diomed Ltd., our UK subsidiary, had access to a line of credit with Barclays Bank, which was limited to the lesser of pound)350,000 (approximately $582,000 at September 30, 2003) or 80% of eligible accounts receivable. This line bears interest at 3% above Barclays Bank's base rate (4% at September 30, 2003), and borrowings are due upon collection of receivables from customers. To secure this line of credit, Barclays Bank has a security interest in all assets of Diomed Ltd. (excluding inventory on certain intellectual property).

As of December 31, 2001, borrowings of approximately (pound)601,000 (approximately $874,000) were outstanding. As of December 31, 2002, borrowings of approximately (pound)134,000 (approximately $216,000) were outstanding under this line. As of September 30, 2003, borrowing of approximately (pound)187,000 (approximately $311,000) were outstanding under this line. The lower balance under the line of credit for the year ended December 31, 2002 is largely due to a decrease in accounts receivable and a change in our customer order policy for financed orders, which we instituted in the third quarter of 2001. Under this new policy, customer orders are generally supported by a letter of credit, advance payment or payment upon installation, which reduces our reliance on our line of credit.

                          CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition, results of operations, and cash flows are based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the US. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory valuation and obsolescence, intangible assets, income taxes, warranty obligations, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our critical accounting policies include:


          - revenue recognition;

          - allowance for doubtful accounts;

          - warranty obligation;

          - allowances for excess and obsolete inventory; and

          - valuation of long-lived and intangible assets.


         Revenue Recognition. We derive our revenue from primarily two sources:
(i) revenues from products including lasers, instrumentation, and disposables, and (ii) revenues from service. We recognize revenue on products and services when persuasive evidence of an arrangement is in place, the price is fixed or determinable, collectability is reasonably assured and title and risk of ownership has been transferred. Transfer of title and risk of ownership generally occurs when the product is shipped to the customer or when the customer receives the product, depending on the nature of the arrangement. We currently provide for the estimated cost to repair or replace products under warranty at the time of sale. Service revenue is recognized as the services are performed.


         Allowance for Doubtful Accounts. Accounts receivable are customer obligations due under normal trade terms. We sell our products to private physicians, hospitals, health clinics, distributors and OEM customers. We generally require signed sales agreements, non-refundable advance payments and purchase orders, and in certain circumstances, depending upon the type of customer, letters of credit. Some customers seek equipment financing from third party leasing agents. Accounts receivable are stated at the amount billed to the customer less a valuation allowance for doubtful accounts.


Senior management reviews accounts receivable on a monthly basis to determine if any receivables could potentially be uncollectible. We include specific accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on available information, we believe our allowance for doubtful accounts as of September 30, 2003 is adequate.

         Warranty Obligation. We engage in extensive product quality programs and processes, including actively monitoring and evaluating the quality of our component suppliers. In addition to these proactive measures, we also provide for the estimated cost of product warranties at the time revenue is recognized.

         Excess and Obsolete Inventory. We maintain reserves for our estimated obsolete inventory. The reserves are equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves may be required.

         Valuation of Long-Lived and Intangible Assets. We assess the impairment of identifiable intangibles and long-lived assets on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. When we determine that the carrying value of intangibles and long-lived assets may not be recoverable, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. If cash generated in the future by the acquired asset is different from current estimates, or if the appropriate discount rate were to change, then the net present value of the asset would be impacted, resulting in a charge to earnings.

                        RECENT ACCOUNTING PRONOUNCEMENTS

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections". SFAS No. 145 rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishments of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." SFAS No. 145 amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provision of SFAS No.145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement No. 13 should be for transactions occurring after May 15, 2002. Early application of the provisions of this Statement is encouraged. The adoption of SFAS No. 145 did not have a significant impact on our consolidated results of operations, financial position or cash flows.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." This statement superseded EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity." Under this statement, a liability or a cost associated with a disposal or exit activity is recognized at fair value when the liability is incurred rather than at the date of an entity's commitment to an exit plan as required under EITF 94-3. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption permitted. The adoption of SFAS No. 146 did not have a significant impact on our consolidated financial position and results of operations.

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("FAS 148"), which: (i) amends FAS Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation (ii) amends the disclosure provisions of FAS 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation and (iii) amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. Items (ii) and (iii) of the new requirements in FAS 148 are effective for financial statements for fiscal years ending after December 15, 2002. We have adopted FAS 148 for the year ended December 31, 2002 and continue to account for stock-based compensation utilizing the intrinsic value method.

                EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Our principal executive officer and our principal financial officer have carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a -15e and 15d-15(e) under the Securities Exchange Act of
1934) as of September 30, 2003 and have concluded that, as of such date, our disclosure controls and procedures in place are adequate to ensure material information and other information requiring disclosure is identified and communicated on a timely basis.

              CHANGES IN INTERNAL CONTROL OVER FINANCIAL REPORTING

During the three-month period ended September 30, 2003, there have been no significant changes in our internal control over financial reporting that have materially affected or are reasonably likely to materially affect our internal control over financial reporting.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

Prior to the February 14, 2003 Merger, Spicer, Jeffries & Co. acted as independent public accountants to Natexco Corporation, and Arthur Andersen LLP acted as independent public accountants to Diomed. After the Merger, Spicer, Jeffries & Co. was not engaged by us to prepare our audited financial statements for 2001, since our business is conducted at the Diomed level. Spicer, Jeffries & Co. was dismissed on March 29, 2002, by action of our board of directors. In order to maintain consistency, Arthur Andersen was designated by our board of directors, effective as of March 27, 2002, to audit our financial statements for the fiscal year ended 2001. The reports of Spicer, Jeffries & Co. on Natexco's financial statements for 2000 did not contain any adverse opinion or disclaimer of opinion, but were prepared on the assumption that Natexco would continue as a going concern. To the best of our knowledge, there were no disagreements between prior management and Spicer, Jeffries & Co. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

In October 2002, we engaged Spicer, Jeffries & Co. for the limited purpose of auditing the financial statements for the fiscal year ended December 31, 2001, prior to the merger pursuant to which we became the successor registrant to Natexco Corp. After Spicer, Jeffries & Co. completed its audit, we have not engaged Spicer, Jeffries & Co. for any other purpose.

Acting through our Audit Committee, our board of directors determined to change our independent accountants. Accordingly, we dismissed Arthur Andersen and appointed BDO Seidman, LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. Having completed its standard client acceptance procedures with respect to its engagement by us, BDO Seidman accepted its appointment.

During the fiscal years ended December 31, 2000 and 2001, and through the date we appointed BDO Seidman, we did not consult BDO Seidman with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-B.

The report of Arthur Andersen on our financial statements for the fiscal year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure for the fiscal year ended December 31, 2001 which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for 2001, and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B for 2001 or during the subsequent interim period through the date of Andersen's dismissal.

In June 2002, Arthur Andersen was found guilty of certain federal obstruction of justice charges arising from the government's investigation of Enron Corp., Arthur Andersen subsequently ceased its audit operations and dissolved. The outcome of this prosecution could adversely affect us in that the ruling against Arthur Andersen could impair Arthur Andersen's ability to satisfy any claims arising from the provision of auditing services to us.

In connection with the filing of the registration statement of which this prospectus is a part, we have filed our financial statements for the year ended December 31, 2001, in the manner provided for under current SEC guidelines.

See the risk factors relating to our business in the section of this prospectus captioned "Risk Factors."

                             DESCRIPTION OF PROPERTY

We own no real property. We occupy 20,500 square feet of office, manufacturing, and research and development space in Cambridge, UK under a 25 year lease expiring in April 2024. We, however, have the option to terminate the lease agreement at the end of 15 years. If we choose not to exercise our termination option, the lease agreement will continue for the remaining 10 years. We have sublet a portion of this space. We also occupy approximately 3,700 square feet of office and distribution space in Andover, Massachusetts under a lease expiring in June 2004. We believe that these facilities are in good condition and are suitable and adequate for our current operations.

                           CERTAIN MARKET INFORMATION


Our common stock is traded on the American Stock Exchange under the symbol "DIO". On November 25, 2003, our common stock closed at a price of $0.32 per share. On February 6, 2004, our common stock closed at a price of $0.30 per share.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since February 22, 2002, our common stock has been listed on the American Stock Exchange under the symbol "DIO". Between November 2001 and February 22, 2002, our stock was quoted on the OTC Electronic Bulletin Board. Prior to being quoted on the OTC Bulletin Board, there was no market for our common stock. The following table sets forth for the periods indicated the high and low bid price information for the common stock as reported on the American Stock Exchange and the Over-the-Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


           PERIOD                                        HIGH         LOW
           ------                                        ----         ---
2001

     November 1 to December 31 ...................... $   1.00     $   0.77

2002

     January 1 to February 21 ....................... $   9.00         0.70
     February 22 to March 31 ........................ $   8.85     $   3.86
     Second Quarter ................................. $   5.35     $   1.04
     Third Quarter .................................. $   2.00     $   0.34
     Fourth Quarter ................................. $   0.65     $   0.22

2003

     First Quarter .................................. $     0.38       0.10
     Second Quarter ................................. $     0.54   $   0.16
     Third Quarter .................................. $     0.53   $   0.32
     Fourth Quarter (through December 31, 2003) ..... $     0.44   $   0.26




On November 25, 2003, the date of the final closing of our equity financing, the closing price on the American Stock Exchange for our common stock was $0.32, and on February 6, 2004, the closing price was $0.30. As of October 27, 2003, the record date for our 2003 annual meeting, there were approximately 317 holders of record of our common stock (a substantial number of which are nominees for other persons). As of December 31, 2003, there were approximately 450 holders of record of our common stock (a substantial number of which are nominees for other persons).



It is our present policy not to pay cash dividends and to retain future earnings to support our growth. We do not anticipate paying any cash dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

References in the following description are to securities of Diomed Holdings, Inc. unless otherwise stated or readily indicated by context.

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.001 per share, and 20,000,000 shares of preferred stock.


As of December 31, 2003, approximately 358,000,000 shares of common stock were issued and outstanding (assuming the exercise of the approximately 30,000,000 warrants we issued to our placement agent in connection with the equity financing which remained unexercised as of that date, and giving effect to the approximately 11,000,000 additional warrants we issued to our placement agent in connection with the equity financing which had been exercised prior to that date) and zero shares of preferred stock were issued and outstanding.


The following description of our capital stock does not purport to be complete and is subject to and qualified by our Articles of Incorporation and By-laws, which are included as exhibits to this report, and by the provisions of applicable Delaware law.

                                  COMMON STOCK

Subject to preferences that may be applicable to any rights of holders of outstanding stock having prior rights as to dividends, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the board of directors from time to time may determine. Holders of our common stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders. Cumulative voting with respect to the election of directors is permitted by the Articles of Incorporation. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding stock having prior rights on such distributions and payment of other claims of creditors. Each share of common stock outstanding as of the date of this prospectus is validly issued, fully paid and nonassessable.

                                 PREFERRED STOCK

Our board of directors is authorized, subject to any limitations prescribed by Delaware law, to issue preferred stock. The board of directors can fix the rights, preferences and privileges of the shares and any qualifications, limitations or restrictions thereon. The board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. Each share of preferred stock outstanding as of the date of this prospectus is validly issued, fully paid and nonassessable.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, under certain circumstances, have the effect of delaying, deferring or preventing a change in control. The issuance of preferred stock may adversely affect the rights of our common stockholders by, among other things:


          - restricting dividends on common stock;

          - diluting the voting power of the common stock;

          - impairing the liquidation rights of the common stock; or

          - delaying or preventing a change in control without further action by the stockholders.


Immediately prior to our completing the equity financing on November 25, 2003, we had designated 20 shares of our preferred stock as Class E Stock and 24 shares of our preferred stock as Class F Stock. All of these shares of preferred stock were issued in connection with our bridge financing obtained by us in December 2002 and May 2003 to the parties who provided that bridge financing, including Gibralt US, Inc., an affiliate of Samuel Belzberg, one of our directors, James A. Wylie, a director and our executive officer and Peter Norris, one of our former directors.

Pursuant to an exchange agreement with the holders of the Class E and Class F Stock, the Class E and Class F Stock was exchangeable for common stock. The exchange agreement provides that the Class E Stock was exchangeable at a rate of 1,355,862 shares of common stock per share of Class E Stock, for a total of 27,117,240 shares of common stock, and the Class F Stock was exchangeable at a rate of 125,898 shares of common stock per share of Class E Stock, for a total of 3,021,552 shares of common stock. The Class E and Class F Stock became exchangeable for common stock on November 25, 2003 after our stockholders approved the issuance of these shares of common stock and the American Stock Exchange approved the listing of these shares of common stock. On November 25, 2003, we exchanged the shares of Class E and Class F Stock as provided by the exchange agreement, and no preferred stock is currently outstanding.

                                  STOCK OPTIONS

As of September 30, 2003, a options to purchase a total of 3,431,838 shares of common stock were issued and outstanding, as follows:


                                 OUTSTANDING                                            EXERCISABLE
                                 -----------                                            -----------
                                                Weighted
                                                Average
                                               Remaining          Weighted                              Weighted
                                              Contractual         Average                               Average
Exercise Price Shares   Number of Shares    Life (in Years)    Exercise Price    Number of Shares    Exercise Price
---------------------   ----------------    ---------------    --------------    ----------------    --------------
     $ 0.08-2.00             2,762,170                 8.9        $     0.42           1,885,758         $     0.40
       2.25-3.54               246,468                 3.9              2.74             217,426               2.76
       4.00-6.56               407,200                 3.2              5.92             391,575               5.98
       8.05-8.23                16,000                 2.4              8.27              16,000               8.27
                             ---------                                                 ---------
                Total:       3,431,838                            $     1.28           2,510,758         $     1.52



                                    WARRANTS

As of September 30, 2003, warrants to purchase a total of 41,000,987 shares of our common stock were issued and outstanding. The terms of these warrants are summarized as follows:


          - 50,000 warrants have an exercise price of $2.00 per share and an expiration date of October 5, 2003. (All of these warrants expired on October 5, 2003 without having been exercised).

          - 20,000 warrants have and exercise price of $2.00 per share and an expiration date of December 21, 2003. (All of these warrants expired on December 21, 2003 without having been exercised).

          - 10,000 warrants have an exercise price of $2.00 per share and an expiration date of January 1, 2004. (All of these warrants expired on January 1, 2004 without having been exercised).

          - 41,924 warrants have an exercise price of $3.50 per share and an expiration date of October 19, 2005.

          - 17,541,563 warrants have an exercise price of $0.001 per share and an expiration date of November 25, 2008.

A total of 11,010,057 of these warrants have been exercised as of the date of the registration statement of which this prospectus is a part, leaving 6,531,506 warrants with an exercise price of $0.001 per share outstanding as of that date. Because these holders used the cashless exercise feature of the warrants, they did not have to pay us the exercise price in cash and we issued fewer than the total number of warrants exercised. These 11,010,057 warrants were exercised as follows:



------------------------------------- ------------------------ ------------------------------ -----------------------
           Name of Holder                Date of Exercise         No. Warrants Exercised        No. Shares Issued
------------------------------------- ------------------------ ------------------------------ -----------------------
Nathan Low                            12/3/03                                      8,508,729               8,483,704
------------------------------------- ------------------------ ------------------------------ -----------------------
Sunrise Foundation Trust              12/3/03                                      2,163,106               2,156,744
------------------------------------- ------------------------ ------------------------------ -----------------------
Richard Stone                         12/8/03                                        335,427                 334,441
------------------------------------- ------------------------ ------------------------------ -----------------------
Marcia Kucher                         12/8/03                                          2,795                   2,787
------------------------------------- ------------------------ ------------------------------ -----------------------
TOTAL                                                                             11,010,057              10,977,676
------------------------------------- ------------------------ ------------------------------ -----------------------



          - 6,187,500 warrants have an exercise price of $0.08 per share and an expiration date of November 25, 2008.

          - 17,150,000 warrants have an exercise price of $0.10 per share and an expiration date of November 25, 2008.




                           DELAWARE ANTI-TAKEOVER LAW

We and our stockholders are subject to Section 203 of the General Corporation Law of the State of Delaware, an anti-takeover law. In general, the law prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the prescribed manner. A "business combination" includes merger, asset sale and other transaction resulting in a financing benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite #430, Denver, Colorado 80209. We act as our own transfer agent and registrar as to our warrants and stock options.

                                   MANAGEMENT

                        EXECUTIVE OFFICERS AND DIRECTORS


The following tables set forth certain information concerning our executive officers and directors serving as of December 31, 2003. For information about ownership of our common stock by the officers and directors named below, see "Security Ownership of Certain Beneficial Owners and Management."


    NAME                    AGE        POSITIONS AND OFFICES WITH THE COMPANY
    ----                    ---        --------------------------------------
Geoffrey Jenkins .....      51        Chairman
Samuel Belzberg ......      75        Director
Gary Brooks ..........      69        Director
James A. Wylie, Jr. ..      65        Director, President and Chief Executive Officer
David Swank ..........      46        Director, Chief Financial Officer
Kim Campbell .........      56        Director
Peter Klein ..........      50        Director
Kevin Stearn .........      43        General Manager, Diomed Ltd
Lisa M. Bruneau ......      36        Vice President, Finance, Treasurer and Secretary


All of our directors were elected to hold office until our next annual meeting of stockholders or special meeting in lieu thereof (and thereafter until their successors have been duly elected and qualified). None of the persons named above are related by blood, marriage or adoption to any of our other directors or executive officers. Executive officers are elected annually by the board of directors and serve at the discretion of the board.

Following the close of fiscal year 2002, our board of directors elected James A. Wylie, Jr. as a member of the Board and appointed him as our president & chief executive officer. Mr. Wylie assumed his current position on January 13, 2003, replacing Mr. Peter Klein who resigned to pursue personal interests. Mr. Klein has remained as an active member of the board of directors.

Mr. Wylie has over 30 years of global executive experience and has provided strategic advisory and management services to companies in the medical device, healthcare, chemical and telecommunications industries, and has also held various interim executive management positions at companies in the medical device and healthcare industries. He was initially engaged by us on December 2, 2002 to provide strategic consulting services to the board of directors and operating management. As a result, Mr. Wylie assumed his new position with a solid understanding of our technology, operations, personnel, competitive environment and business strategies. This knowledge provided for a rapid transfer of responsibility and minimized any interruption to vital corporate programs.

Concurrent with the election of Mr. Wylie, the board elected Geoffrey H. Jenkins as chairman of our board of directors. Mr. Jenkins has over 25 years of management experience in consumer and professional healthcare products and companies. Mr. Jenkins has been an active member of the board since the spring of 2001. Mr. Jenkins replaced our former chairman, James Arkoosh, who resigned from the board at the end of 2002.

On March 13, 2003, the board of directors elected two additional members to the board, both of whom joined the Audit Committee: David Swank and Gary Brooks. Mr. Swank became Audit Committee chairman at that time. Both Mr. Swank and Mr. Brooks have extensive corporate finance, business development and operating experience. Effective September 1, 2003, David Swank was appointed as our chief financial officer. As a result, Mr. Swank resigned from the Audit Committee on that date, and Mr. Brooks became Audit Committee Chairman. Effective September 9, 2003, Peter Norris resigned as a director and from the Audit Committee. Geoffrey Jenkins was appointed as a member of the Audit Committee effective October 10, 2003.


Pursuant to the stockholders' agreement that we entered into with certain of the investors in the equity financing, these investors have the right to designate three persons for nomination to the board of directors. In January 2004, these investors designated to us two of these persons, Sidney Braginsky and Edwin Snape, Ph.D., for nomination. On January 20, 2004, the board of directors appointed Mr. Braginsky and Dr. Snape to the board. At that time, Mr. Braginsky joined the board's Audit Committee and Dr. Snape joined the board's Compensation Committee. Biographical information regarding Mr. Braginsky and Dr. Snape is included under "Management," below. The board expects the stockholders to designate one additional person for nomination to the board during the first quarter of 2004.

The following information regards our directors as of January 31, 2004:




                                      DIRECTOR     PRINCIPAL OCCUPATION DURING
NAME                         AGE        SINCE      LAST FIVE YEARS AND DIRECTORSHIPS
----                         ---        -----      ---------------------------------
Geoffrey Jenkins             51         2002       Mr. Jenkins has been a director of Diomed since 2001, a
                                                   director of the Company since the February 14, 2002 merger, is chairman of the Compensation Committee and has been the
                                                   chairman of the board of directors of the Company since January
                                                   2003. Mr. Jenkins has over twenty-five years of experience in building consumer and professional healthcare companies. In
                                                   2000, he founded and became the president of UV-Solutions, LLC, a product development company. From 1998 to 2000, Mr. Jenkins held the positions of chief operating officer and then
                                                   president of MDI Instruments, which was acquired by Becton
                                                   Dickinson in 1999. MDI Instruments developed and marketed
                                                   diagnostic devices for the healthcare market. Mr. Jenkins holds a BS and BA from Clarkson University, awarded in 1976.

Samuel Belzberg              75         2002       Mr. Belzberg has been a director of Diomed since 2001 and a director of the Company since the February 14, 2002 merger.
                                                   During the past five years and prior thereto, Mr. Belzberg has principally been the president of Gibralt Capital Corporation, a Canadian private investment company which Mr. Belzberg
                                                   founded. Gibralt Capital and its affiliates hold equity
                                                   interests in several private and public operating companies, as well as significant real estate holdings. Mr. Belzberg is a director of Education Lending, of Del Mar, California, e-Sim
                                                   Ltd. of Jerusalem, Israel and Bar Equipment Corporation of
                                                   America of Commerce, California. He is the chairman of the
                                                   Dystonia Medical Research Foundation, which he and his wife founded in 1977, and is chairman of the Simon Wiesenthal Center of Los Angeles. Mr. Belzberg received a Bachelor of Commerce
                                                   Degree from the University of Alberta in 1948.

Sidney Braginsky              66        2004       Mr. Braginsky has been a director since January 2004. Mr.
                                                   Branginsky has in excess of thirty years of executive experience in scientific and consumer products. During the past five years and prior thereto, Mr. Braginsky has held a variety of executive level positions. Currently, Mr. Braginsky is the chairman of
                                                   DoubleD Venture Fund, LLC, chairman of Atropos Technologies, LLC and chief executive officer and president of Ineedmd, Ltd. and chairman and chief executive officer of Digilab, LLC, a
                                                   manufacturer and marketer of spectroscopy instruments. From 2001 through 2003, Mr. Braginsky was president of Mediscience Corp., a designer and developer of diagnostic medical devices. From
                                                   1994 through 2000, he was president and chief operating officer of Olympus America, Inc., which he joined in 1970. During his tenure at Olympus America, a business unit of the global
                                                   Japanese company, Mr. Braginsky built Olympus America into a billion dollar business unit focused on optical products. Mr. Braginsky currently serves as a director of Noven Pharmaceutical Corp.
                                                   (where he is a member of the Audit Committee), a director of
                                                   Estech Cardiology and a director of E.O.S. Electro-Optical
                                                   Systems. Mr. Braginsky is also chairman of the board of City
                                                   University of New York, Robert Chambers Laboratory, chairman of
                                                   International Standards Organization Optics and Electro-Optical
                                                   Systems and a board member of several other organizations in the scientific and educational community. Mr. Braginsky attended the
                                                   City University of New York.

Gary Brooks                  69         2003       Mr. Brooks has been a director of the Company since March 2003 and is a member of the Audit Committee. Mr. Brooks is a
                                                   nationally recognized turnaround consultant and crisis manager.
                                                   During the past five years and prior thereto, Mr. Brooks has principally served as chairman and chief executive officer of
                                                   Allomet Partners, Ltd. where since 1985 he has provided
                                                   turnaround consulting and interim management services to more than 400 companies. He has over thirty-five years of
                                                   diversified executive management experience. Mr. Brooks earned a BS in Biochemical Engineering and Industrial Management from
                                                   Massachusetts Institute of Technology in 1955 and an MS in
                                                   Chemical Engineering and Operations Research from the
                                                   University of Rochester in 1959.

A. Kim Campbell              56         2002       Ms. Campbell has been a director of the Company since March
                                                   2002, and is a member of the Compensation Committee. Ms.
                                                   Campbell served as Canada's 19th (and first female) Prime
                                                   Minister in 1993. She was also Canada's Minister of Justice,
                                                   Attorney General and Minister of National Defense. Currently,
                                                   Ms. Campbell is a Visiting Professor of Practice at the John F.
                                                   Kennedy School of Government at Harvard University. In 2000,
                                                   she completed a four-year term as Consul General of Canada in
                                                   Los Angeles, California, in which she fostered trade in
                                                   thehigh-tech and biotechnology industries. Ms. Campbell holds a range of prestigious positions, including Senior Fellow of the
                                                   Gorbachev Foundation of North America in Boston, Massachusetts,
                                                   and member of the International Council of the Asia Society of
                                                   New York. Ms. Campbell is chair of the Council of Women World
                                                   Leaders, an organization of current and former women Presidents and Prime Ministers, and deputy president of the Club of
                                                   Madrid, an organization of former heads of state and government that supports democratic transition. Ms. Campbell holds a BA and an LLB from the University of British Columbia, awarded in
                                                   1969 and 1983, respectively, performed doctoral work in Soviet government at the London School of Economics from 1970 to 1973
                                                   (ABD), and holds four honorary doctorates.


                                      DIRECTOR     PRINCIPAL OCCUPATION DURING
NAME                         AGE        SINCE      LAST FIVE YEARS AND DIRECTORSHIPS
----                         ---        -----      ---------------------------------
Peter Klein                  50         2002       Mr. Klein has been a director of Diomed since 1999 and a director of the Company since the February 14, 2002 merger. Mr. Klein has served as the president and chief executive officer of Diomed from June 1999 and of the Company since the merger through January 2003, at which time he resigned from the offices of president and chief executive officer, but remained a director.  For thirteen years prior to joining Diomed, Mr.
                                                   Klein has served as an executive in the medical image processing business, first as founder, president and co-chairman of Tomtec Imaging
                                                   Systems, then as president and chief executive officer of Medison
                                                   America, Inc., a subsidiary of the Korean Group Medison.

Edwin Snape, Ph.D.           63         2004       Dr. Snape has been a director since January 2004. Dr. Snape has extensive experience in a broad range of medical-related fields.
                                                   His experience in the field of medical devices represents a broad range of technologies and markets, including wound
                                                   drainage, blood transfusion, ultrasound, MRI, implantable
                                                   devices, drug delivery, vascular access, organ isolation, atrial fibrillation, cardiac monitoring, temperature management and thrombectomy. In the diagnostic field, Dr. Snape's experience includes alcohol and drug testing, diabetes, cardiovascular disease, haematology testing and antibody-based diagnostic testing. His experience in the pharmaceutical field includes drug delivery, CNS disorders, viral and bacterial diseases, GI tract disorders, human tissue and organ regeneration and
                                                   oncology. During the past five years and prior thereto, Dr.
                                                   Snape has been a partner of New England Partners, a venture capital company based in Boston, Massachusetts founded in 1995.
                                                   He was either the founder or management partner in nine private equity funds, and has been involved in numerous
                                                   investments, including over 320 investments in the health care sector, fourteen of which completed initial public offerings and seventeen of which were either merged or acquired. Dr. Snape earned Bachelor of Science and Ph.D. degrees from University of
                                                   Leeds, England.

David Swank                  46         2003       Mr. Swank has been a director of the Company since March 2003 and served as chairman of the Audit Committee from that time until he became the Company's chief financial officer, effective September 1,
                                                   2003.  Mr. Swank is president and founder of BrookstoneFive, Inc., a private consulting firm engaged in corporate strategy formulation and capital acquisition.  Since 1997, Mr. Swank has principally been the president of BrookstoneFive, Inc., although from 2001 to the beginning of 2003, he also served as executive vice president and chief financial officer of Melard Technologies, Inc., a New York-based, privately held high-tech developer of wireless computing devices for the field service industry.  Mr. Swank has significant accounting and financial control experience.  From 1994 to 1996, he served as executive vice president-corporate development and senior vice president-chief financial officer at Telxon Corporation, a publicly traded developer of mobile computing devices, and from 1989 to 1992, he was regional controller for PepsiCo Foods International (PFI), the international snack food subsidiary of PepsiCo, Inc.  Mr. Swank's other experience includes chief financial officer at AVM Systems, Inc., a high-tech developer of Command and Control Systems, and audit manager at Peat,
                                                   Marwick, Mitchell & Company (currently KPMG), an international "Big
                                                   Four" accounting firm.  Mr. Swank earned a BS in Business
                                                   Administration in the honors accounting program at The Ohio State
                                                   University in 1980 and an MBA with a concentration in Finance at
                                                   Southern Methodist University in 1989.

James A. Wylie, Jr.          65         2003       Mr. Wylie has been a director of the Company since January 2003, at which time he also became the Company's president and chief executive officer.  Prior to joining the Company, Mr. Wylie acted as a consultant from 1994 through 2002, providing strategic advisory and interim executive management services to institutional investors and operating companies in the medical device, health care, chemical and telecommunications industries.  Mr. Wylie has more than 30 years of global executive management experience as a division president, group executive, president and chief executive officer of both private and public corporations.  Mr. Wylie holds a BS in Chemistry from Bates
                                                   College.

The following information regards our executive officers, in addition to Mr. Wylie and Mr. Swank, and highly-compensated non-executive officer employees:


Kevin Stearn, General Manager,      Mr. Stearn joined us in March 2000 and is
Diomed Ltd.                         the general manager of our UK subsidiary.
                                    From 1987 to 2000 he served as the
                                    operations director of a medical diagnostic
                                    manufacturer, joining that company in its
                                    early start-up phase and growing it to a
                                    workforce of over 700 people and a 30-fold
                                    increase in production. Mr. Stearn has
                                    managed FDA inspections.

Lisa M. Bruneau, Vice President,    Ms. Bruneau joined us in October 2001 as
Finance, Secretary and Treasurer    controller and was promoted to vice
                                    president, finance, secretary and treasurer
                                    in March 2002. Ms. Bruneau had several years
                                    of previous experience in the fields of
                                    accounting and financing in the
                                    biopharmaceutical industry. Ms. Bruneau
                                    holds a BS from Bridgewater State College of
                                    Massachusetts awarded in 1989 and received
                                    her MBA from Suffolk University in Boston,
                                    Massachusetts, awarded in 2000. During the
                                    last five years prior to joining the
                                    Company, she was director of finance at
                                    Acambis, Inc. (formerly OraVax, Inc.), a
                                    biopharmaceutical company in Cambridge,
                                    Massachusetts.

Leo T. Griffin, Jr.                 Mr. Griffin joined us in May 2003 as vice
Vice President of Sales             president of sales. He has over 25 prior
                                    years of experience in the biotech industry.
                                    From 1998 to 2002, Mr. Griffin was vice
                                    president of sales and marketing with
                                    Sigma-Aldrich Corporation, a medical
                                    diagnostics company, and immediately prior
                                    to that, he served as a sales
                                    representative, sales manager, area director
                                    and ultimately director of health systems
                                    for Dade Behring Inc., a clinical
                                    diagnostics manufacturer. Mr. Griffin earned
                                    a BS in economics from Virginia Commonwealth
                                    University of Richmond, Virginia.

John J. Welch, Vice President       Mr. Welch joined us in October 2002 as vice
of Marketing                        president of marketing. He has over 20 years
                                    prior experience in marketing, sales and
                                    management in the medical device industry.
                                    Prior to joining Diomed, Mr. Welch was
                                    worldwide vice president of marketing for
                                    the surgical division of Haemonetics Corp.,
                                    and before that he served CR Bard and
                                    Datex-Ohmeda in sales and marketing
                                    capacities and acted as director of
                                    marketing and sales for the New England
                                    Region of the American Red Cross Blood
                                    Program. Mr. Welch holds a BS in medical
                                    technology from Farmingham State College.



Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of any class of our capital stock to file with the SEC initial reports of ownership and reports of changes in ownership and to provide copies of such reports to us. Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during the fiscal year ended December 31, 2002, we believe that all of the filing requirements applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were complied with during the most recent fiscal year as to which we have issued our annual report.


                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


The following table sets forth certain information concerning the compensation that we paid for services rendered in all capacities for the fiscal years ended December 31, 2001, 2002 and 2003 and by those individuals serving as our chief executive officer during 2002 and our other executive officers serving on December 31, 2003 whose salary and bonuses for 2003 exceeded $100,000. We refer to these officers as the "Named Executive Officers." This information is unaudited.


                          ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                          -------------------------------------------------------------------------------------
                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                                SECURITIES
                           FISCAL YEAR            ANNUAL                        UNDERLYING         ALL OTHER
NAME AND PRINCIPAL             END             COMPENSATION                    OPTIONS (1)       COMPENSATION
POSITION                  GRAPHIC OMITTED         SALARY           BONUS          (#)                 (2)
------------------        ---------------      ------------      --------      -----------       ------------
James A. Wylie, Jr.          12/31/03           $225,000 (3)    $177,000 (3)      800,000 (3)        $75,000 (4)
President and Chief          12/31/02                $0               $0                0            $50,000 (4)
Executive Officer
(effective January 12, 2003)

Peter Klein                  12/31/03           $172,000 (5)           $0         100,000               $0
President and Chief          12/31/02           $250,000               $0               0               $0
Executive Officer,           12/31/01           $236,611          $51,540         221,263               $0
2/14/02 (after the
Merger) to 12/31/02

Gerald A. Mulhall            12/31/02                 $0               $0               0               $0
President and Chief          12/31/01                 $0               $0               0               $0
Executive Officer,
1/1/02 to 2/14/02 (prior
to the Merger) (6)

Lisa M. Bruneau (7)          12/31/03           $114,000               $0         110,000               $0
Vice President -             12/31/02           $105,000               $0          25,000               $0
Finance; Treasurer,          12/31/01            $15,000               $0          25,000               $0
Secretary

Kevin Stearn (8)             12/31/03           $134,000               $0         150,000               $0
General Manager,             12/31/02           $109,000               $0               0               $0
Diomed Ltd.                  12/31/01            $99,209           $6,344         140,390          $14,631

John J. Welch (9)            12/31/03           $146,000               $0         110,000               $0
Vice President, Marketing    12/31/02            $35,000               $0          80,000               $0

Leo T. Griffin, Jr. (10)     12/31/03           $109,000               $0         200,000               $0

David B. Swank (11)          12/31/03                 $0               $0         200,000          $96,100
Chief Financial Officer



(1) During fiscal 2003, 2002 and 2001, neither Diomed Holdings, Inc. nor Diomed, Inc. granted any restricted stock awards or stock appreciation rights or made any long-term incentive plan payouts to any Named Executive Officer.

(2) Includes all other annual compensation and all other long-term compensation. Perquisites are not included if the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus.

(3) Pursuant to terms of Mr. Wylie's employment agreement, which included an annual salary of $300,000, a bonus award upon completion of an equity financing and the grant of 800,000 stock options.

(4) Pursuant to terms of Mr. Wylie's consulting agreement, which provided that Mr. Wylie would act as a consultant for the period December 2, 2002 through February 28, 2003 for a consulting fee of $125,000. When we appointed Mr. Wylie as president and chief executive officer upon the resignation of Peter Klein effective January 10, 2003, we applied the remaining $75,000 of his consulting fee to the payment of his salary for 2003.

(5) Pursuant to the terms of Mr. Klein's employment agreement, we paid Mr. Klein's salary through June 30, 2003 and we also paid him for accrued but unused vacation. We granted options to purchase 100,000 shares of common stock to Mr. Klein in 2003.

(6) Mr. Mulhall was president and chief executive officer of the Company's predecessor, Natexco. Mr. Mulhall's service terminated as of the February 14, 2002 merger.

(7) Ms. Bruneau commenced her employment in November 2001, as controller. Her effective annual salary for fiscal year 2001 was $90,000. As of March 22, 2002, Ms. Bruneau was appointed vice president - finance, secretary and treasurer of the Company, with an effective annual salary of $110,000. We increased her annual salary to $122,000 effective September 1, 2003. We granted options to purchase 110,000 shares of common stock to Ms. Bruneau in 2003. We agreed to pay Ms. Bruneau a bonus of $20,000 in 2004 in recognition of her services performed in connection with the equity financing completed in 2003.

(8) Mr. Stearn began employment in February 2000. All figures expressed as converted into US dollars from British Pounds Sterling. Mr. Stearn's annual salary was increased from BPS 78,000 to BPS 91,000 effective September 1, 2003. We granted options to purchase 150,000 shares of common stock to Mr. Stearn in 2003.

(9) Mr. Welch became our vice president of marketing in October 2002, at an effective annual salary of $140,000. We increased Mr. Welch's annual salary to $163,000 effective October 1, 2003. We granted options to purchase 110,000 shares of common stock to Mr. Welch in 2003.

(10) Mr. Griffin became our vice president of sales in May 2002, at an effective annual salary of $175,000.

(11) Mr. Swank became a director in March 2003 and served on our Audit Committee from that time until September 1, 2003, when we appointed Mr. Swank as chief financial officer on a consulting basis. We paid Mr. Swank consulting fees of $96,100 during 2003. We also agreed to pay Mr. Swank a bonus of $50,000 in 2004 in recognition of his services performed in connection with the equity financing completed in 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table lists information as of December 31, 2002 with respect to compensation plans under which our equity securities are authorized for issuance. The information shown below addresses those outstanding options, warrants and rights which were outstanding and exercisable as of December 31, 2002:

------------------------------- ----------------------------- ----------------------------- -----------------------------
                                                                                            Number of securities
                                Number of securities to be    Weighted average exercise     remaining available for
                                issued upon exercise of       price of outstanding          future issuance under
                                outstanding options,          options, warrants and rights  equity compensation plans
Plan Category                   warrants and rights                                         (excluding securities
                                (expressed in common stock)                                 reflected in column (a))
                                (a)                           (b)                           (c)
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans                       1,150,115                         $2.90                     1,375,094
approved by stockholders
------------------------------- ----------------------------- ----------------------------- -----------------------------
Equity compensation plans not                           0                             0                             0
approved by stockholders
------------------------------- ----------------------------- ----------------------------- -----------------------------
Total                                           1,150,115                                                   1,375,094
------------------------------- ----------------------------- ----------------------------- -----------------------------


                              EMPLOYMENT AGREEMENTS

Effective July 1, 2001, Diomed, Inc. entered into an employment agreement with Mr. Klein, under which his employment continued until terminated in accordance with certain provisions. Upon the closing of the February 14, 2002 merger, we assumed Mr. Klein's employment agreement, and as a result during 2002 Mr. Klein served as our president and chief executive officer at an annual base salary of $250,000. The agreement provided for bonuses as determined by our board of directors, and employee benefits, including vacation, sick pay and insurance, in accordance with our policies. Pursuant the terms of this agreement, after Mr. Klein's resignation effective January 10, 2003, we paid his salary as then in effect and continued his medical benefits until June 30, 2003.

Effective January 10, 2003, we entered into an employment agreement with James
A. Wylie, Jr. as president and chief executive officer. Mr. Wylie became a director as of that date. Mr. Wylie's employment agreement is for a term of two years and provides for an annual base salary of $300,000 (payable commencing March 1, 2003), an award of options to purchase up to 800,000 shares of common stock and certain bonus compensation, including a discretionary bonus as determined by the board of directors and a bonus for the consummation of certain financings (including the equity financing), mergers or similar transactions. If we terminate Mr. Wylie's employment other than for cause, we will be obligated to pay his salary and provide benefits to him for the remainder of his two-year employment term. From December 2, 2002 until the effective date of his employment agreement, Mr. Wylie acted as a consultant to us and an advisory board member, pursuant to a management services agreement. Under the management services agreement, we paid Mr. Wylie a consulting fee of $125,000 for the period December 2, 2002 through February 28, 2003, and agreed to pay a success fee for the consummation of certain financing, merger or similar transactions (excluding the December 27, 2002 bridge financing transaction). The management services agreement was terminated upon the effective date of Mr. Wylie's employment agreement and was superceded by his employment agreement.

Other executive officers have agreements which generally provide that upon termination of their respective employment without cause, we will pay portions of their annual base salary and continue their medical benefits for a period of between three and eight months. These agreements also provide that these executives are eligible to receive annual bonuses based on performance.

Our employment agreements with our executives also prohibit the executive from directly or indirectly competing with us for a period of one-year following termination of his employment.

There have been no adjustments or amendments to the exercise price of stock options for our executive officers or directors.

                               STOCK OPTION PLANS

As of February 14, 2002, the date of the merger, we assumed the obligations of Diomed, Inc. under its 1998 Stock Option Plan and its 2001 Stock Option Plan. We did not have any stock option plans prior to the merger.


We rely on incentive compensation in the form of stock options to retain and motivate directors, executive officers and employees. Incentive compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees, to encourage them to remain with us and to enable them to develop and maintain an ownership position in our common stock. Prior to the merger, we granted stock options our 2001 Stock Option Plan and prior to May 2001, Diomed, Inc. granted stock options under its 1998 Stock Option Plan. In November 2003, our stockholders approved our 2003 Omnibus Incentive Plan. As a result, we expect that future grants of stock options or other forms of equity incentive compensation will be made under the 2003 Omnibus Plan and that we will no longer issue stock options under the 1998 Stock Option Plan or the 2001 Stock Option Plan.

2001 STOCK OPTION PLAN AND 1998 STOCK OPTION PLAN


Our 2001 Stock Option Plan authorizes stock option grants to directors and eligible employees, including executive officers. Options generally become exercisable based upon a vesting schedule over four years. The value realizable from exercisable options is dependent upon the extent to which our performance is reflected in the value of our common stock at any particular point in time. Equity compensation in the form of stock options is designed to provide long-term incentives to directors, executive officers and other employees. We approve the granting of options in order to motivate these employees to maximize stockholder value. Generally, vesting for options granted under the plan is determined at the time of grant, and options expire after a 10-year period. Options are granted at an excise price not less than the fair market value at the date of grant. As a result of this policy, directors, executives and other employees are rewarded economically only to the extent that the stockholders also benefit through appreciation in the market.

The options we grant under the 2001 Stock Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options at the discretion of the board of directors and as reflected in the terms of a written option agreement. The 2001 Stock Option Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

Options granted to employees are based on such factors as individual initiative, achievement and performance. In administering grants to executives, we evaluate each employee's total equity compensation package. We generally review the option holdings of each of the executive officers, including vesting and exercise price and the then current value of such unvested options. We consider equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of our stockholders. During fiscal 2002, we granted options to purchase 25,000 shares of common stock to Ms. Bruneau (at an exercise price of $4.18 per share), but not to any other Named Executive Officer.

Options for 1,750,000 shares of common stock are authorized for issuance under the 2001 Stock Option Plan. As of December 31, 2002, options for 866,840 shares of common stock were outstanding under the 2001 Stock Option Plan, and options for 883,160 shares of common stock were available for future grants. In January 2003, in connection with the appointment of Mr. Wylie as president and chief executive officer, we granted options for 800,000 shares of common stock to Mr. Wylie (at an exercise price of $0.26 per share), including 400,000 options that were granted as incentive options under the 2001 Stock Option Plan and 400,000 options that were granted as non-qualified stock options that are outside of the 2001 Stock Option Plan. The terms of this option grant provide that 200,000 of these options vest as of the date of grant, and 75,000 options vest on each of March 31, June 30, September 30 and December 31, 2003 and 2004.


Options for up to 750,000 shares of common stock are authorized for issuance under the 1998 Stock Option Plan. As of December 31, 2002, options for 258,066 shares of common stock were outstanding under the 1998 Stock Option Plan, and options for 491,934 shares of common stock were available for future grants. No options were issued under the 1998 Stock Option Plan during fiscal year 2001, 2002 or 2003, and we do not expect to grant additional options under the 1998 Stock Option Plan.



2003 OMNIBUS PLAN

In November 2003, our stockholder approved new incentive plan, the 2003 Omnibus Plan. The 2003 Omnibus Plan provides for grants or awards of stock options, restricted stock awards, restricted stock units, performance grants, stock awards, and stock appreciation rights. Only present and future employees and outside directors and consultants are eligible to receive incentive awards under the 2003 Omnibus Plan. We obtained stockholder approval of the 2003 Omnibus Plan at our annual meeting on November 25, 2003, after which we reserved 40,000,000 shares of common stock for issuance pursuant to this plan. .

The Compensation Committee of the board of directors, or a subcommittee of the Compensation Committee, administers the 2003 Omnibus Plan. Each member of the Compensation Committee or its subcommittee, which must have at least two members, must meet the standards of independence necessary to be classified as an "outside director" for purposes of Section 162(m) of the Code and a non-employee director for the purposes of Rule 16b-3 under the Securities Exchange Act. Subject to the terms of the 2003 Omnibus Plan, the Compensation Committee will have complete authority and discretion to determine the terms of incentive awards.

The 2003 Omnibus Plan authorizes the grant of incentive stock options and nonqualified stock options. Incentive stock options are stock options that satisfy the requirements of Section 422 of the Code. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Code. Options granted under the 2003 Omnibus Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The Compensation Committee determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant.

The 2003 Omnibus Plan also authorizes the grant of restricted stock awards on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture. In general, the minimum restriction period applicable to any award of restricted stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of restricted stock that is subject to one or more performance standards is one year from the date of grant, except that restriction periods of shorter duration may be approved for awards of restricted stock or restricted stock units combined with respect to up to 4,500,000 shares reserved for issuance under the 2003 Omnibus Plan.

Restricted stock units may be granted on the terms and conditions established by the Compensation Committee, including conditioning the lapse of restrictions on the achievement of one or more performance goals. In the case of restricted stock units, no shares are issued at the time of grant. Rather, upon lapse of restrictions, a restricted stock unit entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse. The requirements with respect to restriction periods for restricted stock units are the same as those for restricted stock awards.

The Compensation Committee may make performance grants to any participants that are intended to comply with Section 162(m) of the Code. Each performance rant will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. Performance criteria may include price per share of stock, return on assets, expense ratio, book value, investment return, return on invested capital
(ROIC), free cash flow, value added (ROIC less cost of capital multiplied by capital), total Stockholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (including or excluding nonrecurring items), earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared to capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

The Compensation Committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Performance grants will be payable in cash, shares of common stock or a combination of cash and shares of common stock. The Compensation Committee may reduce or eliminate, but not increase the payments except as provided in the performance grant.

The 2003 Omnibus Plan authorizes the making of stock awards. The Compensation Committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 4,500,000 shares of common stock, reduced by restricted stock and restricted stock unit awards, may be granted under the 2003 Omnibus Plan without performance restrictions.

The Compensation Committee may grant Stock Appreciation Rights (SARs) under the 2003 Omnibus Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee.

The Compensation Committee may make provisions in incentive awards with respect to a change in control, including acceleration of vesting or removal of restrictions or performance conditions.

The board may suspend or terminate the 2003 Omnibus Plan without Stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2003 Omnibus Plan will terminate on April 10, 2013.

The board may also amend the 2003 Omnibus Plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards (except in certain instances to reflect adjustments to capital) or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by the stockholders. A termination or amendment of the 2003 Omnibus Plan will not, without the consent of the participant, adversely affect a participant's rights under an incentive award previously granted to him or her.

Except as otherwise permitted by the Compensation Committee and provided in the incentive award, incentive awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The Compensation Committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under the 2003 Omnibus Plan.

Incentive awards representing up to 40,000,000 shares of common stock are authorized for issuance under the 2003 Omnibus Plan.



                        OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information regarding stock options that we granted in 2002 to all Named Executive Officers:

                                                 PERCENT OF TOTAL
                           NUMBER OF SHARES      OPTIONS GRANTED
NAME AND                      UNDERLYING           TO EMPLOYEES           EXERCISE PRICE           EXPIRATION
PRINCIPAL POSITION         OPTIONS GRANTED       IN FISCAL YEAR (1)          PER SHARE                DATE
------------------         ---------------       ------------------       --------------         --------------
Lisa M. Bruneau                 25,000                   13%                $4.18                March 21, 2012
Vice President -
Finance; Treasurer and
Secretary


(1) Based on a total of 197,500 options granted to employees during 2002.

                    OPTIONS HELD AT END OF PRIOR FISCAL YEAR

The following table sets forth certain information regarding stock options that the Named Executive Officers held as of December 31, 2002:


                                                       NUMBER OF UNEXERCISED
                                                             OPTIONS AT           VALUE OF "IN THE MONEY"
                                                          DECEMBER 31, 2002              OPTIONS AT
                                                            EXERCISABLE/             DECEMBER 31, 2002
NAME AND                                                    UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
PRINCIPAL POSITION                                               (1)                        (2)
-------------------------------------------------------------------------------------------------------------
Peter Klein                                                166,370/0 (3)                     $0/$0
President and Chief Executive Officer

Kevin Stearn
     General Manager, Diomed Ltd.                           48,211/111,789                   $0/$0

Lisa M. Bruneau
     Vice President - Finance, Treasurer and                 7,292/42,708                    $0/$0
     Secretary



(1) Based on the aggregate of 197,500 shares of its common stock granted to all employees, which excludes 252,700 options to purchase shares of our common stock granted to directors and consultants subsequent to December 31, 2002.

(2) Based on the closing price of $.26 on the American Stock Exchange on December 31, 2002 and the respective exercise prices of the options held.

(3) 173,263 unexercisable options were terminated as of December 31, 2002, due to Mr. Klein's resignation as president and chief executive officer. All remaining options were terminated because they were not exercised within 90 days after his resignation.

No adjustments to the exercise price of any outstanding options were made during the fiscal year ended December 31, 2002, other than in connection with adjustments of the common stock pursuant to the February 14, 2002 merger and the migratory merger, as noted above.

                              RELATED TRANSACTIONS


During the past two years, we and our predecessor entities have entered into transactions with various related parties. Generally, the transactions were completed to finance our operations and to implement our business plans. We believe that each of these transactions were on terms as favorable to it as the terms we could have obtained from independent third parties. This section discusses transactions entered into between August 2001 and December 31, 2003 between us and the following persons:


          - Samuel Belzberg, a director and his affiliates, Gibralt Capital Corp. and Gibralt US, Inc., a beneficial holder of more than 5% of our common stock;

          - Winton Capital Holdings Ltd., formerly a beneficial holder of more than 5% of our common stock (prior to the transactions on May 7, 2003, described below). Mark Belzberg, the owner of Winton, is the son of Samuel Belzberg, one of our directors;

          - Verus International Group Limited and its affiliates, a beneficial holder of more than 5% of the our common stock (prior to the transactions on May 7, 2003, described below);

          - James Arkoosh, who is a former officer of Verus International Group Limited and a former director and our former chairman; and

          - Axcan Pharma, Inc., one of our customers.


                   OCTOBER AND DECEMBER 2001 BRIDGE FINANCING

In October and December 2001, Diomed, Inc. issued secured convertible promissory notes in the aggregate principal amount of $500,000 and $200,000, respectively, to Winton Capital and Verus International in exchange for their providing bridge financing to Diomed, Inc.. Pursuant to the terms of the notes, Diomed, Inc. agreed to issue additional warrants to Winton Capital and Verus International if Diomed did not consummate a transaction similar to the February 2002 merger by December 31, 2001. The notes provided interest at 7.5% and a maturity date of January 1, 2003. We repaid the notes in February 2002 and paid each of Winton Capital and Verus International $7,500 in interest.

In October and December 2001, Diomed, Inc. also issued 50,000 and 20,000 warrants (in the aggregate) to purchase shares of its common stock to Winton Capital and Verus International, respectively, with an exercise price of $2.00 per share. On January 1, 2002, 5,000 additional warrants were issued to each of Winton Capital Holdings and Verus Investment Group in satisfaction of Diomed's obligation to issue 10,000 additional warrants if Diomed did not consummate a merger transaction prior to December 31, 2001. The warrants are fully exercisable for two years from the date of issuance.

All principal and accrued interest was repaid by Diomed, Inc., with proceeds from the private placement sale of common stock which occurred immediately prior to the merger on February 14, 2002. Diomed, Inc. issued 5,000,000 shares of its common stock in the private placement, at a price of $2.00 per share, and received aggregate gross proceeds of $10,000,000 from the private placement. Of the 5,000,000 shares of common stock sold in this private placement, Winton Capital purchased 1,200,000 shares, at a price of $2.00 per share, for an aggregate purchase price of $2,400,000.

                                AXCAN TRANSACTION

In September 2001, we issued a promissory note to Axcan Pharma, Inc. in connection with an advance that Axcan made to us in October 2000 related to our procurement of inventory. The promissory note, which we issued on September 24, 2001, totaled $936,000 in principal amount and matures on January 1, 2004. Interest accrues at 8.5% per annum, and is payable quarterly in arrears.

                            VERUS ADVISORY AGREEMENTS

In December 2001, Diomed, Inc. entered into two advisory agreements with Verus, which at the time beneficially owned more than 5% of Diomed, Inc.'s common stock. The first agreement provides that as an advisor to the February 2002 merger, a fixed advisory fee of $750,000 was payable to Verus Support Services Inc. upon the closing of the merger, which was paid from the gross proceeds of the private placement by the public company. We completed both the merger and the private placement on February 14, 2002. Diomed, Inc. believed this fee was comparable to the fee that would have been payable on an arms-length basis to an unrelated advisor. The second agreement was initially between Verus Support Services and Diomed, Inc., and we assumed this separate agreement as part of the merger. Pursuant to this agreement, we engaged Verus for 18 months (ending September 1, 2003) to act as a financial advisor. Pursuant to this agreement, a monthly fee of $15,000 was payable to Verus. Under certain circumstances, Verus was to become entitled to a success fee of 3.5% of any transaction value, including consideration that we and/or our affiliates provide or receive in business combination transactions with third parties, with a minimum fee of $175,000. The success fee was to become payable if Verus identified and introduced the transaction. Verus did not identify or introduce the equity financing and accordingly is not entitled to any fee arising from that transaction. Our former director and chairman, James Arkoosh, was an employee of Verus until July 2002, and we paid Verus annual compensation of $50,000 in connection with Mr. Arkoosh's services to us, commencing on July 1, 2001. From July 2002 through December 31, 2002, when Mr. Arkoosh resigned, we paid this amount directly to him instead of to Verus, pursuant to our agreement with Verus.

We ceased making the $15,000 monthly payments to Verus beginning August 2002. On September 30, 2003, we entered into an agreement with Verus pursuant to which we are to issue to Verus a total of 500,000 shares of common stock in lieu of the monthly payments that we did not pay to Verus. The issuance of these shares is contingent on the completion of the equity financing, and these shares are to be issued within three days after the completion of the equity financing.


            INTERIM FINANCING TRANSACTIONS FROM DECEMBER 2002 TO DATE

At the beginning of 2003, the board elected a new president and chief executive officer and three new members of the board. In January 2003, Geoffrey Jenkins, one of our directors since 2001, became the chairman of the board. Also in January 2003, James A. Wylie, Jr. became our president and chief executive officer and a director. Mr. Wylie had been engaged on a consulting basis at the end of 2002 to review our business operations and viability. In March 2003, Gary Brooks, a nationally recognized turnaround consultant and crisis manager, and David Swank, an experienced financial executive with significant accounting and financial control experience, became independent directors.

In connection with the changes in the Board's composition and our leadership, we entered into three financing transactions, each of which was with a related party. Highlights of these three transactions are as follows:


          - December 2002 Interim Financing. At the end of December 2002, we borrowed $2,000,000 from Gibralt US in the form of one-year Class A Secured Convertible Notes and Class B Unsecured Convertible Notes. In connection with this loan, we also issued warrants to purchase 8,333,333 shares of common stock at an exercise price of $0.26 per share. These funds were used to provide working capital while new management and new independent directors completed their assessments of our prospects and operations.

          - May 2003 Interim Financing. In April 2003, we secured loan commitments for up to $1,200,000 as interim financing from Gibralt US and two directors. Gibralt US committed to lend up to $1,100,000, and Mr. Wylie and Peter Norris committed to lend the remaining $100,000 in exchange for one-year Class D Secured Notes. This transaction closed on May 7, 2003. These funds were used to provide working capital for us while we pursued our plan to raise long-term equity financing. We issued preferred shares convertible into a total of 3,021,552 shares of common stock to these lenders in connection with their loan commitments.

          - May 2003 Exchange Transaction. Simultaneously with obtaining the $1,200,000 of loan commitments, we modified several terms and conditions of the Class A and Class B Notes that we believed might impede the completion of a permanent equity financing with institutions and accredited investors. First, we issued Class C Stock, which was convertible into 27,117,240 shares of common stock, in exchange for the redelivery to us of 8,333,333 warrants and modification of the Class A and Class B Notes to make them non-convertible. Second, we issued Class D Stock, which was convertible into 3,021,552 shares of common stock, as a discount for the $1,200,000 in committed secured bridge loans. The 30,138,792 shares of common stock underlying the Class C Stock and Class D Stock represented in the aggregate approximately 50.36% of our common stock and common stock equivalents outstanding after the transactions.

          - May 2003 Modification Transaction. On May 28, 2003, we and the holders of the Class A and Class B Convertible Notes made further modifications to the notes to accommodate the plan for permanent equity financing. We did not issue any additional shares or pay any amounts to obtain these changes.

          - August 2003 Exchange of Preferred Shares. As part of our settlement of the Augenbaum lawsuit, we exchanged the convertible preferred stock we issued on May 7, 2003 for an equal number of shares of new classes of preferred stock. The new classes of preferred stock are not by their terms convertible into common stock, but under a written agreement with the stockholders, these shares were to be exchanged for an equal number of shares of common stock into which the number the former classes of common stock were convertible. This exchange was made to address a claim in the Augenbaum complaint that the preferred stock we issued in May 2003 could not be convertible by its terms. The plaintiff in Augenbaum agreed that we could issue the same number of shares of common stock into which the May 2003 preferred stock would have been convertible, but that the mechanism should be through an exchange of preferred stock for common stock, not a conversion of the preferred stock into common stock. Accordingly, the August 2003 exchange agreements with the holders of the preferred stock provide that after our stockholders approve the issuance of the underlying shares of common stock, then either we or the holders of the preferred stock may request the exchange of the preferred stock for that number of shares of common stock into which the May 2003 preferred stock was convertible.


          - Repayment of $2,000,000 Debt Incurred in December 2002 Interim Financing. On September 3, 2003, we repaid all of the $2,000,000 in principal and accrued interest on the notes we issued in connection with the December 2002 interim financing, using a portion of the $6,500,000 gross proceeds of the sale of Secured Bridge Notes in the equity financing.

          - Conversion of $1.2 Million Debt Incurred in May 2003 Interim Financing. On November 25, 2003, the $1,200,00 in notes we issued in our May 2003 interim financing, including accrued interest, converted into common stock at $0.10 per share. Accordingly, we issued 12,482,335 shares of common stock to these noteholders.

          - Conversion of Secured Bridge Notes. On November 25, 2003, the $6,995,000 in Secured Bridge Notes we issued at the first closing of the equity financing in September 3, 2003, including accrued interest, converted into common stock at $0.08 per share. Accordingly, we issued 89,069,676 shares of common stock to these noteholders.

          - Exchange of Class E and Class F Stock. On November 25, 2003, in connection with the final closing of our equity financing and pursuant to our agreement with the holders of our Class E and Class F Stock, we exchanged all outstanding shares to Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding shares of Class F Stock for a total of 3,021,552 shares of common stock.


We summarize in the tables below the material terms of the Class A and Class B Convertible Notes and warrants that we issued in the December 2002 Interim Financing, the Class C Notes that we issued in the May 2003 Exchange Transaction, the Class D Notes that we issued in the May 2003 Interim Financing Transaction and the Class E Notes that we issued in exchange for the Class C Notes and the amendments that we made to the Class D Notes in the May 2003 Modification Transaction. Following these tables, we describe the material terms of these securities in greater detail.

              TABLE SUMMARIZING THE DECEMBER 2002 INTERIM FINANCING
                          AND SUBSEQUENT MODIFICATIONS

The following table summarizes the original terms of the $2,000,000 interim financing that we completed in December 2002, the terms of that $2,000,000 interim financing after giving effect to the exchange transaction that we completed on May 7, 2003 and the subsequent modification on May 28, 2003:


        ORIGINAL TERMS OF                         TERMS OF DECEMBER 2002                  TERMS OF DECEMBER 2002
          DECEMBER 2002                            INTERIM FINANCING AS                    INTERIM FINANCING AS
        INTERIM FINANCING                         MODIFIED MAY 7, 2003                     MODIFIED MAY 28, 2003

Indebtedness:                                Indebtedness:                              Indebtedness:
-------------                                -------------                              -------------
-     $2,000,000 principal amount            -     $2,000,000 principal amount          -     $2,000,000 aggregate
-     interest rate  8% per annum            -     interest rate 8% per annum                  principal amount
-     principal and accrued interest         -     principal and accrued                -     interest rate 12.5% per annum
      payable at maturity                          interest payable at maturity               starting 5/28/03
-     maturity date 1/1/04                   -     maturity date 1/1/04                 -     interest accrued through
                                                                                              5/27/03 added to principal
                                                                                              and becomes payable quarterly
                                                                                              commencing 3/31/04 to the
                                                                                              extent of 50% excess quarterly
                                                                                              cash flow
                                                                                        -     interest accrued from 5/28/03
                                                                                              payable quarterly commencing
                                                                                              9/30/03
                                                                                        -     maturity date 1/1/06

Conversion of Indebtedness:                  Conversion of Indebtedness:                Conversion of Indebtedness:
---------------------------                  ---------------------------                ---------------------------
-     convertible into common stock          -     no conversion rights                 -     no conversion rights
      at noteholder's option
-     number of shares of common
      stock into which convertible
      equals principal and interest
      divided by conversion price
-     conversion price determined at
      time of conversion
-     conversion price is 80% of the
      then-prevailing price of common stock
      (determined on basis of market price,
      price in financing transaction or
      liquidation, as applicable)

Other Rights of Noteholders:                 Other Rights of Noteholders:               Other Rights of Noteholders:
----------------------------                 ----------------------------               ----------------------------
-     right to approve future                -     no right to approve future           -     no right to approve future
      financings prior to 1/1/2004                 financings                                 financings
-     right to participate in future         -     no right to participate in           -     no right to participate in
      financings at a 20% discount to the          future financings                          future financings
      price paid by investors in the         -     right to rescind 5/7/03 exchange     -     right to rescind 5/28/03 exchange
      future financing                             transaction if (1) no stockholder          transaction if (1) no stockholder
                                                   approval of issuance of
                                                   common approval of issuance
                                                   of common stock upon
                                                   conversion of preferred stock
                                                   upon conversion of preferred
                                                   shares issued in
                                                   consideration of shares
                                                   issued in consideration of
                                                   exchange transaction, or (2)
                                                   exchange transaction, or (2)
                                                   financing is not entered into
                                                   prior financing is not
                                                   entered into prior to 6/30/03
                                                   to 7/31/03


Security:                                    Security:                                  Security:
---------                                    ---------                                  ---------
-     $1,000,000 principal amount of         -     entire $2,000,000 principal          -     entire $2,000,000 principal
      notes secured, $1,000,000 principal          amount plus accrued interest               amount plus accrued interest on
      amount unsecured                             secured                                    notes secured
-     security interest granted in           -     security interest is lien on         -     security interest is lien on
      all of our personal property, subject        all of our personal property,              all of our personal property,
      to priority of prior security                subject to priority of prior               excluding intellectual property
      interest in accounts receivable              security interest in accounts              acquired after 12/31/02 and
-     pledge of stock of subsidiary                receivable                                 inventory and fixed assets in
      owning the photodynamic therapy        -     pledge of stock of subsidiary              excess of the stipulated 12/31/02
      business                                     owning the photodynamic therapy            value
                                                   business                             -     security interest in accounts
                                                                                              receivable subject to subrogation
                                                                                              to future creditors if we enter
                                                                                              into receivables financing
                                                                                              transaction
                                                                                        -     pledge of stock of subsidiary
                                                                                              owning the  photodynamic therapy
                                                                                              business

Warrants:                                    Warrants:                                  Warrants:
---------                                    ---------                                  ---------
-     warrants to purchase  8,333,333        -     December 2002 warrants               -     December 2002 warrants
      shares of common stock at exercise           surrendered, subject to the                surrendered, subject to the
      price of $0.26 per share                     December 2002 warrants being               December 2002 warrants being
-     number of warrant shares                     reissued upon the note-holders'            reissued upon the noteholders'
      subject to increase if shares of             exercise of their rescission rights        exercise of their rescission rights
      common stock or common stock
      equivalents are issued at a price
      less than the warrant exercise price
-     warrant exercise price subject to
      downward adjustment if common stock or
      common stock equivalents issued in a
      financing at less than the warrant
      exercise price


  TABLE SUMMARIZING THE MAY 2003 INTERIM FINANCING AND SUBSEQUENT MODIFICATIONS

The following table summarizes the original terms of the $1,200,000 interim financing that we completed on May 7, 2003 and the subsequent modification to certain of the terms and conditions of that financing on May 28, 2003:


        ORIGINAL TERMS OF                           TERMS OF MAY 7, 2003
           MAY 7, 2003                         INTERIM FINANCING TRANSACTION
  INTERIM FINANCING TRANSACTION                   AS MODIFIED MAY 28, 2003

Indebtedness:                                Indebtedness:
-------------                                -------------
-    up to $1,200,000 aggregate              -    up to $1,200,000 aggregate
     principal amount                             principal amount
-    interest rate 8% per annum              -    interest rate 8% per annum
-    principal and accrued interest          -    principal and accrued interest
     payable 5/6/2004                             payable 5/6/2004

Conversion of Indebtedness:                  Conversion of Indebtedness:
---------------------------                  ---------------------------
-    no conversion rights                    -    no conversion rights


Other Rights of Noteholders:                 Other Rights of Noteholders:
----------------------------                 ----------------------------
-    no right to approve future              -    no right to approve future
     financings                                   financings
-    right to participate at the             -    mandatory participation in future
     noteholder's option in future                financings at the same price paid
     financings at the same price paid            by investors in the future
     by investors in the future                   financing and otherwise on the same
     financing and otherwise on the same          terms as applicable to those
     terms as applicable to those                 investors
     investors                               -    no right to redeem indebtedness for
-    right to redeem indebtedness for             cash upon completion of future
     cash upon completion of future               financing
     financing                               -    right to accelerate due date of
-    right to accelerate due date of              indebtedness if financing not
     indebtedness if financing not                completed prior to 7/31/2003
     completed prior to 7/1/2003


Security:                                    Security:
---------                                    ---------
-    $1,200,000 principal amount and         -    $1,200,000 principal amount and
     accrued interest on notes secured            accrued interest on notes secured
-    security interest granted in all of     -    security interest granted in all of
     our personal property, subject to            our personal property, excluding
     priority of existing lien in                 accounts receivable, intellectual
     accounts receivable                          property acquired after 12/31/02
-    pledge of stock of subsidiary                and inventory and fixed assets in
     owning the photodynamic therapy              excess of value as of 12/31/02
     business                                -    pledge of stock of subsidiary
                                                  owning the photodynamic therapy
                                                  business

Warrants:                                    Warrants:
---------                                    ---------
-    no warrants issued                      -    no warrants issued




           DESCRIPTION OF DECEMBER 2002 INTERIM FINANCING TRANSACTION

The principal terms of the $2,000,000 bridge financing that we completed on December 27, 2002 were:


          - We borrowed $2,000,000 from Gibralt US, whose principal, Samuel Belzberg, is a member of our board of directors.

          - To evidence the loan, we issued $1,000,000 in Class A Notes that were secured and $1,000,000 in Class B Notes that were unsecured.

          - The maturity date of the notes was January 1, 2004.

          - The notes bore interest at 8% per annum, and accrued interest was payable at maturity.

          - The Class A and the Class B Notes, including principal and accrued interest, were convertible into common stock at 80% of the common stock price determined as follows: (i) if we were to complete a financing transaction in which we issued common stock or common stock equivalents, the price per share of common stock or common stock equivalent (the weighted average if multiple financing transactions occur in a rolling 30-day period), (ii) if we were to complete a financing transaction in which we did not issue common stock or common stock equivalents, the lower of the average of the closing price of the common stock for the 15 business days preceding the public announcement of the financing transaction or the average of the closing price of the common stock for the 15 business days following the public announcement of the financing transaction, (iii) if a liquidity event were to occur in which any person or group other than a stockholder on December 27, 2002 becomes the beneficial owner of at least 51% of voting control over us, the price per share allocated to each share of common stock or common stock equivalent, or (iv) if any other liquidity event were to occur, the lower of the average of the closing price of the common stock for the 15 business days preceding the public announcement of the liquidity event or the average of the closing price of the common stock for the 15 business days following the public announcement of the liquidity event.

          - If a merger or reorganization were to occur, the Class A and Class B Notes were convertible into the kind and number of shares of common stock, other securities or property into which the notes would have been converted into if the notes had been converted into common stock on the business day preceding the merger or reorganization.

          - We agreed not to consummate any financing transaction until January 1, 2004 while any Class A or Class B Notes were outstanding unless we had first received the approval of the holders of at least 66-2/3% of the outstanding principal amount of the notes.

          - We also issued to the noteholder warrants to purchase up to 8,333,333 shares of common stock. The warrants were exercisable for a period of five years, beginning June 27, 2003, at an exercise price of $0.26 per share, which was 110% of the market price of the common stock on December 26, 2002. If we, during the life of the warrants, were to issue common stock or common stock equivalents at a price per share less than $0.26, the number of warrants would be increased and the exercise price of the warrants would be decreased to the lower price per share. If a merger or reorganization were to occur, the warrants would become convertible into the kind and number of shares of common stock, other securities or property into which the common stock, other securities or property issuable upon exercise of the warrants would have been converted if the warrants had been exercised prior to the merger or reorganization.

          - We and the noteholder entered into an agreement for the registration of the shares of common stock issuable upon the conversion of the notes and upon the exercise of the warrants. Under that agreement, we agreed to notify the noteholder if we were to propose to file certain future registration statements. We agreed to use our best efforts to register any shares of common stock issuable to the noteholder in the registration statement, subject to certain defined limitations, if so requested by the noteholder within 30 days of receipt of our notice. The noteholder agreed to become subject to a "holdback period," by which the noteholder could not effect a public sale of common stock for a period of up to 180 days following the effective date of the registration statement, if so requested by a managing underwriter of the offering.

          - The notes and the warrants, pro rata to the notes, were transferable in part or in whole by the noteholder to one or more third parties, in accordance with all of the same terms agreed to by the noteholder.


On March 18, 2003, Gibralt US sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of the notes ($250,000 of which were Class A Notes and $250,000 of which were Class B Notes), and (ii) 2,083,334 warrants. None of these transferees was an affiliate of Gibralt US, although one of them is Morris Belzberg, a cousin of Samuel Belzberg. Samuel Belzberg does not beneficially own, or have investment discretion over, the securities purchased from him by Morris Belzberg. Accordingly, after this transfer, Mr. Belzberg beneficially owned 6,249,999 warrants and $1,500,000 aggregate principal amount of notes ($750,000 of which are Class A Notes and $750,000 of which are Class B Notes).

                 DESCRIPTION OF MAY 7, 2003 EXCHANGE TRANSACTION

During the first quarter of 2003, our board of directors and management determined that we should seek permanent financing and continue our efforts to achieve our business plan. Accordingly, the board of directors approved a plan to raise long-term equity financing.

To address certain issues presented by our capital structure, the board of directors created a special committee comprised of independent directors, (the "Independent Committee"). The Independent Committee is comprised of Messrs. Jenkins, Swank and Brooks. Based on information provided by Mr. Wylie and an investment banker engaged by us in April 2003, the Independent Committee found that under prevailing market conditions in the second quarter of 2003, prospective investors were likely to be reluctant to invest in us because of certain features of the December 2002 Interim Financing. Specifically, the Independent Committee found that the future dilution represented by the 8,333,333 warrants to purchase our common stock and the potential conversion of the $2,000,000 principal amount of the Class A and Class B Notes were unlikely to be acceptable to new investors. In addition, the Independent Committee found that the December 2002 noteholders' right to participate in any future financing at a 20% discount to the price that new investors would be paying and their right to approve future financing were likely to be obstacles to a completed financing. The Independent Committee also determined that issuing additional shares in exchange for modifications to the notes issued in the December 2002 Interim Financing was, from the perspective of our stockholders, preferable to the alternative of ceasing operations due to our inability to raise additional funding.

The Independent Committee began negotiations in April 2003 to modify the terms of the December 2002 Interim Financing to eliminate the potential obstacles to obtaining permanent financing. The Independent Committee and the December 2002 noteholders agreed to the proposed terms of the exchange transaction on April 22, 2003 and the transaction closed on May 7, 2003. The principal terms of the May 7, 2003 exchange transaction were:


          - the noteholders delivered the 8,333,333 warrants held by them;

          - the noteholders returned the Class A secured notes and Class B unsecured notes held by them to us for cancellation;

          - to compensate the December 2002 noteholders for surrendering the conversion rights under the notes and the warrants, we issued a total of 20 shares of Class C Stock (the "Class C Stock") to the December 2002 noteholders, which were convertible into an aggregate of 27,117,240 shares of common stock;

          - we issued Class C secured notes to the noteholders in principal amounts equal to the Class A and Class B notes that were cancelled (the "Class C Notes");

          - the Class C Notes were redeemable for cash at the holder's option if we were to complete our anticipated permanent financing;

          - the Class C Notes were not convertible into capital stock;

          - the noteholders surrendered their rights to approve future financing transactions;

          - the Class C Notes were secured by a security interest in our property identical to the security interest created in the December 2002 Interim Financing, and otherwise had terms substantially similar to the Class A Notes; and

          - we expanded our obligation under the registration rights agreement entered into in December 2002 by granting demand registration rights to the noteholders regarding the underlying shares of stock.


We also agreed to unwind the May 2003 Exchange Transaction and restore the original terms of the December 2002 Interim Financing if: (1) our stockholders did not approve the issuance of the common stock underlying the capital stock issued to the noteholders in the May 2003 Exchange Transaction, or (2) if we did not complete our contemplated financing transaction by June 30, 2003 (this date was subsequently extended to July 31, 2003 under the modifications which were agreed to on May 28, 2003 and again to November 15, 2003 or any later day that is one business day following the date agreed by us and the investors for the second closing of the equity financing).

If the May 2003 Exchange Transaction had been rescinded, then the original terms of the December 2002 Interim Financing would have been reinstated (except that all of the notes will be secured). The original terms of the December 2002 notes provided for conversion of the notes at a variable conversion rate. The original terms of the Class A and Class B Notes provided for conversion at the noteholder's option of principal and accrued interest into common stock at a conversion price equal to 80% of the common stock price, with the common stock price being determined at the time of conversion. In addition, if the May 7, 2003 exchange transaction had been rescinded, we would have been required to redeliver the warrants to purchase 8,333,333 shares of common stock to the December 2002 noteholders.

To allow for the issuance of the preferred shares associated with the exchange transaction, on May 5, 2003, we created a new class of preferred stock, consisting of 20 shares of preferred stock designated as "Class C Stock," each share of which was to automatically convert into 1,355,862 shares of common stock at the time when our stockholders approve the issuance of common stock underlying the Class C Stock. This would have resulted in an additional 27,117,240 shares of common stock being issued and outstanding after the conversion occurs. Under the terms of the Class C Stock, the holders of the Class C Stock held the right to vote that number of shares into which the Class C Stock is convertible, voting as one class with the holders of common stock and other capital stock convertible into common stock.

In the May 7, 2003 exchange transaction, Gibralt US and the three other securityholders received (1) Class C Notes in the principal amount equal to the aggregate principal amount of the Class A and Class B Notes surrendered by them and (2) shares of Class C Stock, all in exchange for surrendering the conversion rights of the Class A and Class B Notes (Class C Stock convertible into a total of 18,092,849 shares of common stock, or, approximately 904,642.45 shares of common stock per $100,000 principal amount of notes exchanged for non-convertible notes) and the warrants (Class C Stock, convertible into a total of 9,024,391 shares of common stock, or, approximately 108,292.73 shares of common stock per 100,000 warrants surrendered). On April 22, 2003, the effective date of the May 7, 2003 exchange transaction, the closing price of the common stock on the American Stock Exchange was $0.16 per share.

The number of shares of Class C Stock issued in the exchange transaction and the value of the Class C Stock issued to the December 2002 securityholders in the exchange transaction, using the closing price of the common stock of $0.16 on April 22, 2003, is as follows:


GIBRALT US
Principal Amount of Notes Exchanged: $1,500,000
Number of Warrants Surrendered:                                    6,249,999
Shares of Class C Stock Issued:                                           15
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 20,337,930
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                      $3,254,069

MORRIS BELZBERG
Principal Amount of Notes Exchanged:                                $300,000
Number of Warrants Surrendered:                                    1,250,000
Shares of Class C Stock Issued:                                            3
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                  4,067,586
Shares of Common Stock Issuable upon Conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                        $650,814

STEVEN SHRAIBERG
Principal Amount of Notes Exchanged:                               $100,000
Number of Warrants Surrendered:                                     416,667
Shares of Class C Stock Issued:                                           1
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 1,355,862
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                       $216,938

CHARLES DIAMOND
Principal Amount of Notes Exchanged:                               $100,000
Number of Warrants Surrendered:                                     416,667
Shares of Class C Stock Issued:                                           1
Number of Shares of Common Stock Issuable upon
     Conversion of Class C Stock:                                 1,355,862
Shares of Common Stock Issuable upon conversion
     of Class C Stock multiplied by
     April 22, 2003 closing price per share:                       $216,938



After the May 2003 Exchange Transaction and Interim Financing were completed and in light of discussions with our investment banker, the Independent Committee determined that further modifications to the terms of the securities issued in the May 2003 transactions would be necessary to assist us in completing the permanent financing. The material terms of these modifications are described under "Description of Modifications to Terms of May 2003 Exchange Transaction and Interim Financing."

              DESCRIPTION OF MAY 2003 INTERIM FINANCING TRANSACTION

In March 2003, the board of directors also determined that we had an immediate need for capital to support our operations until we completed the contemplated permanent financing. In April 2003, the board of directors approved a plan to raise up to $1,200,000 of interim financing prior to May 15, 2003. The board further determined that, because of our history of operating losses and cash position at the time, the contemplated permanent financing was likely to involve the issuance of substantial amounts of equity.

The Independent Committee negotiated with Samuel Belzberg, a principal investor and a director, to obtain the needed the $1,200,000 interim financing. Mr. Belzberg committed to lend (through his affiliate, Gibralt US) up to $1,100,000 to us, and two other directors, James A. Wylie, Jr. and Peter Norris, each agreed to lend $50,000 to us, to demonstrate their commitment to and support of us. The board did not believe there were other prospective investors available to us to provide the interim financing on terms and within a time period acceptable to us. The Independent Committee and these directors agreed to the proposed terms of the interim financing on April 22, 2003, and the transaction closed on May 7, 2003.

The material terms of the May 7, 2003 interim financing transaction are as follows:


          - Gibralt US committed to lend up to $1,100,000 to us($1,000,000 of which was to be funded according to a predetermined funding schedule and the other $100,000 of which was to be funded upon completion of a certain third party transaction), and Messrs. Wylie and Norris loaned $50,000 to us. Gibralt US funded all of its commitment.

          - We issued Class D secured notes in a principal amount equal to the amount loaned to us (secured on an equal basis with the indebtedness incurred in the December 2002 Interim Financing and having substantially similar terms as the Class C notes issued in the May 7, 2003 exchange transaction, except that they would mature one year from the date of issuance).

          - To compensate the lenders for the risk attendant to their investment and based on our financial condition, need for additional funding and lack of definitive terms for a future permanent financing or commitment from any investor to provide such permanent financing, we issued shares of capital stock equal to 20% of the amount of the loan commitment of the interim financing lenders (or, $240,000), in the form of a total of 24 shares of Class D Convertible Preferred Stock, which were convertible into an aggregate of 3,021,552 shares of common stock.

          - The Class D noteholders held rights (but not the obligation) to redeem their notes for the securities issued by us in the permanent financing on the same terms and conditions as the investors in the permanent financing.

          - The Class D noteholders held rights to redeem their notes for cash if we consummated our permanent financing.

          - The Class D noteholders held registration rights identical to those granted to the holders of the Class C Notes issued in the May 7, 2003 exchange transaction.



During the negotiation process, the lenders required that if the contemplated financing did not occur prior to June 30, 2003 (subsequently extended to July 31, 2003 in the May 28, 2003 modifications, described below and thereafter extended to November 15, 2003 and again to a day after November 15, 2003 that we and the investors agreed as the date for the second closing of the equity financing), then the lenders could accelerate the maturity date of their notes.

We created a new class of preferred stock from our authorized preferred stock, consisting of 24 shares of preferred stock designated as "Class D Convertible Preferred Stock," each share of which would have been automatically converted into 125,898 shares of common stock when our stockholders approved the issuance of these shares of common stock underlying the Class D Convertible Preferred Stock. This would have resulted in an additional 3,021,552 shares of common stock being issued and outstanding after the conversion occurs. Under the terms of the Class D Stock, the holders of the Class D Stock had the right to vote that number of shares into which the Class D Stock was convertible, voting as one class with the holders of common stock and other capital stock convertible into common stock.

The loan commitments of the lenders in the May 7, 2003 interim financing and the principal amount of Class D Notes, the number of shares of Class D Convertible Preferred Stock (and the number of shares of common stock into which the Class D Stock is convertible) the lenders received, as well as the value of the Class C Stock issued to the lenders in the interim financing using the closing price of the common stock of $0.16 on April 22, 2003, and after giving effect to the issuance of the shares to be issued upon conversion of the Class C Stock and the Class D Stock, is as follows:


GIBRALT US
Loan Commitment:                                             Up to $1,100,000
Principal Amount of Notes Issued:                            Up to $1,100,000
Shares of Class D Convertible Preferred Stock Issued:                      22
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:             2,769,756
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                         $221,580

JAMES A. WYLIE, JR.
Loan Commitment:                                                    $50,000
Principal Amount of Notes Issued:                                   $50,000
Shares of Class D Convertible Preferred Stock Issued:                     1
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:             125,898
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                        $10,072

PETER NORRIS
Loan Commitment:                                                    $50,000
Principal Amount of Notes Issued:                                   $50,000
Shares of Class D Convertible Preferred Stock Issued:                     1
Number of Shares of Common Stock Issuable upon
     Conversion of Class D Convertible Preferred Stock:             125,898
Shares of Common Stock issuable upon conversion
     of Class D Convertible Preferred Stock multiplied by
     April 22, 2003 closing price per share:                        $10,072



Gibralt US, Mr. Norris and Mr. Wylie loaned a total of $1,200,000 to us, representing their entire loan commitments.


  DESCRIPTION OF MAY 28, 2003 MODIFICATIONS TO MAY 7, 2003 EXCHANGE TRANSACTION
                              AND INTERIM FINANCING


As we proceeded to seek our permanent financing during May 2003, we assessed the availability of investment capital for development stage companies. The Independent Committee determined that it was essential to extend the maturity date of the Class C Notes beyond January 1, 2004, to eliminate the right of the holders of the Class C Notes to redeem those notes for cash upon the completion of the future permanent financing and to limit in certain respects the collateral securing our obligations under the Class C and Class D Notes. The Independent Committee determined that these modifications were necessary because the terms of the Class C and Class D Notes would likely, unless modified, deter investors from investing in us. The Independent Committee found that prospective investors would presumably expect that we would use the proceeds of their investment as working capital rather than apply the proceeds to the satisfaction of existing debt. Accordingly, the Independent Committee negotiated further modifications to the May 7, 2003 exchange transaction, as well as modifications to the May 2003 interim financing transaction, as described below in this section.

The Independent Committee determined that the maturity date of the Class C Notes should be extended to January 1, 2006. In addition, the Independent Committee determined that the security interest granted to the Class C noteholders should be limited to certain collateral that was owned at December 31, 2002 and that the note collateral should not include our after-acquired property, thereby making that property available as security to our future investors. The Independent Committee further determined that the Class D Notes should not be redeemable for cash upon the closing of the future financing transaction. Instead, the Class D Notes should be converted into the securities issued in the future financing on the same terms and conditions offered to the other investors. With these objectives, the Independent Committee commenced negotiations with the holders of the Class C Notes and the Class D Notes.

The Class C noteholders required that, in exchange for the modifications we sought, the terms of their notes be revised to increase the interest rate from 8% to 12.5% per annum, and to require that we commence making payments of interest accrued from December 27, 2002 through May 27, 2003 and principal on a quarterly basis beginning the first quarter of 2004, but only to the extent of 50% of our excess quarterly cash flow.

The Class C noteholders also agreed to modify the security for the notes, the change to become effective when we raised at least $6,000,000 in our permanent financing. The Class C noteholders agreed that their security interest in accounts receivable would be subordinated to a future security interest granted by us in a receivables financing transaction and that their security interest in intellectual property would be limited to that owned as of December 31, 2002.


The Class C noteholders required that we maintain minimum inventory and fixed asset levels, determined quarterly, of not less than $2,000,000. In addition, our combined cash, inventory and fixed assets must be at least $3,271,400. A failure to comply with these covenants is an event of default. The notes have other events of default for matters such as non-payment of interest or principal, breach of representations and warranties, failure to satisfy any agreement or condition under the agreements with the investor which is not cured within 30 days, a "cross-default" for our other institutional indebtedness and our voluntary or judicial dissolution or bankruptcy. We and the Class C noteholders exchanged the Class C Notes for an equal principal amount of Class E Notes with these modified terms.

The covenant relating to minimum inventory, net book assets and cash levels does not apply unless and until we raise at least $6,000,000 in gross proceeds in a future financing. We did not expect an event of default relating to this requirement to occur if we completed our contemplated permanent financing. No events of default occurred. If any event of default occurred and was not cured within the applicable cure period, then, unless the default was waived by a majority in interest of the noteholders, at the option and in the discretion of the holders of at least 66 2/3% of the principal amount of the Class E Notes, the noteholders could have declared the notes and all accrued interest to be immediately due and payable, and could have immediately enforced any and all of the noteholder's rights and remedies provided in the agreements with and the investors and any other rights or remedies afforded by law.


The Class D noteholders agreed to redeem their Class D Notes in exchange for the securities issued in the contemplated permanent financing on the same terms and conditions offered to the other investors and to forego the option of redeeming their notes for cash after the permanent financing occurred.


The noteholders also agreed to extend the date by which we would be required to raise $6,000,000 in our permanent financing (to avoid triggering the December 2002 securityholders' right to rescind the May 7, 2003 exchange transaction) from June 30, 2003 to July 31, 2003 (and subsequently, to November 15, 2003 and again to a day after November 15, 2003 that we and the investors agree as the date for the second closing of the of the equity financing), and to defer our obligation to seek stockholder approval of the conversion of the Class C Stock and Class D Stock into shares of common stock until a future meeting of the stockholders, at which we would also seek approval of the issuance of common stock underlying securities that may be issued by it in the permanent financing. The rescission right was not available unless the meeting was held and the issuance was not approved.


On September 3, 2003, we redeemed all of our outstanding Class E Notes (principal of $2,000,000 plus accrued interest of approximately $132,000), and no Class E Notes remain outstanding. We used a portion of the proceeds of the first closing of the equity financing to pay for the redemption of the Class E Notes.

           AUGUST 2003 AND NOVEMBER 2003 EXCHANGES OF PREFERRED SHARES

As a result of the stipulation of settlement that we reached in the Augenbaum litigation, we entered into exchange agreements with the holders of the outstanding shares of our Class C Stock and Class D Convertible Preferred Stock. Upon entering into the exchange agreements, on August 22, 2003 the holders of the Class C Stock exchanged their Class C Stock for 20 Class E Shares, on a share-for-share basis. Similarly, upon execution of the exchange agreements, the holders of the 24 outstanding Class D Stock exchanged their Class D Stock for Class F Shares, on a share-for-share basis. Following these exchanges, we eliminated all Class C Stock and all Class D Stock.

Shares of the Class E Stock are preferred in liquidation to the extent that, before any distribution of assets can be made to the holders of our common stock, there will be distributed pro rata to the holders of the issued and outstanding Class E Shares and Class F Shares the amount of $108,469 as to each outstanding Class E Share and $10,072 per share as to each outstanding Class F Share. The holders of the common stock then share in the remainder of net liquidation of proceeds. The term liquidation means our liquidation, dissolution or winding up, as well as any sale, lease, exchange or other disposition of all or substantially all of our assets. The aggregate liquidation preference of the Class E Shares is $2,169,380 and the aggregate liquidation preference of the Class F Shares is $241,728. The aggregate liquidation preference was determined to be equal to the dollar value that the board of directors allocated to the conversion rights, warrants and other rights that we agreed to pay to the holders of the Class C Stock and the discount that we agreed to pay to the holders of the Class D Stock in the May 7, 2003, transactions.

The holders of the Class E Shares and Class F Shares have the right to vote one vote per share, respectively, for each outstanding Class E Share and each outstanding Class F Share.

The holders of the Class E Shares are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each Class E Share being 1,355,862 times the dividend or distribution to be paid on each share of common stock. The holders of the Class F Shares are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each Class F Share being 125,898 times the dividend or distribution to be paid on each share of common stock.

The exchange agreements also gave both us and the holders of the Class E Shares and the Class F Shares rights to exchange those preferred shares for shares of our common stock, as long as our stockholders approve the issuance of the shares of our common stock underlying the preferred shares and the American Stock Exchange approves the listing of these shares of common Stock. Specifically, if the stockholders approve the common stock issuance and the American Stock Exchange lists these the shares of common stock, then the holders of the Class E Share have the right to sell to us, and we have the right to purchase from them, each outstanding Class E Share in exchange for 1,355,862 shares of our common stock per Class E Share. Similarly, the holders of the Class F Shares have the right to sell to us, and we have the right to purchase from them, each outstanding Class F Share in exchange for 125,898 shares of our common stock per Class F Share. The exchange agreements also provided that, should any sale, lease, exchange or other disposition of all or substantially all of our assets occur while the Class E Shares and the Class F Shares are outstanding, each holder of the Class E Shares has the right to sell to us all Class E Shares in exchange for 1,355,862 shares of common stock per Class E Share. Similarly, each holder of Class F Share has the right to sell to us all Class F Shares in exchange for 125,898 shares of common stock per Class F Share.


The board of directors determined that the terms of the exchange agreements were appropriate in order to provide the former holders of the Class C Stock and the Class D Stock with the economic equivalence of the conversion rights they held in conjunction with the Class C Stock and Class D Stock. Upon exchange of all Class E Shares, the former holders of the Class C Stock will receive 27,117,240 shares of our common stock, or the same number of shares of our common stock we were obligated to issue to them upon conversion of the Class C Stock. Upon exchange of all the Class F Shares, the former holders of the Class D Stock will receive 3,021,552 shares of common stock, or the same number of shares of our common stock that we were obligated to issue to them upon conversion of the Class D Stock. In the stipulation of settlement for the Augenbaum litigation, the parties agreed on the exchange of shares of our common stock in these specific amounts for the Class E Shares and Class F Shares, as well as the exchange of the Class E Shares for the Class C Stock and the exchange of the Class F Shares for the Class D Stock. A hearing before the Delaware Chancery Court for approval of the stipulation of settlement was held on September 15, 2003. After this hearing, the court entered an order approving the stipulation of settlement as submitted. The stipulation of settlement became final on October 15, 2003 when the appeal period terminated with no appeal having been filed.

At the request of the investors in our equity financing, we and Gibralt US, on behalf of itself and the other holders of the Class E Shares and Class F Shares, agreed not to exchange the Class E Shares or Class F Shares for common stock until the second closing of the equity financing. Gibralt US also acknowledged that the common stock to be issued upon the exchange of the Class E Shares and Class F Shares will not be eligible to participate in the offering to stockholders, and that only those shares of common stock held by Gibralt US and the other holders of Class E Shares and Class F Shares as of August 29, 2003 will be eligible to participate in the offering.

Pursuant to the August 2003 exchange agreement, in connection with the equity financing, on November 25, 2003 we exchanged all outstanding shares of Class E Stock for a total of 27,117,240 shares of common stock and we exchanged all outstanding shares of Class F Stock for a total of 3,021,552 shares of common stock. After these shares were exchanged, we had no shares of preferred stock outstanding.

            PARTICIPATION BY RELATED PARTIES IN THE EQUITY FINANCING

         INVESTMENT BY THE HOLDERS OF THE CLASS E NOTES AT THE FIRST CLOSING. As part of the negotiation of the equity financing, the investors indicated that, were they to purchase notes that would be convertible into shares of our common stock, the notes would be required to be secured by all of our assets, including the patent rights acquired by us with the proceeds of the first closing and also by those assets that, prior to the first closing, were encumbered by security interests in favor of the then-outstanding Class E Notes. As a result, we offered to Gibralt US and to the other three holders of the Class E Notes the opportunity to purchase $2,000,000 of the Secured Bridge Notes, which was the outstanding principal amount of the Class E Notes, and to use part of the proceeds of the first closing to retire the Class E Notes in full, making the collateral securing the Class E Notes available to all holders of the Secured Bridge Notes. The board of directors unanimously, with the abstention of Samuel Belzberg, approved the terms on which the holders of the Class E Notes would participate in the equity financing at the first closing. Under those terms, the full $2,000,000 new investment made by the holders of the Class E Notes would be allocated to the purchase of Secured Bridge Notes and the holders of the Class E Notes would, in exchange, terminate the security interest encumbering our assets and make those assets available as collateral for all holders of the Class E Notes. The former holders of the Class E Notes received as security for the repayment of the Secured Bridge Notes held by them, a pro rata interest in the same collateral securing all of the other Secured Bridge Notes. As is the case with all Secured Bridge Notes, the Secured Bridge Notes held by Gibralt US and the other former holders of the Class E Notes converted into common stock on November 25, 2003 at a purchase price of $0.08 per share.

         CONVERSION OF CLASS D NOTES AT FINAL CLOSING. The terms and conditions under which we issued our outstanding Class D Notes to Gibralt US, Peter Norris and James A. Wylie, Jr. in May 2003 included a requirement that the Class D Notes be converted into equity on the same terms and conditions on which all other investors participate in an equity financing. Therefore, on November 25, 2003, the $1,200,000 principal amount plus accrued interest on the Class D Notes converted into our common stock at a price of $0.10 per share, and we issued 12,482,335 shares of common stock to the former holders of the Class D Notes.

         AGENCY CAPACITY OF GIBRALT US. After the first closing of the equity financing, Gibralt US ceased to act as the "Designated Note Purchaser" on behalf of the Class E Notes (because these notes were redeemed and are no longer outstanding), and at the second closing, ceased to act as the "Designated Lender" on behalf of the holders of the Class D Notes because they are converted at the second closing. In addition, Gibralt US agreed to act as the "Designated
Note Investor" under the security agreement that provided the security interest to the Secured Bridge Note holders and as the "Designated Pledgeholder" under the pledge agreement under which Gibralt US held all outstanding shares of Diomed PDT, Inc., an indirect wholly-owned subsidiary of us, as security for holders of the Secured Bridge Notes and the Class E Notes.

On August 21, 2003, Gibralt US also agreed, on behalf of the holders of the Class E Shares and the Class F Shares, that their right to registration of those shares of our common stock for which they are exchangeable would be governed by the registration rights agreement entered into connection with the equity financing rather than the agreements that had been entered into at the time of the acquisition of the Class C Stock and the Class D Stock. On August 21, 2003, Gibralt US, acting on behalf of all holders of the Class D Notes, also agreed that although it had the right to declare the Class D Notes immediately due and payable , it would extend this deadline to the business day following the second closing of the equity financing.

 ACCELERATED CONVERSION OF CLASS A CONVERTIBLE PREFERRED STOCK ON MARCH 31, 2003

In March 2003, the board of directors determined to accelerate the conversion into common stock of all our outstanding shares of Class A Stock, including those shares owned by related parties, pursuant to the authority reserved in the board under the terms of Class A Stock. Pursuant to the terms of the Class A Stock, on December 31, 2002 the Class A Stock had begun to automatically convert into common stock at the rate of 5% of the aggregate number of shares originally issued at that date and at the end of each month thereafter, with those shares that were not converted at the end of February

2004 automatically converting into common stock on February 29, 2004. The original terms of the Class A Stock also provided that after February 28, 2003, the board of directors could in its discretion accelerate the rate of conversion or increase the amount of shares of Class A Stock being converted, so long as the change applied equally to all shares of Class A Stock.


The purpose for the conversion feature of the Class A Stock, when the terms of the Class A Stock were designated in February 2002, was to permit a staggered increase in the number of shares of common stock available for trading in order to minimize the market disruption that otherwise may occur if a large block of shares were to become tradable at once. In March 2003, the board determined that the effect of the incremental conversion of Class A Stock into common stock would impair our ability to procure additional equity investment. The board further determined that due to the apparent negative impact on our ability to obtain equity financing, the board's goal is to have only one class of capital stock outstanding prior to completing our permanent financings. Pursuant to our discretion under the terms of the Class A Stock, the board determined to cause all of the outstanding shares of Class A Stock to convert into common stock as of March 31, 2003. This acceleration affected all holders of Class A Stock equally, whether related parties or non-affiliated parties.

As a result of the board's determination to accelerate the conversion of the Class A Stock, on March 31, 2003 we converted all 13,142,888 outstanding shares of Class A Stock (including 5,863,840 shares held by related parties) into an equal number of shares of common stock, resulting in a total of 29,711,749 shares of common stock outstanding and no Class A Stock outstanding. Those related parties who owned Class A Stock as of March 31, 2003 immediately prior to the conversion into common stock and the numbers of shares they held are as follows:

         NAME                             SHARES OF CLASS A STOCK OWNED
         ----                             -----------------------------
Samuel Belzberg (Director)
(shares registered to Gibralt
Capital Corporation)                                 849,999

Peter Norris (Director until
September 9, 2003)
(shares registered to spouse)                         13,942

Ajmal Khan (holder of greater than 5%
of our capital stock) (1,986,649 shares
registered to Verus Investments Holdings,
Inc. and 1,700,000 shares registered
to International Group Limited)                    3,686,649

Winton Capital Corp. (holder of
greater than 5% of our
capital stock)                                     1,313,250


The benefit derived by those related parties of us who owned Class A Stock on March 31, 2003 was the conversion of our Class A Stock into common stock. This was the same as the benefit derived by all other former holders of Class A Stock as a result of this transaction.

 TRANSACTIONS INVOLVING AFFILIATES OF NATEXCO CORP., OUR PREDECESSOR CORPORATION

Because of their management positions, organizational efforts and/or percentage share ownership of Natexco Corp., our predecessor corporation, Gerald A. Mulhall and Anthony Mulhall may be deemed to be our "parents" and "promoters," as the Securities Act and the rules thereunder define those terms. Mr. John H. and Ms. Terese M. Tetstill may be "parents" and "promoters" of Security Software, Inc. because of their present management positions with, and organizational efforts on behalf of, Security Software. Because of these relationships, transactions with Security Software, Messrs. Gerald A. Mulhall and Anthony Mulhall, Aboyne Management Ltd., of which Gerald A. Mulhall is the president and controlling stockholder, and Mr. and Ms. Tetstill should not be considered to have occurred at arms-length.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

                               COMPENSATION PLANS

The following table lists information as of December 31, 2002 with respect to compensation plans under which our equity securities are authorized for issuance. The information shown below addresses those outstanding options, warrants and rights which were outstanding and exercisable as of December 31, 2002:


                                                            NUMBER OF                                   NUMBER OF SECURITIES
                                                         SECURITIES TO BE                                REMAINING AVAILABLE
                                                           ISSUED UPON                                   FOR FUTURE ISSUANCE
                                                           EXERCISE OF                                      UNDER EQUITY
                                                           OUTSTANDING           WEIGHTED AVERAGE        COMPENSATION PLANS
                                                        OPTIONS, WARRANTS        EXERCISE PRICE OF           (EXCLUDING
                                                            AND RIGHTS              OUTSTANDING         SECURITIES REFLECTED
                                                          (EXPRESSED IN          OPTIONS, WARRANTS        IN COLUMN)(A)(C)
                  PLAN CATEGORY                          COMMON STOCK)(A)          AND RIGHTS(B)
---------------------------------------------------    ---------------------    --------------------    ----------------------
Equity compensation plans approved by stockholders                1,150,115                  $2.90                 1,375,094
Equity compensation plans not approved by                                 0                      0                         0
stockholders

         Total                                                    1,150,115                                        1,375,094




                              BENEFICIAL OWNERSHIP

The following table sets forth beneficial ownership information as of December 31, 2003 for our capital stock owned by:

          - our chief executive officer and other executive officers whose salary and bonuses for 2003 exceeded $100,000 (the "Named Executive Officers");

          - each director;

          - our directors and executive officers as a group; and

          - each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock and other classes of voting stock.

To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.



                                                              AMOUNT AND NATURE OF
NAME                                                          BENEFICIAL OWNERSHIP       PERCENT OF CLASS(1)
-----                                                         --------------------       ------------------
Samuel Belzberg                                                55,720,464 (2)                   17%
Gary Brooks                                                        33,333 (3)                    0%
A. Kim Campbell                                                   108,333 (4)                    0%
Geoffrey Jenkins                                                  150,000 (5)                    0%
Peter Klein                                                        33,333 (6)                    0%
David Swank                                                        66,667 (7)                    0%
James A. Wylie, Jr.                                             1,149,010 (8)                   .4%
Lisa Bruneau                                                       24,479 (9)                    0%
Kevin Stearn                                                       75,711 (10)                   0%
Leo T. Griffin, Jr.                                                 - 0 -                        0%
John J. Welch                                                      23,333 (11)                   0%

All officers and directors as a group (11 persons)             57,384,463                      17.4%

Beneficial Owners of More than 5% of the Company's common stock

Nathan Low (12)                                                 22,193,746                      6.6%

Zesiger Capital Group (13)                                      42,460,000                     13.4%


(1) Calculated pursuant to Rule 13d-3 of the Rules and Regulations under the Securities Exchange Act of 1934, as amended. Percentages shown for all officers and directors as a group are calculated on an aggregate basis and percentages shown for individuals are rounded to the nearest one-tenth of one percent. The mailing address for each of the directors and officers is c/o Diomed, Inc., One Dundee Park, Andover, MA 01810.

(2) Includes 55,603,797 shares of common stock owned by Gibralt Capital Corp. and 116,667 shares issuable upon the exercise of stock options by Mr. Belzberg. Mr. Belzberg is an affiliate of Gibralt Capital Corp. and Gibralt US, and therefore is deemed to beneficially own the securities it holds. On January 14, 2004, Gibralt US sold 956,500 shares of common stock (which are registered shares that Gibralt US purchased from other stockholders in a private transaction on January 17, 2003) to his cousin, Morris Belzberg, at a price of $0.08 per share. Accordingly, as of January 15, 2004, Mr. Belzberg beneficially owned 54,647,297 shares of common stock. Samuel Belzberg disclaims beneficial ownership of the securities held by Morris Belzberg.

(3) Includes 33,333 shares of common stock issuable upon the exercise of stock options.

(4) Includes 108,333 shares of common stock issuable upon the exercise of stock options.

(5) Includes 150,000 shares of common stock issuable upon the exercise of stock options.

(6) Includes 33,333 shares of common stock issuable upon the exercise of stock options.

(7) Includes 66,667 shares of common stock issuable upon the exercise of stock options.

(8) Includes (i) 125,898 shares of common stock issued on November 25, 2003 upon exchange of Class F Stock owned by Mr. Wylie, (ii) 523,112 shares of common stock issued on November 25, 2003 upon conversion of Class D Notes held by Mr. Wylie and (iii) 500,000 shares of common stock issuable upon the exercise of stock options.

(9) Includes 24,479 shares of common stock issuable upon the exercise of stock options that we have issued.

(10) Includes 75,711 shares of common stock issuable upon the exercise of stock options that we have issued.

(11) Includes 23,333 shares of common stock issuable upon the exercise of stock options that we have issued.

(12) Mr. Low is the president of Sunrise Securities Corp, our placement agent in the equity financing. We issued warrants to purchase 40,879,063 shares of common stock to the placement agent, which in turn transferred these warrants to Mr. Low and eight other employees, one former employee, a consultant and a charitable trust. According to the Schedule 13D filed by Mr. Low with the Securities and Exchange Commission on December 5, 2003, Mr. Low held our securities as follows: (i) 2,408,181 shares of common stock issued to him upon conversion of secured bridge notes held by him at the second closing of the equity financing on November 25, 2003, (ii) 8,483,703 shares of common stock issued to him upon exercise of warrants to purchase shares at $0.001 per share,
(iii) 3,024,767 shares of common stock issuable to him upon exercise of warrants to purchase shares at $0.08 per share and (iv) 8,277,095 shares issuable to him upon exercise of warrants to purchase shares at $.10 per share. The 22,193,746 shares of common stock beneficially held by Mr. Low does not include 5,659,712 shares of common stock beneficially held by Sunrise Foundation Trust, a charitable trust of which Mr. Low is a trustee. In his Schedule 13D, Mr. Low disclaimed beneficial ownership of the shares of common stock held by Sunrise Foundation Trust. Mr. Low's address is c/o Sunrise Securities Corp., 641 Lexington Avenue, 25th Floor, New York, NY 10022.


(13) According to the Schedule 13G filed by Zesiger Capital Group with the Securities and Exchange Commission on December 10, 2003, consisting of 42,460,000 shares over which Zesiger has sole dispositive power, as investment adviser for Zesiger clients, none of whom individually owns more than 5% of the common stock. Zesiger's address is 320 Park Avenue, 30th Floor, New York, NY 10022.

                              SELLING STOCKHOLDERS

The shares being offered by the selling stockholders relate to the following transactions:


UNDERLYING BASIS FOR ISSUANCE                        NUMBER OF SHARES
-----------------------------                        ----------------
Exchange of Class E Shares                              27,117,240

Exchange of Class F Shares                               3,021,552

Conversion of Secured Bridge Notes

Issued in First Closing of Equity Financing             87,437,500

Sale of Investors' Shares at Second Closing of
Equity Financing                                       167,000,000

Conversion of Interest on Secured Bridge Notes and
Class D Notes Converted at Second Closing of
Equity Financing                                         2,114,512

Conversion of Interest on Escrow Fund                      347,567

Exercise of Warrants Issued to Placement Agent

In Connection with Equity Financing                     40,879,063(1)

TOTAL:                                                 327,917,434
-----                                                  ===========



(1) Assumes the full exercise of all 40,879,063 warrants we issued to our placement agent in connection with the equity financing. The figure 40,879,063 represents the maximum number of shares underlying the warrants, assuming no warrants are exercised using the cashless exercise feature. As of the date of the registration statement of which this prospectus is a part, a total of 11,010,057 of these warrants had been exercised and 29,869,006 warrants were unexercised and remained outstanding. The warrant holders who exercised their warrants to date used the cashless exercise feature of these warrants. As a result of the cashless exercise, the warrant holders did not pay us in cash for the exercise price of the warrants, but we did not have to issue the full amount of shares underlying the warrants exercised. Accordingly, we issued a total of 10,997,676 shares of common stock upon exercise of the 11,010,057 warrants.


Details regarding the ownership of shares of our common stock held by the selling stockholders are as follows:



Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Sanford Antignas                  c/o Bassini Playfair Wright
                                  Attn:  Lori Lewis
                                  1 Rockefeller Plaza, 30th Floor
                                  New York, New York 10020                         106,333           0          106,333           0
------------------------------------------------------------------------------------------------------------------------------------
BPW Israel Ventures LLC           c/o Bassini Playfair Wright
(Emilio Bassini)(3)               Attn:  Lori Lewis
                                  1 Rockefeller Plaza, 30th Floor
                                  New York, New York 10020                       2,658,302           1        2,658,302           0
------------------------------------------------------------------------------------------------------------------------------------
Emilio Bassini(3)                 c/o Bassini Playfair Wright
                                  Attn:  Lori Lewis
                                  1 Rockefeller Plaza, 30th Floor
                                  New York, New York 10020                       1,063,321           0        1,063,321           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
HUG Funding LLC                   145 Huguenot St., Suite #404
(Ethan Benovitz, Jaime            New Rochelle, NY  10801                        4,252,999           1        4,252,999           0
Hartman and Daniel Saks)
(4)
------------------------------------------------------------------------------------------------------------------------------------
West End Convertible Fund, L.P.   c/o WEC Partners LLC
(Ethan Benovitz, Jaime            145 Huguenot St., Suite #404
Hartman and Daniel Saks)          New Rochelle, NY  10801                        1,063,250           0        1,063,250           0
(4)
------------------------------------------------------------------------------------------------------------------------------------
F. Berdon Defined Benefit Plan    717 Post Rd, Ste.105
(Frederick Berdon)                Scarsdale, NY  10577                             425,348           0          425,348           0
------------------------------------------------------------------------------------------------------------------------------------
Chana Braun                       1817 Avenue N
                                  Brooklyn, NY 11230                               265,801           0          265,801           0
------------------------------------------------------------------------------------------------------------------------------------
Smithfield Fiduciary LLC          c/o Highbridge Capital Management, LLC
(Glenn Dubin and                  9 West 57th Street, 27th Floor
Henry Swieca)                     New York, New York 10010
                                  Attn:  Ari Storch/Adam Chill                   5,316,012           1        5,316,012           0
------------------------------------------------------------------------------------------------------------------------------------
Meredith A. Rauhut                8 Catalpa Court
                                  Boiling Springs, PA 17007                        531,578           0          531,578           0
------------------------------------------------------------------------------------------------------------------------------------
Sean B. Curran                    100 Scarborough Sta. Rd.
                                  Briarcliff Manor, NY 10510                       531,578           0          531,578           0
------------------------------------------------------------------------------------------------------------------------------------
Incap Company Limited             c/o Bermuda Trust Limited
(Kate Reeve and                   P.O. Box 208
Peter Keeling,                    Bermuda House Street
authorized                        Julian's Avenue
signatory of                      St. Peter Port
director)                         Guernsey, Channel Islands GY13NF
                                  Attn:  John  Adie                              2,658,065           1        2,658,065           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
SDS Merchant Fund, LP             c/o SDS Capital Partners, LLC
(Steve Derby)                     53 Forest Avenue, 2nd Floor
(5)                               Old Greenwich, CT  06870                       5,316,248           1        5,316,248           0
------------------------------------------------------------------------------------------------------------------------------------
BayStar Capital II, LP            c/o Baystar Capital Management, LLC
(Steve Derby, Steven M. Lamar     53 Forest Avenue, Suite 203
and Lawrence Goldfarb)            Old Greenwich, CT  06870                       5,316,248           1        5,316,248           0
(5)
------------------------------------------------------------------------------------------------------------------------------------
Craig Drill Capital Limited       Craig Drill Capital Limited
(Craig Drill)                     767 Fifth Avenue, 50th Floor
                                  New York, NY 10153                             4,783,585           1        4,783,585           0
------------------------------------------------------------------------------------------------------------------------------------
Joseph Duchman                    3170 Pinetree Drive
                                  Miami Beach, FL 33140                            265,755           0          265,755           0
------------------------------------------------------------------------------------------------------------------------------------
Bear Stearns Securities Corp.,
FBO J. Steven Emerson             Bear Stearns Securities Corp. FBO J.
(J. Steven Emerson)               Steven Emerson IRA II
                                  1999 Avenue of the Stars, #2530
                                  Los Angeles, CA 90067
                                  Attn:  Rita Swann                              6,378,223           2        6,378,223           0
------------------------------------------------------------------------------------------------------------------------------------
Michael D. Farkas                 294 South Coconut Lane
                                  Miami Beach, FL 33139                            797,402           0          797,402           0
------------------------------------------------------------------------------------------------------------------------------------
The Riverview Group, LLC          c/o Millennium Partners, LP
(Israel A. Englander,             666 Fifth Ave.  8th Floor
Terry Feeney and                  New York, NY 10103                            14,991,487           4       14,991,487           0
Robert Williams)
------------------------------------------------------------------------------------------------------------------------------------
Robert Schecter                   849 Central Avenue
                                  Woodmere, New York  11598                        318,961                      318,961           0
------------------------------------------------------------------------------------------------------------------------------------
Shimon S. Fishman                 560 Woodmere Blvd.
                                  Woodmere, NY 11598                               159,474           0          159,474           0
------------------------------------------------------------------------------------------------------------------------------------
Platinum Partners Global Macro
Fund LP                           152 West 57th St., 54th Floor
(Mark Nordlicht)                  New York, NY 10019                             2,658,302           1        2,658,302           0
(6)
------------------------------------------------------------------------------------------------------------------------------------
Platinum Partners Value
Arbitrage Fund, LP                152 West 57th St., 54th Floor
(Mark Nordlicht)                  New York, NY 10019                             7,974,904           2        7,974,904           0
(6)
------------------------------------------------------------------------------------------------------------------------------------
Melton Management Ltd.            1403 44th Street
(Yehuda Breitkopf)                PMB 156
                                  Brooklyn, NY 11219                             1,063,250           0        1,063,250           0
------------------------------------------------------------------------------------------------------------------------------------
Asher Gottesman                   14001 Ventura Blvd.
                                  Sherman Oaks, CA 91423                           106,295           0          106,295           0
------------------------------------------------------------------------------------------------------------------------------------
James G. Groninger                c/o The Baysouth Company
                                  101 Shockoe Slip, Suite M
                                  Richmond, VA 23219                               637,837           0          637,837           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Yehuda Harats                     45 Hashayardt St.
                                  Jerusalem, Israel 92544                        2,127,019           1        2,127,019           0
------------------------------------------------------------------------------------------------------------------------------------
David Hirsh and Ruth Hirsh        16 Griffen Ave.
                                  Scarsdale, NY 10583                              265,766           0          265,766           0
------------------------------------------------------------------------------------------------------------------------------------
J.M.Hull Associates, LP           Hull Capital Corp.
(James Mitchell Hull and          78 Forest Ave.
George Holland)                   Locust Valley, NY 11560                        1,063,345           0        1,063,345           0
------------------------------------------------------------------------------------------------------------------------------------
Benjamin J. Jesselson 8/21/74
Trust                             450 Park Avenue, Suite 2603
(Michael G. Jesselson, trustee)   New York, NY 10022                             1,594,556           0        1,594,556           0
------------------------------------------------------------------------------------------------------------------------------------
Michael G. Jesselson 4/8/71
Trust                             450 Park Avenue, Suite 2603
(Claire L. Strauss, trustee)      New York, NY 10022                             1,594,529           0        1,594,529           0
------------------------------------------------------------------------------------------------------------------------------------
Ron Katz                          37 Mishol Hahadas
                                  Ramot 02
                                  Jerusalem, Israel   97277                      1,594,769           0        1,594,769           0
------------------------------------------------------------------------------------------------------------------------------------
Joseph Klein III                  1725 Hillside Road
                                  Stevenson, MD   21153                            531,531           0          531,531           0
------------------------------------------------------------------------------------------------------------------------------------
Abraham Koot                      17220 NE 11 Ct.
                                  North Miami, FL  33162                            53,151           0           53,151           0
------------------------------------------------------------------------------------------------------------------------------------
ProMed Offshore Fund, Ltd.        237 Park Ave., 9th Floor
(Barry Kurakawa and               New York, NY 10017                               776,224           0          776,224           0
David B. Musket)
(7)
------------------------------------------------------------------------------------------------------------------------------------
ProMed Partners, LP               237 Park Ave., 9th Floor
(Barry Kurakawa and               New York, NY 10017                             4,540,379           1        4,540,379           0
David B. Musket)
(7)
------------------------------------------------------------------------------------------------------------------------------------
Dwight E. Lee                     c/o Upland Associates
                                  530 Fifth Avenue, 26th Fl.
                                  New York, NY 10036                               318,968           0          318,968           0
------------------------------------------------------------------------------------------------------------------------------------
Jonathan Leifer                   1 Amberly Road
                                  Lawrence, NY 11559                               531,578           0          531,578           0
------------------------------------------------------------------------------------------------------------------------------------
David Leiner                      1615 58th Street
                                  Brooklyn, NY 11204                               265,890           0          265,890           0
------------------------------------------------------------------------------------------------------------------------------------
Ruth Low                          614 Trenton Drive                              1,063,651           0        1,063,651           0
                                  Beverly Hills, CA  90210
------------------------------------------------------------------------------------------------------------------------------------
Avi Lyons                         119 Harrison St.
                                  Lawrence, NY 11559                               106,307           0          106,307           0
------------------------------------------------------------------------------------------------------------------------------------
David D. May                      Jefferies and Company
                                  Harborside Financial Center
                                  34 Exchange Place, Plaza 3, Suite 705
                                  Jersey City, NJ 07311                            531,661           0          531,661           0
------------------------------------------------------------------------------------------------------------------------------------
Balestra Capital Partners, LP     1185 Avenue of Americas, 32nd Fl.
(James L. Melcher and             New York, NY 10036                             2,126,405           1        2,126,405           0
Norman Cerk)
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Monmouth Consulting Inc.          55 Ocean Avenue  2B
(Stanley Merdinger)               Monmouth Beach, NJ 07750                         265,755           0          265,755           0
------------------------------------------------------------------------------------------------------------------------------------
MTD Holdings LLC                  Caledonian House
(Roy Klassen and                  PO Box 1043GT
Grace Riley, directors, and       George Town
Dafna Kaplan, sole shareholder)   Grand Cayman, Cayman Islands                   2,658,951           1        2,658,951           0
------------------------------------------------------------------------------------------------------------------------------------
Israel Nekritz                    4802 12th Avenue
                                  Brooklyn, NY 11219                                53,151           0           53,151           0
------------------------------------------------------------------------------------------------------------------------------------
Tammy Newman                      1648 59th St.
                                  Brooklyn, NY 11204                               106,302           0          106,302           0
------------------------------------------------------------------------------------------------------------------------------------
Pequot Navigator Offshore
Fund, Inc.                        c/o Pequot Capital Management Inc.
(Arthur J. Samberg)               500 Nyala Farm Road
(8)                               Westport, CT 06880
                                  Attn: Slavko Negulic                           6,378,931           2        6,378,931           0
------------------------------------------------------------------------------------------------------------------------------------
Pequot Navigator Onshore
Fund, LP                          c/o Pequot Capital Management Inc.
(Arthur J. Samberg)               500 Nyala Farm Road
(8)                               Westport, CT 06880
                                  Attn: Slavko Negulic                           3,721,043           1        3,721,043           0
------------------------------------------------------------------------------------------------------------------------------------
Pequot Scout Fund, LP             c/o Pequot Capital Management Inc.
(Arthur J. Samberg)               500 Nyala Farm Road
(8)                               Westport, CT 06880
                                  Attn: Slavko Negulic                          11,163,129           3       11,163,129           0
------------------------------------------------------------------------------------------------------------------------------------
Piers Playfair                    c/o Bassini Playfair Wright
                                  Attn:  Lori Lewis
                                  1 Rockefeller Plaza, 30th Floor
                                  New York, New York 10020                         265,831           0          265,831           0
------------------------------------------------------------------------------------------------------------------------------------
William J. Ritger                 623 Ocean Avenue
                                  Sea Girt, NJ 08750                             1,063,250           0        1,063,250           0
------------------------------------------------------------------------------------------------------------------------------------
Orion Biomedical Fund, LP         c/o Paramount Asset Management, Inc.,
(Lindsay A. Rosenwald)            787 Seventh Avenue, 48th Floor
(9)                               New York, NY 10019                             4,367,008           1        4,367,008           0
------------------------------------------------------------------------------------------------------------------------------------
Orion Biomedical Offshore
Fund, LP                          c/o Paramount Asset Management, Inc.,
(Lindsay A. Rosenwald)            787 Seventh Avenue, 48th Floor
(9)                               New York, NY 10019                               948,888           0          948,888           0
------------------------------------------------------------------------------------------------------------------------------------
Reuven Y. Rosenberg               8 Beechwood Drive
                                  Lawrence,NY 11559                              2,658,124           1        2,658,124           0
------------------------------------------------------------------------------------------------------------------------------------
Joan Schapiro                     41 Winged Foot Drive
                                  Larchmont, NY 10538                              265,801           0          265,801           0
------------------------------------------------------------------------------------------------------------------------------------
Rock Associates                   c/o Stuart Schapiro
(Stuart Schapiro)                 41 Winged Foot Drive
                                  Larchmont, NY 10538                              265,801           0          265,801           0
------------------------------------------------------------------------------------------------------------------------------------
Alexander Scharf                  545 West End Avenue
                                  New York, NY 10024                               265,807           0          265,807           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
David Scharf                      41 Martin Lane
                                  Lawrence, NY 11559                               318,912           0          318,912           0
------------------------------------------------------------------------------------------------------------------------------------
Abraham Schwartz                  4522 11th Avenue
                                  Brooklyn, NY 11219                               159,499           0          159,499           0
------------------------------------------------------------------------------------------------------------------------------------
Rivie Schwebel                    1059 East 9th St.
                                  Brooklyn, NY 11230                               265,813           0          265,813           0
------------------------------------------------------------------------------------------------------------------------------------
Morton Seelenfreund IRA           c/o Sunrise Securities Corp.
(Morton Seelenfreund)             641 Lexington Avenue, 25th Floor
                                  New York, NY 100022                            1,063,651           0        1,063,651           0
------------------------------------------------------------------------------------------------------------------------------------
Sherleigh Associates Inc.
Profit Sharing Plan               Jack Silver, Trustee
(Jack Silver)                     920 Fifth Avenue,  #3B
                                  New York, NY 10021                             5,315,186           1        5,315,186           0
------------------------------------------------------------------------------------------------------------------------------------
Terrapin Partners Diomed
Investment Partnership            1106 Mill Creek Drive
(Murray Sprung, Jason             Buffalo Grove, Il 60089                        5,316,178           1        5,316,178           0
Weiss and Nathan Leight)
------------------------------------------------------------------------------------------------------------------------------------
Stanley B. Stern                  480 Ocean Avenue
                                  Lawrence, NY 11559                               106,316           0          106,316           0
------------------------------------------------------------------------------------------------------------------------------------
David Stone                       228 St. Charles Ave.  Suite 1024
                                  New Orleans, LA 70130                          2,658,892           1        2,658,892           0
------------------------------------------------------------------------------------------------------------------------------------
Peter Sugarman                    42, The Ridgeway
                                  Golders Green
                                  London NW11 8QS United Kingdom                 2,126,641           1        2,126,641           0
------------------------------------------------------------------------------------------------------------------------------------
Langley Partners, L.P.            535 Madison Ave., 7th Floor
(Jeffrey Thorp)                   New York, NY 10022                             2,126,075           1        2,126,075           0
------------------------------------------------------------------------------------------------------------------------------------
Ellis International Ltd.          SDC Capital
(Wilhelm Ungar and                c/o Matt Drillman
Pamela O. Hall)                   20 East Sunrise Hwt, Ste 302
                                  Valley Stream, NY 11881                        2,658,361           1        2,658,361           0
------------------------------------------------------------------------------------------------------------------------------------
Fred Weber & Chaya Weber JT Ten   1256 East 28th Street
                                  Brooklyn, NY 11210                               212,604           0          212,604           0
------------------------------------------------------------------------------------------------------------------------------------
George Weinberger                 1757 East 23rd St.
                                  Brooklyn, NY 11229                             1,063,321           0        1,063,321           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Congregation Mishkan Sholom       Bishop Rosen
(Menachem Lipskier and            c/o Danny Freedman
Howard Weiss)                     100 Broadway, 16th Floor
                                  New York, NY 10005                             1,594,875           0        1,594,875           0
------------------------------------------------------------------------------------------------------------------------------------
North Sound Legacy Fund LLC       c/o North Sound Capital, LLC
(Thomas McAuley)                  53 Forest Avenue, Suite 202
(10)                              Old Greenwich, CT 06870                          478,463           0          478,463           0
------------------------------------------------------------------------------------------------------------------------------------
North Sound Legacy
Institutional Fund LLC            c/o North Sound Capital, LLC
(Thomas McAuley)                  53 Forest Avenue, Suite 202
(10)                              Old Greenwich, CT 06870                        4,837,786           1        4,837,786           0
------------------------------------------------------------------------------------------------------------------------------------
North Sound Legacy
International Ltd.                c/o North Sound Capital, LLC
(Thomas McAuley)                  53 Forest Avenue, Suite 202
(10)                              Old Greenwich, CT 06870                        5,316,248           1        5,316,248           0
------------------------------------------------------------------------------------------------------------------------------------
East Hudson Inc. (BVI)            c/o Conus Partners, Inc.
(Andrew Zacks)                    1 Rockefeller Plaza, 18th Floor
(11)                              New York, NY 10020                               627,360          0          627,360            0
------------------------------------------------------------------------------------------------------------------------------------
The Conus Fund (QP), LP           c/o Conus Partners, Inc.
(Andrew Zacks)                    1 Rockefeller Plaza, 18th Floor
(11)                              New York, NY 10020                               521,027           0          521,027           0
------------------------------------------------------------------------------------------------------------------------------------
The Conus Fund Offshore Ltd.      c/o Conus Partners, Inc.
(Andrew Zacks)                    1 Rockefeller Plaza, 18th Floor
(11)                              New York, NY 10020                               457,228           0          457,228           0
------------------------------------------------------------------------------------------------------------------------------------
The Conus Fund, LP                c/o Conus Partners, Inc.
(Andrew Zacks)                    1 Rockefeller Plaza, 18th Floor
(11)                              New York, NY 10020                             3,710,989           1        3,710,989           0
------------------------------------------------------------------------------------------------------------------------------------
Bull & Co.                        c/o Zesiger Capital Group LLC
(12)                               320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               691,067           0          691,067           0
------------------------------------------------------------------------------------------------------------------------------------
Albert L. Zesiger                 c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               531,602           0          531,602           0
------------------------------------------------------------------------------------------------------------------------------------
Cudd & Co.                        c/o Zesiger Capital Group LLC
(As nominee for Asphalt Green     320 Park Avenue
(786,770 shares) and              New York, NY 10022
Helen Hunt (850,562 Shares))      Attn: Mary Estabil                              1,637,332          .5         1,637,332         0
(12)
------------------------------------------------------------------------------------------------------------------------------------
Barrie Ramsay Zesiger             c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               531,602           0          531,602           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
City of Milford Pension &
Retirement Fund(12)               c/o Zesiger Capital Group LLC
                                  320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                             7,336,097           2        7,336,097           0
------------------------------------------------------------------------------------------------------------------------------------
City of Stamford Firemen's
Pension Fund                      c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                             3,508,568           1        3,508,568           0
------------------------------------------------------------------------------------------------------------------------------------
Domenic J. Mizio                  c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                             1,063,203           0        1,063,203           0
------------------------------------------------------------------------------------------------------------------------------------
Francois deMenil                  c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               744,202           0          744,242           0
------------------------------------------------------------------------------------------------------------------------------------
HBL Charitable Unitrust           c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               691,082           0          691,082           0
------------------------------------------------------------------------------------------------------------------------------------
James F. Cleary                   c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               106,321          0           106,321           0
------------------------------------------------------------------------------------------------------------------------------------
Jeanne L. Morency                 c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               531,602           0          531,602           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
John J. & Catherine H. Kayola     c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                                85,057           0           85,057           0
------------------------------------------------------------------------------------------------------------------------------------
Hare & Co.                        c/o Zesiger Capital Group LLC
(As nominee for Lazar Foundation) 320 Park Avenue
(12)                              New York, NY 10022
                                  Attn: Mary Estabil                               744,242           0          744,242           0
------------------------------------------------------------------------------------------------------------------------------------
Meehan Foundation                 c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               691,082           0          691,082           0
------------------------------------------------------------------------------------------------------------------------------------
Morgan Trust Co. of the Bahamas   c/o Zesiger Capital Group LLC
Ltd. As Trustee U/A/D 11/30/93    320 Park Avenue New York, NY 10022
(12)                              Attn: Mary Estabil                             2,285,886           1        2,285,886           0
------------------------------------------------------------------------------------------------------------------------------------
Murray Capital, LLC               c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               850,562           0          850,562           0
------------------------------------------------------------------------------------------------------------------------------------
Huland & Co.                        c/o Zesiger Capital Group LLC
(As nominee for National Federation 320 Park Avenue
of Independent Business ("NFIB"))   New York, NY 10022
(12)                                Attn: Mary Estabil                             3,987,010       1.2        3,987,010           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Peter Looram                      c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               318,961           0          318,961           0
------------------------------------------------------------------------------------------------------------------------------------
Psychology Associates             c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               212,641           0          212,641           0
------------------------------------------------------------------------------------------------------------------------------------
Mellon Bank NA custodian for      c/o Zesiger Capital Group LLC
PERSI-Zesiger Capital             320 Park Avenue
(Public Employee Retirement       New York, NY  10022
System of Idaho)                  Attn: Mary Estabil                            12,758,145           4       12,758,145           0
(12)
------------------------------------------------------------------------------------------------------------------------------------
Robert K. Winters                 c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                                31,897           0           31,897           0
------------------------------------------------------------------------------------------------------------------------------------
Susan Uris Halpern                c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                             1,435,324           0        1,435,324           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Theeuwes Family Trust, Felix
Theeuwes Trustee                  c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               691,082           0          691,082           0
------------------------------------------------------------------------------------------------------------------------------------
William B. Lazar                  c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               531,602           0          531,602           0
------------------------------------------------------------------------------------------------------------------------------------
Wolfson Investment Partners, LP   c/o Zesiger Capital Group LLC
(12)                              320 Park Avenue
                                  New York, NY 10022
                                  Attn: Mary Estabil                               531,602           0          531,602           0
------------------------------------------------------------------------------------------------------------------------------------
Zinc Partners II, LP              711 Fifth Avenue, 5th Floor
(David W. Freelove)               New York, NY 10022                                23,898           0           23,898           0
(13)
------------------------------------------------------------------------------------------------------------------------------------
Zinc Partners Offshore, Ltd.      c/o Fortis Fund Services (Cayman) Limited
(David W. Freelove)               Grand Pavilion Commercial Centre
(13)                              802 West Bay Road
                                  P.O. Box 2003 George Town, Grand Cayman
                                  Cayman Islands                                 1,772,722           0        1,772,722           0
------------------------------------------------------------------------------------------------------------------------------------
Zinc Partners, LP                 711 Fifth Avenue, 5th Floor
(David W. Freelove)               New York, NY 10022                             1,924,013           1        1,924,013           0
(13)
------------------------------------------------------------------------------------------------------------------------------------
Bel-Cal Holdings, Ltd.            9665 Wilshire Blvd, Suite M-10
(William Belzberg)                Beverly Hills, CA 90212                        2,126,405           1        2,126,405           0
(14)
------------------------------------------------------------------------------------------------------------------------------------
Nathan A. Low                     c/o Sunrise Securities Corp.
(15)                              641 Lexington Avenue, 25th Floor
                                  New York, NY 10022                            22,218,772           6       22,218,772           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Sunrise Foundation Trust          Sunrise Foundation Trust
(Nathan Low)                      641 Lexington Avenue, 25th Floor
(15)                              New York, NY 10022                             5,659,712           2        5,659,712           0
------------------------------------------------------------------------------------------------------------------------------------
Amnon Mandelbaum                  345 East 94th Street, Apt. 14A
(15)                              New York, NY 10128                             9,475,812           3        9,475,812           0
------------------------------------------------------------------------------------------------------------------------------------
Derek Caldwell                    c/o Sunrise Securities Corp.
(15)                              641 Lexington Avenue, 25th Floor
                                  New York, NY 10022                             3,117,631           1        3,117,631           0
------------------------------------------------------------------------------------------------------------------------------------
Paul Scharfer                     265 East 66th Street, Apt. 6C
(15)                              New York, NY 10021                             1,591,992           0        1,591,992           0
------------------------------------------------------------------------------------------------------------------------------------
David I. Goodfriend               10 Camelot Drive
(15)                              Livingston, NJ 07039                           1,178,083           0        1,178,083           0
------------------------------------------------------------------------------------------------------------------------------------
Jason Lyons                        c/o Sunrise Securities Corp.
(Includes 53,151 shares purchased  641 Lexington Avenue, 25th Floor
and warrants for 1,142,798 shares) New York, NY 10022                             1,195,949           0        1,195,949          0
(15)
------------------------------------------------------------------------------------------------------------------------------------
Richard Stone                      c/o Sunrise Securities Corp.
(Includes 106,307 shares purchased 641 Lexington Avenue, 25th Floor
and warrants for 1,702,209 shares) New York, NY 10022                             1,808,516           0        1,808,516          0
(15)
------------------------------------------------------------------------------------------------------------------------------------
Richard Geyser                    210A Kearsing Parkway
(15)                              Monsey, NY 10952                                 135,331           0          135,331           0
------------------------------------------------------------------------------------------------------------------------------------
Jay Rodin                         3 Ash Street
(15)                              Monsey, NY 10952                                 150,369           0          150,369           0
------------------------------------------------------------------------------------------------------------------------------------
David Bartash                     99 Edgewood Avenue
(15)                              Larchmont, NY 10538                              801,841           0          801,841           0
------------------------------------------------------------------------------------------------------------------------------------
Marcia Kucher                     c/o Sunrise Securities Corp.
(15)                              641 Lexington Avenue, 25th Floor
                                  New York, NY 10022                                 7,519           0            7,519           0
------------------------------------------------------------------------------------------------------------------------------------

Name of Investor                                                               # Shares      % Beneficially                # Shares
(Individual(s) with Investment                                                Beneficially        Owned       # Shares  Beneficially
and/or Voting Control over Shares                                             Owned Before        Before        Being    Owned After
where Investor is an Entity)                 Address                            Offering        Offering(1)    Offered   Offering(2)
------------------------------------------------------------------------------------------------------------------------------------
Gibralt Capital Corp.             1177 West Hastings Street, Suite 2000
(Samuel Belzberg)                 Vancouver, British Columbia V6E 2K3           54,647,297        15.2       53,647,298      999,999
(Shares beneficially owned
includes shares held by
Gibralt, US, Inc. and/or
Gibralt Capital Corp.)(16),(17)
------------------------------------------------------------------------------------------------------------------------------------
Morris Belzberg                   37500 Palm View Road
                                  Rancho Mirage, CA 92270                        8,844,653          2.5       7,888,153     956,500
------------------------------------------------------------------------------------------------------------------------------------
Steven Shraiberg                  9375 Riviera Hills Drive
                                  Greenwood Village, CO 80111                    2,629,385           1        2,629,385           0
------------------------------------------------------------------------------------------------------------------------------------
Charles Diamond                   3260 Production Way
                                  Burnaby, B.C. Canada V5A 4W4                   2,629,385           1        2,629,385           0
------------------------------------------------------------------------------------------------------------------------------------
Peter Norris                      Monies Pool
(17)                              Rectory Road
                                  Meppershall
                                  Bedfordshire SG17 5NB
                                  United Kingdom                                   664,745           0          648,343      16,402
------------------------------------------------------------------------------------------------------------------------------------
James A. Wylie, Jr.               c/o Diomed, Inc.
(17)                              One Dundee Park
                                  Andover, MA  01810                               649,010           0          649,010           0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL FOR ALL SELLING STOCKHOLDERS:                                            329,890,335       92.1%       327,917,434   1,972,901



(1) Based on 358,129,183 shares of common stock outstanding, which includes the full exercise of all 40,879,063 shares underlying warrants we issued to our placement apart as part of its fees in connection with the equity financing.


(2) Assumes no other disposition or acquisition of common stock and all shares of common stock offered hereby are sold.


(3) Emilio Bassini is the managing principal of BPW Israel Ventures LLC, and has investment and voting discretion over the shares held by BPW Israel Ventures LLC as well as those shares that Mr. Bassini owns in his individual capacity. The total number of shares held by Mr. Bassini and BPW Israel Ventures LLC is 3,721,623, which is approximately 1% of the total shares outstanding.

(4) Ethan Benovitz, Jaime Hartman and Daniel Saks are the members of HUG Funding LLC and are the managing members of the general partner of West End Convertible Fund, L.P. The total number of shares held by these entities is 5,316,249, which is approximately 1.5% of the total shares outstanding.

(5) Steve Derby is the managing member of the general partner of SDS Merchant Fund, LP and Steve Derby, Steven M. Lamar and Lawrence Goldfarb are the managing members of the general partner of BayStar Capital II, LP. The total number of shares held by these entities is 10,632,496, which is approximately3% of the total shares outstanding.

(6) Mark Nordlicht is the managing member of the general partner of Platinum Partners Value Arbitrage Fund, LP and the general partner of Platinum Partners Global Macro Fund, LP. The total number of shares held by these entities is 10,633,206, which is approximately 3% of the total shares outstanding.

(7) Barry Kurakawa and David B. Musket are the managing members of Promed Offshore Fund, Ltd. and Promed Partners, LP. The total number of shares held by these entities is 5,316,603, which is approximately 1.5% of the total shares outstanding.

(8) Arthur J. Samberg is the sole shareholder and director of Pequot Capital Management, Inc., the investment manager of Pequot Navigator Offshore Fund, Inc., Pequot Navigator Onshore Fund, LP and Pequot Scout Fund, LP. The total number of shares held by these entities is 21,263,103, which is approximately 5.9% of the total shares outstanding.

(9) Lindsay A. Rosenwald is the managing member of the general partner of Orion Biomedical Fund, LP and Orion Biomedical Offshore Fund, LP. The total number of shares held by these entities is 5,315,896, which is approximately 1.5% of the total number of shares outstanding. Orion Biomedical Fund, LP and Orion Offshore Fund have advised us that they purchased these shares in the ordinary course of business, and at the time of the purchase of the securities to be resold, they had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(10) Thomas McAuley is the managing member of North Sound Capital LLC, the investment advisor of North Sound Legacy Fund LLC, North Sound Legacy Institutional Fund LLC and North Sound Legacy International Ltd. The total number of shares held by these entities is 10,632,497, which is approximately 3% of the total number of shares outstanding.

(11) Andrew Zacks is the managing member of the general partner of The Conus Fund, LP and The Conus Fund QP, LP, and the managing director of the investment manager of The Conus Fund Offshore Ltd. and East Hudson, Inc. (BVI). The total number of shares held by these entities is 5,316,604, which is approximately 1.5% of the total shares outstanding.

(12) Albert L. Zesiger, Barrie Ramsey Zesiger, John Kayola and James Cleary are the managing directors of Zesiger Capital Group LLC, the investment advisor the various individuals and entities set forth in the selling stockholders table as indicated in the address column. Each of them has investment and voting control over the shares held in their respective individual capacity (in the case of Mr. Kayola, together with Catherine H. Kayola), and they share investment and voting control over the shares as to which Zesiger Capital Group LLC acts as investment advisor. The total number of shares held by these individuals and these entities is 41,836,704, which is approximately 11.7% of the total shares outstanding.

(13) David W. Freelove has investment and voting control over the shares held by Zinc Partners II, LP, Zinc Partners, LP and Zinc Partners Offshore, Ltd. The total number of shares held by these entities is 3,720,633, which is approximately 1% of the total shares outstanding.

(14) William Belzberg, the president and a director of Bel-Cal Holdings, Ltd., is the brother of Samuel Belzberg, an affiliate of Diomed Holdings, Inc. Samuel Belzberg disclaims beneficial ownership of any of the shares held by Bel-Cal Holdings, Ltd.

(15) Transferee of Secured Bridge Notes and warrants originally issued to Sunrise Securities Corp., our placement agent and a registered broker-dealer, at the first closing of the equity financing. We issued these Secured Bridge Notes and warrants in payment of fees we owed the placement agent for services rendered in connection with the equity financing.

Sunrise Securities Corp. and those transferees of our securities from Sunrise Securities Corp. are deemed to be underwriters in the offering and distribution of the common stock pursuant to the registration statement of which this prospectus is a part.

Sunrise transferred the securities we issued to it as its compensation for its services in connection with the equity financing to 11 individuals and one charitable trust. Nine of the individuals to whom the placement agent transferred its shares are employees of the placement agent, one individual (Paul Scharfer) is a former employee and the other individual (David Bartash) was a consultant to the placement agent. The placement agent transferred these securities to these individuals as compensation for services they provided to the placement agent in connection with the equity financing, either as selling agents or providers of other services in the transaction at the request of the placement agent, in the case of the employees and the former employee, or, in the case of Dr. Bartash, as a medical consultant to the placement agent for purposes of assisting the placement agent perform due diligence on our business and products prior to consummating the equity financing. The placement agent also paid Dr. Bartash cash compensation of $10,000, which we reimbursed at the first closing of the equity financing on September 3, 2003. The placement agent transferred securities to the charitable trust (the Sunrise Foundation Trust) for philanthropic purposes.


The securities we issued to these stockholders upon the transfer from the placement agent are as follows:


                         NOTE CONVERSION     WARRANTS                @ EXERCISE PRICE
STOCKHOLDER                 SHARES            $0.001              $0.08             $0.10
-----------------------------------------------------------------------------------------------
Nathan Low*                 2,408,181         8,508,729         3,024,767         8,277,095

Sunrise Foundation            618,785         2,163,106           763,000         2,114,821
Trust*

Amnon Mandelbaum            1,255,023         3,535,446         1,270,520         3,414,823

Derek Caldwell                416,481         1,159,087           408,849         1,133,214

Paul Scharfer                 234,355           566,909           153,068           637,660

David I. Goodfriend           157,379           437,993           154,495           428,216

Jason Lyons                   152,666           424,874           149,868           415,390

Richard Stone*                920,526           335,427           118,316           327,940

Richard Geyser                 18,079            50,314            17,747            49,191

Jay Rodin                      20,088            55,905            19,719            54,657

David Bartash                 100,438           300,978           106,165           294,260

Marcia Kucher*                  1,005             2,795               986             2,733

TOTAL                       6,303,006        17,541,563         6,187,500        17,150,000


*On December 3, 2003, Nathan Low and the Sunrise Foundation Trust each exercised all of their warrants having an exercise price of $0.001 per share, using the "cashless exercise" option. As a result, we issued 8,483,704 shares of common stock to Nathan Low and we issued 2,156,744 shares of common stock to the Sunrise Foundation Trust, and we cancelled all 8,508,729 warrants with an exercise price of $0.001 held by Nathan Low and all 2,163,106 warrants with an exercise price of $0.001 held by the Sunrise Foundation Trust. On December 8, 2003, Richard Stone exercised all of his warrants having an exercise price of $0.001 per share, using the "cashless exercise" option. As a result, we issued 334,441 shares of common stock to Mr. Stone, and we cancelled all 335,427 warrants with an exercise price of $0.001 held by him. Also on December 8, 2003, Marcia Kucher exercised all of her warrants having an exercise price of $0.001 per share, using the "cashless exercise" option. As a result, we issued 2,787 shares of common stock to Ms. Kucher, and we cancelled all 2,795 warrants with an exercise price of $0.001 held by her.




Nathan Low is the president of Sunrise Securities Corp. He is also a trustee of the Sunrise Foundation Trust, a charitable trust. As such, Mr. Low has investment and voting control over the shares held by the Sunrise Foundation Trust. However, Mr. Low disclaims beneficial ownership of the shares held by the Sunrise Foundation Trust. Mr. Low owns approximately 22,200,000 shares of common stock (assuming the exercise of all options he owns) and Sunrise Foundation Trust owns approximately 5,600,000 shares of common stock (assuming the exercise of all options it owns). Together, Mr. Low and the Sunrise Foundation Trust hold approximately 27,800,000 shares of common stock, which is approximately 7.8% of the shares outstanding.



Two of the stockholders who are employees of Sunrise Securities Corp. and transferees of securities we issued to Sunrise Securities Corp. also participated directly in the equity financing as cash investors. These holders are Jason Lyons, who purchased 53,151 shares of common stock in the equity financing and is the transferee of securities representing 1,142,798 shares of common stock, and Richard Stone, who purchased 106,307 shares of common stock in the equity financing and is the transferee of securities representing 1,702,210 shares of common stock.



(16) Samuel Belzberg, president of Gibralt US, Inc. and Gibralt Capital Corp., is a director of Diomed Holdings, Inc. and is our affiliate.



Mr. Belzberg, Gibralt US, Inc. and Gibralt Capital Corp. (the transferee from Gibralt US, Inc. of the shares of common stock being offered for resale hereunder) are deemed to be underwriters in the offering and distribution of the common stock pursuant to the registration statement of which this prospectus is a part.



On December 30, 2003, Gibralt US, Inc. transferred 53,644,464 shares of common stock issued to it in connection with the equity financing to Gibralt Capital Corp., which owns all of the outstanding shares of Gibralt US, Inc. Because Mr. Belzberg controls Gibralt Capital as well as Gibralt US, Mr. Belzberg continues to beneficially own all of these shares, notwithstanding this transfer. In connection with this transfer, Gibralt US confirmed to us in writing that no public offering or general solicitation was made in connection with the transfer and that the transfer was an inter-company or affiliate transfer where no cash consideration was exchanged, and Gibralt Capital agreed to be bound by the terms and conditions of the stockholders' agreement to which Gibralt US was a party. The material terms of this stockholders' agreement are described below.



(17) Except for the shares beneficially owned by Samuel Belzberg, one of our directors, and by James A. Wylie, Jr., one of our directors and our chief executive officer, and except for the deemed affiliation which arises from the control of our common stock which Zesiger Capital Group and Nathan Low have due to their percentages of beneficial ownership of our voting securities, none of our affiliates has voting or investment control over the shares of our common stock held by the selling stockholders set forth in the table above. Peter Norris is a former affiliate. He was a director of Diomed Holdings, Inc. until his resignation from the board, which was effective September 9, 2003.



(18) Selling stockholders holding approximately 80% of the shares we issued in the equity financing (including Gibralt US, which is controlled by Samuel Belzberg, one of our directors) opted to become parties to a stockholders' agreement. The only stockholders who did not opt to enter into the stockholders' agreement are the investors who are clients of the Zesiger Capital Group, as identified by the address in the table above. The stockholders' agreement contains provisions regarding our board of director, as follows:



         - We agreed to use our best efforts to cause the board of directors to be increased to nine directors after completing the equity financing, and to cause to be elected to the board three persons selected by those investors who are parties to the stockholders' agreement. After completing the equity financing, we amended our certificate of incorporation to permit us to have up to nine directors. Samuel Belzberg advised us that he intends to resign after the investors have exercised their right to select three directors, and we expect the remaining six members of the board of directors to elect the three persons designated by the investors to fill the vacancies created by Mr. Belzberg's resignation and the increase in the size of the board. We also agreed to use our best efforts to cause the board of directors to appoint one of the investors' designees as one of the members of the committees of the board of directors. As of the date of the registration statement of which this prospectus is a part, the investors who are parties to the stockholders' agreement have designated to us two of the three persons they wished to be nominated as directors. These persons are Sidney Braginsky and Edwin Snape, Ph.D. On January 20, 2004, the board of directors appointed Mr. Braginsky and Dr. Snape to the board. At that time, Mr. Braginsky joined the board's Audit Committee and Dr. Snape joined the board's Compensation Committee. Biographical information regarding Mr. Braginsky and Dr. Snape is included under "Management," above. The board expects the stockholders to designate one additional person for nomination to the board during the first quarter of 2004.


          - We and Gibralt US agreed with the investors that the size of the board of directors will remain at nine and we will use our best efforts to nominate for election to the board of directors at each annual meeting of stockholders three persons designated by the investors who are parties to the stockholders' agreement. The agreement with regard to the nomination of directors terminates when the investors who are parties to the stockholders' agreement cease to beneficially own more than 50% of the investors' shares that are subject to the agreement. Gibralt US also agreed to vote its voting securities in favor of the election of the investors' three designees during the first three years after the completion of the equity financing.

                              PLAN OF DISTRIBUTION

We are registering the common stock covered by this prospectus on behalf of the selling stockholders. As used herein, "selling stockholders" include donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus. We will bear all costs, expenses and fees in connection with the registration of the common stock offered hereby. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders. Sales of shares of common stock may be effected by selling stockholders from time to time in one or more of the following transactions, or in other kinds of transactions:


          - a block trade in which the selling stockholder's broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction,

          - a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus,

          - ordinary brokerage transactions and transactions in which the broker solicits purchasers,

          - transactions on the American Stock Exchange or on any national securities exchange or U.S. inter-dealer system of a registered national securities association on which our common stock may be listed or quoted at the time of sale,

          - in the over-the-counter market,

          - in privately negotiated transactions,

          - through put or call options transactions relating to the common stock,

          - through short sales of shares of common stock, or

          - a combination of such methods of sale.


Sales of shares of common stock may be effected by selling stockholders at market prices prevailing at the time of sale or at negotiated prices. To our knowledge, none of the selling stockholders has entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock offered by this prospectus.

The selling stockholders may effect such transactions by selling shares of common stock directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares of common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


The selling stockholders and any broker-dealers that act in connection with the sale of shares of common stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by such broker-dealers and any profit on the resale of the common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the common stock against certain liabilities, including liabilities arising under the Securities Act. If a selling stockholder is deemed to be an "underwriter," the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.


The following persons are deemed statutory underwriters within the meaning of
Section 2(11) of the Securities Act of 1933 with respect to any shares they sell:

o Samuel Belzberg, our affiliate, who is a director and a substantial stockholder of Diomed Holdings, Inc., Gibralt US, Inc. and Gibralt Capital Corp., both of which are affiliates of Mr. Belzberg.

o Sunrise Securities Corp. and the transferees of securities we issued to Sunrise Securities Corp., who are: Nathan Low, Sunrise Foundation Trust, Amnon Mandelbaum, Derek Caldwell, Paul Scharfer, David I. Goodfriend, Jason Lyons, Richard Stone, Richard Geyser, Jay Rodin, David Bartash and Marcia Kucher. Sunrise Securities Corp. is a registered broker dealer that we engaged in April 2003 as our placement agent to assist us in raising the $23,200,000 in capital that we raised in our equity financing during the third and fourth quarters of 2003. The transferees of Sunrise are either employees of the placement agent, or, in the case of one individual (Paul Scharfer) a former employee and in the case of another individual (David Bartash) a consultant to the placement agent, and a charitable trust (the Sunrise Foundation Trust, of which Nathan Low is trustee), to which Sunrise transferred securities for philanthropic purposes.

Because these persons are deemed statutory underwriters, the discounts and concessions they received upon purchase of our common stock, and any profits they receive on the resale of the shares, will be deemed to be underwriting discounts and commissions under the Securities Act.


We cannot estimate at the present time the full amount of commissions or discounts that will be paid to these underwriters or any other selling stockholders or broker-dealers who are deemed to be underwriters on account of their sale of shares of common stock. The following sets forth the shares which have been issued to date, as well as the warrants to purchase shares which we issued.


Samuel Belzberg, Gibralt US, Inc. and Gibralt Capital Corp.

o 19,100,000 shares of common stock issued November 25, 2003 at the final closing of the equity financing upon conversion at a conversion price of $0.08 per share of $1,500,000 principal amount (plus accrued interest) of secured bridge notes purchased by Gibralt US, Inc. on September 3, 2003 at par.

o 2,834 shares of common stock issued December 18, 2003 issued as escrow interest in connection with the second closing of the equity financing on November 25, 2003.

o 11,436,778 shares of common stock issued November 25, 2003 at the final closing of the equity financing upon conversion at a conversion price of $0.10 per share of $1,100,000 principal amount (plus accrued interest) of secured notes purchased by Gibralt US on May 7, 2003 at par.

o 20,337,930 shares of common stock issued November 25, 2003 at the final closing of the equity financing upon exchange of Class E Preferred Stock held by Gibralt US, Inc., which had originally been issued in an exchange transaction on May 7, 2003 with a deemed price of $0.08 per share.

o 3,021,552 shares of common stock issued November 25, 2003 at the final closing of the equity financing upon exchange of Class F Preferred Stock held by Gibralt US, Inc., which had originally been issued in an exchange transaction on May 7, 2003 with a deemed price of $0.08 per share.

Sunrise Securities Corp. and Transferees

o $495,000 in cash paid September 3, 2003 at the first closing of the equity financing, which Sunrise immediately invested in secured bridge notes having the same terms and conditions as the Secured Bridge Notes we issued to the other investors in the equity financing. Of this amount, Sunrise transferred portions of the secured bridge notes to the following persons:

         Transferee                         Principal Amount
         ----------------------------------------------------
         Nathan Low                         $194,382.65
         Sunrise Foundation Trust           $48,595.66
         Amnon Mandelbaum                   $103,820.46
         Derek Caldwell                     $32,707.93
         Paul Scharfer                      $7,887.77
         David I. Goodfriend                $12,359.58
         Jason Lyons                        $11,989.40
         Richard Stone                      $72,292.55
         Richard Geyser                     $1,419.80
         Jay Rodin                          $1,577.55
         David Bartash                      $7,887.77
         Marcia Kucher                      $78.88
         -----------------------------------------------------
         TOTAL                              $495,000.00

         These secured bridge notes were converted into a total of 6,303,006 shares of common stock issued November 25, 2003 at the final closing of the equity financing upon conversion at a conversion price of $0.08 per share of $495,000 principal amount (plus accrued interest) of secured bridge notes purchased by Sunrise on September 3, 2003 at par. The shares were allocated among the transferees of Sunrise as follows:

         Transferee                         Shares
         ---------------------------------------------
         Nathan Low                         2,408,181
         Sunrise Foundation Trust           618,785
         Amnon Mandelbaum                   1,255,023
         Derek Caldwell                     416,481
         Paul Scharfer                      234,355
         David I. Goodfriend                157,379
         Jason Lyons                        152,666
         Richard Stone*                     920,526
         Richard Geyser                     18,079
         Jay Rodin                          20,088
         David Bartash                      100,438
         Marcia Kucher                      1,005
         --------------------------------------------
         TOTAL                              6,303,006

o Warrants to purchase 17,541,563 shares of common stock at an exercise price of $.0001 per share (the par value of the common stock) issued September 3, 2003 at the first closing of the equity financing. We issued these warrants to Sunrise instead of paying in cash fees that Sunrise earned under our placement agent agreement with Sunrise. These cash fees would have been $1,550,000, and we and the placement agent determined that the number of warrants issued at $0.001 approximated the value of this cash fee at the time the equity financing terms were finalized on September 2, 2003. Sunrise transferred these warrants to the following persons:


         Transferee                         No. of Warrants
         -----------------------------------------------------
         Nathan Low*                        8,508,729
         Sunrise Foundation Trust*          2,163,106
         Amnon Mandelbaum                   3,535,446
         Derek Caldwell                     1,159,087
         Paul Scharfer                      566,909
         David I. Goodfriend                437,993
         Jason Lyons                        424,874
         Richard Stone**                    335,427
         Richard Geyser                     50,314
         Jay Rodin                          55,905
         David Bartash                      300,978
         Marcia Kucher**                    2,795
         -----------------------------------------------------
         TOTAL                              17,541,563

         *On December 3, 2003, Nathan Low and the Sunrise Foundation Trust each exercised all of their warrants having an exercise price of $0.001 per share, using the cashless exercise option. As a result, we issued 8,483,704 shares of common stock to Nathan Low and we issued 2,156,744 shares of common stock to the Sunrise Foundation Trust, and we cancelled all 8,508,729 warrants with an exercise price of $0.001 held by Nathan Low and all 2,163,106 warrants with an exercise price of $0.001 held by the Sunrise Foundation Trust.


         **On December 8, 2003, Richard Stone exercised all of his warrants having an exercise price of $0.001 per share, using the cashless exercise option. As a result, we issued 334,441 shares of common stock to Mr. Stone, and we cancelled all 335,427 warrants with an exercise price of $0.001 held by him. Also on December 8, 2003, Marcia Kucher exercised all of her warrants having an exercise price of $0.001 per share, using the cashless exercise option. As a result, we issued 2,787 shares of common stock to Ms. Kucher, and we cancelled all 2,795 warrants with an exercise price of $0.001 held by her.

o Warrants to purchase 6,187,500 shares of common stock at an exercise price of $0.08 per share and 17,150,000 shares of common stock at an exercise price of $0.10 per share issued September 3, 2003 at the first closing of the equity financing. We estimate that the fair market value of the 6,187,500 and 17,150,000 warrants using the Black Scholes pricing models is $1,800,000 and $4,800,000, respectively. Sunrise transferred these warrants to the following persons:

                                            No. of Warrants @ Exercise Price
         Transferee                         $0.08             $0.10
         -----------------------------------------------------------------------
         Nathan Low                         3,024,767         8,277,095
         Sunrise Foundation Trust           763,000           2,114,821
         Amnon Mandelbaum                   1,270,520         3,414,823
         Derek Caldwell                     408,849           1,133,214
         Paul Scharfer                      153,068           637,660
         David I. Goodfriend                154,495           428,216
         Jason Lyons                        149,868           415,390
         Richard Stone                      118,316           327,940
         Richard Geyser                     17,747            49,191
         Jay Rodin                          19,719            54,657
         David Bartash                      106,165           294,260
         Marcia Kucher                      986               2,733
         -----------------------------------------------------------------------
         TOTAL                              6,187,500         17,150,000

o In addition, we paid $51,500 to Sunrise Securities Corp. to cover legal and administrative expenses.

We have agreed to indemnify the selling stockholders, including the persons named as underwriters, against certain liabilities, including liabilities under the Securities Act, to the extent these liabilities are based on any untrue statement, or alleged untrue statement, of any material fact contained herein, or any omission, or alleged omission, of any material fact required to be stated herein, of on our violation of applicable securities law relating to any action or inaction required of us in connection with the registration of our common stock under the registration statement of which this prospectus is a part. As to Sunrise Securities Corp. and its related parties, we have agreed to indemnify them for certain expenses incurred in connection with our engagement of Sunrise as our placement agent for the equity financing that are not occasioned by the willful misconduct or gross negligence of the indemnified person.

Samuel Belzberg, Gibralt US, Inc., Gibralt Capital Corp., Sunrise Securities Corp. Nathan Low, Sunrise Foundation Trust, Amnon Mandelbaum, Derek Caldwell, Paul Scharfer, David I. Goodfriend, Jason Lyons, Richard Stone, Richard Geyser, Jay Rodin, David Bartash and Marcia Kucher are also subject to applicable state and federal securities laws, rules and regulations, including Rule 10b-5 and Regulation M under the Exchange Act of 1934, and the rules and regulations of the Nasdaq National Market. Under these rules, they may not:

(1) engage in market making activities at the same time as they are engaged in a distribution of the shares of common stock for a period beginning when this person becomes a distribution participant and ending upon this person's completion of participation in a distribution;

(2)      engage in any stabilization activity in connection with our securities;

(3)      impose penalty bids or effect passive market making bids; and

(4) bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock other than as permitted under the Exchange Act.

In addition, if any of the aforementioned persons is an "affiliated purchaser" as defined in Regulation M, they must coordinate their sales under this prospectus with each other and with us for purposes of Regulation M as required by Securities Exchange Act Release 34-38067 (December 20, 1996).

Because the persons indentified above and other selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the American Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended, may apply to their sales in the market.

Selling stockholders also may resell all or a portion of the common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

Upon our being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing:

          - the name of each such selling stockholder and of the participating broker-dealer(s),

          - the number of shares involved,

          - the price at which such shares were sold,

          - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

          - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

          - other facts material to the transaction.


                                 TRANSFER AGENT

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209.

                                  LEGAL MATTERS

The validity of the common stock being offered hereby is being passed upon for us by McGuireWoods LLP.

                                     EXPERTS

We appointed BDO Seidman, LLP as our independent public accountants for the year ended December 31, 2002. The 2002 Financial statements included in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The audited financial statements for the year ended December 31, 2001 incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

Arthur Andersen's reports on consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion, or disclaimer or opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2001, and the subsequent interim period through the date hereof, there were no disagreements with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our consolidated financial statements for that year.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock to be offered hereby. As used herein, the term "registration statement" means the initial registration statement and any and all amendments thereto. This prospectus, which is a part of the registration statement, contains all material information about the contents of any agreement or other document filed as an exhibit to the registration statement. For further information with respect to us and our common stock reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document contain all material information regarding that contract or other document but are not necessarily the full text of that contract or document, and reference is made to such contract or other document filed with the SEC as an exhibit to the registration statement.

A copy of the registration statement, including the exhibits thereto, may be inspected without charge at the Public Reference section of the commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices of the SEC: Northeast Regional Office, 233 Broadway, New York, New York 10279; and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 606041. Copies of the registration statement and the exhibits and schedules thereto can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees, or at its web site at http://www.sec.gov.

Our common stock is registered under Section 12 of the Securities Exchange Act of 1934 as amended, and we are therefore subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended. In accordance therewith, we file periodic reports with the Securities and Exchange Commission. Our periodic reports are available for inspection and copying at the public reference facility.

                              FINANCIAL STATEMENTS

                     DIOMED HOLDINGS, INC. AND SUBSIDIARIES



Table of Contents

                                                                                                          Page
                                                                                                          ----
Reports of Independent Certified Public Accountants                                                        F-2

Audited Consolidated Balance Sheets as of December 31, 2001 and 2002                                       F-4

Audited Consolidated Statements of Operations for the Years Ended December 31, 2000, 2001 and 2002         F-5

Audited Consolidated Statements of Cash Flows for the Years Ended December 31, 2000, 2001 and 2002         F-6

Consolidated Statements of Stockholders' Equity (Deficit) for the Years Ended December 31, 2000,
   2001 and 2002                                                                                           F-7

Notes to Audited Consolidated Financial Statements                                                         F-9

Unaudited Consolidated Balance Sheets - September 30, 2003                                                F-30

Unaudited Consolidated Statements of Operations - Nine Months Ended September 30, 2003                    F-32

Unaudited Consolidated Statements of Cash Flows - Nine Months Ended September 30, 2003                    F-33

Notes to unaudited Consolidated Financial Statements                                                      F-35

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have audited the accompanying consolidated balance sheet of Diomed Holdings, Inc. as of December 31, 2002 and the related consolidated statement of operations, stockholders' equity/(deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The consolidated financial statements of Diomed Holdings, Inc. as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those financial statements in their report dated March 27, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Diomed Holdings, Inc. and subsidiaries at December 31, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered significant recurring losses from operations and has a net capital deficiency. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              /s/ BDO SEIDMAN, LLP

Boston, Massachusetts
March 5, 2003

This is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Diomed Holdings, Inc.'s filing Form 10-KSB for the year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen LLP in connection with this filing on Form 10-KSB, as Arthur Andersen LLP ceased providing audit services as of August 31, 2002. The balance sheet as of December 31, 2000 referred to in this report has not been included in the accompanying financial statements.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO DIOMED HOLDINGS, INC.:

We have audited the accompanying consolidated balance sheet of Diomed Holdings, Inc. (a Nevada corporation) and subsidiaries as of December 31, 2000 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Diomed Holdings, Inc. and subsidiaries as of December 31, 2000 and 2001, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Boston, Massachusetts
March 27, 2002

                              DIOMED HOLDINGS, INC.
                       AUDITED CONSOLIDATED BALANCE SHEETS

                                                   December 31, 2001      December 31, 2002
                                                   -----------------      -----------------
                 ASSETS

Current Assets:
      Cash and cash equivalents                       $    322,566             $  1,848,646
      Restricted cash                                           --                   75,000
      Accounts receivable, net of
         allowance for doubtful accounts
         of $217,000 and $308,000 in
         2001 and 2002, respectively                       869,231                  676,444
      Inventories                                        2,402,182                2,012,141
      Prepaid expenses and other current
         assets                                            201,429                  214,253
                                                      ------------             ------------
            Total current assets                         3,795,408                4,826,484
                                                      ------------             ------------
Property and Equipment:
      Office equipment and furniture and
         fixtures                                        1,209,649                1,229,307
      Manufacturing equipment                              740,000                  731,787
      Leasehold improvements                               631,900                  652,141
                                                      ------------             ------------
                                                         2,581,549                2,613,235
      Less--Accumulated depreciation and
         amortization                                    1,519,607                1,548,085
                                                      ------------             ------------
                                                         1,061,942                1,065,150
Intangible Assets, net of accumulated
   amortization of $221,000 and $417,000
   in 2001 and 2002, respectively (Note 5)                 760,542                  564,270

Other Assets:
      Deposits                                             590,600                  597,426
      Deferred financing costs                             387,133                   80,000
      Deferred acquisition costs                            39,981                       --
                                                      ------------             ------------
      Total other assets                                 1,017,714                  677,426
                                                      ------------             ------------
                                                      $  6,635,606             $  7,133,330
                                                      ============             ============
LIABILITIES AND STOCKHOLDERS' EQUITY
             (DEFICIT)

Current Liabilities:
      Bank loan (Note 6)                              $    874,449             $    216,306
      Current maturities of convertible
         debt (Note 8a)                                  1,786,640                       --
      Promissory notes (Note 8d)                                --                  445,208
      Current maturities of capital lease
         obligations (Note 8f)                              46,383                   33,993
      Accounts payable                                   2,866,346                1,608,623
      Accrued expenses (Note 4)                            883,769                1,444,100
      Customer advance                                     293,463                       --

            Total current liabilities                    6,751,050                3,748,230
                                                      ------------             ------------
Promissory Note Payable                                    936,000                  936,000
                                                      ------------             ------------
Related Party Convertible Debt, less current
   maturities (Note 8e) ($2,000,000
   face value, net of
   $2,000,000 debt discount)                                    --                       --
Capital Lease Obligations, less current
   maturities (Note 8f)                                     39,817                   10,018
                                                      ------------             ------------
      Commitments (Note 13)

      Total liabilities                                  7,726,867                4,694,248
                                                      ------------             ------------
Stockholders' Equity (Deficit):
      Series A convertible preferred
         stock, $0.001 par value
      Authorized--3,500,000 shares
      Issued and outstanding--2,725,000
         shares at December 31, 2001                        27,250                       --
      Preferred stock, $0.001 par value
       Authorized--20,000,000 shares
      Designated Class A convertible
      preferred stock, $0.001 par value
      Authorized--18,000,000 shares
      Issued and outstanding--14,688,662
      shares at December 31, 2002                               --                   14,689
      Undesignated preferred stock, $.001
      par value Authorized--2,000,000 shares
      Issued and outstanding--zero shares
      at December 31, 2002
      Common stock, $0.001 par value
      Authorized--40,000,000 shares at
      December 31, 2001 and 80,000,000
      shares at December 31, 2002
      Issued and outstanding--9,179,955
      shares at December 31, 2001 and
      15,023,087 at December 31, 2002                        9,180                   15,023
  Additional paid-in capital                            30,324,556               41,704,774
  Cumulative translation adjustment                            130                  158,312
  Accumulated deficit                                  (31,452,377)             (39,453,715)
                                                      ------------             ------------
  Total stockholders' equity (deficit)                  (1,091,261)               2,439,083
                                                      ------------             ------------
                                                      $  6,635,606             $  7,133,330
                                                      ============             ============

The accompanying notes are an integral part of these consolidated financial statements

                              DIOMED HOLDINGS, INC.
                  AUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                              Years Ended December 31,
                           --------------------------------------------------------
                               2000                  2001                  2002
                           ------------          ------------          ------------
Revenues                   $  9,424,514          $  7,731,530          $  5,556,439
Cost of Revenues              7,414,564             6,140,557             5,214,524
                           ------------          ------------          ------------
Gross profit                  2,009,950             1,590,973               341,915
                           ------------          ------------          ------------
Operating
   Expenses:
   Research and
   development                1,270,816             1,216,400               928,167
   Selling and
   marketing                  1,647,510             2,520,337             3,263,517
   General and
   administrative             2,228,777             2,615,600             3,824,652
                           ------------          ------------          ------------
Total operating
expenses                      5,147,103             6,352,337             8,016,336
                           ------------          ------------          ------------
Loss from
operations                   (3,137,153)           (4,761,364)           (7,674,421)
Interest Expense,
   net                         (338,843)           (2,893,031)             (326,917)
                           ------------          ------------          ------------
Net loss                     (3,475,996)           (7,654,395)           (8,001,338)
Value Ascribed to
   Call Option
   and Beneficial
   Conversion
   Feature
   Related to
   Preferred Stock                   --              (423,180)                   --
                           ------------          ------------          ------------
Net loss
applicable to
common
stockholders               $ (3,475,996)         $ (8,077,575)         $ (8,001,338)
                           ============          ============          ============
Net loss per
  share (Note 3):
  Basic and
  diluted net
  loss per share
  applicable to
  common
  stockholders             $      (0.82)         $      (0.96)         $      (0.59)
                           ============          ============          ============
  Basic and
  diluted
  weighted
  average common
  shares
  outstanding                 4,246,004             8,406,721            13,603,284
                           ============          ============          ============

The accompanying notes are an integral part of these consolidated financial statements

                              DIOMED HOLDINGS, INC.
                  AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                   Years Ended December 31,
                                     -----------------------------------------------------
                                        2000                 2001                 2002
                                     -----------          -----------          -----------
Cash Flows from Operating
   Activities:
      Net loss                       $(3,475,996)         $(7,654,395)         $(8,001,338)
      Adjustments to
      reconcile net loss to
      net cash used in
      operating activities-
         Depreciation and
         amortization                    467,566              709,618              627,366
         Noncash interest
            expense on
            convertible debt                  --            2,700,000              225,260
         Issuance of stock
            options to
            consultants                       --               55,000               82,329
         Changes in
            operating
            assets and
            liabilities,
            net of
            acquisition
          Accounts
          receivable                  (1,965,681)           2,910,905              192,786
          Inventories                   (421,071)              24,779              390,041
          Prepaid expenses
          and other current
          assets                         256,583              (35,201)             (12,824)
          Deposits                            --             (143,478)                  --
          Accounts payable               226,307              932,898             (658,606)
          Accrued expenses              (852,658)            (662,378)             560,331
          Customer advance                    --              293,463             (293,463)
                                     -----------          -----------          -----------
Net cash used in operating
activities                            (5,764,950)            (868,789)          (6,888,118)

Cash Flows from Investing
   Activities:
      Purchases of property
         and equipment                  (272,414)            (489,323)            (406,924)
      Restricted cash                         --                   --              (75,000)
                                     -----------          -----------          -----------
Net cash used in investing
activities                              (272,414)            (489,323)            (481,924)
Cash Flows from Financing
   Activities:
      Proceeds from
         issuance of common
         stock, net                    2,784,491                   --            8,293,713
      Proceeds from issue
         of preferred
         stock, net                           --            2,532,470                   --
      Proceeds from
         convertible loan
         notes                         2,700,000                   --                   --
      Proceeds from related
         party convertible
         debt                                 --              700,000            2,000,000
      Promissory note
         payable                         936,000                   --                   --
      Net proceeds
         (payments) from
         bank borrowings                (115,389)            (800,766)            (658,142)
      Payments on
         convertible debt                (34,325)            (225,000)            (700,000)
      Payments on capital
         lease obligations               (50,388)             (50,751)             (42,190)
      Payments on
         promissory notes                     --                   --             (153,911)
      Increase in deferred
         financing costs                      --             (387,133)             (80,000)
Net cash provided by
financing activities                   6,220,389            1,768,820            8,659,470
                                     -----------          -----------          -----------
Effect of Exchange Rate
   Changes                              (127,195)            (207,014)             236,651
                                     -----------          -----------          -----------
Net Increase in Cash and
   Cash Equivalents                       55,830              203,694            1,526,080
Cash and Cash Equivalents,
   beginning of period                    63,042              118,872              322,566
                                     -----------          -----------          -----------
Cash and Cash Equivalents,
   end of period                     $   118,872          $   322,566          $ 1,848,646
                                     ===========          ===========          ===========

Supplemental Disclosure of
   Cash Flow Information:
      Cash paid for interest         $   332,285          $   155,438          $   118,917
                                     ===========          ===========          ===========

Supplemental Disclosure of
   Noncash Investing and
   Financing Activities:
Acquisition of
   property and
   equipment under
   capital lease
   obligations                       $    32,065          $        --          $        --
                                     ===========          ===========          ===========
      Exchange of
         convertible debt
         for QLT intangible
         assets and
         inventory                   $ 1,200,000          $        --          $        --
                                     ===========          ===========          ===========
      Conversion of
         convertible debt
         into common stock           $        --          $ 2,475,000          $ 1,247,691
                                     ===========          ===========          ===========

Value ascribed to
   warrants issued in
   connection with
   issuance of
   convertible debt
   to stockholders                   $        --          $    96,900          $     8,200
Value ascribed to
   call option and
   beneficial
   conversion feature
   related to
   preferred stock                   $        --          $   423,180          $        --
Value ascribed to
   debt discount and
   warrants feature
   related to
   convertible debt                  $        --          $        --          $ 2,000,000
Reclassification
   offering costs to
   additional paid-in
   capital                           $        --          $        --          $   387,133
Conversion of
   accounts payable
   to notes payable                  $        --          $        --          $   599,118


The accompanying notes are an integral part of these consolidated financial statements.

                                                                                         Class A Convertible
                                     Series A Convertible                               Preferred   Preferred
                                       Preferred Stock        Common Stock               Stock        Stock
                                    Number     $0.01 Par  Number of    $0.001 Par       Number of   $0.001 Par   Paid-in
                                  of Shares     Amount     Shares        Amount          Shares        Amount    Capital
                                  ---------     ------     ------        ------          ------        ------    -------
Balance, December 31, 1999           --            --     3,954,238  $      3,954            --           -- $ 19,289,991
      Issuance of stock
        and warrants,
        net of offering
        costs of $71,036             --            --       815,865           816            --           --    2,783,675
      Change in
        cumulative
        translation
        adjustment                   --            --            --            --            --           --           --
      Net loss                       --            --            --            --            --           --           --

Comprehensive loss

Balance, December 31, 2000           --            --     4,770,103         4,770            --           --   22,073,666
      Issuance of Series
        A convertible
        preferred stock,
        net of issuance
        costs of $192,530     2,725,000        27,250                          --            --            --    2,505,220
      Value ascribed to
        call option and
        beneficial
        conversion
        feature related
        to preferred
        stock                        --            --            --            --            --           --      423,180
      Conversion of debt
        into common
        stock, including
        $2,700,000
        related to
        beneficial
        conversion
        feature                      --            --     2,475,000         2,475            --           --    5,172,525
      Value ascribed to
        warrants issued
        in connection
        with issuance of
        debt to
        stockholders
        equity                       --            --            --            --            --           --       96,900
      Compensation
        expense related
        to issuance of
        stock options to
        consultants for
        services                     --            --            --            --            --           --       55,000
      Recapitalization
        of common stock
        held by certain
        investors                    --            --     1,934,852         1,935            --           --       (1,935)
      Change in
        cumulative
        translation
        adjustment                   --            --            --            --            --           --           --
      Net loss                       --            --            --            --            --           --           --
      Comprehensive loss

Balance, December 31, 2001    2,725,000        27,250     9,179,955         9,180            --           --   30,324,556
      Conversion of debt
        into common stock            --            --       135,735           136            --           --      339,201
      Conversion of
        Series A
        convertible
        preferred stock
        into Class A
        convertible
        preferred Stock      (2,725,000)      (27,250)           --            --     1,362,500        1,363       25,887
      Conversion of
        common stock
        into Class A
        convertible
        preferred stock              --            --    (9,315,690)       (9,316)    2,328,923        2,329        6,987
      Common stock
        assumed in the
      Merger                         --            --     9,200,000         9,200            --           --       (9,200)
      Issuance of common
        stock, net of
        issuance costs
        of $2,093,420                --            --     5,000,000         5,000            --           --    7,901,580
      Value ascribed to
        warrants issued
        in connection
        with issuance of
        debt to
        stockholders                 --            --            --            --            --           --        8,200

                                                           Total
                                                        Stockholders'
                             Translation   Accumulated     Equity    Comprehensive
                              Adjustment     Deficit      (Deficit)      Loss
                              ----------     -------      ---------      ----
Balance, December 31, 1999       (38,341) $(19,898,806) $   (643,202)
      Issuance of stock
        and warrants,
        net of offering
        costs of $71,036              --            --     2,784,491
      Change in
        cumulative
        translation
        adjustment                53,673            --        53,673  $     53,673
      Net loss                        --    (3,475,996)   (3,475,996)   (3,475,996)

Comprehensive loss                                                    $ (3,422,323)

Balance, December 31, 2000        15,332   (23,374,802)   (1,281,034)
      Issuance of Series
        A convertible
        preferred stock,
        net of issuance
        costs of $192,530             --            --     2,532,470
      Value ascribed to
        call option and
        beneficial
        conversion
        feature related
        to preferred
        stock                         --      (423,180)           --
      Conversion of debt
        into common
        stock, including
        $2,700,000
        related to
        beneficial
        conversion
        feature                       --            --     5,175,000
      Value ascribed to
        warrants issued
        in connection
        with issuance of
        debt to
        stockholders
        equity                        --            --        96,900
      Compensation
        expense related
        to issuance of
        stock options to
        consultants for
        services                      --            --        55,000
      Recapitalization
        of common stock
        held by certain
        investors                     --            --            --
      Change in
        cumulative
        translation
        adjustment               (15,202)           --       (15,202) $  (15,202)
      Net loss                        --    (7,654,395)   (7,654,395) (7,654,395)
      Comprehensive loss                                              (7,669,597)
Balance, December 31, 2001           130   (31,452,377)   (1,091,261)
      Conversion of debt
        into common stock             --            --       339,336
      Conversion of
        Series A
        convertible
        preferred stock
        into Class A
        convertible
        preferred Stock               --            --            --
      Conversion of
        common stock
        into Class A
        convertible
        preferred stock               --            --            --
      Common stock
        assumed in the
      Merger                          --            --            --
      Issuance of common
        stock, net of
        issuance costs
        of $2,093,420                 --            --     7,906,580
      Value ascribed to
        warrants issued
        in connection
        with issuance of
        debt to
        stockholders                  --            --         8,200

                              DIOMED HOLDINGS, INC.

Consolidated Statements of Shareholders' Equity (Deficit) for the Years Ended December 31, 2000, 2001 and 2002


Recapitalization of conversion of Series A
  convertible preferred stock into Class A
  convertible preferred stock                                 --            --           --           --    4,087,500         4,088

Recapitalization of conversion of common stock
  into Class A convertible preferred stock                    --            --           --    6,986,767        6,987        (6,987)

Compensation expense related to issuance of stock
  options to consultants                                      --            --           --           --           --            --

Beneficial conversion related to warrants issued in
   connection with issuance of debt to stockholders           --            --           --           --           --            --

Conversion of debt into Class A stock                         --            --      696,060          696      907,659            --

Debt discount ascribed to warrants and
  convertible notes                                           --            --           --           --           --            --

Conversion of Class A stock into common stock                 --            --      773,087          773     (773,087)         (773)

Issuance additional shares of common stock                    --            --       50,000           50           --            --

Change in cumulative translation adjustment                   --            --           --           --           --            --

Net loss                                                      --            --           --           --           --            --

Comprehensive loss

Balance December 31, 2002                                     --            --   15,023,087 $     15,023   14,688,663  $     14,689
                                                         =======       =======   ========== ============   ==========  ============

Recapitalization of conversion of Series A
  convertible preferred stock into Class A
  convertible preferred stock                                        (4,088)           --            --            --

Recapitalization of conversion of common stock
  into Class A convertible preferred stock                               --            --            --

Compensation expense related to issuance of stock
  options to consultants                                             82,329            --            --        82,329

Beneficial conversion related to warrants issued in
   connection with issuance of debt to stockholders                 128,700            --            --       128,700

Conversion of debt into Class A stock                                    --       908,355

Debt discount ascribed to warrants and
  convertible notes                                               2,000,000            --            --     2,000,000

Conversion of Class A stock into common stock                            --            --            --            --

Issuance additional shares of common stock                              (50)           --            --            --

Change in cumulative translation adjustment                              --       158,182       158,182  $    158,182

Net loss                                                                 --    (8,001,338)   (8,001,338)   (8,001,338)

Comprehensive loss                                                                                       $ (7,843,156)


Balance December 31, 2002                                      $ 41,704,774  $    158,312  $(39,453,715) $  2,439,083
                                                               ============  ============  ============  ============

                              DIOMED HOLDINGS, INC.
               NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2002

(1) OPERATIONS

Diomed Holdings, Inc. (the Company) and its subsidiaries specialize in developing and commercializing minimal and micro-invasive medical procedures that use its laser technologies and disposable products.

Previously, the operations of the Company were those of Diomed, Inc., which was incorporated in December 1997 under the laws of the State of Delaware. On February 14, 2002, Diomed, Inc. became a wholly-owned subsidiary of Diomed Holdings, Inc. via a reverse merger (see Note 14).

Some of the Company's medical laser products and applications are in various stages of development, and as such, the success of future operations is subject to a number of risks similar to those of other companies in similar stages of development. Principal among these risks are the continued successful development and marketing of the Company's products, proper regulatory approval, the need to achieve profitable operations, competition from substitute products and larger companies, the need to obtain adequate financing to fund future operations and dependence on key individuals. The Company has incurred significant losses since inception and is devoting substantially all its efforts towards research and development, regulatory approvals, manufacturing, and sales and marketing of its products.

The Company's consolidated financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced significant recurring losses from operations and has a net capital deficiency in the amount of $1.1 million as of December 31, 2002. As further explained, the Company is exploring raising additional capital through an equity financing in order to fund its operations in 2003. There can be no assurances that additional financing will be obtained. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In December 2002, the Company completed a $2.0 million bridge financing, provided by an affiliated shareholder, in the form of convertible Notes due January 1, 2004. To fund its operations in 2003, the Company will need to complete an additional debt or equity financing or put in place a credit facility to supplement the Company's commercialization of EVLT(TM). The Company anticipates it will have access to additional funding sources from affiliated shareholders and new private and institutional investors. The Company is engaged in negotiations to appoint an investment banking firm (with which the Company has no prior relationship) as its exclusive financial advisor to provide advice relating to the Company's capital structure and to explore raising additional capital through an equity financing. The Company anticipates completing a financing transaction by the end of the second quarter of 2003. The Company will require the proceeds of any such financing, together with its current cash resources, to continue as a going concern, and will use these proceeds to fund its operations and commercialize its products in 2003. However, additional financing may not be available on acceptable terms or at all. The inability to obtain additional financing would cause the Company to reduce or cease operations, sell all or a portion of its assets, seek a sale of the Company or enter into a business combination with a third party.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain accounting policies as described below and elsewhere in these notes to consolidated financial statements.

(a) Principles of Consolidation

These financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Estimates and assumptions principally relate to reserves, including inventory, doubtful accounts and product warranty, and to services performed by third parties but not yet invoiced. Actual results could differ from those estimates.

(c) Cash and Cash Equivalents

Cash and cash equivalents consists of short-term, highly liquid investments with original maturity dates of 90 days or less. Cash equivalents are carried at cost, which approximates fair value.

(d) Foreign Currency Translation

Assets and liabilities of the foreign subsidiaries are translated at the rate of exchange in effect at year-end. Results of operations are translated using the weighted average exchange rate in effect during the year. Translation adjustments, resulting from changes in the rate of exchange between the subsidiaries' functional currency and the U.S. dollar, are included in other comprehensive income (loss) with the cumulative effect included as a separate component of stockholders' equity in the accompanying consolidated balance sheets. Transaction gains and losses, resulting from the revaluations of assets and liabilities denominated in other than the functional currency of the Company or its subsidiaries, are included in operating expenses for all periods presented.

(e) Revenue Recognition

Revenue from product sales is recognized at the time of shipment to the customer as long as there is persuasive evidence of an arrangement, the sales price is fixed and determinable and collection of the related receivable is probable. The Company provides for estimated product returns and warranty costs at the time of product shipment. In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements, which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements and became effective beginning with the Company's fourth quarter of the year ended December 31, 2000. The Company has determined that its existing revenue recognition practices comply with the requirements of SAB No. 101 for all periods presented.

(f) Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-progress and finished goods consist of materials, labor and manufacturing overhead. Inventories consist of the following:

                                     December 31,

                               2001                 2002
                           ----------           ----------
Raw materials              $1,211,870           $  982,622
Work-in-progress            1,016,236              446,820
Finished goods                174,076              582,699
                           ----------           ----------
                           $2,402,182           $2,012,141
                           ==========           ==========


(g) Property and Equipment The Company records property and equipment at cost. The Company provides for depreciation and amortization using both straight-line and accelerated methods by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:

Description                                          Useful Life
-----------                                          -----------
Office equipment and furniture and fixtures          2-5 years
Manufacturing equipment                              2-5 years
Leasehold improvements                               Lesser of estimated useful
                                                     life or life of lease


Depreciation expense for the years ended December 31, 2000, 2001 and 2002 was $426,566, $529,618 and $431,366 , respectively.

(h) Intangible Assets

Intangible assets are recorded at cost and consist of manufacturing rights acquired in 2000. These manufacturing rights are being amortized over a five year assumed useful life (see Note 5).

(i) Long Lived Assets

The Company evaluates long-lived assets, such as intangible assets, equipment and certain other assets, for impairment in accordance with Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144 (SFAS
144), "Accounting for the Impairment or Disposal of Long-Lived Assets. This statement supersedes Statement of Financial Accounting Standards No. 121 (SFAS
121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and amends Accounting Principles Board Opinion No. 30, "Reporting Results of Operations--Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS 144 retained the fundamental provisions of SFAS 121 for recognition and measurement of impairment, but amended the accounting and reporting standards for segments of a business to be disposed of. The Company records an impairment charge whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets are written down to fair value. The adoption of SFAS 144 in 2002 did not have a material impact on the Company's financial position or results of operations.

(j) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, cash equivalents, accounts receivable, accounts payable and various debt instruments approximate fair value due to the short-term nature of these instruments. The carrying amounts of debt issued pursuant to agreements with banks approximate fair value as the interest rates on these instruments fluctuate with market interest rates.

(k) Concentration of Credit Risk and Significant Customers

Financial instruments that subject the Company to credit risk consist primarily of cash, cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents in established financial institutions. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is not concentrated within any one geographic area. The Company has not experienced any significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable.

Accounts receivable are customer obligations due under normal trade terms. The Company sells its products to private physicians, hospitals, health clinics, distributors and OEM customers. The Company generally requires signed sales agreements, non-refundable advance payments and purchase orders depending upon the type of customer, and letters of credit may be required in certain circumstances. Some customers seek equipment financing from third party leasing agents. Accounts receivable is stated at the amount billed to the customer less a valuation allowance for doubtful accounts.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables could potentially be uncollectible. The Company includes specific accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on available information, the Company believes its allowance for doubtful accounts as of December 31, 2002 is adequate. The allowance for doubtful accounts as of December 31, 2000, 2001 and 2002 was $300,000, $217,473 and $308,145, respectively.

The following table summarizes the number of customers that individually comprise greater than 10% of total revenues and total gross accounts receivable for the periods presented:


      Revenues:

                                   Years Ended December 31,
                                   ------------------------
                                  2000       2001       2002
                                  ----       ----       ----
Customer A                          20%       21%        *
Customer B                          18%       13%       10%
Customer C                           *         *         *


*Less than 10%

Gross Accounts Receivable:
                                        December 31,
                                      ----------------
                                      2001        2002
                                      ----        ----
Customer A                             33%         *
Customer B                              *          *
Customer C                             14%         *


*Less than 10%

(l) Accounting for Stock-Based Compensation

The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees utilizing the intrinsic value method. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the fair market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. SFAS No. 123, Accounting for Stock-Based Compensation, establishes a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted as well as certain other information (see Note 10(g)).

In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation
- Transition and Disclosure" ("FAS 148"), which (i) amends FAS Statement No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation (ii) amends the disclosure provisions of FAS 123 to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation and (iii) amends APB Opinion No. 28, "Interim Financial Reporting," to require disclosure about those effects in interim financial information. Items (ii) and (iii) of the new requirements in FAS 148 are effective for financial statements for fiscal years ending after December 15, 2002. The Company has adopted FAS 148 for the fiscal year ended December 31, 2002. The Company continues to account for stock-based compensation utilizing the intrinsic value method. The additional disclosures required by FAS 148 are as follows:

                                                                                  December 31,
                                                           ---------------------------------------------------------
                                                               2000                  2001                   2002
                                                           ---------------------------------------------------------
Net (loss) as reported                                     $(3,475,996)          $(7,654,395)           $(8,001,338)
Add: Stock-based employee compensation: expense
   included in reported net (loss), net of tax             $         0           $         0            $         0
Deduct: total stock-based employee compensation:
   expense determined under the fair value based method
   for all awards, net of tax                              $   (65,429)          $  (169,924)           $  (541,367)
Pro forma net (loss)                                       $(3,541,425)          $(7,824,319)           $(8,542,705)

Earnings per share:
Basic and diluted - as reported                            $     (0.82)          $     (0.96)           $     (0.59)
Basic and diluted - pro forma                              $     (0.83)          $     (0.98)           $     (0.63)


(m) Research and Development Expenses

The Company charges research and development expenses to operations as incurred.

(n) Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires disclosure of all components of comprehensive income. Comprehensive income is defined as the change in stockholders' equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. For all periods presented, comprehensive loss consists of the Company's net loss and changes in cumulative translation adjustment account (see Note 2(d)). The Company has disclosed comprehensive income (loss) for all periods presented in the accompanying consolidated statements of stockholders' equity (deficit) as follows:

                                                          Years Ended December 31,
                                       ---------------------------------------------------------
                                           2000                   2001                   2002
                                       -----------            -----------            -----------
Foreign currency translation
   adjustment                               53,673                (15,202)               158,182

Net loss                                (3,475,996)            (7,654,395)            (8,001,338)
                                       -----------            -----------            -----------
Comprehensive loss                     $(3,422,323)           $(7,669,597)           $(7,843,156)
                                       ===========            ===========            ===========


(o) Income Taxes

The Company follows the provisions of SFAS No. 109, Accounting for Income Taxes. Deferred income taxes are provided on temporary differences that arise in the recording of transactions for financial and tax reporting purposes and result in deferred tax assets and liabilities. Deferred tax assets are reduced by an appropriate valuation allowance if it is management's judgment that part of the deferred tax asset will not be realized. Tax credits are accounted for as reductions of the current provision for income taxes in the year in which the related expenditures are incurred.

(p) Recent Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements SFAS Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections". SFAS No. 145 rescinds Statement No. 4, "Reporting Gains and Losses from Extinguishments of Debt". and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". SFAS No. 145 also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". SFAS No. 145 amends FASB Statement No. 13, "Accounting for Leases" to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The provision of SFAS No. 145 related to the rescission of Statement No. 4 shall be applied in fiscal years beginning after May 15, 2002. The provisions of SFAS No. 145 related to Statement No. 13 should be for transactions occurring after May 15, 2002. Early application of the provisions of this Statement is encouraged. The Company does not expect that the adoption of SFAS No. 145 will have a significant impact on its consolidated results of operations, financial position or cash flows.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." This statement superseded EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". Under this statement, a liability or a cost associated with a disposal or exit activity is recognized at fair value when the liability is incurred rather than at the date of an entity's commitment to an exit plan as required under EITF 94-3. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early adoption permitted. The Company is currently evaluating the effect that the adoption of SFAS No. 146 will have on its consolidated financial position and results of operations.

(3) NET LOSS PER SHARE

Net loss per share is computed based on the guidance of SFAS No. 128, Earnings per Share. SFAS No. 128 requires companies to report both basic loss per share, which is based on the weighted average number of common shares outstanding, and diluted loss per share, which is based on the weighted average number of common shares outstanding and the weighted average dilutive potential common shares outstanding using the treasury stock method. As a result of the losses incurred by the Company for the years ended December 31, 2000, 2001 and 2002, all potential common shares were antidilutive and were excluded from the diluted net loss per share calculations.

The following table summarizes securities outstanding as of each year-end which were not included in the calculation of diluted net loss per share since their inclusion would be antidilutive.

                                                            December 31,
                                       ---------------------------------------------------
                                          2000                 2001                 2002
                                       ---------------------------------------------------
Common stock options                     840,640            1,773,740            1,603,285
Common stock warrants                  1,408,304              111,924            8,455,257
Convertible preferred stock                   --            5,450,000           14,688,662
Convertible debt                       1,104,479              819,734            9,615,385


On February 14, 2002, the Company completed a reverse merger and issued Diomed Inc. shareholders Diomed Holdings, Inc. Class A Convertible Preferred Stock ("Class A Stock") that is convertible into Diomed Holdings, Inc. Common Stock ("Common Stock") by February 14, 2004, the second annual anniversary of the reverse merger. On December 31, 2002, according to the Class A Convertible Preferred Stock Certificate of Designation, monthly conversions of the Class A Stock began converting into Common Stock at the rate of 5% of the initial shares of the Class A Stock or 773,087 shares, and will continue to occur on the last day of each month during the period from January 2003 through January 2004. The remaining 4,638,531 shares of Class A Stock will convert into Common Stock in February 2004 (see Note 14).

On December 27, 2002 (the "Closing Date"), the Company completed a $2.0 million bridge financing with Gibralt US, Inc (the "Lender"), whose Principal Samuel Belzberg is a member of the Company's Board of Directors. The financing is in the form of Notes, including $1.0 million in Class A secured Notes and $1.0 million in Class B unsecured Notes (collectively known as the "Notes"), which are due on January 1, 2004. The Notes accrue interest, at an annual rate of 8%, over the life of the Notes and is payable upon maturity. The Notes, including principal and accrued interest, are convertible into Common Stock, at the election of the Lender, at 80% of the price per share of the Common Stock in defined transactions. Based on the $0.26 closing price per share of the Common Stock on December 31, 2002, the Notes were convertible into 9,615,385 shares of Common Stock.

In connection with the bridge financing, the Company issued the Lender 100% Warrant coverage or 8,333,333 Warrants, based upon the $0.24 closing price of the Company's Common Stock on December 26, 2002. The warrants are exercisable for a period of five years, beginning six months from the Closing Date, at an exercise price of $0.26. If the Company, over the life of the Warrants, issues Common Stock or Common Stock equivalents at a price per share less than the $0.26 exercise price of the Warrants, the number of Warrants and the exercise price of the Warrants are adjustable to the lower price per share (see Note 8e).

(4) ACCRUED EXPENSES

Accrued liabilities consist of the following:


                                        December 31,
                              -------------------------------
                                  2001                 2002
                              ----------           ----------
Payroll and related
   costs                      $  194,557           $  290,260
Warranty and
   related costs                 103,280              538,954
Deferred rent                    153,907               97,333
Professional fees                258,056              365,172
Others                           173,969              152,381
                              ----------           ----------
                              $  883,769           $1,444,100
                              ==========           ==========


      During the year ended December 31, 2002, the Company identified a component problem and increased its warranty reserve accordingly.

(5) ACQUISITION OF INTANGIBLE MANUFACTURING RIGHTS

Effective October 16, 2000, the Company acquired certain manufacturing rights and inventory of QLT, Inc. (QLT) necessary or useful to commercialize certain series of its OPTIGUIDE(R) fibers for $1,175,000 in the form of two promissory notes, payable within two years, and $25,000 in cash. The first promissory note is payable in cash or in shares of common stock. The second promissory note is payable, at the election of the Company, in cash or in shares of common stock (see Note 8). In the event that the Company closes an initial public offering
(IPO) of its securities within two years of the closing date, the due date of the balance payment would be accelerated to the time of completion of the IPO and QLT would receive payment in full in the form of common stock, at a 40% discount on the offering price per share to the public. This contingent beneficial conversion feature, valued at $556,667 and computed in accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF Issue No. 98-5 to Certain Convertible Instruments, would be recorded upon the occurrence of an IPO as a discount to the debt and amortized ratably to interest expense over the remaining term of the debt, unless converted earlier. The merger and private offering of common stock does not qualify as an IPO (see Note 14). The aggregate purchase price of $1,200,000 was allocated based on the fair value of the tangible and intangible assets acquired as follows:

Inventory                                              $  218,623
Manufacturing rights                                      981,377
                                                       ----------
                                                       $1,200,000
                                                       ==========


      Amounts allocated to manufacturing rights are being amortized on the straight-line basis over a five-year period. Included in general and administrative expenses is amortization expense of approximately $41,000, $180,000, and $196,000 for the years ended December 31, 2000, 2001 and December 31, 2002, respectively.

(6) LINE-OF-CREDIT ARRANGEMENT

Diomed, Ltd., the Company's subsidiary in the United Kingdom, has a line of credit with Barclays Bank, which is limited to the lesser of (pound)1,200,000 ($1,931,000 at December 31, 2002) or 80% of eligible accounts receivable. This line bears interest at 3% above Barclays Bank's base rate (4.00% at December 31, 2002) and borrowings are due upon collection of receivables from customers. As a security interest, Barclays has a lien on all of the assets of Diomed, Ltd., excluding inventory and certain intellectual property.

As of December 31, 2002, there were borrowings of (pound)134,394 ($216,307) outstanding under this line and available future borrowings of approximately $19,346.

(7) CONVERTIBLE LOAN NOTES

Between March and June 2000, the Company issued $2.7 million of 9% convertible subordinated notes (the Notes), which were due on March 31, 2001. The original conversion rate for the Notes was $3.50 per share of common stock. The conversion rate was subject to adjustment in the event of certain circumstances occurring, including certain issues of common stock at a price below $3.50 per share.

Pursuant to the Stock Purchase and Recapitalization Agreement (the Agreement), dated March 5, 2001, which provided certain existing shareholders with additional shares of common stock which had the effect of reducing their purchase price to $1.00 per share (see Note 10(e)), the Company agreed to adjust the conversion price from $3.50 per share to $1.00 per share. Concurrent with the Agreement, the noteholders agreed to convert principle of $2,475,000 into 2,475,000 shares of common stock. The remaining balance due of $225,000 was repaid in cash in 2001.

In accordance with EITF 00-27, the Company recorded noncash interest expense totaling approximately $2.7 million for fiscal year 2001 due to the adjustment of the original conversion price.

(8) DEBT

a) QLT, Inc.

As of December 31, 2001, the two promissory notes due to QLT, in the aggregate principal amount of $1,175,000, for the acquisition of the manufacturing rights to the OPTIGUIDE(R) fibers (see Note 5) are shown on the consolidated balance sheet as convertible debt.

With respect to the First QLT Promissory Note, by letter dated June 7, 2001, QLT formally requested payment of the $339,337 balance due under that note. QLT also indicated that it would exercise its option under the Optiguide Asset Purchase Agreement to require the Company to issue to QLT shares of Company Common Stock having a value equal to $339,337. On October 1, 2001 the Company advised QLT that it was prepared to issue 135,735 shares based on a per share price of $2.50. The Company asked QLT to respond if the calculation was acceptable to it and also asked that, if the calculation was not acceptable, that the matter be referred to arbitration pursuant to the applicable provisions of the Optiguide Asset Purchase Agreement. On January 28, 2002 the Company issued QLT 135,735 shares of Company Common Stock. On February 11, 2002, QLT informed the Company and stated that it was accepting the 135,735 shares issued to it under protest as it disagreed with the per share price the Company had used in calculating the number of shares issued to it. It also asserted that the Company had failed, in connection with the issuance of those shares, to confirm certain registration rights and deliver a legal opinion. The Company believes that QLT may have been asserting that it was entitled to receive up to an additional 542,940 shares. The Company disputes this position based on the express terms of its agreement with QLT and the relevant facts. The terms of the agreement between the Company and QLT require senior management of both companies to meet for a period of 60 days to attempt to resolve disputes arising thereunder.

From the time it received notice of QLT's assertions, the Company engaged in discussions with QLT to resolve the dispute amicably. On August 5, 2002, the Company and QLT entered into an agreement pursuant to which the Company issued to QLT, and QLT accepted from the Company, a total of 696,059 shares of Convertible Preferred Stock to both resolve the dispute as to the First Promissory Note and fully satisfy the Company's obligations under the Second Promissory Note. The Company in effect re-valued the conversion price of the First Promissory Note to $1.50 per share, and converted the Second Promissory
Note into Convertible Preferred Stock at the conversion price of $1.50 per share. In consideration for our issuance of these shares, QLT released us from any claims under both of these promissory notes, as well as a related registration rights agreement and relevant portions of the 2000 Optiguide Asset Purchase Agreement.

b) Promissory Note Issued to Customer

In October 2000, a customer advanced the Company $936,000 to secure certain key materials. In September 2001, the Company issued a Promissory Note to this customer in the amount of the advance. The Promissory Note bears interest, at an annual rate of 8.5%, which is payable quarterly in arrears. The Promissory Note matures on January 1, 2004 and does not provide for conversion rights into equity. As of December 31, 2001 and 2002, the balance outstanding on this Promissory Note was $936,000. As of December 31, 2002, accrued interest was $20,053.

c) Bridge Loans from Stockholders

In September 2001, the Company received an aggregate of $500,000 from two stockholders of the Company in exchange for a bridge loan in the form of two secured promissory notes ("notes"), dated October 5, 2001. The notes were to mature on January 1, 2003 and had an annual interest rate of 7.5%.

The notes were convertible, at the election of the noteholders, into common stock prior to the maturity date under the following scenarios: 1) in the event the Company did not complete a reverse merger by October 31, 2001, the noteholders could have exercised their call option issued in the March 2001 Series A Preferred Stock financing (see Note 10(b)) and deliver their notes as payment, 2) in the event the Company completed a reverse merger, the notes were convertible into common stock at the lesser of $2.25 per share and the price per share in the reverse merger, 3) in the event of another type of financing transaction, as defined, the notes were convertible into common stock at the lesser of $2.25 per share and the price per share in the transaction, and 4) in the event of a merger or consolidation, excluding a reverse merger, the notes were convertible into common stock at the lesser of $2.25 per share and the price per share of any warrants issued in the transaction. However, if the Company successfully completed a reverse merger with a public company, where such public company has raised $10 million in gross proceeds in a private placement financing prior to the reverse merger, the notes would have become due and payable in cash within 10 days of the effective closing date. The call option expired on October 31, 2001.

In addition, the Company granted fully exercisable warrants to purchase an aggregate of 50,000 shares of common stock at a price per share equal to a maximum of $2.25, adjustable for certain events, as defined. The value of such warrants, calculated using the Black-Scholes option pricing model, was recorded as a debt discount totaling $43,000 and will be amortized to interest expense over the life of the note. In addition, the beneficial conversion feature attributable to the warrants, totaling $43,000, will be recorded as interest expense upon the occurrence of an event which will trigger the note's right to convert. In January 2002, due to the Company's delay in completing the reverse merger by December 31, 2001, the Company was required to issue up to an additional aggregate of 10,000 warrants, with terms identical to the initial grant. The warrants expire two years from the date of issuance. The value ascribed to these 10,000 warrants was $8,200 and was calculated using the Black-Scholes option pricing model. The $8,200 was recorded as a debt discount and will be amortized to interest expense over the life of the notes. In addition, the beneficial conversion feature attributable to the warrants totaling $8,200 will be recorded as interest expense upon the occurrence of an event which will trigger the note's right to convert.

In December 2001, the Company received an additional aggregate of $200,000 from the same two noteholders through issuance of additional promissory notes, with terms identical to those specified above, except as noted below. The maximum conversion price of the notes and the exercise price of the warrants is $2.00 per share, adjustable for certain events as defined. In addition, the Company granted fully exercisable warrants to purchase an aggregate of 20,000 shares of common stock at a price per share equal to a maximum of $2.00, adjustable for certain events, as defined. The warrants expire two years from the date of issuance. The value ascribed to these 20,000 warrants was $15,000 and was calculated using the Black-Scholes option pricing model. The $15,000 was recorded as a debt discount and will be amortized to interest expense over the life of the notes. In addition, the beneficial conversion feature attributable to the warrants totaling $15,000 will be recorded as interest expense upon the occurrence of an event which will trigger the note's right to convert The Company completed a reverse merger by March 31, 2002, and accordingly did not have to issue any contingent warrants. Under the December 2001 notes, the conversion price of the notes and the exercise price of the warrants included under the October 2001 notes were reduced to a maximum of $2.00 to be consistent with the terms of the December 2001 notes. Such revision creates an additional beneficial conversion feature attributed to the reduction of the conversion price, totaling $62,500, to be recorded upon the occurrence of an event which will trigger the notes' right to convert. Additionally, such revision created an additional debt discount, attributed to the establishment of a new measurement date for the amended warrant, totaling $39,000.

In February 2002, subsequent to the closing of the reverse merger, the $700,000 aggregate principal amount of the promissory notes, issued in October and December 2001, was repaid to the two stockholders, including cumulative interest. During the year ended December 31, 2002, the Company recorded $225,260 as additional non-cash interest expense related to warrants issued in connection with the bridge loan in 2001 and 2002, as well as beneficial conversion features discussed above which were triggered by the acquisition discussed in Note 15. Promissory notes in the amount of $611,640 and net of $88,360 in debt discount were included in current maturities of convertible debt on the balance sheet as of December 31, 2001.

d) Promissory Notes Issued to Service Providers

In December 2002, the Company converted fees for legal services, in the amount of $416,102, into a Promissory Note. Payment terms include a $100,000 payment due upon completing the $2.0 million bridge financing on December 27, 2002 and the balance due upon completion of a longer-term capital financing in fiscal 2003, being the earlier of May 15, 2003 and the completion of a subsequent debt or equity financing other than a bridge financing. The Promissory Notes bears interest, at an annual rate of 6%, which accrues over the life of the Promissory Note and is payable upon maturity. The Promissory Note does not provide for conversion rights into equity. As of December 31, 2002, the balance outstanding to this Promissory Note was $316,102 and accrued interest was $1,611.

In December 2002, the Company converted fees due a professional service provider for external marketing initiatives, in the amount of $183,016, into a Promissory Note. Payment terms include a $50,000 payment due upon completing the $2.0 million bridge financing on December 27, 2002, a 20% surcharge of monthly services until the Promissory Note is paid, and the balance due upon completion of a longer-term financing in fiscal 2003. The Promissory

Note does not bear any interest and does not provide for conversion rights into equity. As of December 31, 2002, the balance outstanding to this Promissory Note was $129,106.

e) Bridge Financing with Related Party

On December 27, 2002 (the "Closing Date"), the Company completed a $2.0 million bridge financing with Gibralt US, Inc (the "Lender"), whose Principal Samuel Belzberg is a member of the Company's Board of Directors. The financing is in the form of Notes, including $1.0 million in Class A secured Notes and $1.0 million in Class B unsecured Notes (collectively known as the "Notes"), which are due on January 1, 2004. The Notes accrue interest, at an annual rate of 8%, over the life of the Notes and is payable upon maturity. The Company and the Lender entered into a Note Agreement, Security Agreement, Pledge Agreement and Registration Rights Agreement and the Company issued the Class A Notes and Class B Notes and the Warrant. (collectively known as the "Bridge Financing Agreements") As of December 31, 2002, the balance outstanding to these Notes was $2.0 million and zero interest was accrued.

To facilitate granting a security interest for the Class A Notes, the Company formed a new subsidiary company ("PDT Co"), transferred its assets for photodynamic therapy ("PDT") to PDT Co, including intellectual property, manufacturing rights and trademarks for lasers and disposable Optiguide(R) fibers, and pledged 100% of the shares of stock in PDT Co to the Lender. As additional security, the Company pledged the following unencumbered assets of Diomed Inc. to the Lender: equipment, inventory, accounts receivable, intellectual property, and cash deposit accounts. The Lender's lien on the inventory is junior and subordinate to Axcan Pharma's lien on inventory as collateral for the September 2001 Promissory Note in the amount of $936,000, so long as Axcan Pharma's Promissory Note is outstanding.

The Company issued the Lender 100% warrant coverage or 8,333,333 Warrants based upon the $0.24 closing price of the Company's Common Stock on December 26, 2002. The Warrants are exercisable for a period of five years, beginning six months from the Closing Date, at an exercise price of $0.26, which is 110% of the market price of the stock on December 26, 2002. If the Company, over the life of the Warrants, issues Common Stock or Common Stock equivalents at a price per share less than the $0.26 exercise price of the Warrants, the number of Warrants and the exercise price of the Warrants are adjustable to the lower price per share. In the event of a merger or reorganization, the Warrants are convertible into the kind and number of shares of Common Stock, other securities or property into which the Warrants would have been converted into if the Warrants had been converted into Common Stock based on the provisions of the merger or reorganization.

The Notes are convertible into Common Stock at the election of the Note Holder
(s) upon the occurrence of: i) a financing transaction, ii) a liquidity event,
iii) in a merger or reorganization, or iv) at any time during the life of the Notes at the election of at least 66 2/3% of the outstanding principal amount by the Note Holders. A financing transaction is defined as a debt or equity financing under which the Company issues Common Stock or equity securities convertible into Common Stock, and raises gross proceeds of at least $50,000 in any rolling 30-day period. A liquidity event is defined as i) any person or group other than a shareholder at the Closing Date that shall become the beneficial owner, either directly or indirectly, of capital stock representing 51% of voting control of the Company, ii) the sale of all or substantially all of the assets of the Company to one or more persons not an affiliate of the Company, or iii) the sale of the stock of PDT Co or the sale of all or substantially all of the business relating to photodynamic therapy products.

The Notes, including principal and accrued interest, are convertible into Common Stock at 80% of the Common Stock price, which is defined as: i) in the event of a financing transaction in which the Company issues Common Stock or Common Stock equivalents--the price per share of Common Stock or Common Stock equivalent (the weighted average if multiple financing transaction in a rolling 30-day period),
ii) in the event of a financing transaction in which the Company does not issue Common Stock or Common Stock equivalents - the lower of the average of the closing price of the Common Stock for the fifteen business day period preceding the date of the public announcement of the financing transaction or the average of the closing price of the Common Stock for the fifteen day business period commencing the date after the date of the public announcement of the financing transaction, iii) in the event of a liquidity event in which any person or group other than a shareholder at the Closing Date becomes the beneficial owner, either directly or indirectly, of capital stock representing 51% of voting control of the Company - the price per share allocated to each share of Common Stock or Common Stock equivalent, iv) in the event of all other liquidity events--the lower of the average of the closing price of the Common Stock for the fifteen business day period preceding the date of the public announcement of the liquidity event or the average of the closing price of the Common Stock for the fifteen business day period commencing the date after the date of the public announcement of the liquidity event.

In the event of a merger or reorganization, the Notes, including principal and accrued interest, are convertible into the kind and number of shares of Common Stock, other securities or property into which the Notes would have been converted into if the Notes had been converted into Common Stock on the business day preceding the merger or reorganization.

Under the Registration Rights agreement, the Company agreed to notify the Lender
(s) if the Company proposes to file certain future registration statements. The Company agreed to use its best efforts to include the registerable securities held by the Lender (s) in the registration statement, subject to certain defined limitations, if so requested by the Lender (s) within 30 days after receipt of said notice. The Lender (s) agreed to become subject to a "holdback period", by which it does not effect a public sale of stock for a period of up to 180 days following the effective date of the registration statement, if so requested by a managing underwriter of the offering which is the subject of that registration statement.

The Notes and Warrants, on a pro rata basis to the Notes, are transferable in part or in whole by the Lender to one or more third parties, in accordance with all of the same terms granted the Lender by the Company. The Lender (s) may designate a member to the Company's Board of Directors while the Notes are outstanding. The Company is required to obtain the advance approval by the Lender (s) for future financing transactions during the life of the Notes.

The Company may at its option call for redemption in whole or in part any of the Class A Notes, including principal and accrued interest, prior to the maturity of the Notes on January 1, 2004. No Class A Notes may be redeemed while any of the Class B Notes are outstanding. If fewer than all of the outstanding Class A Notes are to be redeemed, then all Class A Notes shall be partially redeemed on a pro-rata basis. If fewer than all outstanding Class B Notes are to be redeemed, then all Class B Notes shall be partially redeemed on a pro rata basis.

The Company will be in default if any of the following occurs: i) the Company fails to make payment of the principal and accrued interest by January 1, 2004 and the same continues for a period of two days, ii) any of the representations or warranties made by the Company in the Bridge Financing Agreements shall have been false or misleading in any material respect, iii) the Company fails to perform or observe in any material respect terms under the Bridge Financing Agreements and such failure is not cured within thirty days after written notice from the Lender (s), iii) the voluntary or judicial dissolution of the Company,
iv) admission by the Company of its inability to pay its debts as they become due, iv) any default by the Company under any institutional indebtedness, and v) commencement of bankruptcy proceedings.

In accordance with Emerging Issues Task Force (EITF) 00-27, Application of EITF No.98-5 to Certain Convertible Instruments, the Company recorded a beneficial conversion feature in the amount of $2.0 million, which has been recorded as a debt discount to the Notes. The debt discount will be amortized over the term of the Notes through January 1, 2004, with full amortization of any remaining discount to occur if the Notes are converted to equity prior to the January 1, 2004 maturity date. Accordingly, Notes in the principal amount of $2.0 million were discounted to zero as of December 31, 2002 and zero amortization of the debt discount was recognized in the year ended December 31, 2002 as the corresponding amortization since December 27, 2002 was immaterial.

In connection with the bridge financing, the Company incurred $80,000 in related legal fees. As of December 31, 2002, these costs were capitalized as deferred financing costs and will be amortized to interest expense over the life of the Notes, such that the full amount of costs are amortized by the earlier of the maturity date of the Notes or by the month the Notes are converted into equity.

On March 18, 2003, Gibralt US, Inc. sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of Notes ($250,000 of which are Class A Notes and $250,000 of which are Class B Notes), and (ii) 2,083,334 warrants. Accordingly, after the taking effect of this transfer, Mr. Belzberg beneficially owned 6,249,999 warrants and $1,500,000 aggregate principal amount of Note ($750,000 of which are Class A Notes and $750,000 of which are Class B Notes).

f) Capital Equipment Leases

The leased assets included in property and equipment primarily include manufacturing equipment. The Company did not enter into any new capital equipment leases during the years ended December 31, 2001 and 2002. Depreciation expense for leased equipment during the years ended December 31, 2000, 2001 and 2002 was $67,160, $54,199 and $56,226, respectively.

A summary of the debt at December 31, 2002 is as follows:

                                  December 31, 2002   December 31, 2002
                                      Current            Long-Term
                                    ----------           ----------
Promissory notes payable            $  445,208           $       --
Nonconvertible debt                         --              936,000
Related party convertible
   debt (face value)                        --            2,000,000
Capital equipment leases                33,993               10,018
                                    ----------           ----------
                                    $  479,201           $2,946,018
                                    ==========           ==========

Future minimum debt payments for capital equipment leases, promissory notes and convertible notes required under these arrangements at December 31, 2002 are as follows:

                                              Capital Leases              Debt
                                              --------------          ----------
2003                                          $     44,190            $  445,208
2004                                                12,520             2,936,000
2005                                                    --                    --
2006                                                    --                    --
2007                                                    --                    --
Thereafter                                              --                    --
                                                ----------            ----------
Total future minimum lease payments                 56,710            $3,381,208

Less--Amount representing interest                 (12,700)
                                                ----------
Present value of future minimum lease
payments                                            44,010
Less--Current portion
of capital lease obligations                        33,993
                                                ----------
Capital lease obligations, net of
current portion                                 $   10,018
                                                ==========

(9) INCOME TAXES

No provision for foreign, federal or state income taxes has been recorded, as the Company incurred net operating losses for all periods presented. The Company has U.S. federal and state net operating loss carryforwards of approximately $10.9 million at December 31, 2002 to reduce future federal income taxes, if any. These carryforwards expire through 2022 and are subject to review and possible adjustment by the Internal Revenue Service (IRS). The Company also has approximately $16.4 million of foreign net operating loss carryforwards at December 31, 2002 to reduce future foreign income taxes, if any. These carryforwards do not have an expiration date.

The Tax Reform Act of 1986 contains provisions that may limit the amount of U.S. federal and state net operating loss and credit carryforwards that the Company may utilize in any one year in the event of certain cumulative changes in ownership over a three-year period in excess of 50%, as defined. The Company has not assessed whether its equity transactions have caused such a change in ownership.

The approximate tax effects of temporary differences that give rise to significant portions of the Company's deferred tax assets primarily relate to net operating loss carryforwards and amount to approximately $7.7 million and $8.6 million as of December 31, 2001 and 2002, respectively. It is the Company's objective to become a profitable enterprise and to realize the benefits of its deferred tax assets. However, in evaluating the realizability of these deferred tax assets, management has considered the Company's short operating history, the volatility of the market in which it competes and the operating losses incurred to date, and believes that, given the significance of this evidence, a full valuation reserve against its deferred tax assets is required as of December 31, 2001 and 2002. The components of the Company's deferred tax assets are approximately as follows:


                                                      December 31,
                                           ----------------------------------
                                               2001                   2002
                                           -----------            -----------
Net operating loss carryforwards           $ 7,605,793            $ 8,620,000
Other temporary differences                     66,175                255,000
Valuation allowance                         (7,671,968)            (8,875,000)
                                           -----------            -----------
Net deferred tax asset                     $        --            $        --
                                           ===========            ===========


(10) STOCKHOLDERS' EQUITY

      (a) Capitalization of Diomed, Inc.

      Effective March 15, 2001, the authorized capital stock of Diomed, Inc., the principal operating subsidiary of the Company, was increased to 43,500,000 shares, consisting of 40,000,000 shares of common stock, $0.001 par value per share and 3,500,000 shares of preferred stock, $0.01 par value per share, all of which are designated Series A convertible preferred stock (Series A Preferred Stock).

(b) Sale of Series A Preferred Stock by Diomed, Inc.

From March through May 2001, Diomed, Inc. sold an aggregate of 2,725,000 shares of Series A Preferred Stock for $1.00 per share, which resulted in gross proceeds of $2,725,000.

      The Series A Preferred Stock had the following rights, preferences and privileges:

      Voting

      Each share of Series A Preferred Stock entitled the holder thereof to such number of votes equal to the number of shares of common stock into which each share was then convertible. The holders, collectively, by a two-thirds vote, had the right to elect three members to the Company's Board of Directors and could have assigned such rights to the lead investor. Also, the holders were required, by a two-thirds vote, to approve matters pertaining to corporate governance and structure, dividends, sale or redemption of securities or instruments convertible to securities, a merger or consolidation, and sale, lease or disposal of all or substantially all of the Company's assets. In addition, until the effective date of a qualifying initial public offering or private equity offering of common stock at a price per share of at least $5.00, resulting in gross proceeds of at least $15 million, the Company was not to incur any debt, make any acquisitions or strategic investments or enter into any contracts or payment obligations that committed the Company to $250,000 or more in aggregate without the approval of the Board of Directors, including the three members elected by the holders.

                                    DIVIDENDS

The holders of Series A Preferred Stock were entitled to receive non-cumulative 10% dividends annually, when and if declared by the Company's Board of Directors.

                             LIQUIDATION PREFERENCE

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of each share of Series A Preferred Stock were entitled to receive an amount equal to the greater of (i) $1.00 per share, subject to adjustment, plus any declared but unpaid dividends or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share been converted to common stock.

                              VOLUNTARY CONVERSION

Each share of Series A Preferred Stock was convertible, at the option of the holder thereof, into two shares of common stock, subject to adjustment, as defined.

                              AUTOMATIC CONVERSION

Each share of Series A Preferred Stock was automatically convertible into shares of common stock at the then effective conversion price, upon written election of at least two-thirds of the then outstanding Series A Preferred Stock, merger or consolidation, as defined, or upon the closing of a qualifying initial public offering at a price per share of at least $5.00, resulting in gross proceeds of at least $15,000,000.

                                   CALL OPTION

On or prior to October 31, 2001 or the earlier merger or consolidation of the Company, as defined, two holders of Series A Preferred Stock could have required the Company to sell up to 1,000,000 shares of Series A Preferred Stock at a price per share equal to $1.00, subject to adjustment, as defined. The Company recorded the fair value of the call option and related beneficial conversion feature, totaling an aggregate of $423,180, in the accompanying statement of stockholders' equity (deficit). Effective October 31, 2001, the call option terminated.

(c) Capitalization of Diomed Holdings, Inc.

Effective February 14, 2002, the authorized capital stock of the Company was 80,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, of which 4,300,000 shares were designated Class A Convertible Preferred Stock (referred to as "Old Class A Stock").

(d) Issuance of Diomed Holdings, Inc. Class A Convertible Preferred Stock ("Old Class A Stock") in Diomed Merger

On February 14, 2002, Diomed Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Diomed Holdings, Inc., a Nevada corporation formerly known as Natexco Corporation, merged with and into Diomed, Inc. pursuant to an Agreement and Plan of Merger, dated as of January 29, 2002.

Pursuant to the Diomed Merger Agreement, Diomed Holdings Nevada issued:

o 2,328,922.50 shares of its Old Class A Stock to the former holders of Diomed, Inc. common stock in exchange for 9,315,690 shares of common stock of Diomed, Inc. issued and outstanding as of the effective time of the Diomed Merger, which 2,328,922.50 shares were convertible into 9,315,690 shares of Diomed Holdings Nevada common stock; and

o 1,362,500 of its Old Class A Stock to the former holders of 2,725,000 shares of Diomed, Inc. Series A Preferred Stock issued and outstanding as of the effective time of the Diomed Merger, which 1,362,500 shares were convertible into 5,450,000 shares of Diomed Holdings Nevada common stock.

(e) Migratory Merger of the Company; Recapitalization of the Company

In April 2002, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. At a stockholders meeting on May 13, 2002 to consider the proposed reincorporation, the stockholders granted their approval, and the reincorporation was effected by the merger of the Company into a newly-formed Delaware corporation (referred to as the "Migratory Merger"), which occurred on that same date. As a result of the Migratory Merger, each share of common stock of Diomed Holdings Nevada outstanding as of the date of the consummation of the Migratory Merger was converted into one share of Common Stock, and each share of Old Class A Stock was converted into four shares of Class A Convertible Preferred Stock of the Company (referred to as the "Convertible Preferred Stock"). The rights and privileges of the Common Stock and the Convertible Preferred Stock are virtually identical to the common stock of Diomed Holdings Nevada and the Old Class A Stock, other than the one for four exchange of shares of Old Class A Stock for shares of Convertible Preferred Stock, and a reduction in the number of votes from four votes per share for Old Class A Stock to one vote per share for Convertible Preferred Stock.

In connection with the Migratory Merger, the Company assumed the obligations of Diomed Holdings Nevada with respect to Diomed Holdings Nevada's outstanding stock options and warrants (formerly the Diomed stock options and warrants).

As a result of the Migratory Merger, the directors and officers of Diomed Holdings Nevada became the directors and officers of the Company.

The Convertible Preferred Stock has the following rights, preferences and privileges:

Voting

Each share of Convertible Preferred Stock shall entitle the holder thereof to such number of votes equal to the number of shares of common stock into which each share is then convertible. The holders of the Convertible Preferred Stock shall each be entitled to vote the number of votes equal to the number of shares of the Common Stock into which such shares are to be converted. Any matter as to which the holders of Common Stock are entitled to vote shall require the affirmative vote of the holders of a majority of the issued and outstanding shares of Convertible Preferred Stock, voting as one class.

The affirmative vote of the holders of a majority of the issued and outstanding shares of the Convertible Preferred Stock voting as a separate class, shall be required to change the powers, preferences or special rights of the shares of the Convertible Preferred Stock in relation to the shares of the Common Stock.

                             LIQUIDATION PREFERENCE

Upon any liquidation, dissolution or winding-up of the Company or sales, lease, exchange or other disposition of all or substantially all of the Company's assets, the holders of each share of Convertible Preferred Stock and the Common Stock shall be entitled to receive pro rata an amount equal to the entire assets and funds legally available for distribution.

                               NEGATIVE COVENANTS

So long as 250,000 shares of the Convertible Preferred Stock remain issued and outstanding (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, or the like), the Company shall not, without first having obtained the affirmative vote or written consent of the holders of at least two-thirds of the shares of the Preferred Stock at the time issued and outstanding to:

(a) create, authorize or issue any other class or series of capital stock of the Company senior to or on parity with the Convertible Preferred Stock in any respect, or increase the number of authorized shares of any such class or series of capital stock, or increase the authorized number of shares of the Convertible Preferred Stock;

(b) create, authorize or issue any bonds, notes or other securities convertible into, exchangeable for, or evidencing the right to purchase shares of any class or series of capital stock of the Company senior to or on parity with the Convertible Preferred Stock in any respect;

(c) pay a dividend on or repurchase any shares of capital stock of the Company, other than as necessary to satisfy the terms of the Convertible Preferred Stock, or repurchases of shares of Common Stock issued pursuant to stock purchase or stock option plans or subject to stock repurchase agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including the termination of employment;

(d) merge with or into or consolidate with any other Company, or sell, lease, or otherwise dispose of all or substantially all of its properties or assets, or voluntarily liquidate, dissolve or wind up;

(e) amend or repeal the Articles of Incorporation or By-laws in any manner that adversely affects the rights of the holders of the Convertible Preferred Stock;

(f) reclassify any securities of the Company that are junior to the Preferred Stock into securities that are senior to or on parity with the Convertible Preferred Stock in any respect;

(g) incur any debt in excess of $1,000,000 secured by assets of the Company or its subsidiaries other than debt to a commercial bank or other lending institution which is secured solely by accounts receivable and/or inventory; or

(h) substantially alter the nature of the business of the Company from that carried on as of the date of initial original issue of shares of the Convertible Preferred Stock.

                              AUTOMATIC CONVERSION

All of the outstanding shares of the Convertible Preferred Stock shall automatically convert into Common Stock on a one-to-one share basis, as follows:

(i) on the date which is the last day of the second month, (referred to as the "Benchmark Month") after the effectiveness of a registration statement filed by the Company with the Securities and Exchange Commissions with respect to the shares of Common Stock into which the Convertible Preferred Stock is convertible, 5% of the shares of the Convertible Preferred Stock shall automatically convert into Common Stock;

(ii) thereafter, subject to the following clause (iii), on the last day of each of the following 23 months, an additional 5% of the shares of Convertible Preferred Stock shall likewise automatically convert into Common Stock; and

(iii) in all events, and whether or not the SEC has declared the Company's registration statement effective, on the last day of the 24th month after the month during which the Diomed Merger became effective, the balance of the Convertible Preferred Stock not theretofore converted into Common Stock shall automatically be converted into Common Stock.

In the reverse merger, the Diomed, Inc. Common Stock shareholders received 2,328,922.50 shares of Diomed Holdings, Inc. Class A Convertible Preferred Stock in exchange for their 9,315,690 shares of Diomed, Inc. Common Stock. Based on a conversion factor of "1 to 4", the 2,328,922.50 shares of Diomed Holdings, Inc. Class A Convertible Preferred Stock were convertible into 9,315,690 shares of Diomed Holdings, Inc. Common Stock. Pursuant to the migratory merger and recapitalization on May 13, 2002, the Diomed Holdings, Inc. Class A Convertible Preferred Stock and Common Stock shares were recapitalized on a one-to-four-share basis such that the 2,328,922.50 shares of Class A Stock became 9,315,690 shares of Class A Stock.

In the reverse merger, the Diomed, Inc. Series A Preferred Stock shareholders received 1,362,500 shares of Diomed Holdings, Inc. Class A Convertible Preferred Stock in exchange for their 2,725,000 shares of Diomed, Inc. Series A Preferred Stock. Based on a conversion factor of "1 to 4", the 1,362,500 shares of Diomed Holdings, Inc. Class A Convertible Preferred Stock were convertible into 5,450,000 shares of Diomed Holdings, Inc. Common Stock. Pursuant to the migratory merger and recapitalization on May 13, 2002, the Diomed Holdings, Inc. Class A Convertible Preferred and Common Stock shares were recapitalized on a one-to-four-share basis such that the 1,362,500 shares of Class A Stock became 5,450,000 shares of Class A Stock.

As of May 13, 2002, the Company had authorized 20,000,000 shares of Preferred Stock, including 18,000,000 shares of Class A Convertible Preferred Stock, $0.001 par value, of which 14,765,690 shares are outstanding, and 2,000,000 shares of undesignated shares of Preferred Stock, $.001 par value, of which zero shares are outstanding.

On August 5, 2002, the Company and QLT entered into an agreement pursuant to which the Company issued to QLT, and QLT accepted from the Company, a total of 696,059 shares of Convertible Preferred Stock to both resolve the dispute as to the First Promissory Note and fully satisfy the Company's obligations under the Second Promissory Note. (See Note 8a).

On December 31, 2002, according to the Class A Convertible Preferred Stock Certificate of Designation, monthly conversions of the Company's Class A Convertible Preferred Stock ("Class A Stock") began converting into Common Stock at the rate of 5% of the initial shares of the Class A Stock or 773,087 shares, and will continue to occur on the last day of each month during the period from January 2003 through January 2004. The remaining 4,638,531 shares of Class A Stock will convert in February 2004.

As of December 31, 2002, the Company had authorized 20,000,000 shares of Preferred Stock, $0.001 par value, of which 14,688,662 shares are outstanding.

Because the board of directors determined that the effect of the incremental conversion of Class A Stock into common stock would impair the Company's ability to procure additional equity investments, pursuant to its discretion under the terms of the Class A Stock, the board determined to cause the remaining outstanding shares of Class A Stock to convert into common stock on March 31, 2003.

(f) Common Stock

Pursuant to the Stock Purchase and Recapitalization Agreement, dated March 5, 2001, the Company converted $2,475,000 in 9% convertible subordinated notes to equity and issued 2,475,000 shares of common stock at $1.00 per share. (see Note
7)

Between August and November 2000, the Company issued 815,865 shares of its common stock at a price of $3.50 per share, together with warrants to purchase 1,387,294 shares of common stock at a price of $3.50 per share, in private placements resulting in net proceeds of approximately $2.8 million. Pursuant to the Stock Purchase and Recapitalization Agreement, dated March 5, 2001, substantially all of the purchasers of common stock from August and November 2000 elected to accept the Company's offer to exchange the shares and warrants they originally acquired (773,941 and 1,345,370, respectively) for 2,708,793 shares of common stock. This recapitalization yields an effective purchase price of $1.00 per share.

In February 2002, the Company issued 5,000,000 shares of its Common Stock, $0.001 par value per share, at a price of $2.00 per share in a private placement financing in connection with the Diomed Merger, resulting in proceeds net of offering costs of $7.9 million.

After the Migratory Merger on May 13, 2002, the Company had authorized 80,000,000 shares of Common Stock, $0.001 par value, of which 14,200,000 shares are outstanding (excluding securities which may be converted into or exercisable for Common Stock), having been automatically issued to the holders of the Common Stock issued by Diomed Holdings Nevada by virtue of the Migratory Merger.

As per the Merger agreement, the Company is obligated to use its best efforts to file a registration statement with the Securities Exchange Commission to register for resale its common shares that it issued in the private placement offering and those of its common shares that it issued to the Company's former stockholders, and to cause the registration statement to be declared effective. In the event that the Company fails to file or cause the registration statement to be declared effective within 240 days of completing the Merger, or remain effective through the first anniversary of the Merger, the Company will be required to issue additional shares of its common stock, up to a maximum of 4% of the shares held by each of the February 2002 private placement investors. On October 24, 2002, the Company received approval of its registration statement by the Securities and Exchange Commission and accordingly issued the February 2002 private placement investors an additional aggregate of 50,000 shares of Common Stock.

On October 24, 2002, the Company's registration statement was declared effective by the Securities and Exchange Comission.

On December 31, 2002, according to the Class A Convertible Preferred Stock Certificate of Designation, monthly conversions of the Company's Class A Convertible Preferred Stock ("Class A Stock") began converting into Common Stock at the rate of 5% of the initial shares of the Class A Stock or 773,087 shares, and will continue to occur on the last day of each month during the period from January 2003 through January 2004. The remaining 4,638,531 shares of Class A Stock will convert in February 2004.

As of December 31, 2002, the Company had authorized 80,000,000 shares of Common Stock, $0.001 par value, of which 15,023,087 shares are outstanding.

Because the board of directors determined that the effect of the incremental conversion of Class A Stock into common stock would impair the Company's ability to procure additional equity investments, pursuant to its discretion under the terms of the Class A Stock, the board determined to cause the remaining outstanding shares of Class A Stock to convert into common stock on March 31, 2003. As of March 31, 2003, the Company will have 29,711,749 shares of common stock outstanding.

(g) Stock Options In November 1998 and May 2001, the Company's Board of Directors approved the 1998 Incentive Plan (the 1998 Plan) and the 2001 Stock Option Plan (the 2001 Plan) (collectively, the Plans), respectively, permitting the granting of stock options to employees, directors, consultants and advisors, which may be either incentive stock options or nonqualified options and stock awards. The Board has reserved 750,000 and 1,750,000 shares of Common Stock for issuance under the 1998 Plan and the 2001 Plan, respectively.

The exercise price and vesting are determined by the Board of Directors at the date of grant. Options generally vest over two and four years and expire 10 years after the date of grant. Incentive stock options under the Plans are granted at not less than fair market value per share of Common Stock on the date of grant or 110% of fair market value for any stockholder who holds more than 10% of the total combined voting power of all classes of stock of the Company.

A summary of stock option activity is as follows:

                                      Range of Exercise                        Weighted Average
                                          Price          Number of Shares      Exercise Price
                                      -------------      ----------------       ------------
Outstanding,
   December 31, 1999                      2.24-8.23            704,078                 4.89
      Granted                                  3.50            172,738                 3.50
      Forfeited                           2.24-8.23            (36,176)                6.46
                                      -------------          ---------          ------------
Outstanding,
   December
   31, 2000                               2.24-8.23            840,640                 4.37
      Granted                             1.25-2.25          1,056,653                 1.33
      Forfeited                           3.50-6.36           (123,553)                2.75
                                      -------------          ---------          ------------
Outstanding,
   December
   31, 2001                               1.25-8.23          1,773,740                 2.65
                                      -------------          ---------          ------------
      Granted                              .34-5.35            450,200                 2.35
      Forfeited                           1.25-8.23           (620,655)                2.87
                                      -------------          ---------          ------------
Outstanding,
   December 31, 2002                  $   0.34-8.23          1,603,285          $      2.90
                                      =============          =========          ============
Exercisable,
   December 31, 2000                  $   2.24-8.23            680,621          $      4.59
                                      =============          =========          ============
Exercisable,
   December 31, 2001                  $   1.25-8.23            911,537          $      3.83
                                      =============          =========          ============
Exercisable,
   December 31, 2002                  $   0.34-8.23          1,150,115          $       3.49
                                      =============          =========          ============


As of December 31, 2002, 1,375,094 options were available for future grants under the Plans, including 491,934 options under the 1998 Plan and 883,160 options under the 2001 Plan. However, the Company in the years ended December 31, 2001 and 2002, has granted options only under the 2001 Plan and does not intend to grant options under the 1998 Plan in the foreseeable future.

The following table summarizes information relating to currently outstanding and exercisable options as of December 31, 2002.

                OUTSTANDING                                             EXERCISABLE
---------------------------------------------         -----------------------------------------------
                                   WEIGHTED
                                    AVERAGE
                                   REMAINING           WEIGHTED                            WEIGHTED
                                  CONTRACTUAL          AVERAGE                             AVERAGE
   EXERCISE            NUMBER OF   LIFE (IN            EXERCISE       NUMBER OF            EXERCISE
     PRICE              SHARES      YEARS)              PRICE           SHARES              PRICE
---------------------------------------------         -----------------------------------------------
 $ 0.34-2.00             740,880        8.8             $1.18           365,509              $1.33
   2.25-3.54             429,205        4.7              2.85           376,406               2.87
   4.00-6.56             417,200        4.1              5.80           392,200               5.90
   8.05-8.23              16,000        3.2              8.14            16,000               8.14
                       1,603,285                        $2.90         1,150,115              $3.49

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period:


                                                               December 31,
                                               ------------------------------------------
                                                   2000           2001            2002
                                               ------------------------------------------
Risk-free interest rate                        5.78-6.68%      3.53-4.76%      1.84-4.74%
Expected dividend yield                               --%             --%             --%
Expected lives                                   5 years         5 years         5 years
Expected volatility                                   70%             70%             75%
Weighted average grant date fair value
   per share                                   $    0.95      $     0.78       $    1.05
Weighted average remaining contractual
   life of options outstanding                 6.4 years       7.9 years       6.9 years


h) Issuance of Stock Options to Consultants

In August 2001, the Company granted fully exercisable options to purchase 60,000 shares of common stock at an exercise price per share equal to $2.25 to two consultants in exchange for marketing services. The Company recorded the fair value of such options, based on the Black-Scholes option pricing model, as stock-based compensation expense totaling $55,000 in the accompanying statement of operations for year ended December 31, 2001.

In fiscal 2002, the Company granted fully exercisable options to purchase 2,700 shares of common stock at exercise prices per share in the range of $0.55 to $2.87 to the above-mentioned consultants in exchange for marketing services. The Company recorded the fair value of such options, based on the Black-Scholes option pricing model, as stock-based compensation expense totaling $1,743 in the statement of operations for year ended December 31, 2002.

In April 2002, the Company entered into an agreement with The Investor Relations Group, Inc., referred to as IRG, for investor relations and public relations services. In connection therewith, the Company granted to IRG Options to purchase up to 150,000 shares of Class A Stock at an exercise price of $5.35 per share. These Options were not granted under the 2001 Plan, but are subject to the terms and conditions of the 2001 Plan as if granted thereunder. Any unvested Options would be cancelled upon the termination of the IRG agreement. The Company calculated the fair value of these Options, based on the Black-Scholes option pricing model.

In November 2002, the Company terminated its agreement with IRG. In accordance with the agreement, IRG owns 43,750 Options that are exercisable until November 2004. In the statement of operations for the year ended December 31, 2002, the Company recorded stock-based compensation expense in the amount of $80,586 related to the vested Options.

i) Warrants

A summary of warrant activity is as follows:

                                                                           WEIGHTED          Weighted
                                                                            AVERAGE     Average Remaining
                                RANGE OF             NUMBER OF             EXERCISE     Contractual Life
                              EXERCISE PRICE           SHARES               PRICE           (in Years)
Outstanding,
   December 31, 2001            2.00-3.50             111,924                2.56              1.6
Granted to
stockholders                         2.00              10,000                2.00              0.5
Granted to
related party                        0.26           8,333,333                0.26              5.5
Forfeited                              --                  --                  --               --
Outstanding,
   December 31, 2002           $0.26-3.50           8,455,257               $0.29              5.4 years

11) VALUATION AND QUALIFYING ACCOUNTS

A summary of the allowance for doubtful accounts is as follows:

                                                               December 31,
                                           ---------------------------------------------------
                                              2000                2001                 2002
                                           ---------------------------------------------------
Allowance for doubtful accounts:
Balance, beginning of period               $   7,000           $ 300,000            $ 217,473
Provision for doubtful accounts              293,000             207,240              116,452
Write-offs                                        --            (289,767)             (25,780)
                                           ---------           ---------            ---------
Balance, end of period                     $ 300,000           $ 217,473            $ 308,145
                                           =========           =========            =========


12) SEGMENT REPORTING

The Company has adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS No. 131 also establishes standards for related disclosures about products and services and geographic areas.

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions on how to allocate resources and assess performance. The Company's chief decision making group, as defined under SFAS No. 131, is the Executive Management Committee.

The Company's reportable segments are determined by product type: laser systems and fibers and other accessories. The accounting policies of the segments are the same as those described in Note 2. The Executive Management Committee evaluates segment performance based on revenue. Accordingly, all expenses are considered corporate level activities and are not allocated to segments. Also, the Executive Management Committee does not assign assets to its segments.

This table presents revenues by reportable segment:


                                                          Years Ended December 31,
                                          ----------------------------------------------------
                                              2000                 2001                 2002
                                          ----------------------------------------------------
Laser systems                             $8,901,906           $5,898,530           $3,443,228
Fibers, accessories and service              522,608            1,833,000            2,113,211
                                          ----------           ----------           ----------
Total                                     $9,424,514           $7,731,530           $5,556,439
                                          ==========           ==========           ==========

The following table represents percentage of revenues by geographic destination:

                               Years Ended December 31,
                        ----------------------------------
                        2000           2001           2002
                        ----------------------------------
North America            33%            49%            55%
Asia/Pacific             30%            25%            23%
Europe                   33%            24%            19%
Other                     4%             2%             3%
                        ---            ---            ---
Total                   100%           100%           100%
                        ===            ===            ===



The following table represents long-lived assets by geographic location:


                                   December 31
                        -------------------------------
                            2001                 2002
                        -------------------------------
North America           $1,417,681           $1,175,410
Europe                   1,382,536            1,131,437

Total                   $2,800,217           $2,306,846

(13) COMMITMENTS

(a) Leases

The Company leases certain equipment and office facilities under noncancelable operating and capital leases that expire at various dates through 2014. The Company's building lease at its subsidiary in the United Kingdom is a 25-year lease through 2024. However, the Company has an option, at its election, to terminate the lease agreement after 15 years in 2014. If the Company chooses not to exercise this option, the lease agreement continues for the remaining 10 years through 2024. The Company's building lease at its headquarters in the US is through June 2004. Total rent expense under these operating lease agreements for the years ended December 31, 2000, 2001 and 2002, was $454,529, $473,247,
and $496,539, respectively.

Future minimum payments required under these operating leases at December 31, 2002 are as follows:


                                          Operating
                                           Leases
2003                                   $      533,461
2004                                          510,067
2005                                          486,673
2006                                          486,673
2007                                          486,673
Thereafter                                  3,082,260

      Total operating lease            $    5,585,807

      (b) Litigation

      From time to time, the Company is involved in legal and administrative proceedings and claims of various types. While any litigation contains an element of uncertainty, management, in consultation with the Company's general counsel, presently believes that the outcome of each such other proceedings or claims which are pending or known to be threatened, or all of them combined, will not have a material adverse effect on the Company.

On October 22, 2001, a plaintiff filed an action against the Company, alleging that the Company disclosed certain trade secret information. The plaintiff seeks compensatory and punitive damages in an unspecified amount and an injunction against further disclosures. The Company moved to dismiss the action and compel arbitration. An order granting our motion for arbitration was entered by the court on May 22, 2002, and accordingly, the dispute will be referred to arbitration. The court also stayed proceedings on other issues not subject to arbitration. Management believes that this claim will not have a material adverse effect on the Company's consolidated financial position or results of operations. Due to the uncertainty of the outcome, no accrual for a liability has been recorded for the year ended December 31, 2002.

(14) MERGER AND PRIVATE OFFERING OF COMMON STOCK

On February 14, 2002, Diomed Acquisition Corp. ("Acquisition"), a Delaware corporation and a wholly-owned subsidiary of Diomed Holdings, Inc., a Nevada corporation formerly known as Natexco Corporation (the "Parent") merged with and into the Company pursuant to an Agreement and Plan of Merger, dated as of January 29, 2002. In the merger (the "Merger") that occurred under the Agreement and Plan of Merger, the stockholders of the Company received shares of Parent. As a condition to the Merger, Parent raised gross proceeds of $10,000,000 in a private offering of shares of its common stock. The shares issued in the private offering were not subject to refund, redemption or rescission and, accordingly, were included as a component of stockholders' equity, net of the applicable costs. The merger agreement provides that the proceeds of that offering will be available to the Company for payment of its existing obligations and, subject to the approval of its board of directors, certain future expenses, including the financing of product developments and acquisitions. Parent is obligated to use its best efforts to file a registration statement with the Securities Exchange Commission to register for resale its common shares that it issued in the private offering and those of its common shares that it issued to the Company's former stockholders and to cause the registration statement to be declared effective. In the event that the Parent fails to file or cause the registration statement to be declared effective within 240 days of completing the Merger, or remain effective through the first anniversary of the Merger, the Parent will be required to issue additional shares of its common stock, up to a maximum of 4% of the shares held by each party subject to the agreement.

After the Merger, the Company's former stockholders own approximately 51% of the issued and outstanding shares of Parent (in terms of common share equivalents). The shares of Parent into which the shares of the Company's existing common stock and the Old Class A Stock were converted in the Merger and were thereafter automatically convertible into Parent's common stock in installments beginning 60 days after Parent's registration statement was to become effective and continuing, unless interrupted under certain circumstances, until the second anniversary of the Merger, at which time all such shares were automatically convertible into shares of Parent's common stock.

The Merger was accounted for as a recapitalization. The historical records of the Company are the historical records of Parent. Following the Merger, the business conducted by Parent is the business conducted by Diomed prior to the Merger.

Costs of approximately $2.1 million related to the issuance of Parent's shares in the private placement financing and to its preparation and negotiation of the documentation for the Merger were paid by the Company at the closing of the Merger and subsequent to the Merger. These costs were offset against paid-in-capital within stockholders equity in the year ended December 31, 2002.

The audited operating results for Natexco Corporation for the year ended December 31, 2001 are as follows:

                                                     December 31, 2001
                                                     -----------------
Revenue                                                 $       0
Total loss from discontinued operations                 $  21,439
Net Loss                                                $ (54,484)
Net loss to common stockholders
(less than $0.01 per share)                                  --

Diomed Holdings, Inc.

                           Consolidated Balance Sheets

Assets                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                            2003              2002
                                                                         (unaudited)        (audited)
Current Assets:
   Cash and cash equivalents                                            $   1,537,240   $     1,848,646
   Restricted cash                                                                  -            75,000
   Accounts receivable, net of allowance for doubtful accounts of
     $304,000 and $308,000 in 2003 and 2002, respectively                   1,166,629           676,444
   Inventories                                                              1,580,904         2,012,141
   Prepaid expenses and other current assets                                  555,081           214,253
                                                                       ---------------  ---------------

         Total current assets                                               4,839,854         4,826,484

Property and Equipment:
   Office equipment and furniture and fixtures                              1,486,519         1,229,307
   Manufacturing equipment                                                    829,752           731,787
   Leasehold improvements                                                     816,949           652,141
                                                                       ---------------  ---------------

                                                                            3,133,220         2,613,235

   Less--Accumulated depreciation and amortization                          2,115,061         1,548,085
                                                                       ---------------  ---------------

Property and Equipment, net                                                 1,018,159         1,065,150

Intangible Manufacturing Asset, net of accumulated amortization of
   $564,000 and $417,000 in 2003 and 2002, respectively (Note 2j)             417,059           564,270

Intangible EVLT Technology, net of accumulated amortization of
   $24,000 and zero in 2003 and 2002, respectively (Notes 2j, 5f and 11)    4,677,733                --
                                                                       ---------------  ---------------

        Total intangible assets, net                                        5,094,792           564,270

Other Assets:
   Deposits                                                                   169,088           597,426

   Deferred offering costs (Note 10)                                          605,343                --

   Deferred financing costs, net of accumulated amortization of
   $133,000 and zero in 2002 and 2003, respectively (Notes 5d, 5e and 10)     609,959            80,000
                                                                       ---------------  ---------------

         Total other assets                                                 1,384,390           677,426

                                                                       $   12,337,195   $     7,133,330
                                                                       ===============  ===============

                              Diomed Holdings, Inc.
                           Consolidated Balance Sheets
                                   (continued)

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
   Bank loan                                                           $      310,754   $       216,307
   Related party redeemable Debt ($1,200,000 face value,
   net of $140,000 in debt discount at September 30, 2003) (Note 5d)        1,060,000                 -
   Promissory notes (Notes 5a and 5b)                                       1,369,544           445,208
   Convertible Debt ($2,000,000 in related party debt)
      (Notes 5e and 10)                                                     6,995,000                 -
   Accounts payable                                                         1,673,500         1,608,621
   Accrued expenses                                                         1,983,064         1,444,100
   Current maturities of EVLT Technology Payable ($1,000,000 face value, net of $35,609 debt discount at September 30, 2003)
     (Notes 5f and 11)                                                        964,391                 -
   Other current liabilities                                                   57,483            33,993
                                                                       ---------------  ---------------
         Total current liabilities                                         14,413,736         3,748,229
                                                                       ---------------  ---------------
Promissory Note Payable, less current maturities                                    -           936,000

Related Party Convertible Debt, less current maturities ($2,000,000
face value, net of $2,000,000 debt discount at December 31, 2002)(Note 5c)          -                 -

Capital Lease Obligations, less current maturities                                  -            10,018

EVLT Technology Payable, less current maturities ($1,500,000 face value,
  net of $207,516 debt discount at September 30, 2003) (Notes 5f and 11)    1,292,484                 -
                                                                       ---------------  ---------------

                Total liabilities                                          15,706,220         4,694,247
                                                                       ---------------  ---------------

Commitments and Contingencies

Stockholders' Equity (Deficit):
   Preferred stock., $0.001 par value
     Authorized - 20,000,000 shares
         Designated Class A convertible preferred stock, $0.001 par value
            Authorized--18,000,000 shares
             Issued and outstanding--zero shares at September 30, 2003
             and 14,688,662 shares at December 31, 2002                            -0-          14,689
         Designated Class E preferred stock, $0.001 par value (Note 9)
             Authorized--20 shares Issued and outstanding--20 shares at
             September 30, 2003
             and zero shares at December 31, 2002                           2,000,000                -
         Designated Class F preferred stock, $0.001 par value (Note 9)
             Authorized--24 shares
             Issued and outstanding--24 shares at September 30, 2003
             and zero shares at December 31, 2002                             240,000                -
   Common stock, $0.001 par value
        Authorized - 80,000,000 shares
        Issued and outstanding - 29,711,749 and 15,023,087 shares at
        September 30, 2003 and December 31, 2002, respectively                 29,712           15,023
   Additional paid in capital                                              40,858,785       41,704,774
   Accumulated comprehensive income                                           263,533          158,312
   Accumulated deficit                                                    (46,761,055)     (39,453,715)
                                                                       ---------------  ---------------

         Total stockholders' equity (deficit)                              (3,369,025)       2,439,083
                                                                      ---------------- ---------------

                                                                      $    12,337,195  $     7,133,330
                                                                      ===============  ===============

The accompanying notes are an integral part of these consolidated financial statements.

Diomed Holdings, Inc.

                      Consolidated Statements of Operations
                                   (unaudited)

                                                     Three Months         Three Months         Nine Months          Nine Months
                                                        Ended                 Ended               Ended                 Ended
                                                     September 30,        September 30,        September 30,        September 30,
                                                         2003                 2002                 2003                  2002
                                                     ------------         ------------         ------------         ------------
Revenues                                             $  2,371,768         $  1,945,333         $  6,644,118         $  4,070,478

Cost of Revenues                                        1,540,003            1,287,064            4,211,409            3,480,650
                                                     ------------         ------------         ------------         ------------

Gross profit                                              831,765              658,269            2,432,709              589,828

Operating Expenses:
   Research and development                               248,467              280,532              635,253              663,775
   Selling and marketing                                  870,403            1,019,101            2,892,381            2,096,154
   General and administrative                           1,047,705              890,181            2,829,422            2,658,259
                                                     ------------         ------------         ------------         ------------

         Total operating expenses                       2,166,575            2,189,814            6,357,056            5,418,188
                                                     ------------         ------------         ------------         ------------

         Loss from operations                          (1,334,810)          (1,531,545)          (3,924,347)          (4,828,360)

Interest Expense, non-cash (Notes 5c and 5d)            1,995,484                    0            2,933,333              225,260

Interest Expense, cash  (Notes 5c, 5d and 5e)             218,778               29,192              449,661               91,879
                                                     ------------         ------------         ------------         ------------

         Total interest expense                         2,214,262               29,192            3,382,994              317,139
                                                     ------------         ------------         ------------         ------------

         Net loss                                    $ (3,549,072)        $ (1,560,737)        $ (7,307,341)        $ (5,145,499)
                                                     ============         ============         ============         ============

Net loss per share (Note 3):
   Basic and diluted net loss per share
   applicable to common stockholders                 $      (0.12)        $      (0.11)        $      (0.29)        $      (0.38)
                                                     ============         ============         ============         ============

   Basic and diluted weighted average common
     shares outstanding                                29,711,749           14,200,000           25,178,002           13,399,361
                                                     ============         ============         ============         ============

The accompanying notes are an integral part of these consolidated financial statements.

Diomed Holdings, Inc.

                      Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                      Nine Months Ended
                                                            September 30, 2003  September 30, 2002
Cash Flows from Operating Activities:
   Net loss                                                     $(7,307,341)        $(5,145,499)
   Adjustments to reconcile net loss to net cash used in
   operating activities-
     Depreciation and amortization                                  460,234             250,635
     Noncash interest expense on related party
      debt                                                        2,933,333             225,260
     Issuance of stock options to a third party                       8,600              63,318
     Changes in operating assets and liabilities
       Accounts receivable                                         (490,185)           (272,613)
       Inventories                                                  431,238             203,527
       Prepaid expenses and other current assets                   (340,828)             (7,152)
       Deposits                                                     452,094                  --
       Accounts payable                                           1,029,270          (1,409,798)
       Accrued expenses                                             538,964               6,312
       Customer advance                                                  --            (293,463)
                                                                -----------         -----------

         Net cash used in operating activities                   (2,284,621)         (6,379,473)
                                                                -----------         -----------

Cash Flows from Investing Activities:
   Purchases of property and equipment                             (194,627)           (157,326)
   Acquisition of intangible EVLT Technology                     (2,144,500)                 --
                                                                -----------         -----------
                Net cash used in investing activities            (2,339,127)           (157,326)
                                                                -----------         -----------

Cash Flows from Financing Activities:
   Net proceeds (payments) from bank borrowings                      94,447            (595,751)
   Proceeds from issue of common stock, net                              --           8,381,999
   Proceeds from convertible debt                                 6,500,000                  --
   Proceeds from redeemable debt                                  1,200,000                  --
   Increase in deferred financing costs                            (683,991)                 --
   Increase in deferred offering costs                             (605,343)                 --
   Payments on related party debt                                (2,000,000)                 --
   Payments on convertible debt                                          --            (700,000)
   Payments on promissory notes                                     (11,664)                 --
   Payments on capital lease obligations                            (15,610)            (34,231)
                                                                -----------         -----------

         Net cash provided by financing activities                4,477,839           7,052,017
                                                                -----------         -----------

Effect of Exchange Rate Changes                                    (165,497)            219,078
                                                                -----------         -----------

Net Increase (Decrease) in Cash and Cash Equivalents               (311,406)            734,296

Cash and Cash Equivalents, beginning of period                    1,848,646             322,566
                                                                -----------         -----------

Cash and Cash Equivalents, end of period                        $ 1,537,240         $ 1,056,862
                                                                ===========         ===========

Diomed Holdings, Inc.

                      Consolidated Statements of Cash Flows
                                   (unaudited)
                                   (continued)

Supplemental Disclosure of Cash Flow Information:
   Cash paid for interest                                               $    67,077             $   104,035
                                                                        ===========             ===========
Supplemental Disclosure of Noncash Investing and Financing
Activities:
   Conversion of convertible debt into common stock                     $         -             $   908,355
                                                                        ===========             ===========
   Reclassification of offering costs incurred in 2001 to
     APIC                                                               $         -             $   387,133
                                                                        ===========             ===========
   Fair value options granted to consultants                            $         -             $   212,978
                                                                        ===========             ===========
   Value ascribed to debt discount
   related to redeemable debt                                           $   240,000             $         -
                                                                        ===========             ===========

   Value ascribed to debt discount
   related to related party debt                                        $ 2,000,000             $         -
                                                                        ===========             ===========

   Value ascribed to stock options issued in connection
   with acquisition of EVLT Technology                                  $   312,078             $         -
                                                                        ===========             ===========

   Debt associated with EVLT technology acquisition                     $ 2,245,647             $         -
                                                                        ===========             ===========

The accompanying notes are an integral part of these consolidated financial statements.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(1) OPERATIONS, BASIS OF PRESENTATION

(a) Operations

Diomed Holdings, Inc. (the "Company") and its subsidiaries specialize in developing and commercializing laser and related disposable product technologies used in minimally and micro-invasive medical procedures.

Previously, the operations of the Company were that of Diomed, Inc., which was incorporated in December 1997 under the laws of the State of Delaware. On February 14, 2002, Diomed, Inc. became a wholly owned subsidiary of Diomed Holdings, Inc. through a reverse merger. (See Note 8)

The Company's medical laser and disposable product technologies and applications are in various stages of development, and, as such, the success of future operations is subject to a number of risks similar to those of other companies in similar stages of development. Principal among these risks are the continued successful development and marketing of the Company's products, proper regulatory approval, the need to achieve profitable operations, competition from substitute products and larger companies, the need to obtain adequate financing to fund future operations and dependence on key individuals. The Company has incurred significant losses since inception and is devoting substantially all its efforts towards research and development, regulatory approvals, manufacturing, and sales and marketing of its products.

Between December 2002 and May 2003, the Company obtained $3,200,000 of bridge financing from Gibralt US, Inc., an affiliate of Samuel Belzberg, a director and significant stockholder of the Company, James A. Wylie, Jr., a director and the Company's chief executive officer and Peter Norris, a former director and a stockholder of the Company. (See Notes 5c and 5d) In order to fund its operations in 2003, the Company requires additional debt or equity financing to support the Company's commercialization of EVLT(R). The Company will require the proceeds of any such financing, together with its current cash resources, to continue as a going concern. As a result of the additional financing needed to support operations in 2003, the auditors' opinion for the year ended December 31, 2002 expressed substantial doubt about the Company's ability to continue as a going concern.

On September 2, 2003, the Company entered into an equity financing transaction (the "Equity Financing") in which 119 accredited investors (the "Investors") agreed to purchase 254,437,500 shares of Common Stock for an aggregate purchase price of $23,200,000. Twenty two million dollars of the aggregate purchase price is payable in cash, and $1,200,000 will be paid by conversion of the Company's outstanding debt previously issued in connection with the Company's May 2003 bridge financing. (See Note 10)

The first closing of the Equity Financing occurred on September 3, 2003. At that time, the Investors funded $6,500,000 of the Equity Financing in the form of secured bridge loans. The second closing of the Equity Financing will occur after we satisfy the conditions to the second closing, which we expect to be within 90 days after the first closing. The notes that the Company issued in connection with the secured bridge loans at the first closing will convert into Common Stock at the second closing at a price of $0.08 per share. Also at the second closing, the remaining $16,700,000 of the Equity Financing will be provided to us by the Investors for the purchase of Common Stock at a price of $0.10 per share. Of the $16,700,000 to be provided by the Investors at

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

the second closing, $15,500,000 will be paid by the Investors in cash and $1,200,000 will be paid by conversion of the Company's outstanding Class D notes due 2004 that we issued in connection with loans made in its May 2003 interim financing transaction. The $15,500,000 in cash payable at the second closing is currently on deposit with a third party acting as our escrow agent.

The Company believes that the Equity Financing is absolutely essential to its continued existence. If the Company is unable to obtain stockholder approval and complete the Equity Financing within 90 days of the first closing, or December 2, 2003, the Company will be obligated to return the $15,500,000 held in escrow for the second closing to the Investors. Our inability to complete the Equity Financing would cause the Company to reduce or cease operations, seek a sale of the Company or enter into a business combination with a third party. If the Company does not complete the Equity Financing, then the Company will attempt to sell its business and assets, to merge with another Company or to enter into some other business combination. The Company has not begun any discussions with any third parties to enter into any such transaction if the Company does not complete the Equity Financing. If the Company's cash inflows and cash outflows continue at their historic rate for the remainder of 2003, and if the Equity Financing is not completed, then the Company expects to exhaust its current cash resources at the end of 2003.

(b) Basis of Presentation

The accompanying consolidated condensed financial statements of the Company at September 30, 2003 and for the three-month and nine-month periods ended September 30, 2003 and 2002 are unaudited. In management's opinion, these unaudited consolidated condensed financial statements have been prepared on the same basis as the audited consolidated financial statements included in the Company's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 2002, and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results for such interim periods. These unaudited consolidated condensed financial statements should be read in conjunction with the audited consolidated financial statements included in the Company's Annual Report on Form 10-KSB/A, as amended, for the year ended December 31, 2002. The results of operations for the three-month and nine-month periods ended September 30, 2003 are not necessarily indicative of the results expected for the fiscal year ending December 31, 2003.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain accounting policies described below and elsewhere in these notes to consolidated financial statements.

(a) Principles of Consolidation

These financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

(c) Cash and Cash Equivalents

Cash and cash equivalents consists of short-term, highly liquid investments with original maturity dates of 90 days or less. Cash equivalents are carried at cost, which approximates fair value.

(d) Foreign Currency Translation

Assets and liabilities of the foreign subsidiaries are translated at the rate of exchange in effect at the end of the period. Results of operations are translated using the weighted average exchange rate in effect during the period. Translation adjustments, resulting from changes in the rate of exchange between the subsidiaries' functional currency and the U.S. dollar, are included in other comprehensive income (loss) with the cumulative effect included as a separate component of stockholders' equity in the accompanying consolidated balance sheets. Transaction gains and losses, resulting from the revaluations of assets and liabilities denominated in other than the functional currency of the Company or its subsidiaries, are included in operating expenses for all periods presented.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(e) Revenue Recognition

Revenue is derived primarily from product revenue, which includes lasers, instrumentation, and disposables, and service revenue. The Company recognizes revenue on products and services when the persuasive evidence of an arrangement is in place, the price is fixed or determinable, collectability is reasonably assured, and title and risk of ownership has been transferred. Transfer of title and risk of ownership generally occurs when the product is shipped to the customer or when the customer receives the product, depending on the nature of the arrangement. Service revenue is recognized as the services are performed.

(f) Warranty Obligation

The Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of our component suppliers. In addition to these proactive measures, the Company also provides for the estimated cost of product warranties at the time revenue is recognized.

(g) Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-progress and finished goods consist of materials, labor and manufacturing overhead. Inventories consist of the following:

                                      September 30, 2003               December 31, 2002
Raw materials                      $                804,602         $              982,622
Work-in-progress                                    334,727                        446,820
Finished goods                                      441,575                        582,699
                                   ------------------------         ----------------------
                                   $              1,580,904         $            2,012,141
                                   ========================         ======================

(h) Excess and Obsolete Inventory

The Company maintains reserves for its estimated obsolete inventory. The reserves are equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves may be required.

(i) Property and Equipment

The Company records property and equipment at cost, and provides for depreciation and amortization using both straight-line and accelerated methods by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives as follows:


Description                                                           Estimated Useful Life
-----------                                                           ---------------------
Office Equipment and furniture and fixtures                           2-5 years

Manufacturing Equipment                                               2-5 years

Leasehold improvements                                                Lesser of estimated useful life or life of lease


Depreciation expense for the nine-month periods ended September 30, 2003 and 2002 was approximately $289,000 and $103,000, respectively.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(j) Intangible Assets

Intangible assets are recorded at cost and consist of manufacturing rights acquired in 2001 and the EVLT(R) patent rights acquired in September 2003 (Note
11). The manufacturing rights are being amortized over a five-year estimated useful life. Amortization expense relating to these manufacturing rights of approximately $49,000 is included in general and administrative expenses for each of the three-month periods ended September 30, 2003 and 2002 and amortization expense relating to these manufacturing rights of approximately $147,000 is included in general and administrative expenses for each of the nine-month periods ended September 30, 2003 and 2002. The EVLT(R) patent rights are being amortized over the remaining 16-year life of the patents, and amortization expense relating to the EVLT(R) patent rights of $24,000 is included in the cost of goods sold for the three and nine -month periods ended September 30, 2003.

(k) Long-Lived Assets

The Company evaluates long-lived assets, such as intangible assets, equipment and certain other assets, for impairment in accordance with Statement of Financial Standards No. 144 (SFAS 144), "Accounting for the Impairment or Disposal of Long-Lived Assets." The Company records an impairment charge whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets are written down to fair value.

(l) Fair Value of Financial Instruments

The carrying amounts of the Company's cash, cash equivalents, accounts receivable, accounts payable and various debt instruments approximate fair value due to the short-term nature of these instruments. The carrying amounts of debt issued pursuant to agreements with banks approximate fair value as the interest rates on these instruments fluctuate with market interest rates.

(m) Concentration of Credit Risk and Significant Customers

The Company places its cash and cash equivalents in established financial institutions. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company's accounts receivable credit risk is not concentrated within any one geographic area. The Company has not experienced any significant losses related to receivables from any individual customers or groups of customers in any specific industry or by geographic area. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be inherent in the Company's accounts receivable.

Accounts receivable are customer obligations due under normal trade terms. The Company sells its products to private physicians, hospitals, health clinics, distributors and OEM customers. The Company typically requires signed sales agreements, non-refundable advance payments and purchase orders, depending upon the type of customer, and in certain cases, letters of credit. Accounts receivable are stated at the amount billed to the customer less a valuation allowance for doubtful accounts.

Senior management reviews accounts receivable on a monthly basis to determine if any receivables could potentially be uncollectible. The Company includes specific accounts receivable balances that are determined to be uncollectible, along with a general reserve, in its overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on available information, the Company believes its allowance for doubtful accounts as of September 30, 2003 is adequate.

(n) Accounting for Stock-Based Compensation

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," utilizing the intrinsic value method. Accordingly, compensation cost for stock options issued to employees is measured as the excess, if any, of the fair market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure-only alternative under SFAS No. 123, which requires disclosure of the pro forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted, as well as certain other information, as follows: (See Note 6)


                                                      Three-Months Ended September 30,      Nine-Months Ended September 30,
                                                           2003             2002               2003                2002
Net (loss) as reported                                  ($3,549,072)    ($1,560,737)        ($7,307,341)       ($5,145,499)

Add : Stock-based employee compensation;                       -0-            -0-                -0-               -0-
         expense included in reported net (loss),
         net of tax

Deduct : total stock-based employee compensation;
          expense determined under the fair value
          based method for all awards, net of tax         ($71,060)       ($75,847)          ($211,729)         ($462,949)
                                                       --------------   -----------        -----------        ------------

Pro forma net (loss)                                    ($3,620,132)   ($1,636,584)        ($7,519,070)       ($5,608,448)
                                                       ==============   ===========        ============        ===========

Earnings per share:
   Basic and diluted - as reported                            (0.12)          (0.11)             (0.29)            (0.38)

   Basic and diluted - pro forma                              (0.12)          (0.12)             (0.30)            (0.42)


(o) Research and Development Expenses

The Company charges research and development expenses to operations incurred.

(p) Comprehensive Income

SFAS No. 130, "Reporting Comprehensive Income," requires disclosure of all components of comprehensive income. Comprehensive income is defined as the change in stockholders' equity of a business enterprise during a period resulting from transactions and other events and circumstances from non-owner sources. For all periods presented, comprehensive loss consists of the Company's net loss and changes in cumulative translation adjustment account. (See Note 2(d)) The Company has disclosed comprehensive net income (loss) for all periods presented in the accompanying consolidated statements of stockholders' equity (deficit), as follows:

                                                Three Months         Three Months         Nine Months            Nine Months
                                                   Ended                Ended                Ended                  Ended
                                            September 30, 2003    September 30, 2002   September 30, 2003     September 30, 2002
                                            ------------------    ------------------   ------------------     ------------------
Net loss                                        $(3,549,072)         $(1,560,737)         $(7,307,341)         $(5,145,499)
Foreign currency translation adjustment             255,591              (39,439)             105,221             (114,513)
                                                -----------          -----------          -----------          -----------
Comprehensive loss                              $(3,293,481)         $(1,600,176)         $(7,202,120)         $(5,260,012)
                                                ===========          ===========          ===========          ===========

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(q) Income Taxes

The Company follows the provisions of SFAS No. 109, "Accounting for Income Taxes." Deferred income taxes are provided on temporary differences that arise in the recording of transactions for financial and tax reporting purposes and result in deferred tax assets and liabilities.

Deferred tax assets are reduced by an appropriate valuation allowance if it is management's judgment that part of the deferred tax asset will not be realized. Tax credits are accounted for as reductions of the current provision for income taxes in the year in which the related expenditures are incurred.

(3) NET LOSS PER SHARE

Net loss per share is computed based on the guidance of SFAS No. 128, "Earnings per Share." SFAS No. 128 requires companies to report both basic loss per share, which is based on the weighted average number of common shares outstanding; and diluted loss per share, which is based on the weighted average number of common shares outstanding and the weighted average dilutive potential common shares outstanding using the treasury stock method. As a result of the losses incurred by the Company for the three months and nine months ended September 30, 2003 and 2002, all potential common shares were antidilutive and were excluded from the diluted net loss per share calculations.

The following table summarizes securities outstanding as of each period-end which were not included in the calculation of diluted net loss per share, since their inclusion would be antidilutive:

                                                Three Months Ended                              Nine Months Ended
                                      September 30,             September 30,         September 30,             September 30,
                                          2003                      2002                  2003                      2002
                                     --------------            --------------        --------------            --------------
Convertible Debt                         99,437,500(A)                    -0-            99,437,500(A)                    -0-
                                     ==============            ==============        ==============            ==============

Convertible Preferred Stock                     -0-                15,461,750(B)                -0-                15,461,750(B)
                                     ==============            ==============        ==============            ==============

Exchangeable Preferred Stock             30,138,792(C)                    -0-            30,138,792(C)                    -0-
                                     ==============            ==============        ==============            ==============

Common Stock Options                      3,431,838(D)              1,784,878             3,431,838(D)              1,784,878
                                     ==============            ==============        ==============            ==============

Common Stock Warrants                    41,000,987(E)                121,924(D)         41,000,987(E)                121,924(D)
                                     ==============            ==============        ==============            ==============


(A) On September 2, 2003, the Company entered into an equity financing transaction providing for an aggregate investment of $23,200,000. At the first closing of the equity financing on September 3, 2003, the Company issued $6,995,000 in principal amount of Secured Bridge Notes that will convert into 87,437,500 shares of common stock at $0.08 per share at the second closing of the equity financing. (See Note 10) In addition, the $1,200,000 in principal amount of notes issued in May 2003 will convert into 12,000,000 shares of common stock at $0.10 per share in the second closing. (See Note 5d)

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(B) On February 14, 2002, the Company completed a reverse merger and issued Diomed Inc. shareholders Diomed Holdings, Inc. Class A Convertible Preferred Stock (the "Class A Stock") that was convertible into Diomed Holdings, Inc. Common Stock by February 14, 2004. On December 31, 2002, monthly installments of the Class A Stock began converting into Common Stock at the rate of 773,087 shares per month. The remaining 4,638,531 shares of Class A Stock were to have converted into Common Stock in February 2004. On March 31, 2003, the Company accelerated the conversion of those shares of Class A Stock that had not yet been converted into Common Stock. As of the close of business on March 31, 2003, no shares of Class A Stock were outstanding:

(C) On August 22, 2003, the Company issued 20 shares of Class E Preferred Stock (the "Class E Stock") and 24 shares of Class F Preferred Stock (the "Class F Stock"). The Class E Stock was issued in exchange for an equal number of shares of Class C Convertible Preferred Stock (the "Class C Stock') and the Class F Stock was issued in exchange for an equal number of shares of Class D Convertible Preferred Stock (the "Class D Stock"). On May 7, 2003, the Company had issued the Class C Stock to the December 2002 noteholders and issued the Class D Stock to the May 2003 noteholders. (See Notes 5d and 9)

(D) See Note 6.

(E) On September 3, 2003, the Company issued 40,879,063 warrants to purchase Common Stock to a placement agent for services rendered in the equity financing. (See Note 10)

(4) LINE-OF-CREDIT ARRANGEMENT

Diomed, Ltd., the Company's United Kingdom-based subsidiary, utilizes a line of credit with Barclays Bank, limited to the lesser of (pound)350,000 ($582,000 at September 30, 2003) or 80% of eligible accounts receivable. The credit line bears interest at a rate of 3% above Barclays base rate (4.00% at September 30, 2003) and borrowings are due upon collection of receivables from customers. As security interest, Barclay's Bank has a lien on all of the assets of Diomed Ltd., excluding inventory and certain intellectual property.

As of September 30, 2003, there were borrowings of (pound)186,976 ($310,754) outstanding under this line and available future borrowing capacity of approximately $16,000.

(5) DEBT

a) Promissory Note Issued to Customer

In October 2000, Axcan Pharma advanced the Company $936,000 to secure certain key materials. In September 2001, the Company issued a promissory note to this customer in the amount of the advance. The promissory note matures on January 1, 2004 and bears interest, at an annual rate of 8.5%, which is payable quarterly in arrears. As of September 30, 2003 and December 31, 2002, the balance outstanding to this promissory note was $936,000, and accrued interest was $20,053.

b) Promissory Notes Issued to Service Providers

In December 2002, the Company converted amounts due for legal services, in the amount of $416,102, into a promissory note. Payment terms include $100,000 paid upon completion of the $2,000,000 bridge financing on December 27, 2002 and the balance due upon completion of a longer-term capital financing in fiscal 2003. The promissory note bears interest at an annual rate of 6% and is payable upon maturity. As of September 30, 2003 and December 31, 2002, the balance outstanding to this promissory note was $316,102, and accrued interest was $15,796 and $1,611, respectively.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

In December 2002, the Company converted $183,016 due a professional service provider for external marketing initiatives into a promissory note. Payment terms include $50,000 paid upon completion of the $2,000,000 bridge financing on December 27, 2002, with the balance due upon completion of a longer-term financing in fiscal 2003. The promissory note is non-interest bearing. As of September 30, 2003 and December 31, 2002, the note balance was $117,442 and $129,106, respectively.

c) Bridge Loan from Related Party - December 27, 2002

On December 27, 2002, the Company completed a $2,000,000 bridge note financing with Gibralt US, Inc (the "December 2002 noteholder" and, together with the three persons to whom Gibralt US subsequently transferred $500,000 of the notes, the "December 2002 noteholders"), whose principal, Samuel Belzberg, is a member of the Company's Board of Directors. The financing included $1,000,000 in Class A secured notes and $1,000,000 in Class B unsecured notes due January 1, 2004. The notes accrued interest at an annual rate of 8%, payable upon maturity.

The notes were convertible into common stock at the election of the December 2002 noteholders upon the occurrence of: (i) a financing transaction, (ii) a liquidity event, (iii) a merger or reorganization, or (iv) at any time during the life of the notes at the election of the holders of at least 66 2/3% of the outstanding principal amount of the notes. The notes, including principal and accrued interest, were convertible into common stock at 80% of the common stock price at the time of conversion.

As security for the notes, the Company formed a new wholly owned subsidiary ("PDT Co."), transferred its assets for photodynamic therapy to PDT Co., including intellectual property, manufacturing rights and trademarks for lasers and disposable Optiguide(R) fibers, and pledged 100% of the shares of PDT Co. to the December 2002 noteholders. As additional security, the Company granted a security interest in the following unencumbered assets of Diomed Inc. to the December 2002 noteholders: equipment, inventory, accounts receivable, intellectual property and cash deposit accounts. The December 2002 noteholders' lien on the inventory is subordinate to Axcan Pharma's lien on inventory. (See
Note 5a)

As additional consideration for the financing, the Company issued to the December 2002 noteholders warrants to purchase 8,333,333 shares of common stock, based upon the $0.24 closing price of the Company's common stock on December 26, 2002. The warrants were exercisable for a period of five years beginning June 27, 2003 at an exercise price of $0.26, which was 110% of the market price of the stock on December 26, 2002. If, prior to the exercise of the warrants, the Company issued common stock or common stock equivalents at a price per share less than the exercise price of the warrants, the number of warrants and the exercise price of the warrants were to be adjusted to the lower price per share. In the event of a merger or reorganization, the warrants were convertible into the kind and number of shares of common stock, other securities or property into which the warrants would have been converted into if the warrants had been converted into common stock based on the provisions of the merger or reorganization.

The notes and warrants were transferable in part or in whole by the December 2002 noteholders to one or more third parties in accordance with all of the same terms granted the noteholder by the Company. The December 2002 noteholders could designate a member to the Company's Board of Directors while the notes were outstanding. The Company was required to obtain the advance approval by the December 2002 noteholders for future financing transactions during the life of the notes.

On March 18, 2003, the initial December 2002 noteholder sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of notes ($250,000 of which were Class A notes and $250,000 of which were Class B notes) and (ii) warrants to purchase 2,083,334 shares of common stock. Accordingly, after the taking effect of this transfer, the initial noteholder owned $1,500,000 aggregate principal amount of notes ($750,000 of which were Class A notes and $750,000 of which were Class B notes) and warrants to purchase 6,249,999 shares of common stock.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

In accordance with Emerging Issues Task Force (EITF) 00-27, "Application of EITF No. 98-05 to Certain Convertible Instruments," the Company recognized the $2,000,000 fair value of the warrants and the beneficial conversion feature related to the immediate convertibility of the notes to equity as a discount to the notes. The value ascribed to the warrants was approximately $1,200,000, as calculated using the Black-Scholes option pricing model, and the value ascribed to the beneficial conversion feature of the notes was $800,000. The discount was to be amortized over the term of the notes to non-cash interest expense, with a corresponding increase in additional paid in capital, such that the full amount of the discount was to be amortized by the earlier of the maturity date of the notes or the convertability of the notes to equity. The net impact on stockholders' equity/(deficit) was to be zero when the net loss, including the discount, was fully reflected in the accumulated deficit. Accordingly, the notes were originally recorded at net value of zero (after the $2,000,000 discount). In the nine-month period ended September 30, 2003, $833,000 was recognized in non-cash interest expense pertaining to this amortization of the discount due to the May 2003 exchange transaction discussed below.

In connection with the bridge financing, the Company incurred $80,000 in related legal fees. As of December 31, 2002, these costs were capitalized as deferred financing costs and were to be amortized to general interest expense over the life of the notes, such that the full amount of costs were amortized by the earlier of the maturity date of the notes or by the month the notes were converted into equity. In May 2003, the Company expensed the balance of the deferred financing costs upon completion of the May 2003 exchange transaction. In the nine-month period ended September 30, 2003, the Company recognized $80,000 in general interest expense pertaining to this amortization of the deferred financing costs, and, accordingly, the balance of the deferred financing costs was zero as at September 30, 2003.

During the first quarter of 2003, it became clear that the successful operations of the Company would require additional working capital. In April 2003, the Company began discussions with Gibralt US with a view to its providing interim financing in addition to that it had provided in December 2002. The Company also began to consider a subsequent financing expected to begin later in the quarter that would address its longer term capital needs. In late April, the Company elected to obtain up to $1,200,000 of interim financing from Gibralt US and two of its directors. At the same time, the Company proposed a restructuring of the securities issued in December 2002 to improve its access to the financial markets and enhance the likelihood of a subsequent financing. Therefore, the Company offered to repurchase from the December 2002 noteholders certain of their rights that, in light of current market conditions, might have made it more difficult to successfully complete a subsequent financing in the current market.

Using the Black Scholes valuation methodology, the Company calculated the monetary value of the rights of the December 2002 noteholders to convert their notes into shares of common stock and the monetary value of the common stock purchase warrants. The Company further engaged Marshall & Stevens, Incorporated, a professional valuation firm, to provide an opinion as to the valuations that it had calculated. The price per share that the Company employed to calculate the number of shares to equal to the monetary value of the rights that the December 2002 noteholders would be surrendering was the presumed price per share of its common stock after giving effect to the issuance of those shares.

At the time when the Class A secured notes and Class B unsecured notes were issued, the Company could not issue more than $1,000,000 in secured debt without obtaining prior approval by its preferred stockholders under the terms of its Class A Stock. On March 31, 2003, the Company converted all of its Class A Stock into common stock to eliminate its convertibility feature and its apparent negative impact on the Company's ability to obtain additional financing. On May 7, 2003, the December 2002 noteholders exchanged their $1,000,000 principal amount of secured Class A notes and $1,000,000 principal amount of unsecured Class B notes for $2,000,000 principal amount of secured Class C notes due January 1, 2004. On May 7, 2003, the Company issued to the December 2002 noteholders 20 shares of its Class C Stock, convertible into 27,117,240 shares of common stock in exchange for eliminating the convertibility feature of the $2,000,000 principal amount of notes and the warrants to purchase 8,333,333 shares of common stock, as well as certain other rights. The Class C Stock was exchanged for Class E Stock on August 22, 2003. (See Note 9)

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

On May 28, 2003, the Company and the December 2002 noteholders amended certain of the terms of the May 7, 2003 capital restructuring to: (i) extend the due date of the Class C notes from January 1, 2004 until January 1, 2006, (ii) increase the rate of interest payable on the Class C notes from 8.0% to 12.5%,
(iii) provide for mandatory prepayments of principal of the Class C notes in amounts up to 50% of positive quarterly cash flow, (iv) limit the security interest in inventory that secures the Class C notes at $3,271,000, (v) waive the noteholders' right of approval of future financing transactions and (vi) extend the deadline by which the financing was to be completed without triggering the noteholders' right of rescission, from June 30, 2003 to July 31, 2003 (under the terms of the restructuring if the contemplated financing were not completed by July 31, 2003 the December 2002 noteholders had the right to rescind the May 7, 2003 exchange transaction). On July 31, 2003, the deadline by which the financing was to be completed without triggering the noteholders' right of rescission was extended until November 15, 2003. The Class C notes were exchanged for Class E notes reflecting these modified terms, in principal amounts equal to the principal amounts of the Class C notes so exchanged. The Class E notes were repaid in full with a portion of the proceeds from the first closing of the equity financing.

The exchange of debt and preferred stock for the elimination of warrants and modification of the December 2002 notes in May 2003 was treated as an extinguishment of the $2,000,000 debt. As a result, the fair market value of the warrants and other consideration, which was limited to the remaining unamortized discount on the December 2002 notes, was recorded as a reduction in additional paid in capital in the amount of $1,167,000 and the remaining unamortized discount was reduced to zero.

In accordance with Emerging Issues Task Force (EITF) 00-27, "Application of EITF No. 98-05 to Certain Convertible Instruments," the Company recognized the $2,000,000 fair value of the preferred stock issued with the Class E notes, which was recorded as a discount to the notes. The discount was to be amortized over the term of the notes to non-cash interest expense, with the offset as an increase in preferred stock, such that the full amount of the discount was to be amortized by the earlier of the maturity date of the notes or early retirement of the notes. The net impact on stockholders' equity/(deficit) was to be zero when the net loss, including the discount, was fully reflected in the accumulated deficit. Accordingly, the notes were originally recorded at net value of zero (after the $2,000,000 discount). On September 3, 2003 the notes were fully retired in advance of their January 1, 2006 maturity date in order to expand the security interest base available to the holders of the September Secured Bridge Notes while the Company obtained stockholder approval to complete the Equity Financing. (See Notes 5e and 10) In the three-month and nine-month periods ended September 30, 2003, the Company recognized $1,935,000 and $2,000,000, respectively, in non-cash interest expense pertaining to this amortization of the discount.

d) Bridge Loans from Related Parties - May 7, 2003

On May 7, 2003, Gibralt US and two of the Company's directors, James
A. Wylie, Jr. and Peter Norris (the "May 2003 noteholders"), committed to provide financing of up to $1,200,000 in the form of Class D secured notes due May 6, 2004. The Company issued the May 2003 noteholders an aggregate of 24 shares of Class D Stock, convertible into 3,021,552 shares of common stock. The Class C Stock was exchanged for Class F Stock on August 22, 2003. (see Note 9) The Class D notes accrue interest at an annual rate of 8%, payable upon maturity. As of September 30, 2003, the entire $1,200,000 in interim financing had been funded. At the second closing of the Equity Financing, the $1,200,000 in Class D notes and accrued interest will convert into common stock at $0.10 per share. (See Note 10) The May 2003 noteholders have the same security interest and registration rights granted to the December 2002 noteholders, as described in Note 5e. The notes are not transferable without the prior consent of the Company.

The May 2003 noteholders have the right to participate in the Company's financing contemplated for the second half of 2003 on the same terms and conditions as the new investors by redeeming their notes. In determining the price at which the Company sold its notes, an independent committee of the board of directors considered the added risk that the May 2003 noteholders would be accepting in light of the uncertainty of the completion of the contemplated financing. The December 2002 notes provided that the corresponding noteholders had the right to participate in the next financing of the Company at a discount of 20% to the price to be paid by investors. Using this discount factor as a benchmark for assessing the risk that the May 2003 noteholders would be assuming, among other factors, the independent committee authorized the issuance of preferred shares convertible into 3,021,552 shares of common stock, allocated according to the noteholder's respective loan commitments.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

On May 28, 2003, the Company and the May 2003 noteholders amended certain of the terms of the May 7, 2003 interim financing to: (i) add a requirement that 100% of the Class D notes be redeemed into common stock in the contemplated financing at the same price per share and on the same terms as the new investors if the Company raises $6,000,000 or more in gross proceeds and (ii) extend the deadline for completion of the contemplated financing without triggering the right of the May 2003 noteholders to declare the Class D notes due and payable to July 31, 2003. On July 31, 2003, this date was further extended to November 15, 2003. On August 21, 2003, this deadline was extended to the business day following any date after November 15, 2003, which the Company and the Investors in the Equity Financing agree to as the second closing date.

(See Note 10)

In accordance with Emerging Issues Task Force (EITF) 00-27, "Application of EITF No. 98-05 to Certain Convertible Instruments," the Company recognized an amount of $240,000 for the fair value of the preferred stock issued, which has been recorded as a discount to the Class D notes. The discount will be amortized over the term of the notes to non-cash interest expense, with a corresponding increase in preferred stock, such that the full amount of the discount will be amortized by the earlier of the maturity date of the Class D notes or by the month the Class D notes are converted into equity. The net impact on stockholders' equity/(deficit) will be zero when the net loss, including the discount, is fully reflected in the accumulated deficit. In the three-month and nine-month periods ended September 30, 2003, the Company recognized $60,000 and $100,000, respectively, in non-cash interest expense pertaining to this amortization of the discount and, accordingly, the Class D notes were recorded at $1,060,000 as of September 30, 2003.

In accordance with Emerging Issues Task Force (EITF) 00-27, "Application of EITF No. 98-05 to Certain Convertible Instruments," the Company will recognize a beneficial conversion feature in the amount of $960,000, which will be recorded as a discount to the notes, upon favorable stockholder approval of the equity financing at the annual meeting. This contingent discount will be fully amortized to non-cash interest expense in the period in which the Class D notes convert to equity, with a corresponding increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when the net loss, including the discount, is fully reflected in the accumulated deficit.

In connection with the interim financing, the Company incurred $51,000 in related legal fees. As of September 30, 2003, these costs were capitalized as deferred financing costs and will be amortized to general interest expense over the life of the Class D notes, such that the full amount of costs will be amortized by the earlier of the maturity date of the Class D notes or by the month the Class D notes are converted into equity. In the three-month and nine-month periods ended September 30, 2003, the Company recognized $12,775 and $21,292, respectively, in general interest expense pertaining to this amortization of the deferred financing costs, and, accordingly, the balance of the deferred financing costs was $29,809 as of September 30, 2003.

e) Secured Bridge Notes - September 3, 2003

On September 2, 2003, the Company entered into agreements that provide for the Equity Financing with 119 Investors who agreed to purchase from the Company 254,437,500 shares of Common Stock for an aggregate purchase price of $23,200,000. Twenty two million dollars of the aggregate purchase price is payable in cash, and $1,200,000 will be paid by conversion of certain of the Company's Class D notes at the second closing. (See Note 10)

At the first closing of the Equity Financing, the Company issued $6,995,000 in principal amount of Secured Bridge Notes due September 3, 2004 (the "Secured Bridge Notes"), which accrue interest at an annual rate of 8%. The notes are secured by a security interest in collateral that includes the Company's rights to U.S. Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins (the "EVLT Patent"). These patents relate to the technology that the Company acquired on September 3, 2003 underlying the Company's EVLT(R) product line (See Note 11) and the security interest previously granted to the December 2002 noteholders (See Notes 5c and 5d). The Class E notes were fully paid at the first closing of the Equity Financing in advance of the January 1, 2006 maturity date to increase the collateral available for the September Secured Bridge Notes.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

Under the terms of the Equity Financing, at the second closing, the aggregate principal amount of the Secured Bridge Notes converts into approximately 87,437,500 shares of Common Stock at a purchase price of $0.08 per share. Additional shares are to be issued to pay accrued interest on the Secured Bridge Notes, also at $0.08 per share. Of the Secured Bridge Notes, $6,500,000 in aggregate principal amount was issued at the first closing in exchange for a purchase price equal to $6,500,000 paid in cash. Gibralt US and the other three holders of the Company's Class E notes purchased $2,000,000 of Secured Bridge Notes at $0.08 per share at the same price as the other Investors paid. Each of the other Investors who subscribed to purchase securities in the Equity Financing purchased on a pro rata basis $4,500,000 in aggregate principal amount of the Secured Bridge Notes. The Company also issued $495,000 in principal amount of the Secured Bridge Notes to the placement agent in partial payment of its fee.

If the Company defaults on any indebtedness exceeding $500,000, the holders of at least twenty five (25%) of the outstanding principal amount of the Secured Bridge Notes may declare the outstanding Secured Bridge Notes, together with all accrued and unpaid interest thereon, to be immediately due and payable.

In accordance with Emerging Issues Task Force (EITF) 00-27, "Application of EITF No. 98-05 to Certain Convertible Instruments," the Company will recognize a beneficial conversion feature in the amount of $6,995,000, which will be recorded as a discount to the notes, upon favorable stockholder approval of the Equity Financing at the annual meeting. This contingent discount will be fully amortized to non-cash interest expense in the period the Secured Bridge Notes convert to equity, with a corresponding increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when the net loss, including the discount, is fully reflected in the accumulated deficit. Accordingly, as of September 30, 2003, the Secured Bridge Notes were recorded at their full face value of $6,995,000.

In connection with the first closing, the Company incurred $632,891 in placement agent and legal fees, including the fee due to be paid in cash to the placement agent in the amount of $495,000 that the placement agent invested in the Secured Bridge Notes. As of September 30, 2003, these costs were capitalized as deferred financing costs and will be amortized to general interest expense over the life of the notes, such that the full amount of costs will be amortized by the earlier of the maturity date of the notes or by the month the notes are converted into equity. In the three-month period ended September 30, 2003, the Company recognized $52,741 in general interest expense pertaining to this amortization of the deferred financing costs, and accordingly, the balance of the deferred financing costs was $580,150 as of September 30, 2003.

In connection with the first closing, the Company will recognize an additional placement agent fee, in the amount of approximately $1,800,000, for 6,187,500 warrants issued to a placement agent. The warrant fee will be recorded as a deferred financing cost upon favorable stockholder approval of the Equity Financing. This contingent cost will be fully amortized to general interest expense in the period in which the Secured Bridge Notes convert to equity, with a corresponding increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when the net loss, including the deferred financing cost, is fully reflected in the accumulated deficit.

f) EVLT(R) Technology Acquisition - September 3, 2003

On September 3, 2003, the Company acquired rights to the EVLT Patent, which relates to the technology underlying the Company's EVLT(R) product line. As part of the transaction, the Company entered into an agreement with Endolaser Associates. On September 3, 2003, the Company paid Endolaser Associates $1,500,000 in payments in cash in exchange for the exclusive license and is to make additional payments totaling $2,500,000 in 10 quarterly installments of $250,000 each, commencing with the quarter following the completion of the equity financing. (See Note 11)

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

The following summarizes the Company's current and long term debt at December 31, 2002 and September 30, 2003:


                                                            December 31, 2002     December 31, 2002
                                                                Current              Long-Term
                                                             -------------         -------------
Promissory notes payable                                    $      445,208         $           -

Non-convertible debt                                                    -                936,000
Related party convertible debt (face value)                             -              2,000,000
Capital equipment leases                                            33,993                10,018
                                                             -------------         -------------
                                                            $      479,201         $   2,946,018
                                                            ==============         =============

                                                          September 30, 2003    September 30, 2003
                                                               Current               Long-Term
                                                           ---------------       --------------
 Promissory notes payable                                  $       433,554         $          -
 Non-convertible debt                                              936,000                    -
 Related party redeemable debt (face value)                      1,200,000                    -
 Convertible debt ($2,000,000 related party
 debt)(face value)                                               6,995,000                    -
 EVLT technology payable (face value)                            1,000,000            1,500,000
 Capital equipment leases                                           18,383                    -
                                                           ---------------       --------------
                                                           $    10,582,937         $  1,500,000
                                                           ===============       ==============


(6) Stock Options

(a) In November 1998 and May 2001, respectively, the Company's board of directors approved the 1998 Incentive Plan (the "1998 Plan") and the 2001 Stock Option Plan (the "2001 Plan") (collectively, the "Plans"), permitting the granting of stock options to employees, directors, consultants and advisors, which may be either incentive stock options or nonqualified options and stock awards. The Board has reserved 750,000 and 1,750,000 shares of common stock for issuance under the 1998 Plan and the 2001 Plan, respectively.

The exercise price and vesting are determined by the board of directors at the date of grant. Options generally vest over two and four years and expire 10 years after the date of grant. Incentive stock options under the Plans are granted at not less than fair market value per share of common stock on the date of grant or 110% of fair market value for any stockholder who holds more than 10% of the total combined voting power of all classes of stock of the issuer.

A summary of stock option activity is as follows:

                                                                                Weighted
                                                                                 Average
                                              Range of        Number of         Exercise
                                           Exercise Price      Shares            Price
                                            -------------   -------------    -------------
Outstanding, December 31, 2002              $   0.34-8.23       1,603,285    $        2.90
                                            -------------   -------------    -------------

   Granted                                      0.08-0.34       2,126,790             0.14
   Forfeited                                    0.33-5.51        (298,237)            2.40
                                            -------------   -------------    -------------

Outstanding, September 30, 2003             $   0.08-8.23       3,431,838    $        1.28
                                            =============   =============    =============

Exercisable, December 31, 2002              $   0.34-8.23       1,150,115    $        3.49
                                            =============   =============    =============

Exercisable, September 30, 2003             $   0.08-8.23       2,510,758    $        1.53
                                            =============   =============    =============

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

As of September 30, 2003, 849,441 options were available for future grants under the Plans, including 614,671 options under the 1998 Plan and 321,870 options under the 2001 Plan. However, the Company in the years ended December 31, 2001 and 2002, and the three and nine -month periods ended September 30, 2003 has granted options only under the 2001 Plan and does not intend to grant options under the 1998 Plan.

On June 4, 2003, the board of directors authorized the grant of 2,137,500 stock options to purchase shares of Common Stock to directors and officers, non-executive employees and a third party service provider. These stock options were granted pursuant to the Company's 2003 Omnibus Incentive Plan and were granted with an exercise price of $0.46 per share, the closing price of the Company's Common Stock on June 4, 2003. The Company will seek stockholder approval of the 2003 Omnibus Incentive Plan at its 2003 annual meeting of stockholders, to be held on November 25, 2003.

The following table summarizes information relating to currently outstanding and exercisable options as of September 30, 2003.

                                  OUTSTANDING                                 EXERCISABLE

                                     Weighted
                                     Average
                                     Remaining
                    Number of       Contractual      Weighted Average      Number of       Weighted Average
 Exercise Price       Shares      Life (in Years)    Exercise Price          Shares         Exercise Price
 --------------       ------      ---------------    --------------          ------         --------------
$ 0.08-2.00         2,762,170          8.9           $      0.42            1,885,758          $      0.40
  2.25-3.54           246,468          3.9                  2.74              217,426                 2.76
  4.00-6.56           407,200          3.2                  5.92              391,575                 5.98
  8.05-8.23            16,000          2.4                  8.27               16,000                 8.27
                  -----------                        -----------           ----------          -----------
                    3,431,838                        $      1.28            2,510,758          $      1.52
                  ===========                        ===========           ==========          ===========



The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period:

                                           December 31,              September 30,
                                               2002                       2003
Risk-free interest rate                   1.84 - 4.74%                 1.23-3.37%
Expected dividend yield                             -%                         -%
Expected lives                                 5 years                    5 years
Expected volatility                                75%                        75%
Weighted average grant date
   fair value per share                   $       1.05                  $    0.15
Weighted average remaining
   contractual life of options
   outstanding                               6.9 years                  7.6 years

(b) In January 2003, the Company granted fully exercisable options to purchase 60,000 shares of Common Stock at the exercise price per share of $0.26 and 930 options to purchase shares of Common Stock at the exercise price of $0.34 per share to two consultants in exchange for marketing services. The Company recorded the fair value of such options, based on the Black-Scholes option pricing model, as stock-based compensation expense totaling $8,600 in the statement of operations for the three-month period ended March 31, 2003.

On September 3, 2003, the Company acquired rights to the EVLT Patent, which relates to the technology underlying the Company's EVLT(R) product line. As part of the transaction, the Company entered into an agreement with Dr. Robert Min pursuant to which the Company granted Dr. Min options, to purchase 1,000,000 shares of Common Stock. The Company recorded the fair value of these options, in the amount of $312,078, based on the Black-Scholes option pricing model, and capitalized this cost as part of the related intangible asset that will be amortized over the remaining life of the EVLT Patent. The amortization of the intangible asset will be recorded as a component of cost of goods sold.

(See Note 11)

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

(c) A summary of warrant activity is as follows:

                                                                                                                 Weighted
                                                                                                                 Average
                                                                                                                 Remaining
                                                                                            Weighted            Contractual
                                                   Range of           Number of              Average             Life (in
                                               Exercise Price          Shares            Exercise Price            Years)
                                               -------------        -----------          -------------         -------------
    Outstanding, December 31, 2001                 2.00-3.50            111,924                   2.56                   1.6

      Granted to stockholders                           2.00             10,000                   2.00                   0.5

      Granted to related party                          0.26          8,333,333                   0.26                   5.5

      Forfeited                                         --                 --                     --                    --
                                               -------------        -----------          -------------         -------------

Outstanding, December 31, 2002                   $ 0.26-3.50          8,455,257          $        0.29                   5.4
                                               =============        ===========          =============         =============

      Exchanged                                                      (8,333,333)                  0.26
      Granted to Placement Agent  $ 0.001-0.10                       40,879,063                   0.05                   5.0
                                               -------------        -----------          -------------         -------------
Outstanding, September 30, 2003                 $ 0.001-3.50         41,000,987          $        0.06                   5.0
                                               =============        ===========          =============         =============


(7) SEGMENT REPORTING

The Company's reportable segments are determined by product type:

laser systems, and fibers, accessories and service. The accounting policies of the segments are the same as those described in Note 2. The Board of Directors evaluates segment performance based on revenue. Accordingly, all expenses are considered corporate level activities and are not allocated to segments. Also, the Board of Directors does not assign assets to its segments. This table presents revenues by reportable segment:

                                        Three Month Period Ended         Nine Month Period Ended
                                      September 30,     September 30,  September 30,  September 30,
                                          2003              2002            2003          2002
                                       -----------      -----------       -----------   -----------
Laser systems                          $ 1,504,234      $ 1,404,664      $ 4,205,931   $ 2,540,724
Fibers, accessories and service            867,534          540,669        2,438,187     1,529,754
                                       -----------      -----------       -----------   -----------

Total                                  $ 2,371,768      $ 1,945,333      $ 6,644,118    $4,070,478
                                       ===========      ===========       ===========   ===========

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

The following table represents percentage of revenues by geographic destination:


                              Three-Month Period Ended           Nine-Month Period Ended
                                    September 30,                     September 30,
                                 2003          2002                2003          2002
North America                        59%             57%                60%           54%
Asia/Pacific                         19%             31%                23%           27%

Europe                               18%             10%                15%           16%

Other                                 4%              2%                 2%            3%
                            ------------    ------------      ------------    -----------

Total                               100%            100%                100%          100%
                            ============    ============      ============    ===========

The following table represents long-lived assets by geographic location:


                                September 30, 2003       December 31, 2002
North America                     $    6,897,157       $    1,175,410
Europe                                   600,184            1,131,437
                                  --------------       --------------

     Total                        $    7,497,341       $    2,306,847
                                  ==============       ==============


(8) MERGER AND PRIVATE OFFERING OF COMMON STOCK

      The Company is a corporation originally formed under the laws of the State of Nevada on March 3, 1998 under the name Natexco Corporation. On February 11, 2002, the Company changed its name from Natexco Corporation to Diomed Holdings, Inc. On February 14, 2002, the Company acquired Diomed, Inc. in a merger. As a result of the merger, Diomed, Inc. became a wholly-owned subsidiary of the Company. The merger was accounted for as a recapitalization. Accordingly, the historical records of Diomed, Inc. became the historical records of Natexco and, after the merger, the Company. After the merger, the business conducted by the Company was the business conducted by Diomed, Inc. prior to the merger.

Under the terms of the merger, the Company issued Class A Stock to the former stockholders of Diomed, Inc. These shares of Class Stock have since converted into Common Stock, and no Class Stock remains outstanding.

Concurrently with the merger, the Company issued 5,000,000 shares of Common Stock in a private placement offering at a price of $2.00 per share, resulting in gross proceeds to the Company of $10,000,000 from the private offering. The common stock issued in this private offering were not subject to refund, redemption or rescission and, accordingly, were included as a component of stockholders' equity, net of applicable costs. The Company registered the shares of Common Stock issued in the private offering with the SEC in a registration statement that the SEC declared effective on October 24, 2002.

After the merger, the board of directors of the Company determined that it was in the best interests of the Company and its stockholders for the Company to change its state of incorporation from Nevada to Delaware. On May 13, 2002, after obtaining stockholder approval, the reincorporation was effected by a migratory merger, and the Company is now a Delaware corporation.

(9) Exchange of Class C Convertible Preferred Stock and Class D Convertible Preferred Stock

On July 28, 2003, the Company was named as a defendant in a class action lawsuit, Augenbaum v. Diomed Holdings, Inc. On August 6, 2003, the Company entered into a stipulation of settlement to resolve this suit. The stipulation of settlement became final on October 15, 2003.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

In connection with the stipulation of settlement, on August 22, 2003, the Company entered into an agreement with the holders of the Class C Stock by which the holders tendered all 20 shares of Class C Stock in exchange for an equal number of shares of Class E Stock, and the Company entered into an agreement with the holders of the Class D Stock by which the holders tendered all 24 shares of Class D Stock for an equal number of shares of Class F Stock. The Class E Stock and the Class F Stock entitle the holders to one vote per share. Following the exchange of Class C Stock for Class E Stock and Class D Stock for Class F Stock, both the Class C Stock and Class D Stock were eliminated.

Following stockholder approval of the issuance of shares of Common Stock to be issued in exchange for the Class E Stock and Class F Stock, the Company has the right to purchase from the holders of the Class E Stock, and the holders of the Class E Stock are obligated to sell, all 20 shares of Class E Stock in exchange for 27,117,240 shares of Common Stock, and the Company has the right to purchase from the holders of the Class F Stock, and the holders of the Class F Stock are obligated to sell, all 24 shares of Class F Stock in exchange for 3,021,552 shares of Common Stock. Upon a sale, lease, exchange or other disposition of all or substantially all of the Company's assets, the holders of the Class E Stock and Class F Stock have the right to tender all shares of their preferred stock in exchange for the corresponding numbers of shares of Common Stock noted above.

Shares of Class E Stock and Class F Stock are preferred in liquidation to the extent that before any distribution is made to the holders of Common Stock, there must be a distribution to the holders of the Class E Stock in the amount of $108,469 per share of Class E Stock and a distribution to the holders of the Class F Stock in the amount of $10,072 per share of Class F Stock. The holders of Common Stock share pro rata in the remainder of the net liquidation proceeds.

(10) September 2003 Equity Financing

On September 2, 2003, the Company entered into agreements that provide for the Equity Financing in which 119 Investors agreed to purchase 254,437,500 shares of Common Stock for an aggregate purchase price of $23,200,000. Twenty-two million dollars of the aggregate purchase price is payable in cash, and $1,200,000 will be paid by conversion of the Class D notes issued in connection with the Company's May 2003 bridge financing.

The first closing of the Equity Financing occurred on September 3, 2003. At that time, the Investors funded $6,500,000 of the Equity Financing in the form of Secured Bridge Notes. The second closing of the Equity Financing will occur after the Company satisfies the conditions to the second closing, which is expected to be within 90 days after the first closing. The Secured Bridge Notes issued at the first closing will convert into Common Stock at the second closing at a price of $0.08 per share. Also at the second closing, the remaining $16,700,000 of the Equity Financing will be provided to the Company by the Investors for the purchase of Common Stock at a price of $0.10 per share. Of the $16,700,000 to be provided by the Investors at the second closing, $15,500,000 will be paid by the Investors in cash and $1,200,000 will be paid by conversion of the Company's outstanding Class D notes. The $15,500,000 in cash payable at the second closing is being held by a third party acting as our escrow agent.

Three of the Investors in the Equity Financing are related to the Company. These Investors are Gibralt US, Inc., an affiliate of Samuel Belzberg, a director and significant stockholder of the Company, James A. Wylie, Jr., a director and the Company's chief executive officer and Peter Norris, a former director and a stockholder of the Company. Gibralt US loaned $1,500,000 to the Company at the first closing and, accordingly, the Company issued $1,500,000 in Secured Bridge Notes to him. Gibralt US also owns $1,100,000 of Class D notes that will be converted into Common Stock at the second closing, and Mr. Wylie and Mr. Norris each own $50,000 of Class D notes that will be converted into Common Stock at the second closing.

Before the Company can complete the Equity Financing, the following must occur:

o the stockholders must approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 500,000,000,

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

o the stockholders must approve the issuance of up to 298,500,000 shares of Common Stock to the Investors in the Equity Financing, and the American Stock Exchange (the "AMEX") must approve the listing of the shares of Common Stock to be issued to the Investors in connection with the Equity Financing, and

o the stockholders must approve the issuance of 30,138,792 shares of Common Stock to be issued in exchange for Class E Stock and Class F Stock, and the AMEX must approve the listing of the shares of Common Stock to be issued to the holders of the Class E Stock and the Class F Stock.

The Company anticipates that, assuming stockholder approval at the annual meeting, the Equity Financing will be completed within three business days after the annual meeting.

In connection with the Equity Financing, the Company has issued warrants to purchase up to 40,879,063 shares of Common Stock to its placement agent. The warrants issued to the placement agent are exercisable for five years beginning upon approval by stockholders of the Equity Financing at the annual meeting, and at exercise prices of $0.001, $0.08 and $0.10. The placement agent also participated as an investor in the Equity Financing by reinvesting $495,000 of its fee in exchange for Secured Bridge Notes convertible into 6,187,500 shares of Common Stock. The original agreement with the placement agent provided that the Company pay the placement agent a cash fee equal to 10% of the funds it raised in a financing and issue to the placement agent warrants to purchase shares of Common Stock equal to 10% of the aggregate number of shares of Common Stock that were purchased by the Investors in the Equity Financing.

On August 28, 2003, the agreement with the placement agent was amended to raise the maximum amount of the financing approved by the board of directors and to provide for the deposit of all of the Investors' funds into an escrow pending the second closing. The Company further agreed that it would pay the cash portion of the fee due to the placement agent in connection with the Equity Financing in securities rather than in cash. The placement agent agreed to reinvest its financing fee, and the parties agreed that they would calculate the financing fee on the total amount invested in the Company, exclusive of amounts to be invested by the holders of the Class D notes and the Class E notes, but inclusive of the amount the placement agent reinvested. On September 3, 2003, the Company amended its agreement with the placement agent to reflect the increased maximum amount of the offering from $21,200,000 to $23,200,000.

As of September 30, 2003, the Company incurred $1,238,234 in placement agent and legal fees in connection with the Equity Financing. In connection with the first closing, the Company incurred $632,891 of these costs, including the placement agent's investment of its $495,000 in the Secured Bridge Notes. As of September 30, 2003, these costs were capitalized as deferred financing costs and will be amortized to general interest expense over the life of the notes, such that the full amount of costs will be amortized by the earlier of the maturity date of the notes or by the month the notes are converted into equity. In the three-month period ended September 30, 2003, the Company recognized $52,741 in general interest expense pertaining to this amortization of the deferred financing costs, and as of September 30, 2003, the balance of the deferred financing costs was $580,150.

In connection with the first closing of the Equity Financing, the Company will recognize additional placement agent fees of approximately $1,800,000 for the 6,187,500 Common Stock warrants issued to the placement agent. The fee related to the warrants will be recorded as a deferred financing cost upon favorable stockholder approval of the Equity Financing. This contingent cost will be fully amortized to general interest expense in the period in which the Secured Bridge Notes convert to equity, with a corresponding increase in additional paid in capital. The net impact on stockholders' equity/(deficit) will be zero when the net loss including the deferred financing cost is fully reflected in the accumulated deficit.

In connection with the second closing, the Company had incurred $605,343 in legal fees through September 30, 2003. These costs were capitalized as deferred offering costs and will be offset against additional paid in capital in stockholders equity upon completion of the second closing of the Equity Financing.

                              DIOMED HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2003
                                   (Unaudited)

The Company entered into a registration rights agreement providing for the Company to register with the SEC the shares purchased by the investors and the shares underlying the warrants issued to the placement agent for resale to the public. The registration rights agreement requires the Company to file a registration statement for these shares within 5 days after the completion of the Equity Financing. The Company is obligated to issue additional shares ratably to the Investors at the rate of 3% of the Investors' shares per month, subject to a limit of 12%, if the Company does not file the registration statement timely or if the SEC does not declare the registration effective within 70 days after filing the registration statement.

(11) Acquisition of Exclusive EVLT(R) Technology

On September 3, 2003, the Company acquired rights to U.S. Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins. The EVLT Patent relates to the technology underlying the Company's EVLT(R) product line. This acquisition resulted from two transactions.

In the first transaction, the Company purchased the interest in the EVLT Patent owned by Dr. Robert J. Min, one of the five named inventors of the EVLT Patent. This transaction was completed under a purchase agreement between the Company and Dr. Min entered into on July 23, 2003. Pursuant to the agreement, on September 3, 2003, the Company paid $500,000 in cash and issued options to purchase 1,000,000 shares of Common Stock in exchange for Dr. Min's assignment to the Company of his interest in the EVLT Patent. The stock options are fully vested, have an exercise price of $0.08 per share (the price per share paid by the Investors in the first closing of the Equity Financing) and are exercisable for ten years. The Company also has agreed to pay to Dr. Min variable payments based on the Company's sales of products using the EVLT Patent over the remaining 16-year life of the EVLT Patent. Dr. Min previously licensed the EVLT Patent to the Company and had served as a consultant to the Company. Dr. Min's consulting agreement with the Company was amended to reflect the changes in the relationship between him and the Company as a result of the acquisition of his EVLT Patent rights. Dr. Min will continue to act as a consultant to the Company under the revised consulting agreement.

In the second transaction, the Company licensed, on an exclusive basis (except for Spain), the EVLT Patent from Endolaser Associates, LLC, the assignee of interest in the EVLT Patent from the other four named inventors of the EVLT Patent. This transaction was completed under a license agreement between the Company and Endolaser Associates entered into on July 11, 2003. On September 3, 2003, the Company paid Endolaser Associates $1,500,000 for the exclusive license granted by Endolaser Associates on behalf of the four inventors who had assigned their interest in the EVLT Patent to Endolaser Associates. The Company agreed to make additional payments totaling $2,500,000 in 10 quarterly installments of $250,000 each, commencing upon the second closing of the Equity Financing. The Company has agreed to pay Endolaser Associates variable royalties based on the Company's sales of products using the EVLT Patent over the remaining 16-year life of the EVLT Patent.

The Company recorded an intangible technology asset in the amount of $4,702,000 to record the acquisition of the EVLT Patent. The intangible asset will be amortized over the remaining 16-year life of the EVLT Patent.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the "DGCL") allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Ninth Article of the Registrant's certificate of incorporation and Article VII of the Registrant's bylaws authorize indemnification of the registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant maintains liability insurance for the benefit of its directors and certain of its officers.

The above discussion of the DGCL and of the Registrant's certificate of incorporation, bylaws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, amended and restated certificate of incorporation, bylaws and indemnification agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the shares of common stock.


                                                                 Estimated
Expense                                                            Amount
-------                                                            ------
Securities and Exchange Commission Registration Fee.......        $  8,500
Printing and Engraving Expenses...........................        $ 25,000
Legal Fees and Expenses...................................        $200,000
Accounting Fees and Expenses..............................        $ 30,000
Transfer Agent Fees and Expenses..........................        $ 10,000
Miscellaneous.............................................        $  5,000
                                                                  --------
      Total...............................................        $278,500


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


During 2000, 2001, 2002, and the first nine months of 2003, we and Natexco Corporation, the predecessor of Diomed Holdings, sold and issued the unregistered securities described below:


On May 18, 2000, Natexco issued and sold 20,000 shares of preferred stock to Desert Bloom Investments, Inc., a Colorado corporation, in consideration for $20,000 in cash. In addition, on that date Natexco issued and sold 20,000 shares of preferred stock to Aboyne Management, Ltd., in consideration for the cash sum of $20,000. Aboyne is a British Columbia, Canada, corporation of which Gerald A. Mulhall, the President and a director of Natexco, was at the time the President and principal shareholder. In connection with the sale of the above-described shares of preferred stock, Natexco relied upon the exemption from registration afforded by Section 4(2) of the Securities Act. To make the exemption available, Natexco relied upon the representation by Desert Bloom Investments, Inc. and Aboyne Management, Ltd. that each was an accredited investor. These investors had access to the prospectus dated February 25, 1999, used in connection with Natexco's previous common stock offering conducted under Rule 504 of Regulation D under Section 3(b) of the Securities Act, and/or the information provided in the prospectus. Further, Natexco did not use public solicitation or general advertising in connection with the offering. In connection with the sale of the shares of preferred stock to Desert Bloom Investments, Inc., Natexco also relied upon the exemption from registration provided under Section 11-51-308(1)(p) of the Colorado Uniform Securities Act.

During 2000, 2001 and 2002, Diomed and Diomed Holdings sold and issued the unregistered securities described below (those unregistered securities Diomed sold and issued in 2000 are described in the discussion of the March 15, 2001 plan of reorganization under paragraph (1)(v) and (vi)):

1) On March 15, 2001, pursuant to a plan of reorganization, Diomed sold and issued, and agreed to sell and issue, securities as follows:

Diomed sold 2,000,000 shares of its Series A Preferred Stock to nine purchasers for an aggregate purchase price of $2,000,000 (each share of Series A Preferred Stock could be converted into two shares of its common stock, subject to adjustment as provided in its certificate of incorporation). The nine purchasers, the shares of Diomed Series A Preferred Stock that they purchased and the respective purchase prices paid were as follows:


                                                       Shares                  Purchase Price
                                                   ----------------       -----------------------
Verus International Group Limited                       500,000                     $500,000.00
Verus Investments Holdings Inc.                         500,000                     $500,000.00
Winton Capital Holdings Ltd.                            500,000                     $500,000.00
Green Crescent Corporation                              318,500                     $318,500.00
James Arkoosh                                            41,500                     $ 41,500.00
George M. Lieberman                                       5,000                       $5,000.00
Marousa L. Dumaresq                                      35,000                     $ 35,000.00
Content Groove Inc.                                      50,000                     $ 50,000.00
Jack L. Rivkin                                           50,000                     $ 50,000.00
                                                   ----------------       -----------------------
                                                      2,000,000                   $2,000,000.00


Diomed committed to sell an additional 500,000 shares of its Series A Preferred Stock to Verus International, Group Limited by April 30, 2001, for an aggregate purchase price of $500,000;

Diomed issued a put/call option under which Verus International Group Limited and Winton Capital Holdings Ltd. could elect to purchase, and Diomed could elect to require such purchasers to purchase, up to an additional 1,000,000 shares of its Series A Preferred Stock at the same purchase price of $1.00 per share. The put option expired on May 31, 2001 and the call option expired on October 31, 2001;

Diomed issued 2,475,000 shares of its common stock in connection with the conversion by 19 noteholders of $2,475,000 in principal amount of its 9% Convertible Subordinated Notes due March 31, 2001 (which notes were amended as of March 15, 2001 to reduce the conversion price of such notes to $1.00 per share). Diomed repaid an aggregate of $225,000 principal amount of these notes that were not so converted. The 19 noteholders who converted their notes, the principal amounts of the notes they tendered to Diomed and the number of shares of Diomed common stock issued upon conversion of such notes were as follows:


                                                                   Principal
                                                                   Amount
                      Noteholder                                   of Notes             Shares Issued
                      ----------                                -------------           --------------
Charles Savill                                           $          25,000.00                25,000
Chris Ohlsen                                             $          25,000.00                25,000
CMWL Trust                                               $         500,000.00               500,000
Edward Baxter                                            $          25,000.00                25,000
Hugh Moreshead                                           $          25,000.00                25,000
Jeffrey Evans                                            $          25,000.00                25,000
Julian Rogers-Coltman                                    $          25,000.00                25,000
Mark & Amanda Sater                                      $          25,000.00                25,000
Michael May                                              $          25,000.00                25,000
Mr Robert N. Bee and/or Mrs Delores M. Bee               $          25,000.00                25,000
Neil Durazzo                                             $         100,000.00               100,000

                                                                   Principal
                                                                   Amount
                      Noteholder                                   of Notes             Shares Issued
                      ----------                                -------------           --------------
Nick Burge                                               $          25,000.00                25,000
Nick Robinson                                            $          25,000.00                25,000
Rathbone Jersey Limited re PT635                         $       1,000,000.00             1,000,000
Richard Gray                                             $          25,000.00                25,000
Ross Jones                                               $          25,000.00                25,000
Rupert Scott                                             $          25,000.00                25,000
Verus Investments Holdings Inc.                          $         500,000.00               500,000
Xavier De. La Rochefoncould                              $          25,000.00                25,000
                                                           ----------------------   ------------------
                                                         $       2,475,000.00             2,475,000



Diomed issued 2,000,001 shares of its common stock to the five purchasers who purchased units on August 31, 2000 in consideration of the tender to it for cancellation of all securities purchased by such purchasers from us in August 2000 (namely, 571,429 shares of its common stock and warrants to purchase 1,142,858 shares of its common stock at an exercise price of $3.50 per share) and the termination of all rights granted by it to such purchasers in connection with the August 2000 transaction. The purchasers, the numbers of shares of common stock that were reissued to them and, the numbers of shares of common stock and warrants previously issued that were respectively cancelled were as follows (rounded to whole numbers):


                                                Shares of Common     Shares of Common
                                                   Stock to be          Stock to be         Warrants to be
                                                    Reissued             Cancelled            Cancelled
                                               -------------------  --------------------  -------------------
Verus Investment Holdings                               771,985               220,567              441,134
Gibralt Capital                                         999,999               285,714              571,428
James Arkoosh                                            17,500                 5,000               10,000
George Lieberman                                         10,500                 3,000                6,000
Marousa Dumaresq                                        200,018                57,148              114,296
                                               -------------------  --------------------  -------------------
                                                      2,000,001               571,429            1,142,858

         Diomed issued 708,792 shares of its common stock to five purchasers who purchased units in October 2000 in consideration of the tender to it for cancellation of all securities purchased by such purchasers from us in October 2000 (namely, 202,152 shares of its common stock and warrants to purchase 202,152 shares of its common stock at an exercise price of $3.50 per share) and the termination of all rights granted by it to such purchasers in connection with the October 2000 transaction. The purchasers, the numbers of shares of common stock that were reissued to them and, the numbers of shares of common stock and warrants previously issued that were respectively cancelled were as follows:


                                                                Shares of Common      Shares of Common
                                                                  Stock to be          Stock to be          Warrants to be
                                                                    Reissued             Cancelled             Cancelled
                                                               -------------------  ---------------------  -------------------
DLG Rowlands                                                            25,000.50                  7,143                7,143
Mrs. T. Norris                                                             12,250                  3,500                3,500
HSBC Financial Services (Cayman) Limited - Trustee of The               81,350.50                 23,243               23,243
Abe-Sci Venture Fund
Fortis Fund Services (Cayman) Ltd. -                                      576,093                164,598              164,598
Trustee of Sofaer Funds/SCI Global Hedge Fund
Michael Bourne                                                             14,098                  4,028                4,028
                                                               -------------------  ---------------------  -------------------
                                                                       708,792.00                202,512              202,512

Diomed issued and sold the securities in the six above-referenced transactions in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a US person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

2) On April 30, 2001, Diomed sold 500,000 shares of its Series A Preferred Stock to Verus International Group Limited, pursuant to the commitment entered into on March 15, 2001, for a purchase price of $500,000.

Diomed issued and sold its shares to Verus International Group Limited in the above transaction in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. The purchaser represented that it was an accredited investor, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. The purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificate issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that the purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

3) On May 31, 2001, Diomed exercised its put rights under the put/call option issued on March 15, 2001 (described under paragraph 1(iii), above) and sold 225,000 shares of its Series A Preferred Stock to four purchasers, three of which were assignees of Verus International Group Limited, for an aggregate purchase price of $225,000 in connection with the exercise of its rights. The purchasers, the numbers of shares of common stock purchased and the amounts paid were respectively as follows:

                                 Shares Purchased       Purchase Price
                               ---------------------  ---------------------
Winton Capital Holdings Ltd                 112,500         $112,500.00
Virtual Winds Capital                        80,500          $82,500.00
Philip Winder                                25,000          $25,000.00
Caryn Baily                                   5,000           $5,000.00
                               ---------------------  ---------------------
                                            225,000         $225,000.00

Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a US person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

4) On September 24, 2001, Diomed issued a Promissory Note due January 1, 2004 in the principal amount of $936,000 to Axcan Pharma, a customer, in consideration of a prior advance of funds by such customer of $936,000.

Diomed issued its note to Axcan in the above transaction in reliance upon exemptions from registration under the Securities Act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Axcan Pharma represented that it was an accredited investor, and agreed that the note would not be resold without registration under the Securities Act or exemption therefrom. Axcan Pharma also represented its intention to acquire the note for investment only, and not with a view to the distribution thereof.

5) On October 5, 2001, Diomed issued secured promissory notes due January 1, 2003 (subject to prior maturity in certain circumstances specified in such note) in the aggregate principal amount of $500,000 to Verus International Group

Limited and Winton Capital Holdings Ltd. for an aggregate purchase price of $500,000 (which notes are convertible into shares of its common stock at a conversion price, referred to as the "note conversion price," equal to the lower of $2.25 per share or the price per share (on a common stock-equivalent basis) paid by other persons who purchase shares of its capital stock in the transaction in connection with which such conversion occurs) and warrants to purchase an aggregate of 50,000 shares of its common stock (subject to increase in certain circumstances specified in such warrant) at an exercise price equal to the note conversion price. Diomed received the proceeds of these promissory notes in September 2001. Each purchaser purchased equal amounts of the notes and warrants. On December 21, 2001, Diomed and the noteholders agreed to reduce the note conversion price and the warrant exercise price to the lower of $2.00 per share or the price per share paid by other persons who purchase shares of its capital stock in the transaction in connection with which such conversion occurs. The principal and accrued interest payable under these secured promissory notes was paid in full by the Company after the closing of the private placement sale of common stock which occurred immediately prior to the Merger on February 14, 2002 and after the Merger became effective. As a result, these notes are no longer outstanding, although the warrants issued in conjunction therewith do remain outstanding.

Diomed issued and sold its securities to Verus International Group Limited and Winton Capital Holdings Ltd. in the above transactions in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each purchaser represented that it was an accredited investor, and each agreed that the securities would not be sold without registration under the Securities Act or exemption therefrom. Each purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the securities issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

6) On December 21, 2001, Diomed issued secured promissory notes due January 1, 2003 (subject to prior maturity in certain circumstances specified in such notes) in the aggregate principal amount of $200,000 to Verus International Group Ltd. and Winton Capital Holdings, Ltd. for an aggregate purchase price of $200,000 (which notes are convertible into shares of its common stock at a conversion price, referred to as the "note conversion price," equal to the lower of $2.00 per share or the price per share (on a common stock-equivalent basis) paid by other persons who purchase shares of its capital stock in the transaction in connection with which such conversion occurs) and warrants to purchase an aggregate of 20,000 shares of common stock (subject to increase in certain circumstances specified in such warrants) at an exercise price equal to the note conversion price. Each purchaser purchased equal amounts of the notes and warrants. The principal and accrued interest payable under these secured promissory notes was paid in full by the Company after the closing of the private placement sale of common stock which occurred immediately prior to the Merger on February 14, 2002 and after the Merger became effective. As a result, these notes are no longer outstanding, although the warrants issued in conjunction therewith do remain outstanding.

Diomed issued and sold its securities to Verus International Group Limited and Winton Capital Holdings Ltd. in the above transactions in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each purchaser represented that it was an accredited investor, and each agreed that the securities would not be sold without registration under the Securities Act or exemption therefrom. Each purchaser also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the securities issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

7) On January 1, 2002 Diomed issued 5,000 additional warrants to each of Verus International Group Limited and Winton Capital Holdings Ltd. pursuant to the agreements under which Diomed issued warrants to Verus International Group Limited and Winton Capital Holdings Ltd. on October 5, 2001. The terms and conditions of the warrants issued in January 2002 were substantially the same as the warrants issued to Verus International Group Limited and Winton Capital Holdings Ltd. in December 2001.

Diomed issued and sold its warrants to Verus International Group Limited and Winton Capital Holdings Ltd., in the above transaction in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each purchaser also represented its intention to acquire the warrants for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the warrants issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each of Verus International Group Limited and Winton Capital Holdings Ltd. was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. Diomed affixed appropriate legends to the warrants issued in the transactions with Verus International Group Limited and Winton Capital Holdings Ltd.

8) In January 2002, Diomed issued 135,735 shares of its common stock in satisfaction of indebtedness it owed to QLT under a promissory note in the principal amount of $339,336. Diomed determined this number of shares in accordance with the provisions of the note regarding the conversion price of the note.

Diomed issued and sold these securities to QLT in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation S thereunder. QLT represented that it was not a US person and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. QLT also represented it intended to acquire the securities for investment purposes only and not with a view to the distribution thereof. The common stock was not issued in certificated form. Before making any offering of the securities to QLT, Diomed had reasonable grounds to believe and believed that QLT was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

9) On February 14, 2002, immediately prior to the taking effect of the Merger, we issued 5,000,000 shares of common stock at a purchase price of $2.00 per share in a private placement offering made to 46 purchasers, and received aggregate gross proceeds of $10,000,000 from this offering. The purchasers and the respective numbers of shares of common stock they purchased are as follows:

Shareholder                                                 Shares Issued
-----------                                                 -------------
Lorne Neff                                                        10,000
Gerry Nichele                                                     12,500
Joan Woodrow                                                       5,000
Cheryl More                                                        5,000
Jim Fitzgerald                                                    25,000
T&J Reilly Revocable Trust                                        35,000
Walter Eeds                                                       35,000
3854973 Canada Inc.                                              100,000
Cirpa Inc.                                                       132,500
Melvin Fogel                                                      62,500
Bruce Fogel                                                      100,000
Joseph Yanow                                                      74,000
Elio Cerundolo                                                    56,000
Alan Dershowitz                                                   50,000
Elon Dershowitz                                                   25,000
Panamerica Capital Group, Inc.                                   250,000
Private Investment Company Ltd.                                  250,000
Green Mountain Trading, Ltd.                                      50,000
Steve Leisher                                                     50,000
Antonio Garcia                                                    75,000
Renee Schatz Revocable Trust                                      35,000
Ray Grimm                                                         25,000
Jeffrey Evans                                                     12,500
Nicholas Burge                                                    12,500
Julian Rogers - Coltman                                           12,500
Aslan Ltd.                                                        25,000
Patricia Kelly-White                                              12,500
Ernest Holloway                                                   10,000
W.T. Leahy III                                                    25,000
Thomas Brassil                                                    25,000
1212855 Ontario Ltd.                                              50,000

Shareholder                                                 Shares Issued
-----------                                                 -------------
John Galt Fund, L.P.                                              50,000
Seneca Ventures                                                  125,000
Woodland Ventures Fund                                           125,000
Steve Shraiberg                                                  300,000
Semamor Enterprises                                              500,000
Matthew Bronfman Recipient Pour Off Trust                        250,000
Jack L. Rivkin                                                   100,000
Orva Harwood                                                      40,000
Winton Capital Holdings                                        1,200,000
Bridge Finance Ltd.                                               50,000
Hyde Park International Holdings Ltd.                            125,000
Sarah Investments Ltd.                                           250,000
Charles Diamond                                                  150,000
Lord Anthony St. John                                             37,500
Alex Vahabzadeh Money Purchase Plan                               50,000
                                                               ---------
                                                               5,000,000


Diomed issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D or Regulation S thereunder. Each purchaser represented that such purchaser was an accredited investor or not a US person, and each agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each purchaser also represented such purchaser's intention to acquire the securities for investment only, and not with a view to the distribution thereof. Diomed affixed appropriate legends to the stock certificates issued in such transactions. Prior to making any offer or sale, Diomed had reasonable grounds to believe and believed that each purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment. The shares of common stock issued by Diomed in the private placement on February 14, 2002 became shares of common stock of the Company when the Merger became effective.

10) In April 2002, we entered into an agreement, referred to as the IRG Agreement, with The Investor Relations Group, Inc., referred to as IRG, for investor relations and public relations services. In connection therewith, we granted to IRG 150,000 options, referred to as the Awarded Options, to purchase shares of Class A Stock, (which, in connection with the Migratory Merger, discussed below, became options to purchase the Company's Class A Stock), priced at $5.35 per share. The Awarded Options were not granted under the 2001 Plan, but are subject to the terms and conditions of the 2001 Plan as if granted thereunder. Any unvested Awarded Options were to terminate upon the termination of the IRG Agreement. In November 2002, the Company terminated its agreement with IRG. In accordance with the agreement, IRG owns 43,750 Awarded Options, exercisable until November 2004.

The Company issued and sold the options to IRG in the above transaction in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. IRG represented that it was an accredited investor, and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. IRG also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. The Company affixed appropriate legends to the options issued in this transaction. Prior to making any offer or sale, the Company had reasonable grounds to believe and believed that IRG was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

11) As a result of the Migratory Merger that occurred in May, 2002, the outstanding capital securities of the Company prior to the Migratory Merger were exchanged for comparable securities of the Company after the Migratory Merger. There was no change in the number of outstanding common share equivalents of the Company, which remained at 28,965,690. However, each share of pre-Migratory Merger Class A Stock, each share of which would have been convertible into four shares of common stock on the basis of a pre-established schedule, received four shares of post-Merger Class A Stock, each share of which is convertible into one share of common stock on the basis of the same pre-established schedule. The Migratory Merger did not result in any change in the restrictions on transfer attaching to the 5,000,000 shares of the common stock sold in the February 14, 2002 private placement.

The Company issued the securities in the Migratory Merger in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 3(a)(9) thereof. In the Migratory Merger, the securities of the predecessor (Nevada) corporation were exchanged for like securities of the successor (Delaware) and no commission or other remuneration was paid or given for soliciting the exchange.

12) In August 2002, we re-valued the conversion price of the promissory note held by QLT, Inc. (issued in connection with our purchase in October 2000 of QLT's rights related to OPTIGUIDE(R) fibers) which QLT converted into common stock in January 2002 to $1.50 per share and in so doing, we issued an additional 90,489 shares of Class A Stock to QLT. QLT also converted a second promissory note held by QLT (also issued in connection with our purchase in October 2000 of QLT's rights related to OPTIGUIDE(R) fibers) at a conversion price of $1.50 per share, and we issued 605,570 shares of Class A Stock to QLT in that connection.

The Company issued and sold these securities to QLT in reliance upon exemptions from registration under the Securities Act set forth in Section 4(2) thereof or Regulation S thereunder. QLT represented that it was not a US person and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. QLT also represented it intended to acquire the securities for investment purposes only and not with a view to the distribution thereof. The common stock was not issued in certificated form. Before making any offering of the securities to QLT, Diomed had reasonable grounds to believe and believed that QLT was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

13) In November 2002, we issued an aggregate of 50,000 shares of common stock to the purchasers of common stock in our February 14, 2002 private placement. We issued these shares because the registration statement we filed registering the private placement common stock did not become effective within 240 days of the private placement. (The registration statement was declared effective by the SEC as of October 25, 2002). According to the private placement agreement, we were required to issue 1% of the shares purchased in the private placement for each month after the 240 day deadline during which the registration statement was not effective.

The Company filed a registration statement on Form SB-2MEF simultaneously with the issuance of these shares of common stock. This registration statement became effective immediately upon filing with the SEC.

14) In December 2002, in consideration for aggregate gross proceeds to Diomed of $2,000,000 paid by Gibralt US, Inc. and pursuant to the terms and conditions of a Note Agreement, the Company issued to Gibralt US (i) warrants to purchase up to 8,333,333 shares of common stock at an exercise price of $.26 per share, which warrants become exercisable on May 27, 2003 and expire on May 27, 2008, and (ii) $1,000,000 principal amount Class A Secured Convertible Notes due January 1, 2004 and $1,000,000 principal amount of Class B Unsecured Convertible Notes due January 1, 2004, which Notes bear interest at the rate of 8% per annum, and are convertible into common stock at the option of the holder(s) upon at least 60 days written notice to the Company or, at the option of the holder(s) upon the occurrence of certain transactions or events, specified in the Note Agreement. The rate of conversion is 80% of the Common Stock Price (as defined in the Note Agreement), which cannot be ascertained until a conversion is requested because it is based on the market price of the common stock during the period prior to the date that conversion is requested. The Company granted certain registration rights in connection with the common stock which may be issued upon exercise of the warrants and/or conversion of the Notes pursuant to a registration rights agreement. In addition, the Company granted a lien in certain assets of Diomed to the holder(s) of the Class A Secured Convertible Notes, and pledged to the Class A Secured Convertible Note holders 100% of the shares of Diomed PDT, Inc., a wholly-owned Delaware subsidiary of Diomed which owns certain assets related to the Company's PDT business. Under the terms of the Note Agreement, Gibralt US is the "Designated Purchaser" with authority to perform certain actions relating to the Notes on behalf of the other holders of Notes, although this authority does not include investment discretion over the Notes or the Warrants.


Gibralt US is an affiliate of Samuel Belzberg, a director of Diomed Holdings and Diomed. The Company believes the terms of this bridge financing were no less favorable to Diomed Holdings and/or Diomed than if the transaction were with a non-affiliate of the Company. This bridge financing transaction was approved by the Audit Committee of the board of directors of Diomed Holdings and by the boards of directors of Diomed Holdings and Diomed.


On March 18, 2003, Gibralt US sold and transferred to three investors in a private transaction (i) $500,000 aggregate principal amount of Notes ($250,000 of which are Class A Notes and $250,000 of which are Class B Notes), and (ii) 2,083,334 warrants. Accordingly, after the taking effect of this transfer, Mr. Belzberg beneficially owned 6,249,999 warrants and $1,500,000 aggregate principal amount of Notes.

The Company issued and sold the securities in the above transaction in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Gibralt US represented that it was an accredited investor, and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Gibralt US also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. The Company affixed appropriate legends to the Notes and warrant certificate issued in this transaction. Prior to making any offer or sale, the Company had reasonable grounds to believe and believed that Gibralt US was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

15) On May 7, 2003, the Company issued to the December 2002 noteholders a total of 20 shares of Class C Convertible Preferred Stock, convertible into a total of 27,117,240 shares of common stock, in exchange for the convertibility feature of the $2,000,000 principal amount of notes and their warrants to purchase 8,333,333 shares of common stock, as well as certain other rights. The terms of the Notes issued in the December 2002 financing were amended accordingly, and the Company issued Class C Secured Notes in exchange for the Class A and B Notes issued in December 2002.

On May 28, 2003, the Company and the December 2002 noteholders agreed to certain further revisions of the terms of the Notes issued in December 2002, including extending the maturity date to January 1, 2006, limiting the collateral securing the Notes and increasing to 12.5% the interest rate on the Notes. The December 2002 noteholders exchanged their Class C Notes for an equal principal amount of Class E Notes, reflecting the revised terms. All of the Class E Notes were redeemed by the Company on September 3, 2003, using a portion of the proceeds from the first closing of the Company's equity financing which occurred on that date, and no Class E Notes remain outstanding.

The Company issued and sold the securities in the above transactions in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each of the December 2002 noteholders represented that it was an accredited investor, and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each of the December 2002 noteholders also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. The Company affixed appropriate legends to the Notes issued in these transactions. Prior to making any offer or sale, the Company had reasonable grounds to believe and believed that the December 2002 noteholders were capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

16) On May 7, 2003, the Company issued Class D Secured Notes in the aggregate principal amount of $1,200,000 in connection with loans committed by three affiliates of the Company, Gibralt US, an affiliate of Samuel Belzberg, a director of the Company ($1,100,000), Peter Norris, a director of the Company ($50,000) and James A. Wylie, Jr., a director and the chief executive officer of the Company ($50,000). The terms of these Notes provide that they are redeemable for securities that the Company issues in an equity financing transaction entered into after the issuance of these Notes, on the same terms and conditions as the other investors in such an equity financing.

In connection with this financing, the Company also issued to the lenders a total of 24 shares of Class D Convertible Preferred Stock, convertible into a total of 3,021,552 shares of common stock, allocated among the lenders in proportion to their respective loan commitments, as compensation in consideration of the increased that they were taking by funding the operations of the Company in advance of investors in the future equity financing.

The Company issued and sold the securities in the above transactions in reliance upon exemptions from registration under the Securities act of 1933, as amended, set forth in Section 4(2) thereof or Regulation D thereunder. Each of the May 2003 noteholders represented that it was an accredited investor, and agreed that the securities would not be resold without registration under the Securities Act or exemption therefrom. Each of the May 2003 noteholders also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. The Company affixed appropriate legends to the Notes issued in these transactions. Prior to making any offer or sale, the Company had reasonable grounds to believe and believed that the May 2003 noteholders were capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment.

17) On August 22, 2003, pursuant to the stipulation of settlement that we reached in the Augenbaum litigation (described under Item 1, Legal Proceedings, above), we entered into exchange agreements with the holders of the outstanding shares of our Class C Convertible Preferred Stock (the "Class C Stock") and Class D Convertible Preferred Stock (the "Class D Stock"). Upon entering into the exchange agreements, the holders of the Class C Stock exchanged their Class C Stock for 20 shares of Class E Stock, on a share-for-share basis. Similarly, upon execution of the exchange agreements, the holders of the 24 outstanding Class D Stock exchanged their Class D Stock for shares of Class F Stock, on a share-for-share basis. Following these exchanges, we eliminated all Class C Stock and all Class D Stock.

Shares of the Class E and Class F Stock are preferred in liquidation to the extent that, before any distribution of assets can be made to the holders of the common stock, there will be distributed pro rata to the holders of the issued and outstanding shares of Class E Stock and Class F Stock the amount of $108,469 as to each outstanding share of Class E Stock and $10,072 per share as to each outstanding share of Class F Stock. The holders of the common stock then share in the remainder of net liquidation of proceeds. The aggregate liquidation preference of the Class E Stock is $2,169,380 and the aggregate liquidation preference of the Class F Stock is $241,728.

The holders of the Class E Stock are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each share of Class E Stock being 1,355,862 times the dividend or distribution to be paid on each share of common stock. The holders of the Class F Stock are entitled to cash dividends and distributions when and as declared by the board of directors, pari passu with the holders of our common stock with the dividend amount on each share of Class F Stock being 125,898 times the dividend or distribution to be paid on each share of common stock.

The exchange agreements also gave both the Company and the holders of the Class E Stock and the Class F Stock rights to exchange those preferred shares for shares of our common stock, as long as our stockholders approve the issuance of the shares of our common stock underlying the preferred shares and the American Stock Exchange approves the listing of these shares of common stock. Specifically, if the stockholders approve the common stock issuance and the American Stock Exchange lists these the shares of common stock, then the holders of the Class E Stock have the right to sell to us, and we have the right to purchase from them, each outstanding share of Class E Stock in exchange for 1,355,862 shares of our common stock per share of Class E Stock. Similarly, the holders of the Class F Stock have the right to sell to us, and we have the right to purchase from them, each outstanding share of Class F Stock in exchange for 125,898 shares of our common stock per share of Class F Stock. The exchange agreements also provided that, should any sale, lease, exchange or other disposition of all or substantially all of our assets occur while shares of Class E Stock and Class F Stock are outstanding, each holder of the Class E Stock has the right to sell to us all shares of Class E Stock held in exchange for 1,355,862 shares of common stock per share of Class E Stock. Similarly, each holder of the Class F Stock has the right to sell to us all shares of Class F Stock held in exchange for 125,898 shares of common stock per share of Class F Stock.

The board of directors determined that the terms of the exchange agreements were appropriate in order to provide the former holders of the Class C Stock and the Class D Stock with the economic equivalence of the conversion rights they held in conjunction with the Class C Stock and Class D Stock. Upon exchange of all Class E Stock, the former holders of the Class C Stock will receive 27,117,240 shares of our common stock, or the same number of shares of our common stock we were obligated to issue to them upon conversion of the Class C Stock. Upon exchange of all shares of the Class F Stock, the former holders of the Class D Stock will receive 3,021,552 shares of common stock, or the same number of shares of our common stock that we were obligated to issue to them upon conversion of the Class D Stock.

The Company issued its preferred shares to the above-referenced persons in reliance upon the exemption from registration set forth under Section 4(2) of the Securities Act of 1933, as amended. Each such person agreed that neither the options or notes, as the case may be, nor the underlying securities would be resold without registration under the Securities Act or exemption therefrom. Each such person also represented his or its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that the security holder was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment represented by the options granted.

18) On September 3, 2003, at the first closing of our equity financing transaction, we issued an aggregate principal amount of $6,995,000 in Secured Bridge Notes due 2004 to 119 accredited investors. The principal and accrued interest on these Secured Bridge Notes will convert into shares of common stock at the conversion price of $0.08 per share when we complete the equity financing. The names of the investors in the equity financing to whom we issued Secured Bridge Notes, the principal amount of the Secured Bridge Notes issued to each such investor and the number of shares of common stock into which the Secured Bridge Notes will convert are set forth below. These investors include Gibralt US, Inc., an affiliate of one of the Company's directors, Samuel Belzberg.

                                                                                                         Shares of common stock to
                                                                                                             Be Issued at Final
                                                                                                             Closing of Equity
                                                                                                         Financing upon Conversion
                                                                              Secured Bridge Notes        of Secured Bridge Notes
                                                                          Purchased September 3, 2003     (Excluding Shares to Be
                                                                           at First Closing of Equity    Issued upon Conversion of
                           Name of Investor                                        Financing                 Accrued Interest)
-----------------------------------------------------------             ------------------------------- ---------------------------
Gibralt US, Inc.                                                                     $1,500,000                  18,750,000
Morris Belzberg                                                                        $300,000                   3,750,000
Charles Diamond                                                                        $100,000                   1,250,000
Steven Schraiberg                                                                      $100,000                   1,250,000
Sunrise Securities Corp.                                                               $495,000                   6,187,500
Sanford Antignas                                                                         $2,250                      28,125
BPW Israel Ventures LLC                                                                 $56,250                     703,125
Emilio Bassini                                                                          $22,500                     281,250
HUG Funding LLC                                                                         $90,000                   1,125,000
West End Convertible Fund, L.P.                                                         $22,500                     281,250
F. Berdon Defined Benefit Plan                                                           $9,000                     112,500
Chana Braun                                                                              $5,625                    70,312.5
Smithfield Fiduciary, LLC                                                              $112,500                   1,406,250
Meredith A. Rauhut                                                                      $11,250                     140,625
Sean B. Curran                                                                          $11,250                      40,625
Incap Company Limited                                                                   $56,250                     703,125
Bel-Cal Holdings, Ltd.                                                                  $45,000                     562,500
SDS Merchant Fund, LP                                                                  $112,500                   1,406,250
BayStar Capital II, LP                                                                 $112,500                   1,406,250
Craig Drill Capital                                                                    $101,250                   1,265,625
Joseph Duchman                                                                           $5,625                    70,312.5
Bear Stearns Securities Corp., Custodian for J. Steven Emerson                         $135,000                   1,687,500
IRA II
Michael D. Farkas                                                                       $16,875                   210,937.5
The Riverview Group, LLC                                                               $317,250                   3,965,625
Robert Schecter                                                                          $6,750                      84,375
Shimon S. Fishman                                                                        $3,375                    42,187.5
Platinum Partners Global Macro Fund, LP                                                 $56,250                     703,125
Platinum Partners Value Arbitrage Fund, LP                                             $168,750                   2,109,375
Melton Management Ltd.                                                                  $22,500                     281,250
Asher Gottesman                                                                          $2,250                      28,125
James G. Groninger                                                                      $13,500                     168,750
Yehuda Harats                                                                           $45,000                     562,500
David Hirsch and Ruth Hirsh                                                              $5,625                    70,312.5
J.M. Hull Associates, LP                                                                $22,500                     281,250
Benjamin J. Jesselson 8/21/74 Trust                                                     $33,750                     421,875
Michael G. Jesselson 4/8/71 Trust                                                       $33,750                     421,875
Ron Katz                                                                                $33,750                     421,875
Joseph Klein III                                                                        $11,250                     140,625
Abraham Koot                                                                             $1,125                    14,062.5
ProMed Offshore Fund, Ltd.                                                              $16,425                   205,312.5
ProMed Partners, LP                                                                     $96,075                 1,200,937.5
Dwight E. Lee                                                                            $6,750                      84,375
Jonathan Leifer                                                                         $11,250                     140,625
David Leiner                                                                             $5,625                    70,312.5
Ruth Low                                                                                $22,500                     281,250

                                                                                                         Shares of common stock to
                                                                                                             Be Issued at Final
                                                                                                             Closing of Equity
                                                                                                         Financing upon Conversion
                                                                              Secured Bridge Notes        of Secured Bridge Notes
                                                                          Purchased September 3, 2003     (Excluding Shares to Be
                                                                           at First Closing of Equity    Issued upon Conversion of
                           Name of Investor                                        Financing                 Accrued Interest)
-----------------------------------------------------------             ------------------------------- ---------------------------
Avi Lyons                                                                                $2,250                      28,125
Jason Lyons                                                                              $1,125                    14,062.5
David D. May                                                                            $11,250                     140,625
Balestra Capital Partners, LP                                                           $45,000                     562,500
Monmouth Consulting Inc.                                                                 $5,625                    70,312.5
MTD Holdings LLC                                                                        $56,250                     703,125
Israel Nekritz                                                                           $1,125                    14,062.5
Tammy Newman                                                                             $2,250                      28,125
Pequot Navigator Offshore Fund, Inc.                                                   $135,000                   1,687,500
Pequot Navigator Onshore Fund, LP                                                       $78,750                     984,375
Pequot Scout Fund, LP                                                                  $236,250                   2,953,125
Piers Playfair                                                                           $5,625                    70,312.5
William J. Ritger                                                                       $22,500                     281,250
Orion Biomedical Fund, LP                                                            $92,418.75                1,155,234.38
Orion Biomedical Offshore Fund, LP                                                   $20,081.25                  251,015.63
Reuven Y. Rosenberg                                                                     $56,250                     703,125
Joan Schapiro                                                                            $5,625                    70,312.5
Rock Associates                                                                          $5,625                    70,312.5
Alexander Scharf                                                                         $5,625                    70,312.5
David Scharf                                                                             $6,750                      84,375
Abraham Schwartz                                                                         $3,375                    42,187.5
Rivie Schwebel                                                                           $5,625                    70,312.5
Morton Seelenfreund IRA                                                                 $22,500                     281,250
Sherleigh Associates Inc. Profit Sharing Plan                                          $112,500                   1,406,250
Terrapin Partners                                                                      $112,500                   1,406,250
Stanley B. Stern                                                                         $2,250                      28,125
David Stone                                                                             $56,250                     703,125
Richard B. Stone                                                                         $2,250                      28,125
Peter Sugarman                                                                          $45,000                     562,500
Langley Partners, L.P.                                                                  $45,000                     562,500
Ellis International Ltd.                                                                $56,250                     703,125
Fred Weber & Chaya Weber JT Ten                                                          $4,500                      56,250
George Weinberger                                                                       $22,500                     281,250
Congregation Mishkan Sholom                                                             $33,750                     421,875
North Sound Legacy Fund LLC                                                             $10,125                   126,562.5
North Sound Legacy Institutional Fund LLC                                              $102,375                 1,279,687.5
North Sound Legacy International Ltd.                                                  $112,500                   1,406,250
East Hudson Inc. (BVI)                                                                  $13,275                   165,937.5
The Conus Fund (QP), LP                                                                 $11,025                   137,812.5
The Conus Fund Offshore Ltd.                                                             $9,675                   120,937.5
The Conus Fund, LP                                                                      $78,525                   981,562.5
Bull & Co.                                                                              $14,625                   182,812.5
Albert L. Zesiger                                                                       $11,250                     140,625
Cudd & Co.                                                                              $16,650                     208,125
Barrie Ramsay Zesiger                                                                   $11,250                     140,625
City of Milford Pension & Retirement Fund                                              $155,250                   1,940,625
City of Stamford Firemen's Pension Fund                                                 $74,250                     928,125
Domenic J. Mizio                                                                        $22,500                     281,250
Francois deMenil                                                                        $15,750                     196,875
HBL Charitable Unitrust                                                                 $14,625                   182,812.5

                                                                                                         Shares of common stock to
                                                                                                             Be Issued at Final
                                                                                                             Closing of Equity
                                                                                                         Financing upon Conversion
                                                                              Secured Bridge Notes        of Secured Bridge Notes
                                                                          Purchased September 3, 2003     (Excluding Shares to Be
                                                                           at First Closing of Equity    Issued upon Conversion of
                           Name of Investor                                        Financing                 Accrued Interest)
-----------------------------------------------------------             ------------------------------- ---------------------------
Cudd & Co.                                                                              $18,000                     225,000
James F. Cleary                                                                          $2,250                      28,125
Jeanne L. Morency                                                                       $11,250                     140,625
John J. & Catherine H. Kayola                                                            $1,800                      22,500
Hare & Co.                                                                              $15,750                     196,875
Meehan Foundation                                                                       $14,625                   182,812.5
Morgan Trust Co. of the Bahamas Ltd. As Trustee U/A/D 11/30/93                          $48,375                   604,687.5
Murray Capital, LLC                                                                     $18,000                     225,000
Huland & Co.                                                                            $42,750                     534,375
Huland & Co.                                                                             $7,875                    98,437.5
Huland & Co.                                                                            $33,750                     421,875
Peter Looram                                                                             $6,750                      84,375
Psychology Associates                                                                    $4,500                      56,250
Mellon Bank NA, Custodian for PERSI-Zesiger Capital                                    $270,000                   3,375,000
Robert K. Winters                                                                          $675                     8,437.5
Susan Uris Halpern                                                                      $30,375                   379,687.5
Theeuwes Family Trust, Felix Theeuwes, Trustee                                          $14,625                   182,812.5
William B. Lazar                                                                        $11,250                     140,625
Wolfson Investment Partners, LP                                                         $11,250                     140,625
Zinc Partners II, LP                                                                    $505.80                     6,322.5
Zinc Partners Offshore, Ltd.                                                            $37,521                   469,012.5
Zinc Partners, LP                                                                    $40,723.20                     509,040

We received gross proceeds of $6,500,000 from the issuance of the Secured Bridge Notes. We applied a portion of these proceeds to repay in full all of our outstanding Class E notes (approximately $2,140,000 of principal and interest, including approximately $1,575,000 repaid to Gibralt US, Inc., an affiliate of Samuel Belzberg, a director of the Company) and to acquire additional intellectual property rights related to our EVLT(R) product line ($2,000,000). We also paid fees incurred by legal counsel to the investors (approximately $100,000) and reimbursable expenses incurred by our placement agent (approximately $14,000). We intend to use the balance of these proceeds for general working capital purposes.

As part of the compensation payable to our placement agent, Sunrise Securities Corp., in connection with our equity financing, on September 3, 2003, we issued warrants to purchase up to a total of 40,879,063 shares of common stock to our placement agent. The warrants may be exercised for a five-year period beginning when our stockholders have approved the issuance of shares of our common stock underlying these warrants and those shares have been listed for trading on the American Stock Exchange. The following table sets forth the respective exercise prices of these warrants


   Number of Shares of
Common Stock Purchasable               Exercise Price
------------------------               --------------
       17,541,563                          $0.001
        6,187,500                          $0.08
       17,150,000                          $0.10


The Company issued its securities to the above-referenced persons in reliance upon the exemption from registration set forth under Section 4(2) of the Securities Act of 1933, as amended. Each such person agreed that neither the notes, common stock or warrants, as the case may be, nor the underlying securities, would be resold without registration under the Securities Act or exemption therefrom. Each such person also represented his, her or its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that the purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment represented by the options granted.

19) On September 3, 2003, in connection with our purchase from Robert J. Min, M.D. of his interest in the technology we use in our EVLT(R) products and services, we issued options to purchase 1,000,000 shares of common stock to Dr. Min.

The Company issued these options to Dr. Min in reliance upon the exemption from registration set forth under Section 4(2) of the Securities Act of 1933, as amended. Dr. Min agreed that neither the options or notes, as the case may be, nor the underlying securities would be resold without registration under the Securities Act or exemption therefrom. Dr. Min also represented intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that the purchaser was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment represented by the options granted.

20) On September 30, 2003, we agreed to issue 500,000 shares of common stock to Verus Support Services, Inc. to satisfy our obligations arising under a

December 2001 agreement between the Company and Verus. The Company believes that Verus is no longer a holder of greater than 5% of the Company's common stock. We engaged Verus as our financial advisor for the period ended August 31, 2003. Under that agreement, we were to pay Verus $15,000 per month for these services. We ceased making the $15,000 monthly payments to Verus beginning August 2002. On September 30, 2003, we entered into an agreement with Verus pursuant to which we were to issue to Verus a total of 500,000 shares of common stock in lieu of the monthly payments that we did not pay to Verus. The issuance of these shares was contingent on the completion of the equity financing, and we were to issue these shares to Verus within three days after we completed the equity financing. We issued these shares on November 25, 2003, the same day that we completed the equity financing.


The Company issued securities to the Verus in reliance upon the exemption from registration set forth under Section 4(2) of the Securities Act of 1933, as amended. Each such person agreed that neither the common stock would not be resold without registration under the Securities Act or exemption therefrom. Verus also represented its intention to acquire the securities for investment only, and not with a view to the distribution thereof. Prior to making any offer or sale, we had reasonable grounds to believe and believed that Verus was capable of evaluating the merits and risks of the investment and was able to bear the economic risk of the investment represented by the shares to be issued.

All of the above transactions were made directly without use of an underwriter. In each case the aggregate sales proceeds (if any), after payment of offering expenses in immaterial amounts, were applied to our working capital and other general corporate purposes.

Item 27.        Exhibits

                                INDEX TO EXHIBITS



Exhibit No.               Identification of Exhibit
-----------               -------------------------
2.1            Agreement and Plan of Merger for Diomed Merger (1)

2.2            Certificate of Amendment of Articles of Incorporation of Natexco Corporation (1)

2.3            Agreement and Plan of Merger for migratory merger (2)

2.4            Articles of Merger for migratory merger (Nevada) (2)

2.5            Certificate of Merger for migratory merger (Delaware) (2)

3.1            Diomed Holdings, Inc. (Nevada) Articles of Incorporation (1)

3.2            Diomed Holdings, Inc. (Nevada) Amendment to the Articles of Incorporation (1)

3.3            Certificate of Incorporation of Diomed Holdings, Inc. (Delaware) (2)

3.4            Restated By-laws of Diomed Holdings, Inc. (Nevada) (1)

3.5            By-laws of Diomed Holdings, Inc. (Delaware) (2)

4.2            Diomed Holdings, Inc. (Nevada) Certificate of Designation for Class A Convertible Preferred Stock (1)

4.3            Diomed Holdings, Inc. (Delaware) Certificate of Designation for Class A Convertible Preferred Stock (2)

4.4            Diomed Holdings, Inc. Certificate of Designations for Class C Convertible Preferred Stock (7)

4.5            Diomed Holdings, Inc. Certificate of Designations for Class D Convertible Preferred Stock (7)

Exhibit No.               Identification of Exhibit
-----------               -------------------------
4.6            Diomed, Inc. 1998 Incentive Stock Plan (1)

4.7            Diomed, Inc. 2001 Employee Stock Option Plan (1)

4.8            Diomed Holdings, Inc. 2003 Omnibus Incentive Plan (11)

5.1            Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP (13)

10.1           Form of Subscription Agreement and Investment Representation regarding February 14, 2002 Private Placement (1)

10.2           Escrow Agreement regarding February 14, 2002 Private Placement (1)

10.3           Lock-up Agreement Applicable to February 14, 2002 Private Placement Investors  (1)

10.4           Consulting Agreement between the Company and Verus Support Services, Inc. dated December 21, 2001 (1)

10.5           Letter Agreement between Diomed Holdings, Inc. and Verus Support Services, Inc. dated as of September 3,
               2003, providing for issuance of shares of common stock in lieu of payment (10)

10.6           Agreement between James Arkoosh and Diomed (1)

10.7           Employment Agreement with Peter Klein, dated July 24, 1999 (1)

10.8           Employment Agreement with James A. Wylie, Jr. dated January 10, 2003 (6)

10.9           Cambridge Facility Lease (3)

10.10          Axcan Pharma, Inc.--Diomed photodynamic therapy Laser Development and Supply Agreement (3)

10.11          HRI Sub-License Agreement between QLT and Diomed (3)

10.12          EVLT(R) marketing and Promotion Agreement with Dr. Robert Min (3)

10.13          EVLT(R) marketing and Promotion Agreement with Dr. Steven E. Zimmet (3)

10.14          EVLT(R) patent Purchase Agreement with Dr. Robert Min (8)

10.15          EVLT(R) patent Exclusive License Agreement with Endolaser Associates, LLC (8)

10.16          Amendment to Engagement Letter with Placement Agent, dated as of September 3, 2003, providing for the issuance of 40,879,063 warrants to Placement Agent (including form of warrant) (9)

10.17          Report of Atlas Capital Services dated February 4, 2002 (1)

10.18          Descriptive Memorandum of Diomed Holdings, Inc. (4)

10.19          Note Purchase Agreement dated December 27, 2002 (5)

10.20          Form of Class A Secured Notes due 1/1/2004 (5)

10.21          Form of Class B Unsecured Notes due 1/1/2004 (5)


Exhibit No.               Identification of Exhibit
-----------               -------------------------
10.22          Registration Rights Agreement dated December 27, 2002 (5)

10.23          Security Agreement dated December 27, 2002 (5)

10.24          Pledge Agreement dated December 27, 2002 (5)

10.25          Exchange Agreement dated as of April 22, 2003 (7)

10.26          Form of Class C Secured Notes due 1/1/2004 (7)

10.27          Secured Loan Agreement dated as of April 22, 2003 (7)

10.28          Form of Class D Secured Notes due 5/8/04 (7)

10.29          Amended and Restated Security Agreement dated as of April 22, 2003 (7)

10.30          Amended and Restated Pledge Agreement dated as of April 22, 2003 (7)

10.31          Amended and Restated Registration Rights Agreement dated as of April 22, 2003 (7)

10.32          Second Exchange Agreement dated as of May 28, 2003 (12)

10.33          Second Amended and Restated Security Agreement dated as of May 28, 2003 (12)

10.34          Amendment to First Exchange Agreement dated as of May 28, 2003 (12)

10.35          Amendment to Secured Loan Agreement dated as of May 28, 2003 (12)

10.36          Second Amendment to First Exchange Agreement dated as of July 31, 2003 (12)

10.37          Amendment to Second Amended and Restated Security Agreement dated as of July 31, 2003 (12)

10.38          Amendment to Second Exchange Agreement dated as of July 31, 2003 (12)

10.39          Second Amendment to Secured Loan Agreement dated as of July 31, 2003 (12)

10.40          Exchange Agreement regarding Class C Stock  (Exchanged for Class E Preferred Stock) (10)

10.41          Exchange Agreement regarding Class D Stock (Exchanged for Class F Preferred Stock) (10)

10.42          Letter of Understanding with Gibralt US, Inc. dated August 21, 2003 (10)

10.43          Securities Purchase Agreement for Equity Financing (9)

10.44          Form of Secured Bridge Notes (Issued at First Closing of Equity Financing on September 3, 2003) (9)

10.45          Escrow Agreement regarding Equity Financing (9)

10.46          Investors' Rights Agreement regarding Equity Financing (9)

10.47          Patent Security Agreement regarding Equity Financing (9)

10.48          Security Agreement regarding Equity Financing (9)

10.49          Stockholders' Agreement regarding Equity Financing (9)


Exhibit No.               Identification of Exhibit
-----------               -------------------------
10.50          Pledge Agreement regarding Equity Financing (9)

23.1           Consent of BDO Seidman, LLP (13)

23.2           Consent of McGuireWoods LLP (included in Exhibit 5.1)



--------------
(1)       Filed with the Company's Current Report on SEC Form 8-K dated February 14, 2002.
(2)       Filed with the Company's Current Report on SEC Form 8-K dated May 14, 2002.
(3)       Filed with the Company's Annual Report on Form 10-KSB/A dated April 29, 2002.
(4)       Filed with the Company's Current Report on Form 8-K dated October 22, 2003.
(5)       Filed with the Company's Current Report on Form 8-K dated December 30, 2002.
(6)       Filed with the Company's Current Report on Form 8-K dated January 13, 2003
(7)       Filed with the Company's Current Report on Form 8-K/A dated May 19, 2003
(8)       Filed with the Company's Current Report on Form 8-K dated September 10, 2003 regarding EVLT(R) patent
(9)       Filed with the Company's Current Report on Form 8-K dated September 10, 2003 regarding Equity Financing
(10)      Filed with the Company's Quarterly Report on Form 10-QSB filed November 10, 2003
(11)      Filed with the Company's Definitive Proxy Statement on Schedule 14A filed October 27, 2003
(12)      Filed with the Company's Registration Statement on Form SB-2 as filed on December 3, 2003.
(13)      Filed herewith.


During the last quarter of the fiscal year ended December 31, 2001, the Company filed a report on Form 8-K dated December 17, 2001, reporting under Item 5 that, pursuant to the written consent of directors in accordance with Section 78.207 of the Nevada General Corporation Law, as of the opening of business on Friday, December 28, 2001, the Company would multiply its authorized shares of common stock by four, from 20,000,000 to 80,000,000, and correspondingly multiply the outstanding number of shares of common stock by four, from 2,400,000 to 9,600,000. No financial statements were filed in connection with that Form 8-K.

During the first quarter of fiscal year 2002, the Company filed a report on Form 8-K dated February 14, 2002, reporting under Item 5 that, on February 14, 2002, Diomed Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company formerly known as Natexco Corporation, merged with and into Diomed, pursuant to the Diomed Merger Agreement.

During the second quarter of fiscal year 2002, the Company filed a report on Form 8-K dated May 14, 2002, reporting under Item 5 that, on May 13, 2002 the Company merged with and into a Diomed Holdings (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the Company and that the Diomed Holdings (Delaware), Inc. changed its name to Diomed Holdings, Inc. as of the effective time of the merger, pursuant to the migratory merger Agreement.

During the third quarter of fiscal year 2002, the Company filed a report on Form 8-K dated August 6, 2002, reporting under Item 4 that, on August 5, 2002, the Company dismissed its auditors, Arthur Andersen LLP, and appointed new independent auditors, BDO Seidman LLP.

During the fourth quarter of 2002, on October 11, 2002, the Company filed a Form 8-K to describe the appointment of Spicer, Jeffries & Co. for the limited purpose of auditing the financial statements as of December 31, 2001 of Natexco Corporation, to which the Company is the successor registrant.

During the fourth quarter of 2002, on October 22, 2002, the Company filed a Form 8-K containing a descriptive memorandum of the Company as of March 29, 2002.

During the fourth quarter of 2002, on December 30, 2002, the Company filed a Form 8-K announcing the consummation on December 27, 2002 of its $2,000,000 interim financing transaction with an affiliate of a related party, Samuel Belzberg, a director.

During the first quarter of 2003, on January 13, 2003, the Company filed a Form 8-K to announce the appointment of Geoffrey H. Jenkins as chairman of the board of directors and the appointment of James A. Wylie, Jr. as a director and as president and chief executive officer.

During the second quarter of 2003, on May 15, 2003, the Company filed a Form 8-K to announce the consummation on May 7, 2003 of a $1,200,000 interim financing transaction with an affiliate of a related party, Samuel Belzberg, a director, and two other directors, Peter Norris and James A. Wylie, Jr., and to announce certain modifications to the terms of the Company's December 27, 2003 interim financing transaction. The Company filed an amendment on Form 8-K/A on May 16, 2003 to make certain changes to the description of the transactions.

During the third quarter of 2003, on n July 29, 2003, the Company filed a Form 8-K disclosing the Augenbaum class action litigation filed against the Company on July 28, 2003.

During the third quarter of 2003, on August 6, 2003, the Company filed a Form 8-K disclosing that it had entered into a stipulation of settlement in connection with the Augenbaum class action litigation filed against the Company on July 28, 2003.

During the third quarter of 2003, on September 10, 2003, the Company filed a Form 8-K in connection with its September 2, 2003 equity financing transaction in which 119 accredited investors agreed to purchase 254,437,500 shares of common stock for an aggregate purchase price of $23,200,000

During the third quarter of 2003, on September 10, 2003, the Company filed a Form 8-K in connection with its September 3, 2003 acquisition of the exclusive rights to U.S. Patent No. 6,398,777 and related foreign patents for endovenous laser treatment of varicose veins, which patents relate to the technology underlying the Company's EVLT(R) product.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities
Act;

(b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 10, 2004. Each person whose signature appears below hereby appoints James A. Wylie, Jr. as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.




                                DIOMED HOLDINGS, INC.

                                By: /s/ James A. Wylie, Jr.
                                    -------------------------------------
                                        James A. Wylie, Jr.
                                        President and Chief Executive Officer


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons, constituting a majority of the members of the Board of Directors, in the capacities and on the dates indicated.




                  Signature                                           Title                                   Date
                  ---------                                           -----                                 -------
      /s/ James A. Wylie, Jr.                   President, Chief Executive Officer and                 February 10, 2004
--------------------------------------          Director
         (James A. Wylie, Jr)


      /s/ David B. Swank                        Chief Financial Officer and Director                   February 10, 2004
--------------------------------------
         (David B. Swank)


      /s/ Geoffrey H. Jenkins                   Chairman of the Board, Director                        February 10, 2004
--------------------------------------
         (Geoffrey H. Jenkins)


      /s/ Gary Brooks                           Director                                               February 10, 2004
--------------------------------------
         (Gary Brooks)

/s/ A. Kim Campbell                                                                                    February 10, 2004
---------------------------------------
    (A. Kim Campbell)


                                INDEX TO EXHIBITS


Exhibit No.                  Identification of Exhibit
-----------                  -------------------------
2.1            Agreement and Plan of Merger for Diomed Merger (1)

2.2            Certificate of Amendment of Articles of Incorporation of Natexco Corporation (1)

2.3            Agreement and Plan of Merger for migratory merger (2)

2.4            Articles of Merger for migratory merger (Nevada) (2)

2.5            Certificate of Merger for migratory merger (Delaware) (2)

3.1            Diomed Holdings, Inc. (Nevada) Articles of Incorporation (1)

3.2            Diomed Holdings, Inc. (Nevada) Amendment to the Articles of Incorporation (1)

3.3            Certificate of Incorporation of Diomed Holdings, Inc. (Delaware) (2)

3.4            Restated By-laws of Diomed Holdings, Inc. (Nevada) (1)

3.5            By-laws of Diomed Holdings, Inc. (Delaware) (2)

4.2            Diomed Holdings, Inc. (Nevada) Certificate of Designation for Class A Convertible Preferred Stock (1)

4.3            Diomed Holdings, Inc. (Delaware) Certificate of Designation for Class A Convertible Preferred Stock (2)

4.4            Diomed Holdings, Inc. Certificate of Designations for Class C Convertible Preferred Stock (7)

4.5            Diomed Holdings, Inc. Certificate of Designations for Class D Convertible Preferred Stock (7)

4.6            Diomed, Inc. 1998 Incentive Stock Plan (1)

4.7            Diomed, Inc. 2001 Employee Stock Option Plan (1)

4.8            Diomed Holdings, Inc. 2003 Omnibus Incentive Plan (11)

5.1            Legality Opinion rendered by the Registrant's legal counsel, McGuireWoods LLP (13)

10.1           Form of Subscription Agreement and Investment Representation regarding February 14, 2002 Private Placement (1)

10.2           Escrow Agreement regarding February 14, 2002 Private Placement (1)

10.3           Lock-up Agreement Applicable to February 14, 2002 Private Placement Investors  (1)

10.4           Consulting Agreement between the Company and Verus Support Services, Inc. dated December 21, 2001 (1)

Exhibit No.                  Identification of Exhibit
-----------                  -------------------------
10.5           Letter Agreement between Diomed Holdings, Inc. and Verus Support Services, Inc. dated as of September 3,
               2003, providing for issuance of shares of common stock in lieu of payment (10)

10.6           Agreement between James Arkoosh and Diomed (1)

10.7           Employment Agreement with Peter Klein, dated July 24, 1999 (1)

10.8           Employment Agreement with James A. Wylie, Jr. dated January 10, 2003 (6)

10.9           Cambridge Facility Lease (3)

10.10          Axcan Pharma, Inc.--Diomed photodynamic therapy Laser Development and Supply Agreement (3)

10.11          HRI Sub-License Agreement between QLT and Diomed (3)

10.12          EVLT(R) marketing and Promotion Agreement with Dr. Robert Min (3)

10.13          EVLT(R) marketing and Promotion Agreement with Dr. Steven E. Zimmet (3)

10.14          EVLT(R) patent Purchase Agreement with Dr. Robert Min (8)

10.15          EVLT(R) patent Exclusive License Agreement with Endolaser Associates, LLC (8)

10.16          Amendment to Engagement Letter with Placement Agent, dated as of September 3, 2003, providing for the 10.16 A issuance of 40,879,063 warrants to Placement Agent (including form of warrant) (9)

10.17          Report of Atlas Capital Services dated February 4, 2002 (1)

10.18          Descriptive Memorandum of Diomed Holdings, Inc. (4)

10.19          Note Purchase Agreement dated December 27, 2002 (5)

10.20          Form of Class A Secured Notes due 1/1/2004 (5)

10.21          Form of Class B Unsecured Notes due 1/1/2004 (5)

10.22          Registration Rights Agreement dated December 27, 2002 (5)

10.23          Security Agreement dated December 27, 2002 (5)

10.24          Pledge Agreement dated December 27, 2002 (5)

10.25          Exchange Agreement dated as of April 22, 2003 (7)

10.26          Form of Class C Secured Notes due 1/1/2004 (7)

10.27          Secured Loan Agreement dated as of April 22, 2003 (7)

10.28          Form of Class D Secured Notes due 5/8/04 (7)

10.29          Amended and Restated Security Agreement dated as of April 22, 2003 (7)

10.30          Amended and Restated Pledge Agreement dated as of April 22, 2003 (7)


Exhibit No.                  Identification of Exhibit
-----------                  -------------------------
10.31          Amended and Restated Registration Rights Agreement dated as of April 22, 2003 (7)

10.32          Second Exchange Agreement dated as of May 28, 2003 (12)

10.33          Second Amended and Restated Security Agreement dated as of May 28, 2003 (12)

10.34          Amendment to First Exchange Agreement dated as of May 28, 2003 (12)

10.35          Amendment to Secured Loan Agreement dated as of May 28, 2003 (12)

10.36          Second Amendment to First Exchange Agreement dated as of July 31, 2003 (12)

10.37          Amendment to Second Amended and Restated Security Agreement dated as of July 31, 2003 (12)

10.38          Amendment to Second Exchange Agreement dated as of July 31, 2003 (12)

10.39          Second Amendment to Secured Loan Agreement dated as of July 31, 2003 (12)

10.40          Exchange Agreement regarding Class C Stock  (Exchanged for Class E Preferred Stock) (10)

10.41          Exchange Agreement regarding Class D Stock (Exchanged for Class F Preferred Stock) (10)

10.42          Letter of Understanding with Gibralt US, Inc. dated August 21, 2003 (10)

10.43          Securities Purchase Agreement for Equity Financing (9)

10.44          Form of Secured Bridge Notes (Issued at First Closing of Equity Financing on September 3, 2003) (9)

10.45          Escrow Agreement regarding Equity Financing (9)

10.46          Investors' Rights Agreement regarding Equity Financing (9)

10.47          Patent Security Agreement regarding Equity Financing (9)

10.48          Security Agreement regarding Equity Financing (9)

10.49          Stockholders' Agreement regarding Equity Financing (9)

10.50          Pledge Agreement regarding Equity Financing (9)

23.1           Consent of BDO Seidman, LLP (13)

23.2           Consent of McGuireWoods LLP (included in Exhibit 5.1)



--------------
(1)       Filed with the Company's Current Report on SEC Form 8-K dated February 14, 2002.
(2)       Filed with the Company's Current Report on SEC Form 8-K dated May 14, 2002.
(3)       Filed with the Company's Annual Report on Form 10-KSB/A dated April 29, 2002.
(4)       Filed with the Company's Current Report on Form 8-K dated October 22, 2003.
(5)       Filed with the Company's Current Report on Form 8-K dated December 30, 2002.
(6)       Filed with the Company's Current Report on Form 8-K dated January 13, 2003
(7)       Filed with the Company's Current Report on Form 8-K/A dated May 19, 2003
(8)       Filed with the Company's Current Report on Form 8-K dated September 10, 2003 regarding EVLT(R) patent
(9)       Filed with the Company's Current Report on Form 8-K dated September 10, 2003 regarding Equity Financing
(10)      Filed with the Company's Quarterly Report on Form 10-QSB filed November 10, 2003
(11)      Filed with the Company's Definitive Proxy Statement on Schedule 14A filed October 27, 2003
(12)      Filed with the Company's Registration Statement on Form SB-2 as filed on December 3, 2003.
(13)      Filed herewith.